Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-109308

PROSPECTUS

MSX International, Inc.

MSX International Limited

OFFER TO EXCHANGE

75,500 Units
consisting of
$860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. and
$140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited
for all outstanding Units
consisting of
$860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. and
$140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME ON DECEMBER 19, 2003, UNLESS EXTENDED.

      Terms of the Exchange offer:

•	We will exchange all old units that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of old units at any time prior to the expiration of the exchange offer.

•	We believe that the exchange of old units will not be a taxable event for U.S. federal income tax purposes, but you should see “Certain United States Federal Income Tax Considerations” on page 132 for more information.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the new units are substantially identical to the old units, except that the new units are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the old units do not apply to the new units.

      See “Risk Factors” beginning on page 17 for a discussion of risks that should be considered by holders prior to tendering their old units.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2003.

PROSPECTUS SUMMARY
The Exchange Offer
Summary of the Exchange Offer
Consequences of Exchanging Old Units Pursuant to the Exchange Offer
The New Units
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
RELATED PARTY TRANSACTIONS
DESCRIPTION OF CERTAIN INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW UNITS
DESCRIPTION OF THE NEW NOTES
CERTAIN TAX CONSIDERATIONS
CERTAIN UNITED KINGDOM TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
LISTING AND GENERAL INFORMATION
CONSOLIDATED BALANCE SHEETS as of December 29, 2002 and September 28, 2003
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) for the fiscal quarters and fiscal nine months ended September 29, 2002 and September 28, 2003
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) for the fiscal nine months ended September 29, 2002 and September 28, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
CONDENSED CONSOLIDATING BALANCE SHEET as of December 29, 2002
CONDENSED CONSOLIDATING BALANCE SHEET as of September 28, 2003
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS For the nine months ended September 29, 2002
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS For the nine months ended September 28, 2003
CONDENSED CONSOLIDATING BALANCE SHEET as of December 29, 2002
CONDENSED CONSOLIDATING BALANCE SHEET as of September 28, 2003
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS For the nine months ended September 29, 2002
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS For the nine months ended September 28, 2003
REPORT OF INDEPENDENT ACCOUNTANTS
CONSOLIDATED BALANCE SHEETS as of December 30, 2001 and December 29, 2002
CONSOLIDATED STATEMENTS OF OPERATIONS for the three fiscal years ended December 29, 2002
CONSOLIDATED STATEMENTS OF CASH FLOWS for the three fiscal years ended December 29, 2002
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT for the three fiscal years ended December 29, 2002
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS for the three fiscal years ended December 29, 2002
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS for the fiscal year ended December 31, 2000
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS for the three fiscal years ended December 29, 2002
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS for the fiscal year ended December 31, 2000
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS for the three fiscal years ended December 29, 2002
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS for the fiscal year ended December 31, 2000
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE
SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES

      You should rely only on the information contained or incorporated by reference in this prospectus. MSX International, Inc. and MSX International Limited have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. MSX International, Inc. and MSX International Limited are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or any supplement.

      Each broker-dealer that receives new units for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new units. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new units received in exchange for old units where the old units were acquired by the broker-dealer as a result of market-making activities or other trading activities. MSX International, Inc. has agreed that, for a period of 180 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

MARKET SHARE, RANKING AND OTHER DATA

      The market share, ranking and other data contained in this prospectus are based either on management’s own estimates, independent industry publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. However, market share data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, consumption patterns and consumer preferences can and do change. We believe that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

ii

FORWARD-LOOKING STATEMENTS

      We make “forward-looking statements” throughout this prospectus. Whenever you read a statement that is not solely a statement of historical fact (such as when we state that we “believe,” “expect,” “anticipate” or “plan” that an event will occur, and other similar statements), you should understand that our expectations may not be correct, although we believe they are reasonable, and that our plans may change. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in the prospectus will continue. The forward-looking information contained in this prospectus is generally located under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but may be found in other locations as well. These forward-looking statements generally relate to our strategies, plans and objectives for future operations and are based upon management’s current plans and beliefs or estimates of future results or trends.

      Forward-looking statements regarding management’s present plans or expectations for new product offerings, capital expenditures, sales-building, cost-saving strategies, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with third parties, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding management’s present expectations for operating results and cash flow involve risks and uncertainties relative to these and other factors, such as the ability to increase revenues and/or to achieve cost reductions (and other factors discussed under “Risk Factors” or elsewhere in this prospectus), which also would cause actual results to differ from present plans. Such differences could be material. Many of the forward-looking statements in this prospectus are a result of any number of factors, many of which are beyond the control of management. These important factors include: our leverage and related exposure to changes in interest rates; our reliance on major customers in the automotive industry and the timing of their product development and other initiatives; the market demand for our technical business services in general; our ability to recruit and place qualified personnel; delays or unexpected costs associated with cost reduction efforts; risks associated with operating internationally, including economic, political and currency risks; and risks associated with our acquisition strategy.

      You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even if our situation changes in the future.

iii

PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read this prospectus carefully before participating in the exchange offer. Unless the context requires otherwise, references in this prospectus to (i) “our company,” “we,” “our,” “us” and similar expressions refer to MSX International, Inc., a Delaware corporation, and its consolidated subsidiaries; (ii) “MSXI” refers to MSX International, Inc. and not its subsidiaries; and (iii) “MSXI Limited” refers to MSX International Limited, a company organized under the laws of England and Wales and not its subsidiaries. As used herein, references to any “fiscal” year of our company refer to our fiscal year ended or ending on the Sunday closest to December 31 of such year.

The Exchange Offer

      On August 1, 2003, MSXI and MSXI Limited issued and sold 75,500 units, consisting of $860 principal amount of 11% Senior Secured Notes due 2007 of MSXI and $140 principal amount of 11% Senior Secured Notes due 2007 of MSXI Limited, which we refer to collectively as the old units and the old notes. In connection with that sale, we entered into a registration rights agreement with the initial purchaser of the old units in which we agreed to deliver this prospectus to you and to complete an exchange offer for the old units. As requested by the registration rights agreement, we are offering to exchange 75,500 new units, consisting of $860 principal amount of new 11% Senior Secured Notes due 2007 of MSXI and $140 principal amount of new 11% Senior Secured Notes due 2007 of MSXI Limited, referred to collectively as the new units and the new notes, the issuance of which new units will be registered under the Securities Act, for a like aggregate principal amount of our old units. We urge you to read the discussions under the headings “The Exchange Offer” and “The New Units” in this summary for further information regarding the exchange offer and the new units.

The Company

Overview

      We are a global provider of outsourced technical business services. Our broad range of technical services improves the business performance of our customers by reducing costs, enhancing operating effectiveness, and improving quality. Our customers value our in-depth knowledge of their business requirements and systems, our international delivery capability, and our proprietary processes and unique technical skills. As of May 31, 2003, we have over 7,000 employees providing technical services to more than 700 clients in 25 countries. For the twelve months ended September 28, 2003, we generated net sales of $726.2 million.

      Several benefits which drive increased outsourcing include reduced operating costs, lower capital investment, and increased management focus on core activities. Outsourcing also improves operating flexibility by increasing the variability of a company’s cost structure. While our services provide these benefits to our customers, we also focus on delivering higher value outsourcing services by providing our customers access to unique expertise and technologies. This expertise and these proprietary technologies enhance the value of outsourcing to our customers and provide greater margin opportunities for our company.

      Our business is organized into three segments: collaborative engineering management, technical and marketing services, and human capital management services. In fiscal 2002, these service lines generated 27%, 33% and 40% of our net sales, respectively.

•	Collaborative Engineering Management. Our capabilities include product design and engineering from concept to production launch. This includes creation of production drawings, prototype development, testing, tool design, plant layout and overall program management. We also manage show cars and assemble low-volume, niche vehicles. A current example of our engineering services capability involves a comprehensive review of a customer’s product portfolio, including redesigning vehicles and components to reduce overall production costs. Based on our technical expertise and knowledge of the customer’s systems, we quickly deployed a team of approximately 150 engineers and technicians to conduct this review. In 2002, this program generated substantial product savings that represented many multiples of the program’s cost.

•	Technical and Marketing Services. We deliver an extensive range of technical and marketing services to meet the outsourcing requirements of our customers. These services complement our engineering expertise and include:

•	Quality Relationship Management. We compile and analyze product, market and end-user information that our customers need to improve product quality, reduce costs, and improve customer loyalty and satisfaction. Our services include in-bound technical call centers, dealership consulting, and warranty administration. A current program involves the coordination of a field team of approximately 100 technical specialists who evaluate warranty processes at European automotive dealerships. The team then works with the OEM customer to implement procedures that improve the quality of customer service, while standardizing and streamlining the warranty process. In this case, our pan-European delivery capability and our ability to deploy a highly-trained team of warranty specialists were critical to the success of the project. We have generated considerable and sustainable warranty cost savings for the OEM of approximately three times the program’s cost.

•	Custom Communication Services. We create and manage technical documents and commercial publications on behalf of our customers. Competencies include content development and management, translation services, multimedia publishing, and distribution. We convert images into digital formats, host document centers, and support large format document printing. For example, we support the loan documentation requirements of a subsidiary of ABN AMRO by imaging an average of 700,000 mortgage documents per month. This service involves digital imaging of paper documents and cataloging of records based on specific field information. We believe our proprietary processes for imaging, archiving and web-hosting large quantities of technical documentation for automotive customers were integral to winning this financial services industry contract.

•	Supply Chain Management. We work with our customers to streamline their procurement process and reduce systems costs. This involves all elements of supply chain management from process consulting to contract assembly. One of our current customers is a medical products company, for whom we procure all components, manage supply logistics, and assemble an FDA-regulated product under a multi-year contract.

•	Human Capital Management Services. We are an international leader in automotive technical staffing, providing engineers, designers and technicians on a contract basis to support our customers’ product development programs. We also provide information technology professionals through 19 offices located in key regional markets. By using our services, customers benefit from reduced direct personnel costs, improved operating flexibility, and access to personnel with specialized skills. Our ability to identify and retain qualified personnel with unique technical skills is a competitive advantage.

Increasingly, large companies are outsourcing the management of their entire staffing function. Our comprehensive vendor management system is among the largest in the United States based on the number of personnel provided to our customers. We currently manage the staffing supply chain for three of the five largest domestic automotive OEMs and suppliers. Our proprietary system allows us to manage workforce procurement, vendor relations, and purchase order administration and payment on behalf of each customer in a web-enabled environment. Our customers benefit from the elimination of internal overhead, greater economies of scale through aggregated procurement as well as access to a proprietary system which improves the efficiency and quality of the staffing workforce. The increased value we provide to our customers results in our vendor management services generating a relatively high return on investment for our company while also providing the opportunity to enhance our staffing business through greater understanding of our customers’ staffing needs.

Business Strengths

      Leading Market Position and Strong Global Presence. We believe we are the largest provider of engineering services to the automotive industry with a significant presence in both the Americas and Europe. In addition, we are one of the largest providers of vendor management systems for staffing in the United States. Our customers are increasingly seeking a smaller group of service providers that can provide global reach and breadth of service offerings and experience. Our service delivery capabilities in 25 countries and broad technical service offerings provide us with a unique competitive advantage in servicing the complex technical needs of large global customers.

      Longstanding Customer Relationships. Our company and its predecessors have had longstanding relationships with our top five customers dating as far back as the 1930’s. Our top customers include leading U.S. and European automotive OEMs and suppliers such as Ford Motor Co., DaimlerChrysler AG, General Motors Corporation, Fiat S.p.A., Delphi Corporation and Visteon Corporation, as well as non-automotive customers such as Johnson & Johnson, Chase Manhattan Bank, Metropolitan Life Insurance Company and Verizon Communications. At each of these customers, we provide multiple business services across our product portfolio, evidencing our strategic focus on developing broad, embedded relationships with our principal accounts. In many cases, these services extend across the customer’s organization in multiple geographic locations. We believe our enduring customer relationships present a unique opportunity to cross-sell other services.

      Unique Skills and Technical Capabilities. Many of our service offerings are based on the specialized skills of our employees and on proprietary processes or technologies. Our technical and marketing services employ a variety of proprietary technologies, including systems for digital document management, survey analysis, and technical hotlines. Our comprehensive vendor management system, which was first implemented a decade ago, incorporates a variety of proprietary features and processes. In addition, over 90% of our employees are trained in engineering and other technical disciplines.

      Broad Service Offerings. We believe our competency in a variety of related technical services creates an opportunity to cross-sell discrete services to our existing customers and also to implement comprehensive outsourcing solutions that deliver greater value. Our current customer relationships present opportunities to extend our existing services across their organizations as well as deliver additional services. We consider our broad array of service offerings to be a key competitive advantage in winning new customers, especially among large companies seeking to outsource business requirements to a limited number of vendors.

      Variable Cost Structure. Our principal operating costs consist of personnel and leased facilities. This variable cost structure allows us to adjust to changes in our customers’ business needs. Many of our employees have a broad set of technical skills that can be redeployed to multiple customers based on changing business needs. We have significant flexibility to redeploy our domestic employees since fewer than 1% are subject to collective bargaining arrangements. We have demonstrated our ability to adjust the size of our workforce to reflect changes in market demand by decreasing the number of our employees from 10,142 as of December 31, 2001, to 7,158 as of May 31, 2003. In addition, a majority of the more than 70 facilities we operate are under short-to-medium term operating leases with staggered terms, providing us with a more flexible cost structure.

      Experienced Management Team. We benefit from the collective expertise of an experienced and committed management team under the leadership of Thomas T. Stallkamp, our Vice Chairman and Chief Executive Officer. Prior to joining our company in January 2000, Mr. Stallkamp was Vice Chairman for DaimlerChrysler Corporation and also served as President of Chrysler Corporation from 1998. He is widely recognized for his influential work at Chrysler Corporation in the area of vendor relations and supply chain management. Robert Netolicka joined the company on June 2, 2003, when he was appointed

President and Chief Operating Officer. Prior to joining us, Mr. Netolicka was President, Integrated Facilities Management, at Johnson Controls, Inc. where he expanded the facilities management service business. After giving effect to the exercise of all options, our management team would collectively own 17.0% of our common stock.

      Committed Equity Sponsorship. Citicorp Venture Capital Ltd. (“CVC”) and its affiliates own approximately 76.2% of the outstanding shares of MSXI’s common stock. Founded in 1968, CVC is a leading private equity firm managing over $10 billion of capital. Since 1997, CVC has invested more than $82.0 million in equity in our company.

      Solid Credit Profile. As of September 28, 2003, we had $429.3 million of total assets, including $226.3 million of net accounts receivable and $28.8 million of net property and equipment. The new US notes will have a collateral package of substantially all of MSXI’s assets and the assets of MSXI’s domestic restricted subsidiaries. In addition, the new UK notes are also secured by the accounts receivables of MSXI Limited. MSXI’s domestic restricted subsidiaries had $114.6 million of net accounts receivable and $16.0 million of net property and equipment as of September 28, 2003. MSXI Limited had $25.1 million of net accounts receivable as of September 28, 2003. A substantial portion of our accounts receivable are from large corporations.

Recent Industry Trends and Outlook

      Our business segments are affected by differing industry dynamics. As a result of recent trends, we experienced an overall decline in revenues during 2001, 2002 and again in the third quarter of 2003. Key factors which have impacted the revenues of our segments are discussed below. We believe, however, that our revenues are not directly dependent on the level of new vehicle production volume.

•	Collaborative Engineering Management. Revenues in this segment have been negatively impacted by delays and cancellations of product development activities at our principal customers. Beginning in early 2001, several of our automotive customers deferred or reassessed their product development spending due to weak economic conditions. We believe this resulted in new product development spending that was below normalized levels for the industry. Recently, we have seen increased activity from selected customers, however this has been offset by further declines at other customers as they react to ongoing industry challenges.

•	Technical and Marketing Services. Demand for these services has remained relatively constant in recent years, despite challenging economic conditions. This stability reflects the favorable trends in outsourcing and the recurring nature of our programs once they are implemented. Economic uncertainty stimulates interest in outsourcing as companies seek ways to lower costs and respond to a rapidly changing market environment.

•	Human Capital Management Services. Beginning in 2001, our results were negatively impacted by contraction in technology spending. Due to a general reduction in technology spending, most information technology and technical staffing vendors experienced a significant decline in business volumes. In the automotive industry, reduced spending on new product development had a similar impact on technical staffing. More recently, as general economic conditions have begun to improve, demand for technical staffing has somewhat stabilized.

      Our revenue remains under pressure from continuing cost containment actions at our customers and longer than normal seasonal shutdowns. We believe, however, that automotive OEM product development budgets will improve in the next 12 to 24 months as our customers pursue cost reductions on their existing platforms and launch new concepts and products. Notwithstanding these trends, we proactively adjusted our business model and cost structure to improve profitability and liquidity despite the difficult market environment. Our actions to enhance profitability include the following:

      Sale or Disposal of Underperforming Operations. Since the third quarter of fiscal 2002, we have exited several underperforming businesses as part of our efforts to improve overall profitability and return on capital. Businesses we exited generated combined EBITDA losses of $9.9 million during fiscal 2002. The exit of such operations improves our future operating results and also generated incremental cash from the liquidation of these businesses, allowing us to reduce outstanding debt. EBITDA losses generated by businesses sold or disposed included $4.5 million from certain procurement and consulting businesses, $1.8 million from selected collaborative engineering operations in Germany, $1.1 million from our executive recruiting operations, $1.1 million from our Mexican staffing operations, $1.0 million from our staffing operations in Italy, and $0.4 million from our specialty paint operations. For further discussion of EBITDA measures, refer to “— Summary Selected Financial Data.”

      Cost Savings Initiatives Completed. We began implementing focused cost reduction programs in late 2001 in response to economic developments. To date, our cost reduction programs have focused primarily on indirect and administrative support functions, purchased services and consulting costs, facility consolidations, and tax planning strategies. Since these initiatives began in late 2001, our cost reduction efforts have resulted in the elimination of over 550 indirect and administrative staff positions through structural realignment and consolidation of support functions. Consulting and purchased services have been reduced through consolidation or elimination of related operational and support functions. We have reduced our number of operating facilities from 102 locations as of December 30, 2001 to 78 as of December 29, 2002. In addition, we took steps to optimize the legal structure of our U.S. operations, resulting in significant administrative and tax savings.

      Through these cost savings initiatives, we achieved significant savings in both operating and overhead costs. Our operating results for the first nine months of 2003 reflect a $26.7 million reduction in indirect operating expenses versus the first nine months of 2001. After adjusting for the impact of foreign exchange rates, the reduction totaled $36.2 million, or $48.3 million on an annual basis. In addition, we expect to continue realizing benefits from these actions throughout 2003. For example, our 2003 third quarter operating results reflect a $3.6 million, or $14.4 million on an annual basis, reduction in selling, general and administrative expenses versus the fourth quarter of 2002 largely as a result of these programs.

      Liquidity Initiatives. As a complement to our profit improvement actions, we have engaged in disciplined working capital management to generate cash flow. This was enhanced by proceeds collected from the sale or disposal of under-performing operations. Finally, by eliminating funding for selected discretionary programs, we reduced our capital spending from $19.2 million in fiscal year 2001 to $9.0 million in fiscal year 2002. We believe that this level of capital spending is sustainable for the next several years at current levels of business.

      Continued Cost Savings Initiatives. In 2003, our management team remains focused on aligning our organization to match current business needs and geographic requirements. We intend to increase our free cash flow through lower overhead, headcount rationalization, closing of unprofitable operations and under-utilized facilities, working capital management improvements and prudent capital spending. Additional profit improvement opportunities include (i) further overhead consolidations in Europe and the U.S., which we believe could yield $2.5 million in annual savings, (ii) consolidation of operating locations into an existing engineering technical center, potentially saving up to $4.0 million annually, (iii) reduction of under-utilized facilities and computers, which currently cost $4.0 million on an annualized basis to support, (iv) utilization of potential offshore information technology resources which we believe will further reduce costs, and (v) cost reductions through continuous improvement initiatives.

      Due to cost containment actions by selected customers in the third quarter, we developed and began implementing a new cost reduction plan. In total the plan includes an aggregate headcount reduction of approximately 300 employees and consolidation of selected facilities in the United States and Europe. When fully implemented, by the end of the fourth quarter of 2003, annualized savings of approximately $30.0 million are anticipated.

Business Strategy

      We believe we are positioned for growth through the implementation of the following business strategy:

      Capitalize on Growing Trend Toward Outsourcing. In many instances, our principal competition is our customers’ in-house operations. Although technically competent, these internal resources often have other operational priorities, or they have become relatively costly or non-responsive to organizational requirements. We believe our customers are implementing outsourcing strategies in order to reduce costs, increase flexibility, and gain access to unique expertise or technologies. To illustrate, we recently helped an automotive OEM customer increase its sales of new vehicle accessories by recruiting and training a team of dedicated retail accessory specialists who created an integrated accessory sales process. This process equipped dealership personnel with the training and tools they needed to significantly increase accessory sales in their showrooms.

      Grow Our Non-Automotive Client Base. Based on our significant experience delivering complex technical services to the automotive industry, we possess the credibility and technical expertise to serve other industries with similar outsourcing requirements. We are expanding and diversifying our client base by cross-selling our capabilities to existing non-automotive customers and by continuing to develop new customers. To support this initiative, we package our technical competencies into standardized and scalable service offerings with common applicability across a wide range of industries. We also work with prospective customers to assess and demonstrate value creation opportunities available to them. Our recent new contract awards include large clients in the medical products, financial services, and defense-related industries. We have grown our non-automotive revenues from less than 5% of sales in fiscal 1998 to 22.1% of sales in fiscal 2002.

      Increase Market Share by Delivering Integrated Services and Cross-Selling. We have a diverse, international client base of over 700 corporations in 25 countries. Our goal is to provide our customers with an integrated portfolio of technical business services and to enhance our revenues per customer by cross-selling services. To illustrate, we currently provide engineering support for a new health care device that is being commercialized by a large international health care industry customer. The customer initially came to us because of our unique expertise in vehicle engineering. Following successful completion of the pre-production stage of the program, we were contracted to manage the supply chain and final assembly of the product. An opportunity exists to deliver integrated marketing services when the consumer device is launched. Our expertise in the engineering, procurement and assembly activities, combined with our capabilities in developing customized communications for technical products, provided a one-stop solution that the customer would otherwise have had to manage separately. Based on the customer’s experience with us on these programs, we were recently awarded another product development project.

      Increase Margins through Introduction of Proprietary Service Offerings. In addition to integrating our service offerings, we are committed to developing higher value-added, proprietary business solutions to address the complex and evolving outsourcing needs of our customers. We believe this will both enhance profitability and solidify our position as a one-stop outsourced business service provider. An example of this is an outsourced procurement process that we designed for a major automotive OEM to handle the purchasing of certain commodities. Using our in-depth knowledge of the customer and our own expertise in supply chain management, we have implemented a process to organize purchases from suppliers, compile profiles on all suppliers, and perform a cost-saving analysis of all purchases. As a result, our customer’s costs have decreased, and we have now expanded the scope of our services to include additional purchased commodities.

MSX International Limited

      MSX International Limited is an indirect wholly-owned subsidiary of MSX International, Inc. and is a company incorporated under the laws of England and Wales. MSX International Limited is a provider of outsourced technical business services, including collaborative engineering management, technical and marketing services and human capital management services, primarily to large corporations.

      For the fiscal years ended December 31, 2000, December 30, 2001 and December 29, 2002, MSX International Limited had revenue of $135.7 million, $120.3 million and $110.5 million, and operating income/(loss) of $7.9 million, $1.3 million and $(0.1) million, respectively. MSX International Limited generated EBITDA of $11.2 million, $4.4 million and $3.2 million, for the fiscal years ended December 31, 2000, December 30, 2001 and December 29, 2002, respectively. For further discussion of EBITDA measures, refer to “— Summary Selected Financial Data.”

      As of September 28, 2003, MSX International Limited had a nominal amount of cash and cash equivalents, net accounts receivable of $25.1 million, total assets of $31.4 million, total accounts payable and other current liabilities of $19.6 million, total debt of $16.4 million and total liabilities of $27.6 million.

Refinancing Transactions

      The proceeds from the offering of the old units were used to refinance our existing bank indebtedness. Concurrently with the consummation of the offering of the old units, we entered into a new credit facility and issued the mezzanine term notes, the terms of which are more fully described under “Description of Certain Indebtedness.”

      MSXI was incorporated in Delaware in 1996. MSXI’s principal offices are located at 22355 West Eleven Mile Road, Southfield, Michigan 48034-4735. MSXI’s telephone number is (248) 299-1000. Our website address is www.msxi.com. Information on our website does not constitute part of this prospectus.

Summary of the Exchange Offer

      On August 1, 2003, we completed a private offering of 75,500 old units, each old unit consisting of:

$860 principal amount of 11% Senior Secured Notes due 2007 of MSXI, referred to as the old US notes; and

$140 principal amount of 11% Senior Secured Notes due 2007 of MSXI Limited, referred to as the old UK notes.

      In connection with that sale, we entered into a registration rights agreement with the initial purchaser of the old units in which we agreed to deliver this prospectus to you and to complete an exchange offer for the old units.

New Units Offered	75,500 new units, each unit consisting of:

$860 principal amount of 11% Senior Secured Notes due 2007 of MSXI, referred to as the new US notes; and

$140 principal amount of 11% Senior Secured Notes due 2007 of MSXI Limited, referred to as the new UK notes.

The issuance of the new units will be registered under the Securities Act. The terms of the new units and old units are identical in all material respects, except for transfer restrictions, registration rights relating to the old units and certain provisions relating to increased interest rates in connection with the old units under circumstances relating to the timing of the exchange offer. You are urged to read the discussions under the heading “The New Units” in this summary for further information regarding the new units.

The Exchange Offer	We are offering the new units to you in exchange for a like number of old units. The old units may be exchanged only in integral multiples of 1,000. We intend by the issuance of the new units to satisfy our obligations contained in the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration with respect to your old units. In this prospectus, the term “exchange offer” means this offer to exchange new units for old units in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal.

Expiration Date; Withdrawal of Tender	The exchange offer will expire at 5:00 p.m., New York City time, on December 19, 2003, or such later date and time to which it may be extended by us. The tender of old units pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any old units not accepted for exchange for any reason will be returned without expense to the tendering holder thereof promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	Our obligation to accept for exchange, or to issue new units in exchange for, any old units is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Securities and Exchange Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair MSXI’s or MSXI Limited’s ability to consummate the exchange offer. See “The Exchange Offer— Conditions to the Exchange Offer.”

Procedure for Tendering Old Units	If you wish to accept the exchange offer and tender your old units, you must either:

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such letter of transmittal, or the facsimile, together with the old units and any other required documentation, to the exchange agent at the address set forth herein; or

if old units are tendered pursuant to book-entry procedures, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with The Depository Trust Company, or DTC, to cause an agent’s message to be transmitted through DTC’s Automated Tender Offer Program System with the required information (including a book-entry confirmation) to the exchange agent.

See “The Exchange Offer— Procedures for Tendering Old Units.”

Broker-Dealers	Each broker-dealer that receives new units for its own account in exchange for old units, where such old units were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new units. See “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Exchange Agent	BNY Midwest Trust Company is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are provided in the section “The Exchange Offer,” as well as in the letter of transmittal.

Federal Income Tax Consequences	We believe that the exchange of old units for new units pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. You are referred to the discussion of the tax consequences of the exchange offer under “Certain Tax Considerations,” “Certain United States Federal Income Tax Considerations” and “Certain United Kingdom Tax Consequences.” You should consult your tax advisor about the tax consequences as they apply to your individual circumstances.

Consequences of Exchanging Old Units Pursuant to the Exchange Offer

      Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that holders of old units (other than any holder who is an “affiliate” of MSXI or MSXI Limited within the meaning of Rule 405 under the Securities Act) who exchange their old units for new units pursuant to the exchange offer generally may offer the new units for resale, resell such new units and otherwise transfer the new units without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

the new units are acquired in the ordinary course of the holders’ business;

the holders have no arrangement or understanding with any person to participate in a distribution of the new units; and

neither the holder nor any other person is engaging in or intends to engage in a distribution of the new units.

      Each broker-dealer that receives new units for its own account in exchange for old units must acknowledge that it will deliver a prospectus in connection with any resale of the new units. See “Plan of Distribution.” In addition, to comply with the securities laws of applicable jurisdictions, the new units may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. MSXI and MSXI Limited have agreed, under the registration rights agreement and subject to limitations specified in the registration rights agreement, to register or qualify the new units for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the units reasonably requests in writing. If a holder of old units does not exchange the old units for new units according to the terms of the exchange offer, the old units will continue to be subject to the restrictions on transfer contained in the indenture governing the units and in the legend printed on the old units. In general, the old units may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old units do not have any appraisal or dissenters’ rights in connection with the exchange offer. See “The Exchange Offer— Resales of New Units.”

      The old units are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, and MSXI and MSXI Limited have applied to list the old units on the Luxembourg Stock Exchange. Following commencement of the exchange offer but prior to its completion, the old units may continue to be traded in the PORTAL market, and the old units may continue to be listed on the Luxembourg Stock Exchange. Following completion of the exchange offer, however, the new units will not be eligible for trading in the PORTAL market.

The New Units

      The terms of the new units and the old units are identical in all material respects, except for transfer restrictions, registration rights relating to the old units and certain provisions relating to increased interest rates in connection with the old units under circumstances relating to the timing of the exchange offer. The new units will evidence the same debt as the old units and will be governed by the same indenture. For a more complete description of the terms of the new units, see “Description of the New Units.”

Issuers	MSX International, Inc. and MSX International Limited.

Securities Offered	75,500 units, each new unit consisting of $860 principal amount of 11% senior secured notes due 2007 of MSX International, Inc. and $140 principal amount of 11% senior secured notes due 2007 of MSX International Limited.

Maturity	October 15, 2007.

Interest Rate and Payment Dates	Each issuer will pay interest on its new notes at an annual rate of 11%. Each issuer will make interest payments semi-annually on each February 1 and August 1, beginning on February 1, 2004.

Use of Proceeds	The new units issued in connection with the exchange offer are only being issued in exchange for your old units. We will not receive any cash proceeds from the issuance of the new units pursuant to the exchange offer. All old units accepted by us in this exchange offer will be cancelled.

Separation Events	The new notes of each issuer will not trade separately unless an event of default on the new notes has occurred, a tax redemption of the new notes issued by MSX International Limited related to certain changes affecting withholding taxes has occurred, or a change of control of MSX International Limited has occurred.

Ranking	The new notes of each issuer will be senior secured obligations of the issuer and will rank equal in right of payment with any of the other senior indebtedness of that issuer, including indebtedness under our senior credit facility. The guarantees of the new notes issued by MSXI by its domestic restricted subsidiaries will be senior secured obligations and will rank equal in right of payment with all of their respective existing and future senior indebtedness. The guarantees of the new notes issued by MSXI Limited by MSXI and its domestic restricted subsidiaries will be senior secured obligations and will rank equal in right of payment with all of their respective existing and future senior indebtedness.

Guarantees	All of the existing and future domestic restricted subsidiaries of MSXI will guarantee the new notes of MSXI on a senior secured basis. The new notes issued by MSXI Limited will be guaranteed by MSXI and its existing and future domestic restricted subsidiaries. If either issuer is unable to make payments on the new notes when they are due, the subsidiary guarantors of MSXI will be obligated to make them instead. If MSXI Limited is unable to make payments on its new notes when they are due, MSXI will be obligated to make them instead.

Security Interest	The new notes of MSXI and related guarantees will be secured by substantially all of the assets of MSXI and the assets of its domestic restricted subsidiaries. The new notes of MSXI Limited and related guarantees will be secured by the accounts receivable of MSXI Limited and substantially all of the assets of MSXI and the assets of its domestic restricted subsidiaries. Pursuant to the terms of an intercreditor agreement, the security interests securing each of the new notes issued by MSXI and MSXI Limited and the guarantees made by MSXI and its domestic restricted subsidiaries will be subject to liens securing our senior credit facility under which we have up to $40.0 million of availability, plus an additional $5.0 million for letters of credit.

Optional Make-Whole Redemption	The issuers may, at their option, redeem some or all of their new notes at any time prior to August 1, 2005 by paying the greater of (i) 100% of the aggregate principal amount of their new notes and (ii) the sum of the present values of 105.5% of the aggregate principal amount of their new notes plus scheduled interest payments on the new notes through and including August 1, 2005, discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 50 basis points, plus accrued and unpaid interest and all additional amounts on the new notes issued by MSXI Limited which will become due as a result of redemption or otherwise in the event of certain changes affecting U.K. withholding taxes, to the redemption date. The foregoing optional redemption of the new notes shall include both new US notes and new UK notes on a pro rata basis based upon the aggregate principal amount of new notes outstanding at the time of redemption, unless a change of control of MSXI Limited has occurred. In the event of a change of control of MSXI Limited, the foregoing optional redemption of the new notes shall include only the new US notes.

Optional Redemption	On or after August 1, 2005, the issuers may, at their option, redeem all or a portion of their new notes at a redemption price (expressed in percentages of the principal amount), plus accrued and unpaid interest and all additional amounts on the new notes issued by MSXI Limited which will become due as a result of redemption or otherwise in the event of certain changes affecting U.K. withholding taxes, if any, to the redemption date:

For the Period Below	Percentage

On or after August 1, 2005	105.500%
On or after February 1, 2006	102.750%
On or after August 1, 2006 and thereafter	100.000%

The foregoing optional redemption of the new notes shall include both new US notes and new UK notes on a pro rata basis based upon the aggregate principal amount of new notes outstanding at the time of redemption, unless a change of control of MSXI Limited has occurred. In the event of a change of control of MSXI Limited, the foregoing optional redemption of the new notes shall include only the new US notes.

Equity Offering Optional Redemption	Prior to August 1, 2005, the issuers may redeem on one or more occasions up to 35% in the aggregate of the principal amount of their new notes originally issued at 111.0% of the aggregate principal amount of the new notes being redeemed, plus accrued and unpaid interest and all additional amounts on the new notes issued by MSXI Limited which will become due as a result of redemption or otherwise in the event of certain changes affecting U.K. withholding taxes, if any, to the redemption date with the net cash proceeds realized from certain equity offerings by MSXI, provided at least 65% of the aggregate principal amount of the amount of their new notes originally issued in the offering remains outstanding after giving effect to each such redemption. The foregoing optional redemption of the new notes shall include both new US notes and new UK notes on a pro rata basis based upon the aggregate principal amount of new notes outstanding at the time of redemption, unless a change of control of MSXI Limited has occurred. In the event of a change of control of MSXI Limited, the foregoing optional redemption of the new notes shall include only the new US notes.

Tax Redemption	MSXI Limited may also redeem its new notes in whole, and not in part, at 100% of their principal amount plus accrued and unpaid interest if any, to the redemption date, in the event of changes affecting the withholding taxes described below in “Description of the New Notes.”

Change of Control	If MSXI experiences a change of control, the issuers must give holders of the new notes the opportunity to sell to them all or a portion of their new notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and all additional amounts on the new notes issued by MSXI Limited which will become due as a result of redemption or otherwise in the event of certain changes affecting U.K. withholding taxes, if any, to the date of purchase. Any such repurchase of the new notes shall include both new US notes and new UK notes on a pro rata basis based upon the aggregate principal amount of the new notes outstanding at the time of such repurchase, unless a change of control of MSXI Limited has occurred. If MSXI Limited experiences a change in control, it may, at its option at any time, redeem its new notes in whole, and not in part, at the optional redemption prices otherwise applicable on the redemption date. If MSXI Limited has not delivered a notice of redemption within 30 days following a change in control, it shall be required to commence an offer to purchase its new notes on the same terms and conditions that apply to it in the event of a change in control of MSXI; provided, that at any time prior to the consummation of the offer to purchase its new notes, MSXI Limited may deliver an optional redemption notice to redeem all of its notes in lieu of completing the offer to purchase.

Asset Sale Offers	If MSXI and its restricted subsidiaries sell assets and do not reinvest the proceeds from the sale of assets in their business, the issuers may have to offer to use the proceeds to repurchase new notes at 100% of their aggregate principal amount, plus accrued and unpaid interest and all additional amounts on the new notes issued by MSXI Limited which will become due as a result of redemption or otherwise in the event of certain changes affecting U.K. withholding taxes, if any, to the date of purchase. Any such repurchase of the new notes shall include both new US notes and new UK notes on a pro rata basis based upon the aggregate principal amount of the new notes outstanding at the time of such repurchase, unless a change of control of MSXI Limited has occurred. In the event of a change of control of MSXI Limited, any such repurchase of the new notes shall include only the new US notes.

Excess Cash Flow Offers	Within 90 days of each fiscal year ending after January 1, 2004, MSXI must offer to repurchase new notes at 101% of their aggregate principal amount, plus accrued and unpaid interest and all additional amounts on the new notes issued by MSXI Limited which will become due as a result of redemption of otherwise in the event of certain changes affecting U.K. withholding taxes, if any, to the date of purchase with 50% of its excess cash flow from such fiscal year (less the amount of any open market repurchases of new units prior to the offer date); provided that such repurchases are not prohibited under the terms of the senior credit facility. Any such repurchase of the new notes shall include both new US notes and new UK notes on a pro rata basis based upon the aggregate principal amount of the new notes outstanding at the time of such repurchase, unless a change of control of MSXI Limited has occurred. In the event of a change of control of MSXI Limited, any such repurchase of the new notes shall include only the new US notes.

Restrictive Covenants	The indenture governing all of the units and the notes contains covenants that, among other things, limit the ability of the issuers to:

• incur additional indebtedness or issue disqualified capital stock;

• pay dividends or make other restricted payments;

• issue capital stock of certain subsidiaries;

• enter into transactions with affiliates;

• create or incur liens;

• transfer or sell assets;

• make capital expenditures;

• incur dividend or other payment restrictions affecting certain subsidiaries; and

• consummate a merger, consolidation or sale of all or substantially all of our assets.

These covenants are subject to a number of important exceptions described below in “Description of the New Notes— Certain Covenants.”

      An investment in the new units and the new notes involves risks. You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under the caption “Risk Factors” in this prospectus.

Summary Consolidated Financial Data

      The following summary consolidated results of operations and other financial data for fiscal 2000, 2001 and 2002 have been derived from our audited consolidated financial statements. The summary consolidated results of operations and other financial data for the fiscal nine months ended September 29, 2002 and September 28, 2003 and the summary balance sheet data as of September 28, 2003 have been derived from our unaudited consolidated financial statements and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data.

      You should read the information set forth below in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Fiscal Year			Fiscal Nine Months Ended

	2000	2001	2002	September 29, 2002	September 28, 2003

	(dollars in thousands)
Results of Operations Data:
Net sales	$1,035,223	$929,257	$807,433	$618,170	$536,946
Gross profit	145,937	120,469	100,107	80,691	61,267
Operating income	57,116	32,039	589	18,971	9,205
Income (loss) before cumulative effect of accounting change	14,891	503	(24,492)	(2,906)	(28,311)

Other Financial Data:
EBITDA, as defined(1)	85,293	59,944	35,770	35,402	27,250
Depreciation and amortization	22,508	23,210	18,355	13,921	13,653
Capital expenditures	18,168	19,243	9,003	7,861	4,465

As of September 28, 2003

(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$8,647
Accounts receivable, net	226,307
Total assets	429,294
Total senior debt	123,816
Total debt	253,816
Mandatorily redeemable preferred stock	79,413
Shareholders’ deficit	(137,776)

(1)	EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with accounting principles generally accepted in the United States. We have included EBITDA because we believe it is an indicative measure of operating performance and is used by investors and analysts to evaluate companies with our capital structure. As presented by us, EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, not as a substitute for, operating income, net income (loss), cash flows and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States.

EBITDA for each period is presented as defined in the senior secured note indenture and is calculated as income (loss) before the cumulative effect of accounting changes plus (i) income tax expense/(benefit), (ii) Michigan single business and similar taxes, (iii) minority interests and equity in affiliates, (iv) net interest expense, (v) loss on asset impairment and sale, (vi) depreciation and amortization and (vii) goodwill impairment charges, if applicable. Losses on asset impairment and sale and goodwill impairment charges have been added back for EBITDA purposes as these represent charges that will not require cash settlement at any future date. Michigan single business and similar taxes are treated like other income-based taxes for purposes of EBITDA calculations, although U.S. generally accepted accounting principles require that such amounts are included as a component of operating income due to the nature of the tax.

The following table reconciles income (loss) before the cumulative effect of an accounting change to EBITDA:

	Fiscal Year			Fiscal Nine Months Ended

	2000	2001	2002	September 29, 2002	September 28, 2003

	(dollars in thousands)
Income (loss) before cumulative effect of accounting change	$14,891	$503	$(24,492)	$(2,906)	$(28,311)
Income tax provision (benefit)	11,340	1,712	(3,488)	1,896	14,998
Michigan single business and similar taxes	5,669	4,695	3,744	2,510	2,499
Minority interests and equity in affiliates, net of taxes	766	1,943	2,638	522	(195)
Interest expense, net	30,119	27,881	25,931	19,459	22,713
Loss on asset impairment and sale	—	—	4,356	—	1,893
Depreciation and amortization	22,508	23,210	18,355	13,921	13,653
Goodwill impairment charges	—	—	8,726	—	—

EBITDA, as defined	$85,293	$59,944	$35,770	$35,402	$27,250

RISK FACTORS

      You should carefully consider each of the risks and uncertainties we describe below and all of the other information in this prospectus before deciding whether to exchange your old units. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties of which we are currently unaware or that we currently believe to be immaterial may also adversely affect our business.

Risk Factors Related to the Exchange Offer

If you fail to exchange your old units for new units, your old units will continue to be subject to restrictions on transfer.

      The old units were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old units for new units under the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old units unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old units under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, if you want to exchange your old units in the exchange offer for the purpose of participating in a distribution of the new units, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If an active trading market for the new units does not develop, the liquidity and value of the new units could be harmed.

      While the old units are currently eligible for trading on the PORTAL market and application has been made to list the old units on the Luxembourg Stock Exchange, even if the registration statement becomes effective, which will generally allow resale of the new units, there is no established trading market for the new units. Neither issuer intends to list its new notes on any U.S. national securities exchange or automated quotation system. We cannot assure you that an active trading market will develop for the new units. If no active trading market develops, you may not be able to resell your new units at their fair market value or at all. Future trading prices of the new units will depend on many factors, including, among other things, prevailing interest rates, our operating results, our ability to complete the exchange offer and the market for similar securities. The initial purchaser has advised us that it currently intends to make a market in the new units, but it is not obligated to do so and may discontinue any market making in the new units at any time.

The issuance of the new units may adversely affect the market for the old units.

      To the extent that the old units are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted old units could be adversely affected.

You must comply with the exchange offer procedures in order to receive the new units.

      The new units will be issued in exchange for the old units only after timely receipt by the exchange agent of the old units or a book-entry confirmation or a confirmation of blocking instructions related thereto, a properly completed and executed letter of transmittal, or an agent’s message and all other required documentation. If you want to tender your old units in exchange for new units, you should allow sufficient time to ensure timely delivery. None of MSXI, MSXI Limited nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of old units for exchange. Old units that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the old units in the exchange offer to participate in a distribution of the new units, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.

Risk Factors Related to the New Units and the New Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the units and the note guarantees.

      We are highly leveraged. As of September 28, 2003, our total debt and capital lease obligations totaled $253.8 million and our ratio of total debt and capital lease obligations to total capitalization was 130%. Our ratio of total debt to total capitalization reflects the impact of carryover basis accounting rules dating back to our formation. These rules required that amounts paid in excess of book value totaling $28.7 million for certain acquisitions were recorded as a reduction to additional paid in capital. The degree to which we are leveraged could have important consequences to holders of the new units, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the new units;

•	impairing our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

•	dedicating a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for operations and expansion plans; and

•	making us more vulnerable to a downturn in general economic conditions or our business.

      If our financial condition, operating results and liquidity deteriorate, our relations with our creditors, including our suppliers, may also be adversely affected. Our creditors could restrict our ability to obtain future financing and our suppliers could require prepayment or cash on delivery rather than extend credit to us. Our ability to generate cash flows from operations sufficient to service our short and long-term debt obligations will be further diminished.

      Our ability to make scheduled payments or to refinance our obligations with respect to our indebtedness depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control and to our ability to access payments and advances from our subsidiaries in amounts and at times sufficient to fund our debt obligations. There can be no assurance that our operating results or access to payments and advances from our subsidiaries will be sufficient for payment of our indebtedness, including the new notes (and any of our outstanding existing notes). See “—MSXI’s holding company structure may impair the ability of holders to receive payment on the new notes” below.

Restrictive covenants in the new senior credit facility, the indenture governing the new notes, the loan agreement governing the mezzanine term notes, the loan agreement governing the fourth lien term notes and our other current and future indebtedness could adversely restrict our operating flexibility.

      The discretion of our management with respect to certain business matters is limited by covenants contained in the new senior credit facility we entered into in connection with the offering of the old units and the indenture as well as other current and future debt instruments. Among other things, the covenants contained in the indenture restrict, condition or prohibit us from incurring additional indebtedness, creating liens on our assets, making certain asset dispositions and entering into certain transactions with affiliates. In addition, the new senior credit facility contains financial and operating covenants and prohibitions, including requirements that we maintain certain financial ratios. There can be no assurance that our leverage and these restrictions will not materially and adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Moreover, a failure to comply with the obligations contained in the indenture or any other agreements with respect to additional financing, including the new senior credit facility or any replacement facility, could result in an event of default under these agreements, which could permit acceleration of the related debt and acceleration of debt under future debt agreements that may contain cross acceleration or cross default provisions. See “Description of the New Notes.”

MSXI’s holding company structure may impair the ability of holders to receive payment on the new notes.

      MSXI is a holding company and conducts all of its operations through subsidiaries. Consequently, MSXI’s ability to pay its obligations, including its obligation to pay interest on and principal of the new US notes, whether at their maturity or upon an earlier redemption at its option or the holders of these new US notes, will be dependent on MSXI’s ability to receive dividends and other payments or advances from its subsidiaries or to obtain additional capital or other payments or advances, in cash or otherwise, from its subsidiaries, which have no obligation to provide any dividends, payments or advances, other than pursuant to the subsidiary guarantees of the new notes, or from another source. Each of MSXI’s domestic restricted subsidiaries that is an obligor or guarantor with respect to any obligations under the senior credit facility is a subsidiary guarantor.

      MSXI’s right to receive assets of any of its subsidiaries upon liquidation or reorganization (and the consequent right of holders to participate in those assets) of a non-guarantor subsidiary will be subject to the prior claims of that subsidiary’s creditors (including trade creditors). Accordingly, the holders of the new US notes will not have the same rights as the creditors of our non-guarantor subsidiaries, including trade creditors, except to the extent that MSXI itself is recognized as a creditor of a non-guarantor subsidiary, in which case MSXI still would not have the same rights as a creditor with any security interest in the assets of that subsidiary, or any creditor for indebtedness senior to MSXI. The aggregate amount of debt of MSXI’s non-guarantor subsidiaries was approximately $23.7 million as of September 28, 2003 (excluding debt owed by any subsidiary to MSXI).

Despite current indebtedness levels and restrictive covenants, we may still be able to incur substantial additional debt, which could exacerbate the risks described above.

      We may be able to incur additional debt in the future, including debt secured by the collateral that secures the new notes as well as other assets that do not secure the new notes. Although the indenture governing the new notes and our senior credit facility contain restrictions on our ability to incur indebtedness, those restrictions are subject to a number of exceptions. In addition, if we are able to designate some of our restricted subsidiaries under the indenture governing the new notes as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indenture and engage in other activities in which restricted subsidiaries may not engage. Adding new debt to current debt levels could intensify the related risks that we and our subsidiaries now face. See “Capitalization” and “Description of Certain Indebtedness.”

The value of the collateral securing the new notes may not be sufficient to satisfy our and our subsidiaries’ obligations under the new notes and the collateral securing the new notes may be reduced or diluted under certain circumstances.

      The new notes will be secured by second priority liens on the collateral described in this prospectus, which will also secure on a first priority basis our and our subsidiaries’ obligations under the new senior credit facility and other obligations to lenders and their affiliates permitted by the terms of the new senior credit facility, such as in connection with interest rate and currency agreements. The collateral also secures additional indebtedness to the extent permitted by the terms of the indenture governing the new notes and the new senior credit facility. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral. Additional assets secure our obligations and the obligations of our subsidiaries under the new senior credit facility. Guarantees of the new notes by certain subsidiaries may be limited so as not to violate applicable laws.

      In the event of foreclosure on the collateral, the proceeds from the sale of the collateral securing indebtedness under the new notes may not be sufficient to satisfy the new notes. This is because proceeds from a sale of the collateral would be distributed to satisfy indebtedness and all other obligations under the new senior credit facility and any other indebtedness secured by a first priority lien on the collateral before any such proceeds are distributed in respect of the new notes. Only after all of our obligations under the new senior credit facility and any such other first priority indebtedness have been satisfied will proceeds from the sale of collateral be available to holders of the new notes at which time such proceeds will be distributed to satisfy our obligations under the new notes and any additional new second priority indebtedness incurred after the offering.

      The value of the collateral and the amount to be received upon a sale of such collateral will depend upon many factors including, among others, the condition of the collateral, the state of the technical business services and automotive industries, the ability to sell the collateral in an orderly sale, the condition of the international, national and local economies, the availability of buyers and similar factors. The book value of the collateral should not be relied on as a measure of realizable value for such assets. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In addition, a significant portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating businesses. Accordingly, any such sale of the collateral separate from the sale of certain operating businesses may not be feasible or of significant value. The collateral is located in a number of locations, and the multi-jurisdictional nature of any foreclosure on the collateral may limit the realizable value of the collateral. To the extent that holders of other secured indebtedness or third parties enjoy liens (including statutory liens), whether or not permitted by the indenture governing the new notes, such holders or third parties may have rights and remedies with respect to the collateral securing the new notes that, if exercised, could reduce the proceeds available to satisfy the obligations under the new notes.

      The indenture governing the new notes and the agreements governing our other secured indebtedness may also permit us to designate one or more of our restricted subsidiaries as an unrestricted subsidiary. If we designate an unrestricted subsidiary, all of the liens on any collateral owned by the unrestricted subsidiary or any of its subsidiaries and any guarantees of the new notes by the unrestricted subsidiary or any of its subsidiaries will be released under the indenture but not under the new senior credit facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released and the new notes will be structurally subordinated to the debt and other obligations of the unrestricted subsidiary and its subsidiaries. This may materially reduce the collateral available to secure the new notes. We conduct portions of our business through certain foreign subsidiaries which are not subsidiary guarantors of the new notes. For the fiscal year ended December 29, 2002, our foreign subsidiaries accounted for $346.8 million of consolidated net sales, or 42.9% of our total consolidated net sales. As of December 29, 2002, our foreign subsidiaries accounted for 38.8% of our total assets.

Rights of holders of the new notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

      The security interest in the collateral securing the new notes includes our assets and assets of our subsidiary guarantors, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. Neither the trustee nor the collateral agent for the new notes has an obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the new notes against third parties.

The capital stock securing the new notes (other than the capital stock of MSX International (Holdings), Inc.) will automatically be released and no longer be deemed to be collateral to the extent the pledge of such capital stock would require the filing of separate financial statements for any of our subsidiaries with the SEC.

      The indenture governing the new notes and the security documents provides that, to the extent that any rule is adopted, amended or interpreted which would require the filing with the SEC (or any other governmental agency) of separate financial statements of any of our subsidiaries due to the fact that such subsidiary’s capital stock or other securities secure the new notes, then the capital stock and other securities of that subsidiary will automatically be deemed not to be part of the collateral securing the new notes to the extent necessary to not be subject to this requirement. In that event, the security documents will be amended, without the consent of any holder of new notes, to the extent necessary to release the liens of the new notes on the capital stock and securities of the subsidiary or subsidiaries in question. As a result, holders of the new notes could lose all or a portion of their security interest in the capital stock and other securities of the guarantor subsidiaries if any such rule comes into effect.

The obligations of the new senior credit facility and any other obligations we may have to the lenders thereunder have a first priority security interest on the collateral used to secure the new notes, in addition to first priority security interest on collateral not used to secure the new notes, which may impair the ability of the noteholders to receive payments under the new notes.

      In addition to the collateral from time to time securing the new notes and the new note guarantees, the obligations of the borrowers and the guarantors under the new senior credit facility are further secured by:

•	pledges of (a) the capital stock of substantially all of our U.S. subsidiaries and (b) the capital stock of certain of our foreign subsidiaries;

•	that portion of our cash flow and the cash flow of our subsidiaries which would, in accordance with the terms of the new senior credit facility, be required to be applied to repay borrowings under the new senior credit facility but which is, in lieu thereof, deposited in a segregated account for the purpose of repaying borrowings under the new senior credit facility at a future date as may be provided for in the new senior credit facility; and

•	substantially all of the assets (including, without limitation, capital stock and intercompany indebtedness) of any of our subsidiaries that are obligors under the new senior credit facility and which are not guarantors of the new notes.

      The assets described in the preceding paragraph (except as set forth therein) will not secure the new notes. As a result, to the extent that our and our subsidiaries’ assets secure our obligations under the new senior credit facility and any other obligations we may have to lenders thereunder and their affiliates, such as in connection with interest rate and currency agreements, but do not secure the new notes, the new notes will not have the same rights with regards to the collateral as such lenders and their affiliates. In the event of our or our subsidiaries’ bankruptcy, liquidation, reorganization or other winding up, those assets that do not secure the new notes will not be available to pay obligations under the new notes unless and until payment in full of the obligations under the new senior credit facility and such other obligations is made. Likewise, if the lenders under the new senior credit facility accelerate the obligations under such facility, then those lenders would be entitled to exercise the remedies available to a secured creditor under applicable law, and those lenders would have a claim on those assets that do not secure the new notes before any holder of new notes.

Insolvency and administrative laws could adversely affect your ability to enforce your rights under the new notes, the new note guarantees and the security documents.

      If a bankruptcy proceeding were to be commenced under the federal bankruptcy laws by or against us or any other guarantor, it is likely that delays will occur in any payment upon acceleration of the new US notes and in enforcing remedies under the related indenture, including with respect to the liens securing the new US notes and the new note guarantees, because of specific provisions of such laws or by a court applying general principles of equity. Provisions under federal bankruptcy laws or general principles of equity that could result in the impairment of your rights include, but are not limited to:

•	the automatic stay;

•	avoidance of preferential transfers by a trustee or debtor-in-possession;

•	substantive consolidation;

•	limitations on collectability of unmatured interest or attorney fees;

•	fraudulent conveyance; and

•	forced restructuring of the new notes, including reduction of principal amounts and interest rates and extension of maturity dates, over the holders’ objections.

      Additionally, applicable federal bankruptcy laws generally permit a debtor to continue to retain and to use collateral, including capital stock, even if the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The interpretation of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in collateral. Because the term “adequate protection” is subject to varying interpretation and because of the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) whether payments under any of the new US notes would be made following commencement of and during a bankruptcy case, (2) whether or when the lenders under the senior credit facility could foreclose upon or sell any collateral or (3) whether or to what extent holders of the new US notes would be compensated for any delay in payment or loss of value of the collateral under the doctrine of “adequate protection.” Furthermore, in the event a bankruptcy court were to determine that the value of the collateral was not sufficient to repay all amounts due on the new US notes, the holders of such new notes would become holders of “undersecured claims.” Applicable federal bankruptcy laws generally do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims.”

The new notes and the new note guarantees and the granting of the collateral securing the new note guarantees may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency.

      Although the new notes are the obligations of MSXI and MSXI Limited, they will be unconditionally guaranteed on a senior secured basis by the subsidiary guarantors and, in the case of the new UK notes, by MSXI. MSXI is a holding company that derives all of its operating income and cash flow from its subsidiaries. The performance by each subsidiary guarantor of its obligations with respect to its subsidiary guarantee of the new notes may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such subsidiary guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its subsidiary guarantee of the new notes, and that, at the time of incurrence, the subsidiary guarantor: (1) was insolvent, (2) was rendered insolvent by reason of the incurrence or grant, (3) was engaged in a business or transaction for which the assets remaining with the subsidiary guarantor constituted unreasonably small capital or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they matured, then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor’s obligations under its subsidiary guarantee of the new notes, recover payments made under the subsidiary guarantee of the new notes, subordinate the subsidiary guarantee of the new notes to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the new notes.

      The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company’s debts is greater than the fair value of all of that company’s property or if the present fair salable value of that company’s assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the subsidiary guarantees of the new notes, if it determined that the transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the subsidiary guarantees of the new notes, to the claims of all existing and future creditors on similar grounds. The subsidiary guarantees of the new notes could also be subject to the claim that, since the subsidiary guarantees of the new notes were incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantors, the obligations of the subsidiary guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. Neither we nor any subsidiary guarantor believes that, after giving effect to the exchange offer, any of the subsidiary guarantors (1) was insolvent or rendered insolvent by the incurrence of the guarantees in connection with the exchange offer, (2) was not in possession of sufficient capital to run their business effectively or (3) incurred debts beyond its ability to pay as the same mature or become due.

      There can be no assurance as to what standard a court would apply in order to determine whether a subsidiary guarantor was “insolvent” upon the exchange of the old notes for new notes or that, regardless of the method of valuation, a court would not determine that the subsidiary guarantor was insolvent at the time of the exchange of the old notes for new notes.

Our ability to purchase the new notes upon a change in control may be limited.

      Upon the occurrence of a Change of Control, each holder of new notes will have the right to require us to repurchase all or a portion of these holder’s new notes at a price in cash equal to 101% of the aggregate principal amount of these new notes, plus accrued and unpaid interest, if any, to the date of repurchase. However, our ability to repurchase the new notes upon a Change of Control may be limited by the terms of our then existing contractual obligations and the obligations of our subsidiaries. In addition, the occurrence of a Change of Control will constitute an event of default under the new senior credit facility. The new senior credit facility prohibits the purchase of the new notes unless and until the time the indebtedness under the new senior credit facility is paid in full. There can be no assurance that we will have the financial resources to repay amounts due under the new senior credit facility, or to repurchase or redeem the new notes. If we fail to repurchase all of the new notes tendered for purchase upon the occurrence of a Change of Control, this failure will constitute an event of default under the indenture. See “— Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the new notes and the new note guarantees” above.

      With respect to the sale of assets referred to in the definition of Change of Control, the meaning of the phrase “all or substantially all” as used in that definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under the relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of a person and therefore it may be unclear whether a Change of Control has occurred and whether the new notes are subject to an offer to repurchase.

      The Change of Control provision may not necessarily afford the holders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving us that may adversely affect the holders, because these transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger these provisions. Except as described under

“Description of the New Notes — Change of Control,” the indenture does not contain provisions that permit the holders of the new notes to require us to repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

Certain provisions of U.K. insolvency law may affect the priority of your right to receive payment on the new notes.

      Under U.K. insolvency law currently in effect, the liabilities of MSXI Limited will be paid in the event of an insolvency before certain of MSXI Limited’s debts and after certain other debts of MSXI Limited, depending on whether or not the new notes enjoy the benefit of a fixed charge over MSXI Limited’s accounts receivable (which requires a high level of control by the creditor over the accounts receivable), or merely a floating charge. Debts that may be paid ahead of the holders of a floating charge in accounts receivable include all or a portion of (i) amounts owed in respect of occupational pension schemes and (ii) amounts owed to employees. These debts owed to preferential creditors would not be paid ahead of a creditor with a fixed charge on the accounts receivable. We cannot assure you that the new UK notes will enjoy the benefit of a fixed charge on all of the accounts receivable of MSXI Limited.

      Under U.K. insolvency law, the liquidator or administrator of a company may apply to the court with jurisdiction over the matter to set aside certain types of preliquidation transactions and rescind a transaction entered into by a company at an undervalue (which is similar to less than fair value), if the company was insolvent at the time of, or in consequence of, the transaction and enters into a liquidation or administration within two years of the completion of the transaction. A transaction might be challenged if it involved a gift by a company or the company received consideration of significantly less value than the consideration given by the company. A court generally will not intervene, however, if a company entered the transaction in good faith and for the purpose of carrying on its business and there were reasonable grounds for believing the transaction would benefit the company. There can be no assurance, however, that the issuance of the new UK notes will not be challenged by a liquidator or administrator.

The new UK notes are potentially subject to certain tax consequences under the laws of the United Kingdom.

      We intend for the new notes to qualify as “quoted Eurobonds” within the meaning of Section 349(4) of the Income and Corporation Taxes Act 1988 (the “Act”). In order to qualify as quoted Eurobonds, the new notes must be listed on a “recognized stock exchange.” We intend for the new UK notes to be listed on the Luxembourg Stock Exchange, which is currently a recognized stock exchange. So long as the new UK notes are and continue to be quoted Eurobonds, payments of interest should be exempt from withholding or deduction on account of United Kingdom income tax. If the new UK notes cease to be listed on a recognized stock exchange, interest will generally be paid under deduction of income tax at a rate which is currently 20 percent, subject to the availability of any applicable double taxation treaty. We cannot assure you that we will be able to successfully list the new UK notes on the Luxembourg Stock Exchange or that the Luxembourg Stock Exchange will continue to be a recognized stock exchange. If we are unable to list the new UK notes on a recognized stock exchange and keep them listed on a recognized stock exchange, our liquidity and results of operations may be materially adversely affected because we would be obliged to pay any additional amounts necessary so that the net amount received by you after any withholding or deduction that may occur as a result of the new UK notes not being listed on a recognized stock exchange will not be less than the amount you would have received without this withholding or deduction.

As a result of the new UK notes being issued, we may be subject to additional currency exchange risks.

      The new UK notes will be issued and paid for, and the interest paid on these new notes will be paid, in U.S. dollars. MSXI Limited, however, receives its revenues primarily in U.K. sterling. As a result, the financial condition of MSXI Limited might be materially adversely affected if the U.S. dollar appreciates against the U.K. sterling. From time to time, if we determine it is appropriate and advisable to do so, we may seek to lessen the effect of exchange rate fluctuations through the use of derivative financial instruments. We cannot assure you, however, that we will be successful in these efforts.

Risks Related to our Business

We are reliant on the automotive industry.

      Sales of our services to the automotive market (including OEM suppliers) accounted for approximately 77.9% of our net sales for the fiscal year ended December 29, 2002. As a result, our principal operations are directly related to domestic and foreign automotive vehicle design, planning and production. Automotive sales and production are highly cyclical, dependent on consumer spending and subject to the impact of domestic and international economic conditions. In addition, automotive production and sales can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. A decline in automotive sales and design planning and production could materially adversely affect our results of operations or financial condition. Because of our reliance on the automotive industry, which is centered in Southeastern Michigan, as of December 29, 2002, approximately 24.4% of our facilities were located in Michigan and over 43% of our employees were based in Michigan. In the future, a majority of our business is likely to remain in Michigan, and therefore might be affected by any extraordinarily adverse conditions in Michigan.

We are reliant on our major customers.

      In the fiscal year ended December 29, 2002, sales to Ford, DaimlerChrysler, General Motors and Fiat accounted for approximately 38.4%, 8.7%, 8.4% and 8.0% of our consolidated sales, respectively. There can be no assurance that any of our top customers will continue to require all of the services currently provided or that any of our top customers will not develop alternative sources, including their own in-house operations, for the services they currently purchase. If Ford decreases the amount of services it purchases from us or if Ford or any one of our major customers is no longer our customer, it could have a material adverse effect on our results of operations and financial condition.

      In connection with the services we provide to Ford, we collect receivables at approximately the same time we make payments to our suppliers. However, in connection with other programs, we typically are reimbursed by our customers within invoicing terms, which is generally a 60-day period after we pay our employees. If any of our large customers, including Ford, DaimlerChrysler, General Motors or Fiat were to experience a liquidity problem that resulted in the customer being unable to reimburse us, we could, in turn, develop a liquidity problem. This could have a material adverse effect on our business, operating results or financial condition.

Our cost reduction efforts may be unsuccessful and we may incur unanticipated expenses that could have an adverse effect on our results of operations and financial condition.

      We are currently implementing cost reduction measures, including exiting under-performing businesses, adjusting our workforce and facilities, and reducing operating costs. If we are unsuccessful in our efforts to rationalize our costs, or if the results of our cost reduction efforts do not occur as quickly as expected, we may incur unanticipated expenses and costs that would adversely effect our results of operations and financial condition.

Termination of customer relationships may cause us to have uncovered financial commitments.

      As a leading, single source provider of staffing, engineering and business services, we provide our customers with a broad range of complementary services tailored to suit our customers’ needs. Accordingly, as customers’ needs arise, we must often make significant financial commitments and incur overhead expenses in order to complete projects or fulfill purchase orders. In the event that our customers cancel or cease to maintain their arrangements with us or we are unable to procure similar business from new customers, we may not be able to generate sufficient revenues to offset our financial commitments or overhead expenses. There can be no assurance that the work flow under our current arrangements will continue or that these arrangements will be replaced by similar arrangements with the same or new customers.

The revenues and stability of our customer contracts fluctuates, which may adversely affect our operating results.

      Most of our contracts do not ensure that we will generate a minimum level of revenues, and the profitability of each customer program may fluctuate, sometimes significantly, throughout the various stages of such program. Although we seek to sign multi-year contracts with our customers, our contracts generally enable the customers to terminate the contract, or terminate or reduce customer interaction volumes, on relatively short notice. We are usually not designated as our customer’s exclusive service provider as we are with Ford, however, we believe that meeting our customers’ expectations can have a more significant impact on revenues generated by us than the specific terms of our customer contracts.

Our principal shareholder may exercise control over our operations.

      As of September 28, 2003, CVC and its affiliates beneficially owned approximately 76.2% of MSXI’s outstanding Common Stock. Accordingly, CVC will be able to:

•	elect MSXI’s entire Board of Directors;

•	control MSXI’s management and policies; and

•	determine, without the consent of MSXI’s other stockholders, the outcome of any corporate transaction or other matter submitted to MSXI’s stockholders for approval, including mergers, consolidations and the sale of all or substantially all of MSXI’s assets.

      CVC will also be able to prevent or cause a change in control of MSXI and will be able to amend its Certificate of Incorporation and Bylaws without the approval of any other of our stockholders. Further, CVC and certain members of management have entered into a Stockholders’ Agreement (as defined) in which they have agreed to vote their shares in a manner so as to elect MSXI’s entire Board of Directors. See “Related Party Transactions — Amended and Restated Stockholders’ Agreement.”

The industries in which we operate are highly competitive.

      Each industry in which we operate is highly competitive. We compete not only with full-service and highly specialized companies in national, regional and local markets, but also compete with the in-house units of our customers. Our competitors may have greater name recognition and greater marketing, financial and other resources than us, and some of our in-house competitors may have the capability to offer more highly integrated services at lower cost. In addition, there are limited barriers to entry in the industries in which we compete, which potentially limits our ability to maintain or increase our market share or profitability. There can be no assurance that we will be able to compete effectively against our competitors in the future or that businesses will continue to outsource the types of services that we offer. Continued or increased competition could limit our ability to maintain or increase our market share and margins and could have a material adverse effect on our business, financial condition or results of operation.

Fluctuations in the general economy may adversely affect our operations.

      Recently, the general level of economic activity has significantly affected the demand for our services. As economic activity has slowed, the use of third-party services often has been curtailed before permanent employees have been laid off. An economic downturn on a national or local basis may adversely affect the demand for our services and may have a material adverse effect on our results of operations or financial condition.

We are dependent on the availability of qualified personnel.

      We depend upon our ability to attract and retain personnel, particularly technical personnel, who possess the skills and experience necessary to meet the needs of our customers. Competition for individuals with proven technical or professional skills is intense. We compete with other staffing companies as well as our customers and other employers for qualified personnel. There can be no assurance that qualified personnel will continue to be available to us in sufficient numbers and upon economic terms acceptable to us. If the cost of attracting and retaining personnel increases, there can be no assurance that we will be able to pass this increased cost through to our customers, and therefore these increases may have a significant effect on our results of operations and financial condition.

We are subject to risks related to our international operations.

      We currently provide services in 25 countries. For the fiscal year ended December 29, 2002, our foreign subsidiaries accounted for $346.8 million, or 42.9% of our total consolidated net sales. International operations are subject to various risks which could have a material adverse effect on those operations or our business as a whole, including:

•	exposure to local economic conditions;

•	exposure to local political conditions, including the risk of seizure of assets by foreign government;

•	exposure to local social unrest, including any resultant acts of war, terrorism or similar events and the resultant impact on economic and political conditions;

•	currency exchange rate fluctuations;

•	hyperinflation in certain foreign countries, including Brazil;

•	controls on the repatriation of cash, including imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries; and

•	export and import restrictions.

Changes in exchange rates may adversely effect our results of operations and financial condition.

      As a result of our global expansion, non-United States net sales accounted for approximately 42.9% of our net sales for the fiscal year ended December 29, 2002. A significant percentage of these sales are denominated in currencies other than U.S. dollars.

      To the extent we are unable to match revenues received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in that currency could have a material adverse effect on our business. For example, if a foreign currency appreciates against the U.S. dollar in a jurisdiction where we have significantly more costs than revenues generated in a foreign currency, the appreciation may effectively increase our costs in that location. From time to time, if we determine it is appropriate and advisable to do so, we may seek to lessen the effect of exchange rate fluctuations through the use of derivative financial instruments. We cannot assure you, however, that we will be successful in these efforts.

      The financial condition and results of operations of some of our operating entities are reported in foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in our consolidated financial statements. As a result, appreciation of the U.S. dollar against these foreign currencies will have a negative impact on our reported revenues and operating profit while depreciation of the U.S. dollar against these foreign currencies will have a positive effect on reported revenues and operating profit. For example, our European operations were positively impacted in 2002 due to the strengthening of the Euro against the U.S. dollar. Although not materially significant, our South American operations were negatively impacted by the devaluation in 2000 of the Brazilian Real. We do not generally seek to mitigate this translation effect through the use of derivative financial instruments.

Our operating results may fluctuate from period to period.

      Results for any quarter or fiscal year are not necessarily indicative of the results that we may achieve for any subsequent quarter or fiscal year. The timing or completion of material projects, as well as the number of billing days in a period could result in fluctuations in our results of operations for particular quarterly or annual periods.

We may be liable for the actions of our employees.

      In the course of providing services to our customers, we place our employees in the workplaces of other businesses. An attendant risk of this activity includes possible claims of errors and omissions, misuse of customer proprietary information, discrimination and harassment, theft of customer property, other criminal activity or torts, workers’ compensation claims and other claims. While we have not historically experienced any material claims of these types, there can be no assurance that we will not experience these types of claims in the future. In addition, there can be no assurance that we may not incur fines or other losses or negative publicity with respect to such problems that could have a material affect on our business. In some instances, we have agreed to indemnify customers against some of the foregoing matters.

The cost of unemployment insurance premiums and workers’ compensation costs for our temporary employees may rise and reduce our profits.

      Businesses use temporary staffing in part to shift certain employment costs and risks to personnel services companies. For example, we are responsible for and pay unemployment insurance premiums and workers’ compensation for our temporary employees. These costs have generally risen as a result of increased claims and governmental regulation, as have the level of wages generally. There can be no assurance that we will be able to increase the fees charged to our customers in the future to keep pace with increased costs. Price competition in the personnel services industry is intense and has led to lower margins. There can be no assurance that we will maintain our margins, and if we do not, our profitability could be adversely affected.

We depend on the proper functioning of our information systems.

      We are dependent on the proper functioning of our information systems in operating our business. Our critical information systems used in our daily operations identify and match staffing resources and customer assignments and perform billing and accounts receivable functions. Our information systems are protected through physical and software safeguards and we have backup remote processing capabilities. They are still vulnerable, however, to hurricanes, other storms, flood, fire, earthquakes, power loss, telecommunications failures, physical or software break-ins and similar events. If our critical information systems fail or are otherwise unavailable, we would have to accomplish these functions manually, which could temporarily impact our ability to identify business opportunities quickly, to maintain billing and staffing records reliably, and to bill for services efficiently.

MSXI Limited has had a history of losses and may experience continued losses in the future.

      For the fiscal years ended December 30, 2001, and December 29, 2002, MSXI Limited had operating income (losses) of $1.3 million and $(0.1) million, respectively. MSXI Limited is in substantially the same business as MSX International, Inc. We expect that MSXI Limited may continue to incur losses in the future based upon current levels of demand. In addition, it may incur delays and costs associated with its cost reduction efforts as a result of protective employee security laws in the United Kingdom and limits on its ability to reduce real estate and equipment lease expenses.

USE OF PROCEEDS

      We will not receive any proceeds from this exchange offer. In consideration for issuing the new units, we will receive in exchange a like amount of the old units, the terms of which are identical in all material respects to the new units. The old units surrendered in exchange for the new units will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of this exchange offer. No underwriter is being used in connection with the exchange offer.

      The net proceeds from the sale of the old units were approximately $71.4 million, after deducting estimated fees and expenses and discount from the offering of the old units. We also received net proceeds of $24.1 million from the concurrent sale of senior secured notes of MSX International, Inc. and MSX International Limited to Citicorp Mezzanine III, L.P., or the mezzanine term notes. See “Description of Certain Indebtedness” and “Related Party Transactions” for more information. These net proceeds were used to repay existing senior indebtedness and fund related refinancing fees.

CAPITALIZATION

      The following table sets forth our cash and cash equivalents and capitalization as of September 28, 2003.

      You should read the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

As of
September 28, 2003

(dollars in thousands)
Cash and cash equivalents	$8,647

Total debt:
New senior credit facility	297
Senior secured notes due 2007, net of unamortized discount	74,878
Mezzanine term notes due 2007, net of unamortized discount	24,281
Fourth lien term notes due 2008	17,363
Senior subordinated notes due 2008	130,000
Other debt	6,997

Total debt	253,816
Mandatorily redeemable preferred stock	79,413
Shareholders’ deficit	(137,776)

Total capitalization	$195,453

SELECTED HISTORICAL FINANCIAL DATA

      The selected consolidated results of operations and balance sheet data for fiscal 1998, 1999, 2000, 2001 and 2002 have been derived from our audited consolidated financial statements. The selected results of operations and balance sheet data for the fiscal nine months ended September 29, 2002 and September 28, 2003, have been derived from our unaudited consolidated financial statements and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for that period. Our results of operations for the nine months ended September 28, 2003 may not be indicative of results that may be expected for the fiscal year.

      During the periods presented, we have completed numerous acquisitions and closed or divested of certain businesses and investments, the most recent of which are discussed further in Note 3 of our consolidated financial statements. The results of operations of acquired companies have been included in our results of operations from the effective date of each transaction.

      You should read the information set forth below in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

						Fiscal
	Fiscal Year Ended					Nine Months Ended

	January 3,	January 2,	December 31,	December 30,	December 29,	September 29,	September 28,
	1999	2000	2000	2001	2002	2002	2003

	(dollars in thousands)
Results of Operations Data:
Net sales	$533,942	$759,842	$1,035,223	$929,257	$807,433	$618,170	$536,946
Cost of sales	449,914	653,274	889,286	808,788	707,326	537,479	475,679

Gross profit	84,028	106,568	145,937	120,469	100,107	80,691	61,267
Selling, general and administrative expenses	59,083	65,082	83,238	80,936	78,390	59,981	46,267
Amortization of goodwill and intangibles	1,690	3,156	5,583	6,222	—	—	—
Goodwill impairment charges	—	—	—	—	8,726	—	—
Restructuring and severance costs	—	—	—	1,272	8,046	1,739	3,902
Loss on asset impairment and sale	—	—	—	—	4,356	—	1,893

Operating income	23,255	38,330	57,116	32,039	589	18,971	9,205
Interest expense, net	17,416	21,141	30,119	27,881	25,931	19,459	22,713

Income (loss) before income taxes, minority interests and equity in affiliates	5,839	17,189	26,997	4,158	(25,342)	(488)	(13,508)
Income tax provision (benefit)	3,068	6,995	11,340	1,712	(3,488)	1,896	14,998
Less minority interests and equity in affiliates, net of taxes	—	—	766	1,943	2,638	522	(195)

Income (loss) before cumulative effect of accounting change for goodwill impairment	2,771	10,194	14,891	503	(24,492)	(2,906)	(28,311)
Cumulative effect of accounting change for goodwill impairment, net of taxes of $9,745(1)	—	—	—	—	(38,102)	(38,102)	—

Net income (loss)	2,771	10,194	14,891	503	(62,594)	(41,008)	(28,311)
Preferred stock dividends	(4,995)	(5,612)	(6,306)	(7,249)	(8,110)	(6,023)	(6,784)

Net income (loss) available to common shareholders	$(2,224)	$4,582	$8,585	$(6,746)	$(70,704)	$(47,031)	$(35,095)

										Fiscal
	Fiscal Year Ended									Nine Months Ended

	January 3,		January 2,		December 31,		December 30,		December 29,	September 29,	September 28,
	1999		2000		2000		2001		2002	2002	2003

	(dollars in thousands)
Other Financial Data:
EBITDA, as defined(2)	40,369		60,803		85,293		59,944		35,770	35,402	27,250
Depreciation and amortization	13,598		16,839		22,508		23,210		18,355	13,921	13,653
Capital expenditures	11,559		16,692		18,168		19,243		9,003	7,861	4,465
Ratio of earnings to fixed charges(3)	1.2	x	1.6	x	1.7	x	1.1	x	N/A	N/A	N/A
Balance Sheet Data:
Cash and cash equivalents	$4,248		$6,879		$4,686		$4,924		$10,935	$6,515	$8,647
Accounts receivable, net	208,451		306,978		317,458		252,868		209,521	245,478	226,307
Total assets	356,724		524,190		577,029		514,382		432,542	473,977	429,294
Total senior debt	84,937		115,846		136,846		116,654		104,674	128,308	123,816
Total debt	184,937		245,846		266,846		246,654		234,674	258,308	253,816
Mandatorily redeemable preferred stock(4)	45,407		51,019		57,325		64,574		72,629	70,498	79,413
Shareholders’ deficit	(35,512)		(35,598)		(36,787)		(44,061)		(108,817)	(88,446)	(137,776)

(1)	The cumulative effect of accounting change resulted from goodwill impairment charges recorded in conjunction with the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

(2)	EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with accounting principles generally accepted in the United States. We have included EBITDA because we believe it is an indicative measure of operating performance and is used by investors and analysts to evaluate companies with our capital structure. As presented by us, EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, not as a substitute for, operating income, net income (loss), cash flows and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States.

EBITDA for each period is presented as defined in the senior secured note indenture and is calculated as income (loss) before the cumulative effect of accounting changes, plus (i) income tax expense/(benefit), (ii) Michigan single business and similar taxes, (iii) minority interests and equity in affiliates, (iv) net interest expense, (v) loss on asset impairments and sale, (vi) depreciation and amortization and (vii) goodwill impairment charges. Losses on asset impairment and sale and goodwill impairment charges have been added back for EBITDA purposes as these represent charges that will not require cash settlement at any future date. Michigan single business and similar taxes are treated like other income based taxes for purposes of EBITDA calculations, although U.S. generally accepted accounting principles require that such amounts are included as a component of operating income due to the nature of the tax.

The following table reconciles income (loss) before the cumulative effect of an accounting change to EBITDA:

						Fiscal Nine
	Fiscal Year Ended					Months Ended

	January 3,	January 2,	December 31,	December 30,	December 29,	September 29,	September 28,
	1999	2000	2000	2001	2002	2002	2003

	(dollars in thousands)
Income (loss) before cumulative effect of accounting change	$2,771	$10,194	$14,891	$503	$(24,492)	$(2,906)	$(28,311)
Income tax provision (benefit)	3,068	6,995	11,340	1,712	(3,488)	1,896	14,998
Michigan Single Business and similar tax	3,516	5,634	5,669	4,695	3,744	2,510	2,499
Minority interests and equity in affiliates, net of taxes	—	—	766	1,943	2,638	522	(195)
Interest expense, net	17,416	21,141	30,119	27,881	25,931	19,459	22,713
Loss on asset impairment and sale	—	—	—	—	4,356	—	1,893
Depreciation and amortization	13,598	16,839	22,508	23,210	18,355	13,921	13,653
Goodwill impairment charges	—	—	—	—	8,726	—	—

EBITDA, as defined	$40,369	$60,803	$85,293	$59,944	$35,770	$35,402	$27,250

(3)	The ratio of earnings to fixed charges is calculated by dividing fixed charges into net income (loss) before income taxes, minority interests and equity in affiliates, and fixed charges. “Fixed charges” include interest, whether expensed or capitalized, amortization of debt expense and the estimated interest component of rent expense. Earnings were insufficient to cover fixed charges by $25.3 million for the fiscal year ended December 29, 2002, $0.4 million for the fiscal nine months ended September 29, 2002, and $13.5 million for the fiscal nine months ended September 28, 2003.

(4)	In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how companies classify and measure in their statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify certain financial instruments as liabilities because they embody an obligation of the company. The company will adopt FAS 150 beginning in the first fiscal quarter of 2004. Once adopted we are likely to be required to classify preferred stock as a liability and the corresponding accrued dividends as a component of interest expense.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

General

      The following analysis of our results of operations and liquidity and capital resources should be read in conjunction with our consolidated financial statements and the related notes beginning on page F-1. Our results of operations for the periods presented include the results of operations of acquired companies from the effective date of their acquisition. As a result, our financial performance for each fiscal year is not directly comparable without taking into account the impact of acquisitions.

      As previously disclosed in our annual report on Form 10-K for the fiscal year ended December 29, 2002, prior financial statements reflect a change in the treatment of accumulated dividends on preferred stock. As reflected in the consolidated balance sheets and statements of shareholders’ deficit, accumulated dividends on preferred stock, which had been disclosed in previous filings, have been deducted from shareholders’ deficit and included with the related preferred stock. This change in treatment has no impact on the reported net income (loss) or cash flows for any of the periods presented.

Significant Accounting Policies

      Our significant accounting policies are more fully described in Note 2 to our consolidated financial statements for the fiscal year ended December 29, 2002. Certain accounting policies applied require management’s judgment in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to a degree of uncertainty. Management judgments are based on historical experience, information from our customers, market and regional trends, and other information. Significant accounting policies include:

•	Valuation of goodwill and long-lived assets— we periodically review the carrying value of our goodwill and long-lived assets for impairment based on projections of anticipated discounted cash flows. Determining market values based on discounted cash flows requires management to make significant estimates and assumptions including, but not limited to, long-term projections of cash flows, market conditions, and appropriate discount rates. Management judgments are based on historical experience, information from our customers, market and regional trends, and other information. During the first quarter of 2002, we recorded a cumulative charge upon adoption of Statement of Financial Accounting Standards (SFAS) No. 142 as described below. We updated our fair value analysis during the fourth quarter of 2002 resulting in an additional charge of $8.7 million. While we believe that the estimates and assumptions underlying our valuation models are valid, different assumptions could result in a larger or smaller charge to earnings.

•	Deferred income taxes— at September 28, 2003, our consolidated balance sheet includes net deferred tax assets of $7.2 million. As of September 28, 2003, valuation allowances totaling $26.1 million have been established against a substantial portion of our deferred tax assets. Valuation allowances were required due to cumulative operating losses generated by certain operations. When negative evidence such as cumulative losses exists SFAS No. 109, Accounting for Income Taxes, requires management to place considerable weight on historical results and less weight on future projections when evaluating the realizability of deferred tax assets. As a result, management determined that the likelihood of realizing certain deferred tax assets was not sufficient to allow for continued recognition of assets.

•	Valuation of common stock purchase warrants— in connection with the issuance of the mezzanine term notes, we granted to Citicorp Mezzanine III, L.P. the right to purchase 666,649 shares of our Class A common stock. The purchase warrants are exercisable at a price of $0.01 per share, subject to certain anti-dilution adjustments, through July 31, 2013. To determine the fair value of the warrants we completed a discounted cash flow analysis, which requires management to make significant estimates and assumptions including, but not limited to, long-term projections of cash flows, market conditions, and appropriate discount rates. During the third quarter of 2003, we recorded common stock purchase warrants at a fair value of $750,000. While we believe that the estimates and assumptions underlying our valuation models are valid, different assumptions could result in a different fair market value assigned to the warrants.

Results of Operations

Outlook

      As reflected in year over year operating results, our business was impacted by lower demand for information technology staffing solutions, cost containment actions at major customers and deferrals of product development initiatives in the automotive industry. More recently, performance has been challenged by additional cost containment actions at several of our largest customers. Such actions affecting our business have included extended seasonal shutdowns in the third quarter beyond normal seasonal variances, contract staffing reductions, and a fee reduction that enabled us to secure a three-year contract with a first tier automotive supplier.

      To mitigate the anticipated impact of these emerging trends on future operating performance, we developed and began implementing an additional cost reduction plan in the third quarter. This plan will further reduce indirect and overhead costs while maintaining disciplined cash flow management. During the third quarter of 2003 we incurred about $2.0 million of restructuring and severance costs and realized a $1.8 million non-cash loss related to the sale of selected assets of our translation management business. The cost reduction plan is expected to be completed by the end of the fourth quarter of 2003 and will result in additional severance, restructuring, and non-cash charges as we complete the implementation. In total the plan includes an aggregate headcount reduction of approximately 300 employees and the consolidation of selected facilities in the United States and Europe. When fully implemented annualized savings of approximately $30.0 million are anticipated.

      We remain focused on building our customized services into standardized and scalable product offerings. We believe that this positioning of our services as integrated solutions will improve our value proposition to existing and prospective customers. Our strategy is to sell high value solutions by leveraging our global organization and existing customer base. Although we cannot provide assurance about the future, our actions are expected to enhance profitability on existing business and increase operating efficiencies while we work to expand our customer base, including growth in non-automotive markets.

Nine Months Ended September 29, 2002 Compared to Nine Months Ended September 28, 2003

     Net Sales

      For the first nine months of fiscal 2003, consolidated net sales decreased $81.2 million, or 13.1%, from $618.1 million during fiscal 2002 to $536.9 million during fiscal 2003. For the third quarter of fiscal 2003, consolidated net sales decreased $32.7 million, or 16.3%, from $200.6 million in fiscal 2002 to $167.9 million during fiscal 2003. Overall, the decline in sales reflects lower demand for automotive engineering and human capital management services and reductions from the closure/ sale of certain unprofitable operations. Our sales by segment, net of intercompany sales, were as follows:

			Change

	2002	2003	$	%

	(dollars in thousands)
Fiscal Quarter:
Collaborative Engineering Management	$55,312	$43,272	$(12,040)	(21.8)%
Human Capital Management Services	79,662	57,421	(22,241)	(27.9)%
Technical and Marketing Services	65,582	67,167	1,585	2.4%

Total net sales	$200,556	$167,860	$(32,696)	(16.3)%

			Change

	2002	2003	$	%

	(dollars in thousands)
Fiscal Nine Months:
Collaborative Engineering Management	$172,564	$144,595	$(27,969)	(16.2)%
Human Capital Management Services	249,789	184,432	(65,357)	(26.2)%
Technical and Marketing Services	195,817	207,919	12,102	6.2%

Total net sales	$618,170	$536,946	$(81,224)	(13.1)%

      Sales of collaborative engineering services reflect declining volumes in our European operations partially offset by favorable exchange rates on sales resulting in a net decrease of $12.5 million and $32.5 million in Europe versus the third quarter and first nine months of 2002, respectively. Our sales were relatively flat for our North American engineering operations. Our European engineering operations have been challenged by cost reduction programs and reduced product development activities at key automotive customers. The decline in human capital management services reflects reduced volumes in our engineering staffing in North America and Europe and reduced volumes of information technology and technical staffing services in our North American markets. The decrease in human capital management sales during the third quarter and the first nine months of 2003 includes $7.2 million and $18.9 million, respectively, of reductions as a result of the closure/sale of certain unprofitable operations as part of our ongoing cost reduction plans. In addition, our vendor management programs have been impacted by price reductions negotiated with customers to secure contract extensions. Sales of technical and marketing services improved versus 2002 as a result of favorable exchange rate changes affecting our European operations. The net impact of year over year exchange rate changes was to increase sales of technical and marketing services by about $5.4 million and $21.5 million for the third quarter and first nine months of 2003, respectively. Excluding the impact of foreign exchange rate changes, sales of technical and marketing services for the third quarter and the first nine months of 2003 decreased about $3.9 million, or 5.9% and $9.4 million or 4.8%, respectively, versus 2002. The decrease primarily reflects reduced demand for custom communication services in Italy due to program delays by our automotive customers and lower volumes in North America.

     Operating Profit

      Our consolidated gross profit and operating income for the periods presented were:

			Change

	2002	2003	$	%

	(dollars in thousands)
Fiscal Quarter:
Gross profit	$27,437	$17,990	$(9,447)	(34.4)%
% of net sales	13.7%	10.7%	n/a	n/a
Operating income (loss)	$6,691	$(651)	$(7,342)	(109.7)%
% of net sales	3.3%	0.0%	n/a	n/a
Fiscal Nine Months:
Gross profit	$80,691	$61,267	$(19,424)	(24.1)%
% of net sales	13.1%	11.4%	n/a	n/a
Operating income	$18,971	$9,205	$(9,766)	(51.5)%
% of net sales	3.1%	1.7%	n/a	n/a

      Overall, gross profit declined year over year as a result of reduced volumes and pricing pressures, primarily in our collaborative engineering and human capital management services. The impact of reduced volumes and pricing pressures was partially offset by cost reductions implemented throughout the company. Our cost reduction programs have focused primarily on indirect labor and related fringe benefit costs, elimination of unprofitable operations, consolidation of facilities and reductions of other indirect operating costs. These initiatives resulted in overall savings in excess of $8.0 million for the first nine months of 2003. Gross profit as a percentage of sales declined to 10.7% for the third quarter and 11.4% for the first nine months of 2003 compared to 13.7% and 13.1% during the corresponding periods of 2002. The decrease as a percent of sales for the first nine months of 2003 reflects unfavorable absorption of certain fixed costs, including underutilized facilities.

      Selling, general and administrative expenses decreased $4.5 million and $13.6 million compared to the third quarter and first nine months of 2002, respectively. Selling, general and administrative expenses, as a percentage of net sales, were 8.6% during the first nine months of fiscal 2003 compared to 9.7% in the comparable period of fiscal 2002. The decreases reflect ongoing cost reduction programs implemented across the company in late 2001 and throughout 2002. These reductions implemented prior to 2003 are expected to result in annualized savings of approximately $16 million. Cost savings achieved during the first nine months of 2003 were partially offset by charges resulting from additional cost reduction initiatives totaling $5.8 million. Restructuring and severance costs primarily include severance charges for targeted areas in North America and Europe in response to reduced levels of business. In addition, we recognized losses totaling $1.9 million primarily on the sale of certain assets of our European translation business and impairment of related goodwill.

        Interest expense

      Interest expense increased from $6.9 million during the third quarter of 2002 to $9.4 million during the third quarter of 2003, a $2.5 million increase. For the first nine months of 2003, interest expense increased $3.2 million versus 2002. Interest expense during 2003 includes charges totaling $2.4 million as a result of the refinancing of our bank debt outstanding as of August 1, 2003. The refinancing was treated as a debt extinguishment, requiring recognition of the loss, due to the extent of changes in terms and conditions of our outstanding debt. Under the debt extinguishment rules, certain prior and current financing costs must be expensed upon completion of the refinancing. The remaining increase in interest expense compared to 2002 primarily resulted from increased interest rates on debt outstanding.

        Income taxes

      Our provision for income taxes was $14.8 million and $15.0 million during the third quarter and first nine months of 2003, respectively. This compares to income tax expense of $0.2 million and $1.9 million for the comparable time periods of 2002. During the third quarter of 2003 we recorded a non-cash tax charge of $17.0 million to establish valuation allowances against a substantial portion of our deferred tax assets. Valuation allowances were required due to cumulative operating losses generated by certain operations. When negative evidence such as cumulative losses exists SFAS No. 109, Accounting for Income Taxes, requires management to place considerable weight on historical results and less weight on future projections when evaluating the realizability of deferred tax assets. As a result, management determined that the likelihood of realizing certain deferred tax assets was not sufficient to allow for continued recognition of assets.

        Minority interest/equity in affiliates

      Minority interests and equity losses improved from an expense of $0.5 million during the first nine months of 2002 to income of $0.2 million during the first nine months of 2003. Expense during 2002 included minority interest cost of $0.5 million related to a 25% minority interest in Satiz and $0.2 million of equity losses from our investment in MTE Groups LLC. We acquired the minority interest in Satiz and wrote off our remaining investment in MTE during the fourth quarter of 2002.

        Cumulative effect of accounting change for goodwill impairment

      During the first quarter of fiscal 2002 we adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill be evaluated for impairment charges based on a fair value approach instead of amortizing such intangibles over specified periods. Effective January 1, 2002, we evaluated the fair value of our operating units as of December 30, 2001 based on a discounted cash flow methodology as prescribed by the standard. The result of this analysis was a one-time, non-cash charge of $47.8 million ($38.1 million after taxes). The impairment charge relates to our collaborative engineering and human capital management service lines. Both of these areas experienced significant downturns during 2001 due to reduced demand for selected services and price reductions implemented by certain customers. The impact of the declines had a significant impact on current valuations when compared to prior performance levels and growth rates. Adoption of SFAS No. 142 required that we record this charge during the first quarter of 2002 as a cumulative adjustment from adoption of the new rules.

      Determining fair values based on discounted cash flows requires management to make significant estimates and assumptions including, but not limited to, long term projections of cash flows, market conditions, and appropriate discount rates. Management judgments are based on historical experience, information from our customers, market and regional trends, and other information. While we believe that the estimates and assumptions underlying our valuation models are valid, different assumptions could result in a different outcome.

Fiscal Year Ended December 30, 2001 Compared with the Fiscal Year Ended December 29, 2002

      Net Sales. Overall, our net sales during 2002 reflect weak demand for automotive engineering and human capital management services as our customers have reduced or delayed spending on information technology projects and product development programs. Reductions in Europe were partially offset by improved exchange rates versus the dollar. Our sales by service line, net of intercompany sales, were as follows:

	Fiscal Year Ended		Change

	2001	2002	$	%

	(dollars in thousands)
Collaborative Engineering Management	$253,192	$222,312	$(30,880)	(12.2)%
Technical and Marketing Services	263,117	262,821	(296)	(0.1)%
Human Capital Management Services	412,948	322,300	(90,648)	(22.0)%

Total net sales	$929,257	$807,433	$(121,824)	(13.1)%

      Engineering sales during fiscal 2002 included $16.5 million of incremental sales from the consolidation of Cadform-MSX Engineering GmbH effective January 1, 2002. Excluding incremental sales from the consolidation of Cadform, collaborative engineering sales decreased $47.4 million, or 18.7% compared to fiscal 2001. The decrease reflects lower demand for automotive design and specialty work in substantially all of our geographic markets and mandatory price reductions from certain customers. Sales of our technical and marketing services decreased slightly from fiscal 2001. The 2002 results include $6.8 million of incremental sales from the acquisition of Draupner Associates AB effective January 1, 2002. Excluding the incremental sales from acquisitions, sales of our technical and marketing services declined $7.1 million, or 2.7%, reflecting relatively flat demand for our services. The decline in human capital management services reflects lower volumes in our engineering staffing business in North America and Europe and reduced volumes of information technology staffing services in our North American market. In addition, our human capital programs have been subject to customer mandated price reductions. During the fourth quarter of fiscal 2002, we completed the sale of our Italian staffing operations, which reported sales of $13.2 million during 2002.

      Operating Income. Our consolidated gross profit and operating income for the periods presented were:

	Fiscal Year Ended		Change

	2001	2002	$	%

	(dollars in thousands)
Gross profit	$120,469	$100,107	$(20,362)	(16.9)%
% of net sales	13.0%	12.4%	n/a	n/a
Operating income	$32,039	$589	$(31,450)	(98.2)%
% of net sales	3.4%	0.1%	n/a	n/a

      Gross profit during fiscal 2002 includes a $2.2 million benefit related to the early termination of a long-term engagement. Gross profit during 2002 also includes $6.0 million of product development and start up costs for our supply chain management service offerings. Excluding these development costs and the early termination benefit, overall gross profits decreased 14% compared to fiscal 2001. The overall decrease reflects reductions in collaborative engineering and human capital management profits. The reduced profitability primarily reflects lower volumes and reduced margins resulting from price reductions. Reductions in sales volume and the impact of price reductions were partially offset by cost reductions implemented throughout the company and improved results from our technical and marketing services. Overall our cost reduction programs, which began in the fourth quarter of 2001, resulted in savings in excess of $23 million for the full 2002 year, primarily in indirect labor, related fringe and benefit costs, and other operating costs.

      Selling, general and administrative expenses, as a percentage of net sales, were 9.7% during fiscal 2002 compared to 8.7% during fiscal 2001, despite an overall decrease of $2.5 million. The increase as a percentage of sales reflects the impact of lower volumes during fiscal 2002 and investments in our sales efforts. To date, the impact of cost reductions that we started implementing during the fourth quarter of 2001 and throughout 2002 have been partially offset by investments to develop our marketing, sales, and product portfolio to support and grow our service offerings and incremental costs from acquired companies that were consolidated for the first time in 2002. We are continuing to review and take actions to optimize our cost structure based on current and forecast business levels as discussed further below.

      Operating results during 2001 and 2002 include charges totaling $1.3 million and $8.0 million, respectively, for termination benefits and related costs associated with our cost reduction programs. A substantial portion of the 2002 charge was recorded during the fourth quarter with payment expected early in 2003. Actions taken during 2001 and early in 2002 resulted in operating costs savings in excess of $23 million during 2002. Restructuring activities during the fourth quarter of 2002 are expected to reduce operating costs by about $25 million during 2003 and $32 million on an annualized basis. These cost reductions impacted substantially all of our operations. Amortization of goodwill and intangibles was $6.2 million during fiscal 2001 while goodwill impairment charges totalled $8.7 million during fiscal 2002. The 2002 charge was calculated based on a fair value impairment analysis in accordance with SFAS No. 142. Goodwill amortization expense during 2001 was based on an amortization approach prior to adoption of SFAS No. 142. The fair value approach used during 2002 resulted in a larger charge due to current market conditions.

      Loss on asset impairment and sale. During the fourth quarter of 2002 we sold our human capital management operations in Italy and recognized a loss on our investment in Prototipo Holding BV. The sale of Quandoccorre Interinale and QR Quandoccorre, our Italian staffing operations, was completed as part of our restructuring efforts in response to current and forecasted operating losses resulting from developments in the staffing markets these businesses competed in. The sale proceeds totaled about $1.0 million, resulting in a non-cash loss on the sale of $2.7 million during the fourth quarter of 2002. The operations, which were acquired in a series of transactions beginning in 1999, had reported operating losses of about $1.0 million through November of 2002. The loss on Prototipo Holding BV amounted to $1.6 million and reflected a reduction in the market value of the business due to their weakened economic performance.

      Interest Expense. Interest expense decreased $2.0 million, from $27.9 million during fiscal 2001 to $25.9 million during fiscal 2002. Reduced interest expense during 2002 reflects improved base interest rates on variable rate debt and reductions in our average daily borrowings outstanding. Improvements in interest expense on our bank debt were partially offset by amortization of additional debt issuance costs associated with amending our primary credit facility, increased margins over base interest rates following the amendment, and incremental interest on a second secured term loan, referred to herein as the fourth lien term note, issued during the third quarter of 2002. Additional information on interest rate market risk is included under the heading “—Quantitative and Qualitative Disclosures About Market Risk.”

      Income taxes. Our income tax benefit during fiscal 2002 represents an effective rate of 13.8% compared to an effective rate of 41.2% during fiscal 2001. Income taxes during 2002 reflect the establishment of valuation allowances totaling $6.1 million for certain deferred tax assets in our European operations. The valuation allowances were required for selected operations where, based on current facts and circumstances, management determined that the likelihood of realization was not sufficient to allow for continued recognition of the assets.

      Minority interests and equity in net losses of affiliates. Minority interests and equity losses during 2002 include $2.6 million in losses related to MTE Groups LLC, an equity investee. During 2002, MTE generated substantial operating losses, eventually leading to liquidity concerns. As a result of their performance, the remaining value of our investment was written off during the fourth quarter of 2002. Equity losses during 2001 include our portion of MTE Group losses totaling $0.8 million in addition to minority interest expense of $0.4 million and equity losses from Cadform-MSX Engineering GmbH totaling $0.8 million. Cadform-MSX Engineering was consolidated effective January 1, 2002.

      Cumulative effect of accounting change for goodwill impairment. During the first quarter of fiscal 2002 we adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. The cumulative effect charge related to this adoption is discussed in further detail under our results of operations for the six months ended June 30, 2002 compared to the six months ended June 29, 2003.

Fiscal Year Ended December 31, 2000 Compared with the Fiscal Year Ended December 30, 2001

      Net Sales. Our sales by service line, net of intercompany sales, were as follows:

	Fiscal Year Ended		Change

	2000	2001	$	%

	(dollars in thousands)
Collaborative Engineering Management	$287,285	$253,192	$(34,093)	(11.9)%
Technical and Marketing Services	263,683	263,117	(566)	(0.2)%
Human Capital Management Services	484,255	412,948	(71,307)	(14.7)%

Total net sales	$1,035,223	$929,257	$(105,966)	(10.2)%

      Consolidated net sales were $929.3 million during fiscal 2001 compared to $1,035.2 million during fiscal 2000, a decrease of $105.9 million, or 10.2%. Comparable fiscal 2001 sales were negatively impacted by depressed foreign currency exchange rates in certain countries in which we operate. The net impact of year over year exchange rate changes was to reduce consolidated net sales by about $13.4 million for the fiscal 2001 year. Excluding the impact of foreign exchange rate changes, consolidated fiscal 2001 net sales decreased $92.5 million, or 8.9%, compared to 2000.

      After adjusting for the impact of foreign exchange rates, sales of collaborative engineering services and human capital management services remained lower versus fiscal 2000 whiles sales of technical and marketing services improved slightly. The decrease in engineering sales reflects price reduction pressures and reduced volumes of engineering services in North America and Europe as our automotive customers have delayed their engineering programs due to current economic conditions. Sales of our technical and marketing services improved slightly despite the divestiture of a non-core business during fiscal 2000. The improvement primarily reflects strong sales of technical publishing services in Europe while other service offerings were stable. Sales of human capital management services decreased during fiscal 2001 due to reduced demand in North American markets for information technology development, automotive engineering, and permanent placement services. Reductions in human capital management sales volumes, on a year to date basis, were partially offset by the impact of businesses acquired during the first quarter of fiscal 2000.

      Operating Income. Our consolidated gross profit and operating income for the periods presented were:

	Fiscal Year Ended		Change

	2000	2001	$	%

	(dollars in thousands)
Gross profit	$145,937	$120,469	$(25,468)	(17.5)%
% of net sales	14.1%	13.0%	n/a	n/a
Operating income	$57,116	$32,039	$(25,077)	(43.9)%
% of net sales	5.5%	3.4%	n/a	n/a

      Gross profit, as a percentage of sales, decreased to 13.0% during fiscal 2001 compared to 14.1% during fiscal 2000. The decrease in gross profit reflects the pricing pressures and unfavorable volumes in our engineering and human capital management operations, particularly in the second half of 2001, resulting in less favorable absorption of fixed and indirect operating costs. Overall, operating income decreased during 2001 due to reduced sales volumes, pricing pressures and costs incurred to position the company for growth and expansion into targeted vertical markets. The overall decline in our operating results is attributable to the general economic downturn, which has impacted demand for technical services in the automotive and telecommunications sectors.

      We took initial steps to reduce our cost structure commensurate with the current levels of business during 2001. As a result, we recorded about $1.3 million of severance related costs during the fourth quarter of 2001 and took other steps to reduce our cost structure. We began realizing annual benefits in excess of $23 million from our cost reduction efforts starting in the first quarter of fiscal 2002.

      Selling, general and administrative expenses, as a percentage of net sales, were 8.7% during fiscal 2001 compared to 8.0% during fiscal 2000. The increase as a percentage of sales reflects the impact of lower volumes during fiscal 2001, particularly in the second half of the year. Overall, selling, general and administrative expenses decreased in comparison to 2000 reflecting reductions in incentive compensation totaling $7.7 million. After adjusting for reductions in incentive compensation, selling, general and administrative expenses increased on a year over year basis. The increase reflects costs incurred to develop our service offerings and sales efforts within our developing vertical markets.

      Interest Expense. Interest expense decreased $2.2 million, from $30.1 million during fiscal 2000 to $27.9 million during fiscal 2001. Average daily borrowings outstanding increased slightly during fiscal 2001 in order to fund investments in businesses and product development. However, the impact of increased borrowings was more than offset by declines in the interest rates on our variable rate debt. Additional information on interest rate market risk is included under “—Quantitative and Qualitative Disclosures about Market Risk.”

      Net Income. Net income during fiscal 2001 was $0.5 million, compared to net income of $14.9 million in fiscal 2000. The decrease reflects lower operating earnings and increased equity losses during the year. Our effective income tax rate during fiscal 2001 was 41.2% versus 42.0% during fiscal 2000. The improvement resulted from certain legal reorganization changes that took effect in 2001 combined with a favorable mix of taxable earnings compared to fiscal 2000. Minority interests and equity losses increased $1.2 million compared to fiscal 2000 primarily as a result of losses reported by our equity investees during 2001. Our equity investees are experiencing the same pricing pressures and volume reductions that are impacting our business.

Liquidity and Capital Resources

     Cash Flows

      General. Historically, our principal capital requirements are for working capital, product development initiatives, and capital expenditures for customer programs. These requirements have been met through a combination of senior debt, issuance of subordinated notes and cash from operations. In response to recent business conditions we have restrained our capital expenditures and increased efforts on disciplined management of working capital. Capital expenditure requirements for current programs have decreased commensurate with reduced demand for selected services and by redeploying underutilized assets. Days sales outstanding and other working capital metrics are monitored closely to minimize borrowings under our bank credit facility. Cash balances in excess of amounts required to fund daily operations are used to pay down any amounts outstanding under the credit facility.

      We typically pay our employees on a weekly basis and receive payment from our customers within invoicing terms, which is generally a 60-day period after the invoice date. However, in connection with certain of our supply chain management and vendor management services, we collect related receivables at approximately the same time we make payment to suppliers.

Nine Months Ended September 29, 2002 Compared to Nine Months Ended September 28, 2003

      Operating Activities. Net cash provided by operating activities was $2.5 million for the first nine months of 2003 compared to $14.0 million during the comparable period of 2002. The decrease reflects a $6.3 million decrease in earnings before depreciation, amortization and other non-cash charges. The remaining change in net cash is related to changes in our working capital due primarily to the timing of vendor payments relative to the close of the fiscal period.

      Investing Activities. Net cash used for investing activities decreased $6.3 million from $9.0 million for the first nine months of 2002 to $2.7 million for the first nine months of 2003. Capital expenditure requirements for current programs decreased commensurate with the current lower volumes in business while discretionary spending was reduced as a result of management initiatives. Cash used to acquire businesses during 2002 included funding of the Draupner Associates AB acquisition and the acquisition of the remaining outstanding common stock of Cadform-MSX Engineering GmbH. Proceeds from the sale/disposal of property and equipment were the result of the company disposing of idle or obsolete equipment and the disposition of selected assets of our translation management business. Other cash from investing activities during the first nine months of 2002 primarily represents the refund of escrow funds related to an investment in MTE Groups LLC as a result of their non-attainment of earnings targets.

      Financing Activities. Net cash used in financing activities was $2.7 million for the first nine months of 2003 compared to cash used in financing activities of $3.7 million for the first nine months of 2002. During the third quarter of 2003 we completed our private offering of senior notes and used the proceeds to repay all debt under our old credit facility and to repay our outstanding revolving debt. Financing activities during 2003 also includes an increase in book overdrafts, of $6.8 million, compared to 2002 due to the timing of vendor payments.

Fiscal Year Ended December 30, 2001 Compared with the Fiscal Year Ended December 29, 2002

      Operating Activities. Net cash provided by operating activities totaled $26.6 million in fiscal 2002, a $31.8 million decrease from $58.4 million in fiscal 2001. Operating cash flows during 2002 reflect a $19.4 million reduction in earnings before non-cash charges and taxes due to factors described in our operating results. The remaining decrease reflects reductions in working capital primarily related to the timing of accounts receivable collections versus payments to our employees, contractors and vendors.

      Investing Activities. Net cash used for investing activities decreased to $12.8 million during fiscal 2002, from $35.1 million during fiscal 2001. The decrease includes a reduction in funds used to acquire businesses of $9.8 million and reductions in capital expenditures totaling $10.2 million compared to the prior year. Cash used to acquire businesses during 2002 included funding of the Draupner and Cadform transactions totaling $3.1 million and payment for the remaining shares of Satiz Srl from Fiat. Acquisitions during fiscal 2001 included minority investments in MTE Groups L.L.C. and itiliti, Inc. totaling about $6.6 million as well as the payment of contingent consideration related to certain prior acquisitions. Proceeds from the sale/disposal of equipment and investments during fiscal 2002 include $1.0 million from the sale of our human capital management business in Italy. Other cash from investing activities during fiscal 2002 primarily represents the return of funds that had been escrowed to cover contingent purchase price for our MTE investment had MTE achieved certain earnings targets.

      Financing Activities. Net cash used for financing activities was $9.1 million during fiscal 2002 compared to net cash used of $23.8 million in 2001, a decrease of $14.7 million. Cash generated from operations in excess of investing requirements was utilized to reduce revolving debt and make scheduled term loan repayments. Under the terms of our credit agreement as of 2001 and 2002, we are also subject to mandatory partial prepayments of amounts outstanding under the term loan portion of our credit facility if excess cash flows, as defined, are generated on an annual basis. Repayment of debt during 2002 includes a mandatory prepayment during the second quarter totaling $9.1 million as a result of cash flows generated during fiscal 2001. Repayment of debt also includes a $15 million repayment of term loans due to refinancing under a second secured term loan as described below.

      During the first quarter of fiscal 2001, a subsidiary of MSX International, Inc. completed a sale of unregistered securities to certain directors and members of management. The securities were sold in units with each unit comprised of MSX International, Inc.’s Series A Preferred Stock, par value $0.01 per share, and Class A Common Stock, par value $0.01 per share. In total, 9,936 shares of Series A Preferred Stock and 482,400 shares of Class A Common Stock were sold. The shares of Series A Preferred Stock and Class A Common Stock, which comprised the units sold, were acquired from Citicorp, our majority stockholder, at a price equal to the price at which the units were sold to management. The entire proceeds of $3.6 million were used to pay the purchase price of the shares acquired from Citicorp.

Fiscal Year Ended December 31, 2000 Compared with the Fiscal Year Ended December 30, 2001

      Operating Activities. Net cash provided by operating activities during fiscal 2001 decreased $0.7 million from $59.1 million in fiscal 2000 to $58.4 million in fiscal 2001. Cash from operations during fiscal 2000 includes significant improvements in accounts receivable collections resulting from the transition of Satiz S.r.l. into our cash management system. The reduction in Satiz accounts receivable resulted in a one-time improvement in cash from operations of about $12 million during fiscal 2000. Excluding the one-time improvements during fiscal 2000, cash provided by operations increased about $11 million during fiscal 2001 despite reduced profits during the year. The improvement resulted from our efforts to maximize working capital through accounts receivable collections and management of vendor payment terms.

      Investing Activities. Net cash used for investing activities during fiscal 2001 decreased $40.3 million, from $75.4 million during fiscal 2000 to $35.1 million. The decrease includes a reduction in funds used to acquire businesses of $43.6 million. Cash used to acquire businesses during fiscal 2001 included investments in MTE Groups L.L.C. and itiliti, Inc. totaling about $6.6 million as well as the payment of contingent consideration related to certain prior acquisitions. Cash used to acquire businesses during fiscal 2000 includes the acquisition of certain operations from Corporate Staffing Resources, Inc. and payments of contingent consideration from prior acquisitions. The increase of $1.1 million in capital expenditures during fiscal 2001 reflects an increase in capital invested for future programs and services while capital required to maintain current programs declined year over year. Proceeds from the sale/disposal of property and equipment during fiscal 2000 include proceeds from the sale of certain non-core assets, primarily real estate and equipment, associated with our offset printing business.

      Financing Activities. Net cash used for financing activities was $23.8 million during fiscal 2001 compared to net cash provided by financing activities of $21.8 million in fiscal 2000, a decrease of $45.6 million. Financing requirements decreased consistent with the reduction in funds required to acquire companies. Therefore, cash generated from operations in excess of investing requirements were utilized to reduce revolving debt and make scheduled term loan repayments.

Debt Arrangements

      Following are descriptions of our current debt arrangements other than the new and old units and the mezzanine term notes, which are described in the sections titled “Description of Certain Indebtedness,” “Related Party Transactions” and “Description of the New Units”.

      Senior Subordinated Notes. At September 28, 2003, we had $130 million of 11 3/8% unsecured senior subordinated notes outstanding, which are registered under the Securities Act of 1933. The notes mature on January 15, 2008 with interest payable semi-annually. The notes may be redeemed subsequent to January 15, 2003 at premiums that begin at 105.6875% and decline each year to face value for redemptions taking place after January 15, 2006.

      Concurrently with the consummation of the old unit offering, we entered into a new three-year, senior secured revolving credit facility with Bank One, N.A., as agent. The facility consists of a $40 million revolver plus an additional $5 million available exclusively for the issuance of letters of credit. For more information regarding the senior credit facility, see “Description of Certain Indebtedness— Senior Credit Facility.”

      In conjunction with the second amendment to our old credit facility on July 10, 2002, we entered into a second secured term note with an affiliate of Citicorp, our majority owners. Terms of the note are described more fully in Note 9 of our consolidated financial statements. Upon consummation of the old unit offering, the note was amended and restated into a $14.7 million note issued by MSX International, Inc. and a $2.4 million note issued by MSX International Limited. The amended and restated notes are referred to in this prospectus as the “fourth lien term notes.”

      The fourth lien term note issued by MSX International, Inc. ranks equal in right of payment with all other senior indebtedness of MSX International, Inc., including indebtedness under our new senior credit facility and the new notes issued by MSX International, Inc hereby. This fourth lien term note is guaranteed on a senior secured basis by all of the existing and future domestic restricted subsidiaries of MSX International, Inc, and, together with the related guarantees, is secured by a fourth priority lien on substantially all of the assets of MSX International, Inc. and the assets of its domestic restricted subsidiaries. The fourth lien term note issued by MSX International Limited ranks equal in right of payment with all senior indebtedness of MSX International Limited, including indebtedness under our new senior credit facility and the new notes issued by MSX International Limited hereby. The fourth lien term note issued by MSX International Limited is guaranteed on a senior secured basis by MSX International, Inc. and all of the existing and future domestic restricted subsidiaries of MSX International, Inc, and is secured by a fourth priority lien on the accounts receivable, and the related guarantees are secured by a fourth priority lien on substantially all of the assets of MSX International, Inc. and the assets of its domestic restricted subsidiaries.

      Pursuant to the terms of an intercreditor agreement, the security interests securing the fourth lien term notes are subject to liens securing our senior credit facility, the new notes offered hereby, and the mezzanine term notes.

      The amendments to the note also included extending the maturity from June 7, 2007 to January 15, 2008, and resetting the covenants in the notes so that they are equivalent to the covenants in the Indenture for the new notes. Interest on the notes continues to accrue at a rate of 10% per annum and is not payable until January 15, 2008. In addition, the $10.8 million supplemental funding agreement and related guarantee that was added when the note was amended in February 2003 terminated by its terms when our prior credit facility was repaid in full upon consummation of the offering of the old units.

      Satiz Facility. Satiz Srl, a subsidiary of our company which was acquired effective December 31, 1999, maintains a financing arrangement that provides for lines of credit up to 100% of its eligible accounts receivable, as defined in the agreement. As of September 28, 2003, about $4.8 million was outstanding under this arrangement. The original term of the agreement expired on December 12, 2001, and renews annually unless terminated by either party.

      Additional information regarding these obligations is set forth in Note 9 and Note 18 to our consolidated financial statements for the year ended December 29, 2002, included elsewhere in this prospectus.

Liquidity and Available Financing

      Our total indebtedness as of September 28, 2003 consists of senior secured notes, mezzanine term notes, senior subordinated notes, our fourth lien term notes, borrowings under our credit facilities and borrowings under various short-term arrangements. In addition to our total indebtedness, we also have contingent commitments under letters of credit totaling about $4.6 million, without duplication, at September 28, 2003.

      Available borrowings under our credit facility as of September 28, 2003 are subject to accounts receivable balance requirements. As of September 28, 2003 we have $39.7 million available for immediate borrowing based on eligible accounts receivable as determined in accordance with our credit agreement, as amended.

      On August 1, 2003 we completed a private offering of senior secured notes and mezzanine term notes, both maturing October 15, 2007. In addition we also amended the terms of certain of our other debt obligations. Proceeds from the offering were used to repay term loans and revolving debt under our credit facilities that matured between December 2004 and December 2006. These transactions refinanced our debt obligations over a longer term and removed certain restrictive covenants in place under prior arrangements.

      We believe that our current financing arrangements provide us with sufficient financial flexibility to fund our operations and debt service requirements through the term of our new senior credit facility with an expected maturity of July 2006, although there can be no assurance that will be the case. Financing requirements over the longer term will require additional access to capital markets. Our ability to access additional capital in the long term depends on availability of capital markets and pricing on commercially reasonable terms as well as our credit profile at the time we are seeking funds. From time to time, we review our long-term financing and capital structure. As a result of our review, we may periodically explore alternatives to our current financing, including the issuance of additional long-term debt, refinancing our new credit facility and other restructurings or financings. In addition, we may from time to time seek to retire our outstanding notes in open market purchases, privately negotiated transactions or otherwise. These repurchases, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amount of repurchases of our notes may be material and may involve significant amounts of cash and/or financing availability.

Contractual Obligations and Off-Balance Sheet Arrangements

      Our material obligations under firm contractual arrangements, including commitments for future payments under long-term debt arrangements, operating lease arrangements and other long-term obligations as of December 29, 2002 are summarized below.

	Payments Due by Period

		Less Than			After
Contractual Obligations	Total	1 Year	1-3 Years	4-5 Years	5 Years

Total debt	$234,674	$14,671	$21,712	$68,291	$130,000
Operating leases	93,339	27,981	32,417	13,161	19,780
Contingent earnout obligations	10,470	10,470	—	—	—

Total	$338,483	$53,122	$54,129	$81,452	$149,780

      In addition to our total indebtedness, we also have contingent commitments under letters of credit totaling about $4.5 million, without duplication. Except for our letters of credit, we have no other existing off-balance sheet financing arrangements.

      At December 29, 2002, we have accruals totaling $10.5 million related to contingent earnout obligations which are the subject of current legal proceedings. As with any legal proceeding, it is impossible to determine the final outcome of the litigation or the impact on the company. If the final liability is significantly more than our current accrual, funding of such an obligation could have a material adverse impact on our liquidity and capital resources.

Corporate Development

      Our past acquisitions have expanded our geographic coverage, increased our service offerings to existing customers and increased our reach to customers outside of the automotive industry. These acquisitions along with our existing businesses provide us with a solid platform to grow our business globally and into a variety of industries. In total, we have completed over 15 acquisitions since 1998 and made certain other investments that continue to support our ongoing business and growth opportunities. While we are currently focused on developing our business through internal growth, we may pursue opportunistic strategic acquisitions, alliances and other corporate development activities.

Inflation

      Although we cannot anticipate future inflation, we do not believe that inflation has had, or is likely in the foreseeable future to have, a material impact on our results of operations. Our contracts typically do not include automatic adjustments for inflation.

Seasonality

      The number of billing days in the period and the seasonality of our customers’ businesses primarily affect our quarterly operating results. Demand for our services has historically been lower during automotive shutdown periods, including the year-end holidays.

Recently Issued Accounting Pronouncements

      In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how companies classify and measure in their statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify certain financial instruments as liabilities because they embody an obligation of the company. The company will adopt FAS 150 beginning in the first fiscal quarter of 2004. Once adopted we are likely to be required to classify preferred stock as a liability and the corresponding accrued dividends as a component of interest expense.

Quantitative and Qualitative Disclosures about Market Risk

      We are exposed to certain market risks, including interest rate and currency exchange rate risks. Risk exposures relating to these market risks are summarized below. This information should be read in connection with the consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

Currency Rate Management

      For fiscal 2002, about 43% of our net sales were from markets outside of the United States. To date, the majority of our exposure has been naturally hedged since our foreign operation’s revenues and operating costs are typically denominated in the same currency. We may periodically hedge specific transactions or obligations in non-functional currencies in order to mitigate any additional risk. However, we do not enter into financial instruments for trading or speculative purposes. For the fiscal years ended December 30, 2001 and December 29, 2002, adjustments from the translation of the financial results of our foreign operations increased equity by about $38 thousand and $6.3 million, respectively.

Interest Rate Management

      We manage interest cost using a combination of fixed and variable rate debt. As of September 28, 2003, we had $130 million of senior subordinated notes outstanding at a fixed interest rate of 11 3/8% with a remaining duration of five years. Under our new senior credit facility, we have a $40 million revolver with variable interest rates as described in “Description of Certain Indebtedness — Senior Credit Facility.” As of September 28, 2003, the fair value of the senior subordinated notes was $98.3 million compared to its carrying value of $130 million.

Sales to Major Markets/ Customers

      Our current business is heavily reliant on the domestic and foreign automotive industries. Ford, DaimlerChrysler, General Motors and Fiat, including their automotive subsidiaries, accounted for approximately 38.4%, 8.7%, 8.4% and 8%, respectively, of our consolidated net sales for fiscal 2002. Significant future price or volume reductions from these customers could adversely affect our earnings and financial condition. We believe we can expand our services to other less cyclical industries and have had some success in doing so. However, there can be no assurance that our diversification efforts will fully offset the impact of any further declines in our automotive markets.

BUSINESS

Overview

      We are a global provider of outsourced technical business services. Our broad range of technical services improves the business performance of our customers by reducing costs, enhancing operating effectiveness, and improving quality. Our customers value our in-depth knowledge of their business requirements and systems, our international delivery capability, and our proprietary processes and unique technical skills. As of May 31, 2003, we have over 7,000 employees providing technical services to more than 700 clients in 25 countries. For the twelve months ended September 28, 2003, we generated net sales of $726.2 million.

      Several benefits which drive increased outsourcing include reduced operating costs, lower capital investment, and increased management focus on core activities. Outsourcing also improves operating flexibility by increasing the variability of a company’s cost structure. While our services provide these benefits to our customers, we also focus on delivering higher value outsourcing services by providing our customers access to unique expertise and technologies. This expertise and these proprietary technologies enhance the value of outsourcing to our customers and provide greater margin opportunities for our company.

      Our business is organized into three segments: collaborative engineering management, technical and marketing services, and human capital management services. In fiscal 2002, these service lines generated 27%, 33% and 40% of our net sales, respectively.

•	Collaborative Engineering Management. Our capabilities include product design and engineering from concept to production launch. This includes creation of production drawings, prototype development, testing, tool design, plant layout and overall program management. We also manage show cars and assemble low-volume, niche vehicles. A current example of our engineering services capability involves a comprehensive review of a customer’s product portfolio, including redesigning vehicles and components to reduce overall production costs. Based on our technical expertise and knowledge of the customer’s systems, we quickly deployed a team of approximately 150 engineers and technicians to conduct this review. In 2002, this program generated substantial product savings that represented many multiples of the program’s cost.

•	Technical and Marketing Services. We deliver an extensive range of technical and marketing services to meet the outsourcing requirements of our customers. These services complement our engineering expertise and include:

•	Quality Relationship Management. We compile and analyze product, market and end-user information that our customers need to improve product quality, reduce costs, and improve customer loyalty and satisfaction. Our services include in-bound technical call centers, dealership consulting, and warranty administration. A current program involves the coordination of a field team of approximately 100 technical specialists who evaluate warranty processes at European automotive dealerships. The team then works with the OEM customer to implement procedures that improve the quality of customer service, while standardizing and streamlining the warranty process. In this case, our pan-European delivery capability and our ability to deploy a highly-trained team of warranty specialists were critical to the success of the project. We have generated considerable and sustainable warranty cost savings for the OEM of approximately three times the program’s cost.

•	Custom Communication Services. We create and manage technical documents and commercial publications on behalf of our customers. Competencies include content development and management, translation services, multimedia publishing, and distribution. We convert images into digital formats, host document centers, and support large format document printing. For example, we support the loan documentation requirements of a subsidiary of ABN AMRO by imaging an average of 700,000 mortgage documents per month. This service involves digital imaging of paper documents and cataloging of records based on specific field information. We believe our proprietary processes for imaging, archiving and web-hosting large quantities of technical documentation for automotive customers were integral to winning this financial services industry contract.

•	Supply Chain Management. We work with our customers to streamline their procurement process and reduce systems costs. This involves all elements of supply chain management from process consulting to contract assembly. One of our current customers is a medical products company, for whom we procure all components, manage supply logistics, and assemble an FDA-regulated product under a multi-year contract.

•	Human Capital Management Services. We are an international leader in automotive technical staffing, providing engineers, designers and technicians on a contract basis to support our customers’ product development programs. We also provide information technology professionals through 19 offices located in key regional markets. By using our services, customers benefit from reduced direct personnel costs, improved operating flexibility, and access to personnel with specialized skills. Our ability to identify and retain qualified personnel with unique technical skills is a competitive advantage.

Increasingly, large companies are outsourcing the management of their entire staffing function. Our comprehensive vendor management system is among the largest in the United States based on the number of personnel provided to our customers. We currently manage the staffing supply chain for three of the five largest domestic automotive OEMs and suppliers. Our proprietary system allows us to manage workforce procurement, vendor relations, and purchase order administration and payment on behalf of each customer in a web-enabled environment. Our customers benefit from the elimination of internal overhead, greater economies of scale through aggregated procurement as well as access to a proprietary system which improves the efficiency and quality of the staffing workforce. The increased value we provide to our customers results in our vendor management services generating a relatively high return on investment for our company while also providing the opportunity to enhance our staffing business through greater understanding of our customers’ staffing needs.

Business Strengths

      Leading Market Position and Strong Global Presence. We believe we are the largest provider of engineering services to the automotive industry with a significant presence in both the Americas and Europe. In addition, we are one of the largest providers of vendor management systems for staffing in the United States. Our customers are increasingly seeking a smaller group of service providers that can provide global reach and breadth of service offerings and experience. Our service delivery capabilities in 25 countries and broad technical service offerings provide us with a unique competitive advantage in servicing the complex technical needs of large global customers.

      Longstanding Customer Relationships. Our company and its predecessors have had longstanding relationships with our top five customers dating as far back as the 1930’s. Our top customers include leading U.S. and European automotive OEMs and suppliers such as Ford Motor Co., DaimlerChrysler AG, General Motors Corporation, Fiat S.p.A., Delphi Corporation and Visteon Corporation, as well as non-automotive customers such as Johnson & Johnson, Chase Manhattan Bank, Metropolitan Life Insurance Company, and Verizon Communications. At each of these customers, we provide multiple business services across our product portfolio, evidencing our strategic focus on developing broad, embedded relationships with our principal accounts. In many cases, these services extend across the customer’s organization in multiple geographic locations. We believe our enduring customer relationships present a unique opportunity to cross-sell other services.

      Unique Skills and Technical Capabilities. Many of our service offerings are based on the specialized skills of our employees and on proprietary processes or technologies. Our technical and marketing services employ a variety of proprietary technologies, including systems for digital document management, survey analysis, and technical hotlines. Our comprehensive vendor management system, which was first implemented a decade ago, incorporates a variety of proprietary features and processes. In addition, over 90% of our employees are trained in engineering and other technical disciplines.

      Broad Service Offerings. We believe our competency in a variety of related technical services creates an opportunity to cross-sell discrete services to our existing customers and also to implement comprehensive outsourcing solutions that deliver greater value. Our current customer relationships present opportunities to extend our existing services across their organizations as well as deliver additional services. We consider our broad array of service offerings to be a key competitive advantage in winning new customers, especially among large companies seeking to outsource business requirements to a limited number of vendors.

      Variable Cost Structure. Our principal operating costs consist of personnel and leased facilities. This variable cost structure allows us to adjust to changes in our customers’ business needs. Many of our employees have a broad set of technical skills that can be redeployed to multiple customers based on changing business needs. We have significant flexibility to redeploy our domestic employees since fewer than 1% are subject to collective bargaining arrangements. We have demonstrated our ability to adjust the size of our workforce to reflect changes in market demand by decreasing the number of our employees from 10,142 as of December 31, 2001, to 7,158 as of May 31, 2003. In addition, a majority of the more than 70 facilities we operate are under short-to-medium term operating leases with staggered terms, providing us with a more flexible cost structure.

      Experienced Management Team. We benefit from the collective expertise of an experienced and committed management team under the leadership of Thomas T. Stallkamp, our Vice Chairman and Chief Executive Officer. Prior to joining our company in January 2000, Mr. Stallkamp was Vice Chairman for DaimlerChrysler Corporation and also served as President of Chrysler Corporation from 1998. He is widely recognized for his influential work at Chrysler Corporation in the area of vendor relations and supply chain management. Robert Netolicka joined the company on June 2, 2003, when he was appointed President and Chief Operating Officer. Prior to joining us, Mr. Netolicka was President, Integrated Facilities Management, at Johnson Controls, Inc. where he expanded the facilities management service business. After giving effect to the exercise of all options, our management team would collectively own 17.0% of our common stock.

      Committed Equity Sponsorship. Citicorp Venture Capital Ltd. (“CVC”) and its affiliates own approximately 76.2% of the outstanding shares of MSXI’s common stock. Founded in 1968, CVC is a leading private equity firm managing over $10 billion of capital. Since 1997, CVC has invested more than $82.0 million in equity in our company.

      Solid Credit Profile. As of September 28, 2003, we had $429.3 million of total assets, including $226.3 million of net accounts receivable and $28.8 million of net property and equipment. The new US notes will have a collateral package of substantially all of MSXI’s assets and the assets of MSXI’s domestic restricted subsidiaries. In addition, the new UK notes are also secured by the accounts receivable of MSXI Limited. MSXI’s domestic restricted subsidiaries had $114.6 million of net accounts receivable and $16.0 million of net property and equipment as of September 28, 2003. MSXI Limited had $25.1 million of net accounts receivable as of September 28, 2003. A substantial portion of our accounts receivable are from large corporations.

Recent Industry Trends and Outlook

      Our business segments are affected by differing industry dynamics. As a result of recent trends, we experienced an overall decline in revenues during 2001, 2002 and again in the third quarter of 2003. Key factors which have impacted the revenues of our segments are discussed below. We believe, however, that our revenues are not directly dependent on the level of new vehicle production volume.

•	Collaborative Engineering Management. Revenues in this segment have been negatively impacted by delays and cancellations of product development activities at our principal customers. Beginning in early 2001, several of our automotive customers deferred or reassessed their product development spending due to weak economic conditions. We believe this resulted in new product development spending that was below normalized levels for the industry. Recently, we have seen increased activity from selected customers, however this has been offset by further declines at other customers as they react to ongoing industry challenges.

•	Technical and Marketing Services. Demand for these services has remained relatively constant in recent years, despite challenging economic conditions. This stability reflects the favorable trends in outsourcing and the recurring nature of our programs once they are implemented. Economic uncertainty stimulates interest in outsourcing as companies seek ways to lower costs and respond to a rapidly changing market environment.

•	Human Capital Management Services. Beginning in 2001, our results were negatively impacted by the contraction in technology spending. Due to a general reduction in technology spending, most information technology and technical staffing vendors experienced a significant decline in business volumes. In the automotive industry, reduced spending on new product development had a similar impact on technical staffing. More recently, as general economic conditions have begun to improve, demand for technical staffing has somewhat stabilized.

      Our revenue remains under pressure from continuing cost containment actions at our customers and longer than normal seasonal shutdowns. We believe, however, that automotive OEM product development budgets will improve in the next 12 to 24 months as our customers pursue cost reductions on their existing platforms and launch new concepts and products. Notwithstanding these trends, we proactively adjusted our business model and cost structure to improve profitability and liquidity despite the difficult market environment. Our actions to enhance profitability include the following:

      Sale or Disposal of Underperforming Operations. Since the third quarter of fiscal 2002, we have exited several underperforming businesses as part of our efforts to improve overall profitability and return on capital. Businesses we exited generated combined EBITDA losses of $9.9 million during fiscal 2002. The exit of such operations improves our future operating results and also generated incremental cash from the liquidation of these businesses, allowing us to reduce outstanding debt. EBITDA losses generated by businesses sold or disposed included $4.5 million from certain procurement and consulting businesses, $1.8 million from selected collaborative engineering operations in Germany, $1.1 million from our executive recruiting operations, $1.1 million from our Mexican staffing operations, $1.0 million from our staffing operations in Italy, and $0.4 million from our specialty paint operations. For further discussion of EBITDA measures, refer to “— Summary Selected Financial Data.”

      Cost Savings Initiatives Completed. We began implementing focused cost reduction programs in late 2001 in response to economic developments. To date, our cost reduction programs have focused primarily on indirect and administrative support functions, purchased services and consulting costs, facility consolidations, and tax planning strategies. Since these initiatives began in late 2001, our cost reduction efforts have resulted in the elimination of over 550 indirect and administrative staff positions through structural realignment and consolidation of support functions. Consulting and purchased services have been reduced through consolidation or elimination of related operational and support functions. We have reduced our number of operating facilities from 102 locations as of December 30, 2001 to 78 as of December 29, 2002. In addition, we took steps to optimize the legal structure of our U.S. operations, resulting in significant administrative and tax savings.

      Through these cost savings initiatives, we achieved significant savings in both operating and overhead costs. Our operating results for the first nine months of 2003 reflect a $26.7 million reduction in indirect operating expenses versus the first nine months of 2001. After adjusting for the impact of foreign exchange rates, the reduction totaled $36.2 million, or $48.3 million on an annual basis. In addition, we expect to continue realizing benefits from these actions throughout 2003. For example, our 2003 third quarter operating results reflect a $3.6 million, or $14.4 million on an annual basis, reduction in selling, general and administrative expenses versus the fourth quarter of 2002 largely as a result of these programs.

      Liquidity Initiatives. As a complement to our profit improvement actions, we have engaged in disciplined working capital management to generate cash flow. This was enhanced by proceeds collected from the sale or disposal of under-performing operations. Finally, by eliminating funding for selected discretionary programs, we reduced our capital spending from $19.2 million in fiscal year 2001 to $9.0 million in fiscal year 2002. We believe that this level of capital spending is sustainable for the next several years at current levels of business.

      Continued Cost Savings Initiatives. In 2003, our management team remains focused on aligning our organization to match current business needs and geographic requirements. We intend to increase our free cash flow through lower overhead, headcount rationalization, closing of unprofitable operations and under-utilized facilities, working capital management improvements and prudent capital spending. Additional profit improvement opportunities include (i) further overhead consolidations in Europe and the U.S., which we believe could yield $2.5 million in annual savings, (ii) consolidation of operating locations into an existing engineering technical center, potentially saving up to $4.0 million annually, (iii) reduction of under-utilized facilities and computers, which currently cost $4.0 million on an annualized basis to support, (iv) utilization of potential offshore information technology resources which we believe will further reduce costs, and (v) cost reductions through continuous improvement initiatives.

      Due to cost containment actions by selected customers in the third quarter, we developed and began implementing a new cost reduction plan. In total the plan includes an aggregate headcount reduction of approximately 300 employees and consolidation of selected facilities in the United States and Europe. When fully implemented, by the end of the fourth quarter of 2003, annualized savings of approximately $30.0 million are anticipated.

Business Strategy

      We believe we are positioned for growth through the implementation of the following business strategy:

      Capitalize on Growing Trend Toward Outsourcing. In many instances, our principal competition is our customers’ in-house operations. Although technically competent, these internal resources often have other operational priorities, or they have become relatively costly or non-responsive to organizational requirements. We believe our customers are implementing outsourcing strategies in order to reduce costs, increase flexibility, and gain access to unique expertise or technologies. To illustrate, we recently helped an automotive OEM customer increase its sales of new vehicle accessories by recruiting and training a team of dedicated retail accessory specialists who created an integrated accessory sales process. This process equipped dealership personnel with the training and tools they needed to significantly increase accessory sales in their showrooms.

      Grow Our Non-Automotive Client Base. Based on our significant experience delivering complex technical services to the automotive industry, we possess the credibility and technical expertise to serve other industries with similar outsourcing requirements. We are expanding and diversifying our client base by cross-selling our capabilities to existing non-automotive customers and by continuing to develop new customers. To support this initiative, we package our technical competencies into standardized and scalable service offerings with common applicability across a wide range of industries. We also work with prospective customers to assess and demonstrate value creation opportunities available to them. Our recent new contract awards include large clients in the medical products, financial services, and defense-related industries. We have grown our non-automotive revenues from less than 5% of sales in fiscal 1998 to 22.1% of sales in fiscal 2002.

      Increase Market Share by Delivering Integrated Services and Cross-Selling. We have a diverse, international client base of over 700 corporations in 25 countries. Our goal is to provide our customers with an integrated portfolio of technical business services and to enhance our revenues per customer by cross-selling services. To illustrate, we currently provide engineering support for a new health care device that is being commercialized by a large international health care industry customer. The customer initially came to us because of our unique expertise in vehicle engineering. Following successful completion of the pre-production stage of the program, we were contracted to manage the supply chain and final assembly of the product. An opportunity exists to deliver integrated marketing services when the consumer device is launched. Our expertise in the engineering, procurement and assembly activities, combined with our capabilities in developing customized communications for technical products, provided a one-stop solution that the customer would otherwise have had to manage separately. Based on the customer’s experience with us on these programs, we were recently awarded another product development project.

      Increase Margins through Introduction of Proprietary Service Offerings. In addition to integrating our service offerings, we are committed to developing higher value-added, proprietary business solutions to address the complex and evolving outsourcing needs of our customers. We believe this will both enhance profitability and solidify our position as a one-stop outsourced business service provider. An example of this is an outsourced procurement process that we designed for a major automotive OEM to handle the purchasing of certain commodities. Using our in-depth knowledge of the customer and our own expertise in supply chain management, we have implemented a process to organize purchases from suppliers, compile profiles on all suppliers, and perform a cost-saving analysis of all purchases. As a result, our customer’s costs have decreased, and we have now expanded the scope of our services to include additional purchased commodities.

Service Offerings

      The following is a more detailed summary of our offerings through each of our service lines as well as a description of some of our competitors for each of our service lines. Additional information on our operating results by service line is set forth in Note 16 of our consolidated financial statements included elsewhere in this prospectus.

        Collaborative Engineering Management

      We provide a complete range of engineering services, including consultancy, product and process development and full program management. Our advice, innovation and solutions can be delivered through all phases of the product development cycle. Our service offerings cover the following key areas:

•	Technical consultancy— consultancy based on our more than 30 years of experience in complete engineering and niche vehicle programs and in the applications of processes and technology tools to achieve best in class product quality, timing and cost

•	Technology applications— using the latest technology and CAE tools to execute projects for our customers, including virtual engineering (digital design, predictive analysis, dimensional management, CAD engineering and manufacturing simulation). This reduces development process cycle time and minimizes the requirement for physical proto-types and testing, thereby reducing overall cost

•	Engineering services— in support of the above specialist skills we provide general engineering services capable of delivering successful products, including studio services, product engineering (body structures, chassis and trim), system integration in powertrain and electronics, prototype build, manufacturing engineering, and low volume vehicle build

      Competitors vary in our industry depending on the specific services provided and geographic reach. Customers are focused on companies that can provide global reach, depth and breadth of experience. In North America, we compete with Magna, Porsche, Roush Industries, and Wagon Inc., among others. European competition includes Bertrandt, Rücker, IVM, Magna-Steyr, Porsche, Stola, Pininfarina, Italdesign, Engineering & Design AG and Hawtal Whiting, a subsidiary of Wagon plc.

Technical and Marketing Services

      We provide a broad range of technology-based business services to help support the objectives of our customers. Our service offerings include:

•	Quality Relationship Management— we believe our quality relationship management programs give our customers a competitive edge by providing the actionable product, market and customer information they need to improve product quality, reduce costs and improve customer loyalty and satisfaction. Examples of our services include:

•	Warranty support programs— management and operation of parts return centers, warranty process improvement consulting, claims assessment and analysis, and contract administration of extended warranty programs

•	Product quality improvement programs— supplier quality assurance, technical call centers, and quality training and consulting programs

•	Retail support programs— process improvement consulting, customer satisfaction program management, and training programs

•	Custom Communication Services— we offer a full spectrum of solutions to provide our customers with a competitive advantage in facilitating communications through creating, maintaining and delivering information. Our services include the following:

•	Technical and consumer publishing— assists our customers in reducing cost and cycle time by facilitating the reuse and repurposing of content in technical writing, translation, print and distribution

•	Integrated marketing support and research services— supports the development and implementation of personalized marketing programs including copy and design, translation, printing and distribution

•	Integrated document management— assists our customers in facilitating the internal development and distribution of knowledge across their organizations. Our services include document imaging and on-site document centers

•	Supply Chain Management— through supply chain management, we work with our customers to streamline their procurement process, reduce procurement systems costs, and reduce fixed costs in the process. We do this by providing personnel with the required expertise and recommending process improvements through technology solutions required to achieve the desired results. Our services include the following:

•	Outsourced purchasing services— management of the procurement process from initial requisition to supplier payment

•	Contract manufacturing— supply chain management services that provide full product life cycle support, from concept/design to shipment of product

•	Supply chain management consulting to meet specific customer needs

      There is a high level of competition among suppliers of the outsourced business services we provide. In many cases, our principal competition is the customer’s in-house operations. For certain of our services there are numerous outside competitors, many of whom presently have greater name recognition and resources than we do. For quality relationship management and supply chain management services we compete with other national, regional and global service companies such as Accenture, EDS, IBM, ICG Commerce, Maritz, TeleTech/ Percepta, Atisae and other consulting firms. In the custom communications area we compete with companies such as Valley Forge/ SPX, Bowne, Xerox, Budco and Lason.

Human Capital Management Services

      We provide a broad range of services to help maximize the effectiveness, flow and utilization of human capital, particularly in technology-oriented environments. Through this practice we provide custom staffing solutions, including:

•	Contingent staffing— traditional temporary and/or permanent staffing solutions for information technology, engineering or other professional staff needs. Our staffing capabilities include design and production engineers, computer operators, database specialists, network administrators and specialists, PC support staff, software engineers, systems analysts and administrators, and technical support specialists

•	Vendor management programs— management of the entire contract staffing procurement and deployment process on a regional, national or global basis utilizing web enabled supporting technologies

•	Specialized training— training programs and virtual training courseware

      Our competitors in human capital management services include Adecco International, CDI, Keane, kforce, Manpower, Kelly Services Technical, Olsten, Randstad (in Europe only), TechAid, Volt, and numerous regional information technology-staffing firms. Other indirect competitors include Monster.com (a subsidiary of Monster Worldwide) and other internet-based staffing resources.

Significant Customers and Supply Relationships

      We currently have more than 700 customers. These include the major United States and European automotive OEMs and automotive suppliers. Ford, DaimlerChrysler AG, General Motors Corporation and Fiat S.p.A., including their automotive subsidiaries, together accounted for 63.5% of our net sales for the fiscal year ended December 29, 2002.

      A substantial portion of our sales to selected large customers are sales of services that we and our predecessors have been providing to these customers for numerous years. We often deliver these services on a preferred or sole supplier basis, frequently in multiple countries or customer subsidiaries. We are integrated with or utilize our customers’ systems and processes, and in many instances, we are co-located in our customers’ facilities. Our services are an integral part of our customers’ day-to-day operations, allowing us to better serve their needs. Although dependent on actual market demand, such relationships permit a degree of forward revenue visibility. They also give us the opportunity to expand existing customer relationships by providing cross-selling opportunities for our other technical business services.

      A substantial portion of our $310 million in sales to Ford during 2002 were made pursuant to the Ford Master Vendor Agreement and the Ford Master Supply Agreement which we entered into as part of our 1997 acquisition of Geometric Results, Inc. Upon expiration of the original term of the Ford Master Vendor Agreement in August 2002, both Ford and MSXI verbally agreed to extend the term of the Master Vendor Agreement pending the negotiation of a revised one-year arrangement, which has been executed and is effective from January 1, 2003 to December 31, 2003. Details of specific services previously performed under the Ford Master Supply Agreement were generally subject to annual renegotiation. These services are now performed by the company for Ford on an annual purchase order basis.

      Significant portions of our $64.8 million in sales to Fiat during 2002 were made pursuant to purchase orders with Fiat’s principal manufacturing companies, including Fiat Auto. The purchase orders were modified and extended when we acquired Satiz S.r.l. in December 1999. These agreements were extended to five-year terms and include exclusivity provisions for selected services, which are subject to agreed quality benchmarking procedures. Our services to Fiat are subject to annual price reductions based on the volume of sales. Contractual price reductions as a result of this agreement have not had a significant impact on our business.

      We believe we have developed strong relationships with our customers and have a reputation for quality, reliability and service that has been recognized through Ford’s Q1 award, among others. In addition, most of our operations comply with ISO quality standards. Certification to ISO standards requires a determination by an independent assessor that the operation is in compliance with a documented quality management system.

      Except as noted above, no material portion of our business is dependent upon any one customer or is subject to contractual renegotiation of prices. In general, equipment and technologies required to support our service offerings are obtainable from various sources in the quantities desired.

Global Capabilities

      Our international presence is an important competitive advantage in winning and retaining new business and meeting the global sourcing, quality and engineering requirements of many of our customers. We are currently providing services in 25 countries. We believe we are the only company currently providing such a broad range of services to the automotive industry on a worldwide basis. Foreign operations are subject to political, monetary, economic and other risks associated with international businesses. For the fiscal year ended December 29, 2002, 42.9% of our net sales were generated outside of the United States. Our global capabilities have continued to grow and strengthen our product offerings as a result of acquisitions completed during past years.

      Additional financial information concerning our geographical coverage is set forth in Note 16 to our consolidated financial statements included elsewhere in this prospectus.

Employees

      The following table sets forth certain recent information regarding our employees by region as of May 31, 2003:

Number of
Region	Employees

North America	4,562
United Kingdom	645
Italy	634
Germany	568
Rest of Europe	326
Other	423

Total	7,158

      A small portion of our employees in the United States are members of unions. We believe our current relations with our employees and their unions are good.

      We depend upon our ability to attract, retain and develop personnel, particularly technical personnel, who possess the skills and experience necessary to meet the needs of our customers. Competition for individuals with proven technical or professional skills is intense. We compete with other technical service companies, as well as customers and other employers for qualified personnel.

      We are committed to improving the professional development of our employees. In April 2000, we combined and expanded several existing training resources to launch MSX International University. This is a global learning resource that focuses on providing market-driven education to support both our internal needs and our customers’ strategic and operational training needs. The university uses web-based administration and embraces all forms of technologies and learning delivery methods. It delivers courses through two schools: the School of Technology and the School of Business and Leadership Education. It has also formed alliances with academic institutions in the United States, the United Kingdom and

Germany, which allow employees to pursue Bachelor of Science and Master of Science degrees in engineering and other technical disciplines.

Patents and Trademarks

      We hold a number of United States and foreign patents, licenses, copyrights, tradenames and trademarks. Although we regard our intellectual property to be valuable, we do not believe that there is any reasonable likelihood of the loss of any rights that would have a material effect on our operating units, services or present business as a whole.

Properties

      The following table sets forth the number of facilities we operated by region as of December 29, 2002. We believe that substantially all of our property and equipment is in good condition and that we have sufficient capacity to meet our current and projected operating needs. The number of facilities in any region is dictated by the local demographics and requirements to support our customers’ needs. Our facilities are utilized to provide all or any combination of our service offerings.

Number of
Region	Facilities

North America	33
Italy	19
Germany	12
United Kingdom	6
Rest of Europe	5
Other	3
Total	78

      Substantially all of our facilities are leased. We believe that the termination of any one lease would not have a material adverse affect on our business.

Legal Proceedings

      We are involved in various legal proceedings incidental to the ordinary conduct of our business. One such matter is proceeding in both federal court and in an arbitration proceeding. It involves claims and counter claims asserted by both parties in connection with a contingent earnout obligation related to the acquisition of Lexstra International, Inc. and Lexus Temporaries, Inc. and various other claims by and against two former employees. See “Management’s Discussion and Analysis — Liquidity and Capital Resources” for further discussion regarding the potential impact of this case. Litigation is subject to significant uncertainty and any final result could be greater or less than what management anticipates. However, we believe that none of the legal proceedings will have a material adverse effect on our financial condition, results of operation or long-term cash flows.

MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information with respect to individuals who currently serve as the directors and executive officers of MSXI.

Name	Age	Position

Erwin H. Billig	76	Chairman of the Board of Directors
Thomas T. Stallkamp	57	Vice Chairman and Chief Executive Officer
Robert Netolicka	56	President and Chief Operating Officer
Frederick K. Minturn	46	Executive Vice President and Chief Financial Officer
David E. Cole	66	Director
Michael A. Delaney	49	Director
Richard A. Manoogian	67	Director
Charles E. Corpening	38	Director

      Erwin H. Billig served as Chief Executive Officer from April 28, 1998 until January 2000 and has been Chairman of the Board of Directors since January 3, 1997. He served as Vice Chairman of MascoTech from 1994 to 1997 and was President and Chief Operating Officer of MascoTech from 1986 to 1994. He is also the Chairman of the Board of Directors of Titan Wheel International, Inc., and a director and Vice Chairman of Delco Remy International, Inc.

      Thomas T. Stallkamp was appointed Vice Chairman and Chief Executive Officer of MSX International effective January 2000. He also serves on the Board of Directors for Baxter International and Visteon Corporation. Prior to joining MSX International, Mr. Stallkamp was Vice Chairman for DaimlerChrysler Corporation and also served as President of Chrysler Corporation from 1998. Prior to becoming President, Mr. Stallkamp served in various executive level positions during his 20-year career with Chrysler Corporation.

      Robert Netolicka was appointed President and Chief Operating Officer of MSX International in June 2003. Prior to joining MSX International, Mr. Netolicka held various positions at Johnson Controls, Inc., including most recently, the positions of President, Integrated Facilities Management from 1997 to 2001, and Corporate Vice President for Johnson Controls, Inc.’s non-automotive service management businesses from 1997 to 2003. During Mr. Netolicka’s 25-year career with Johnson Controls, Inc. he held key leadership positions for diverse business operations in Asia Pacific, Europe and North America.

      Frederick K. Minturn has been Executive Vice President and Chief Financial Officer since January 3, 1997. Prior to joining MSX International, Mr. Minturn was a Vice President of MascoTech’s Automotive Operations group from 1994 through December 1996 and was a Group Controller of such operations since 1991.

      David E. Cole has been a director since January 3, 1997. Dr. Cole is currently the President of the Center for Automotive Research at the Altarium Institute (formerly ERIM). He was formerly the Director of the Office for the Study of Automotive Transportation (OSAT) at the University of Michigan’s Transportation Research Institute since 1978. Dr. Cole is a director of Campfire Interactive, Inc., Saturn Electronics and Engineering, Inc., R.L. Polk, Inc., and Plastech, Inc. Dr. Cole is also director of the Automotive Hall of Fame, on the Board of the Michigan Economic Development Corp., and is on the Board of Trustees of Hope College.

      Michael A. Delaney has been a director since January 3, 1997. Mr. Delaney has been a Managing Partner of Citicorp Venture Capital since 1997. Mr. Delaney is also a director of ChipPAC, Inc., Palomar Technologies, Inc., Great Lakes Dredge & Dock, Inc., Trianon Industries Corporation, ERICO Corporation, and Delco Remy International, Inc.

      Richard A. Manoogian has been a director since January 3, 1997. Mr. Manoogian served as Chairman, Chief Executive Officer and a director of MascoTech (now Metaldyne, Inc.) from 1984 to 1998, as Chairman from 1998 to November 2000, and continues to serve as a director. Mr. Manoogian is also Chairman of the Board and Chief Executive Officer of Masco Corporation and a director of Bank One Corporation, Detroit Renaissance, Ford Motor Company and The American Business Conference.

      Charles E. Corpening joined the Board of Directors in February 2002. Mr. Corpening is a partner with Citigroup Venture Capital Equity Partners L.P. and a Vice President at Citicorp Venture Capital where he has worked since 1994. Prior to joining Citicorp, Mr. Corpening was with Roundtree Capital Corporation, a private investment firm, the Rockefeller Group, and the investment banking department of Paine Webber, Inc. He received his BA from Princeton University and his MBA from Columbia Business School. Mr. Corpening serves on the board of directors of FastenTech, Inc. and Royster-Clark group.

      Each of our directors holds office until a successor is elected and qualified or until such director’s earlier resignation or removal.

Executive Compensation

Summary of Cash and Certain Other Compensation

      The following Summary Compensation Table sets forth certain information with respect to all compensation paid or earned for services rendered to us for the last three fiscal years (except for certain bonus amounts, which are compensation for services rendered in the immediately preceding year) of (i) those persons who served as our Chief Executive Officer during fiscal 2002 and (ii) certain executive officers other than the Chief Executive Officer who served in such positions during fiscal 2002 (collectively, the “Named Executive Officers”):

Summary Compensation Table

						Long-term
						Compensation
	Annual Compensation
						Securities
	Fiscal Year			Other		Underlying
Name and Principal Position	Ended	Salary($)	Bonus($)	Compensation($)		Options(#)

Erwin H. Billig	12/31/00	252,000	156,240	—		400,000
Chairman of the Board of Directors	12/30/01	252,000	126,000	—		—
	12/29/02	252,000	—	—		—
Thomas T. Stallkamp	12/31/00	670,833	—	—		—
Vice Chairman and Chief Executive	12/30/01	700,000	203,100	—		—
Officer	12/29/02	350,000	—	—		266,000
John Risk(1)	12/31/00	310,000	178,350	15,500	(2)	100,000
President and Chief Operating	12/30/01	330,000	175,931	16,500	(2)	—
Officer, Engineering Operations	12/29/02	257,500	—	—		—
Frederick K. Minturn	12/31/00	267,500	155,000	112,996	(3)	—
Executive Vice President and Chief	12/30/01	291,270	142,500	14,563	(2)	—
Financial Officer	12/29/02	310,080	—	44,571	(3)	—
John C. Miller(1)	12/31/00	—	—	—		—
Executive Vice President,	12/30/01	155,000	—	—		85,000
Collaborative Engineering	12/29/02	310,000	62,000	—		—
Management

(1)	Mr. Risk left the company in the fourth quarter of 2002, but continues to provide services to the company as a consultant. Mr. Netolicka, the successor of Mr. Risk, is not included in this table because he was not hired until June 2003. Mr. Miller left the Company in January 2003.

(2)	Company match of amounts of employee salary deferrals pursuant to our Deferred Compensation Plan.

(3)	Represents the value, on the date of vesting, of shares of common stock of MascoTech granted pursuant to MascoTech’s 1991 Stock Incentive Plan for services performed prior to 1997. Other compensation during 2000 also includes company match of amounts of employee salary deferrals pursuant to our Deferred Compensation Plan totaling $13,457.

      Pursuant to our Deferred Compensation Plan, certain of our management employees have the option of deferring salary and bonus amounts up to a maximum amount of 10% of salary and 100% of bonuses. In addition, deferred discretionary bonuses may be awarded to participants in the Deferred Compensation Plan.

      Such deferred amounts and company matches are credited to an account on the books of MSXI, which is credited annually with earnings. In 2000 and 2001, we matched 100% of the first five percent of participant deferrals in the Deferred Compensation Plan. The employer match under the deferred compensation plan was suspended for the fiscal 2002 year.

      At December 29, 2002, MSXI held a $3.2 million note receivable from Mr. Stallkamp. The balance represents original principal of $3.0 million and unpaid interest of $0.2 million that was rolled into the principal balance in accordance with an exchange agreement effective February 28, 2002. The loan has a 10-year term maturing on February 28, 2011 and bears interest at a rate of 2.48% per year. The loan accrues interest each year, with the principal due at maturity or the occurrence of certain events. The loan is secured by a pledge to MSXI of shares of our Class A Common Stock purchased by Mr. Stallkamp.

Options Granted

      The following table shows the stock options granted during the three fiscal years ended December 29, 2002, to the executive officers named in the Summary Compensation Table.

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciated for
	Underlying	Granted in	Exercise		Option Term(3)
	Options granted	Fiscal	Price	Expiration
Name	(#)(1)	Year	($/Sh.)(2)	Date	5%	10%

2000:
Erwin H. Billig	400,000	49%	$4.50	8/10/2010	$877,903	$2,464,113
John Risk	100,000	12%	$7.50	10/1/2010	—	316,028
2001:
John C. Miller	85,000	59%	$7.50	7/1/2011	—	268,624
2002:
Thomas T. Stallkamp	266,000	69%	$5.00	3/14/2012	450,805	1,505,635

(1)	In general, non-qualified stock options granted during 2000 and 2001 vest over five years and expire ten years from the effective date of grant. Non-qualified stock options granted to Mr. Billig vest automatically upon his termination of directorship or service with MSXI or upon the occurrence of certain other events, as defined. In general, if a grantee voluntarily terminates employment, their vested options continue to be exercisable for six months in the case of death or disability and for 30 days in all other cases. Upon his retirement from active employment, options granted to Mr. Risk were not terminated and continue to vest until the termination of his consulting agreement with MSXI.

(2)	In June 2003, the company reset the exercise price of the outstanding options held by all employees at that time. The exercise prices presented do not reflect the June 2003 repricing.

(3)	Securities and Exchange Commission regulations require information as to the potential realizable value of each of these option grants assuming that the fair value of our stock appreciates in value from the date of grant to the end of the option term at annualized rates of five percent and ten percent. These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will depend on overall market conditions and the future performance of MSXI. There can be no assurance that the amounts reflected in this table will be realized.

Director Compensation

      Outside directors, who are not affiliated with our company or Citicorp, are entitled to receive $10,000 in annual compensation and $500 per meeting attended. For the year ended December 29, 2002, Dr. Cole was the only outside director compensated for his services.

     Employment Agreement

      Frederick K. Minturn. Effective as of January 3, 1997, we entered into an employment agreement with Mr. Minturn to serve as Executive Vice President and Chief Financial Officer for an initial term of two years. The agreement automatically renews for successive one-year terms unless otherwise terminated in writing by either us or Mr. Minturn. Mr. Minturn is entitled to an annual performance bonus pursuant to the Performance Incentive Plan described below. Mr. Minturn is also entitled to all other employee benefits maintained for officers and employees of the company. MSXI may terminate his employment upon death or disability. Either we or Mr. Minturn may terminate the agreement, with or without cause (as defined therein). If the agreement is terminated without cause by us or with good reason (as defined therein) by Mr. Minturn, we will pay to Mr. Minturn the full base salary for the remainder of the term then in effect. The agreement also provides that, during the term of his employment, and thereafter for the greater of twelve months or the remainder of the then current term, Mr. Minturn will not, directly or indirectly, engage in certain activities competitive with our business.

Compensation Committee Interlocks and Insider Participation

      The members of the compensation committee are Messrs. Billig and Delaney. Messrs. Billig and Delaney also serve on the compensation committee of Delco Remy International, Inc. The compensation committee recommended adoption of our Performance Incentive Plan to reflect our compensation policy.

Performance Incentive Plan

      We introduced the Performance Incentive Plan (“PIP”) in April 1998. Substantially all of our salaried employees, including most executive officers, are eligible to receive payments under PIP. PIP offers target awards based on a percentage of an employee’s annual base salary. Actual awards are based on individual and corporate performance. Under PIP, Mr. Minturn may receive an annual performance bonus of up to 150% of his annual base salary, depending on the degree to which MSXI meets or exceeds its target performance. Mr. Billig is eligible to receive discretionary annual bonuses as determined by the Board of Directors.

PRINCIPAL STOCKHOLDERS

      MSXI indirectly beneficially owns all of the capital stock of MSXI Limited. The following table provides certain information regarding the beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), of MSXI’s common stock as of June 29, 2003 by (i) each stockholder known to us to be the beneficial owner of 5% or more of any class of MSXI’s voting securities, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. So far as is known to us, the persons named in the table below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

	Number of Shares
	Beneficially Owned		Percent of Class

	Class A	Series A	Class A	Series A
	Common	Preferred	Common	Preferred
Name of Beneficial Owner	Stock(1)	Stock	Stock	Stock

Citicorp and affiliates	15,277,768	316,894	76.2%	88.2%
399 Park Avenue, 14th Floor New York, New York 10043
Erwin H. Billig(2)	633,500	690	3.2%	*
22355 West Eleven Mile Road Southfield, Michigan 48034
Thomas T. Stallkamp	650,250	1,035	3.2%	*
22355 West Eleven Mile Road Southfield, Michigan 48034
Frederick K. Minturn	303,350	69	1.5%	*
22355 West Eleven Mile Road Southfield, Michigan 48034
Michael A. Delaney	301,874	3,200	1.5%	*
399 Park Avenue, 14th Floor New York, New York 10043
Charles E. Corpening	7,290	57	*	*
399 Park Avenue, 14th Floor New York, New York 10043
All directors and executive officers as a group (5 persons)	1,896,265	5,051	9.5%	*

*	Represents less than 1%.

(1)	Consists of an equal number of shares of each of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock and Series A-4 Common Stock (collectively, the “Class A Common Stock”).

(2)	In name of Billig Family Limited Partnership.

DESCRIPTION OF CAPITAL STOCK

Common Stock

      MSXI’s Certificate of Incorporation (“Certificate of Incorporation”) provides that MSXI is authorized to issue 400,000,000 shares of Common Stock, par value $0.01 per share, divided into two classes: Class A Common Stock (“Class A Stock”) and Class B Common Stock (“Class B Stock” and, together with the Class A Stock, the “Common Stock”).

      Class A Stock is divided into five series consisting of 25,000,000 shares each of Series A-1 Common Stock (“Series A-1”), Series A-2 Common Stock (“Series A-2”), Series A-3 Common Stock (“Series A-3”), Series A-4 Common Stock (“Series A-4”) and 100,000,000 Shares of Series I Common Stock (“Series I”). Class B Stock is divided into five series consisting of 25,000,000 shares each of Series B-1 Common Stock (“Series B-1”), Series B-2 Common Stock (“Series B-2”), Series B-3 Common Stock (“Series B-3”), Series B-4 Common Stock (“Series B-4”) and 100,000,000 Shares of Series II Common Stock (“Series II”).

      The holders of Class A Stock are entitled to one vote for each share held of record on all matters to be voted on by MSXI’s stockholders. The holders of Class B Stock have no voting rights except as required by law or in the Certificate of Incorporation.

      The holders of all classes of Common Stock receive dividends ratably. If dividends are declared in shares of Common Stock, the dividend must be declared and paid at the same rate per share on each class or series of Common Stock and unless 51% of the shares of each class or series approves, the dividends payable in shares of a particular class or series of Common Stock are payable only to holders of the particular class or series of Common Stock; however, any dividend payable to one class or series of Common Stock entitles the other class or series to a dividend in the same form and amount on the same date. If the dividends consist of voting securities of MSXI, at the request of each holder of Class B Stock, MSXI must pay dividends to holders of Class B Stock in nonvoting securities of the company which are identical to the voting securities and convertible into or exchangeable for voting securities on the same terms as the Class B Stock is convertible to Class A Stock. The holders of all classes are entitled to share ratably in all distributions resulting from any liquidation, dissolution or winding up.

      The holders of (a) Series A-1 can convert their shares into Series B-1, (b) Series A-2 can convert their shares into Series B-2, (c) Series A-3 can convert their shares into B-3, (d) Series A-4 can convert their shares into B-4, and (e) Series I can convert their shares into Series II, in each case at a one-to-one conversion rate. Such conversion may occur at any time in the event that the holder thereof has determined that it might be subject to a Regulatory Problem (as defined in the Certificate of Incorporation) or an Accounting Determination (as defined in the Certificate of Incorporation). The holders of each series of Class B Stock can convert their shares into Class A Stock in the same manner as described in (a) through (e) above. Upon the occurrence of a Qualifying Offering (as defined in the Stockholders’ Agreement) or a Sale Transaction (as defined in the Stockholders’ Agreement), (a) each share of Series A-1, Series A-2, Series A-3, and Series A-4 will be automatically converted into one fully paid and non-assessable share of Series I Stock and (b) each share of Series B-1, Series B-2, Series B-3, and Series B-4 will be automatically converted into one fully paid and non-assessable share of Series II Stock.

Preferred Stock

      MSXI’s Certificate of Incorporation provides that the company is authorized to issue 1,500,000 shares of preferred stock, divided into two classes: 500,000 shares of Redeemable Series A Preferred Stock, par value $0.01 and 1,000,000 of New Preferred Stock, par value $0.01 (“New Preferred”).

      The Redeemable Series A Preferred Stock has a stated value of $100 per share, and no additional shares may be issued. As long as any shares of the Redeemable Series A Preferred Stock are outstanding, the company may not issue preferred stock that is senior or pari passu with respect to payment of dividends, other distributions, or preference on redemption or liquidation without the consent of the holders of more than 51% of all of the Redeemable Series A Preferred Stock. Except as required by law or to validate certain actions of the company which adversely affect the rights or powers, ranking, or authorized number of shares, the holders of Redeemable Series A Preferred Stock have no voting rights. Dividends on the Redeemable Series A Preferred Stock are payable in cash at a rate per annum equal to 12% of the sum of $100 plus an amount equal to any accrued and unpaid dividends. Dividends on the Redeemable Series A Preferred Stock accrue daily and are cumulative. MSXI may not declare or pay any dividend or other distribution in respect of the Common Stock or other class or series of stock ranking junior to the Redeemable Series A Preferred Stock (collectively the “Junior Stock”) unless all accrued and unpaid dividends with respect to Redeemable Series A Preferred Stock have either been paid or contemporaneously are declared and paid; however, the company may (a) acquire Junior Stock in an exchange or conversion, (b) pay dividends in shares of Junior Stock, and (c) acquire shares of Common Stock pursuant to the Stockholders’ Agreement.

      The New Preferred shall be authorized in one or more series and shall have voting powers, preferences, and other rights and qualifications as the Board of Directors state in a restitution or resolutions provided for an issuance of the New Preferred.

      The Redeemable Series A Preferred Stock is mandatorily redeemable by MSXI at the earlier of (a) June 30, 2007 or (b) the date on which a Sale Transaction (as defined in the Certificate of Incorporation) by CVC occurs. However, in conjunction with the Offering, the company extended the date on which the Redeemable Series A Preferred Stock is mandatorily redeemable to December 31, 2008. MSXI may redeem any or all of the Redeemable Series A Preferred Stock at its election prior to the mandatory redemption date. In both instances, the redemption price for the Redeemable Series A Preferred Stock shall be the sum of $100 plus an amount equal to any accrued and unpaid dividends. MSXI may also elect to acquire shares of the Redeemable Series A Preferred Stock from time to time without redeeming or otherwise acquiring all or any other issued shares of the Redeemable Series A Preferred Stock (a “Special Redemption”) pursuant to the terms of the Stockholders’ Agreement.

      The Redeemable Series A Preferred Stock may be exchanged for the company’s 12% Junior Subordinated Debentures (“Junior Debentures”) at the election of the company. MSXI must make its election within 45 days of receipt of notice from CVC of their offer to exchange and sell their Redeemable Series A Preferred Stock (“Exchange Notice”). The Junior Debentures will mature on the mandatory redemption date of the Redeemable Series A Preferred Stock. If the company elects to exchange the shares, it must exchange all of the shares designated to be exchanged in the Exchange Notice and all of the shares designated by other holders of Redeemable Series A Preferred Stock in an additional notice. The new senior credit facility and the Indenture restrict the incurrence of additional Indebtedness, including the exchange of the Redeemable Series A Preferred Stock.

RELATED PARTY TRANSACTIONS

Amended and Restated Stockholders’ Agreement

      In March 2001, as a result of the sale by MascoTech, Inc. of its interest in MSXI, MSXI amended and restated our stockholders’ agreement (the “Stockholders’ Agreement”) with CVC and its permitted transferees (together with CVC, the “Institutional Stockholders”) and certain executive officers and directors of MSXI (the “Management Stockholders” and, together with the Institutional Stockholders, the “Stockholders”). The Stockholders’ Agreement imposes certain restrictions on, and rights with respect to, the transfer of shares of MSXI’s Common Stock (as defined) and Series A Preferred Stock held by the Stockholders. The Stockholders’ Agreement also entitles the Stockholders to certain rights regarding corporate governance of MSXI, and to CVC the right to purchase its pro rata share in connection with the issuance of any new shares of Common Stock.

      The Stockholders’ Agreement sets forth conditions under which the parties may transfer their shares. The Stockholders’ Agreement provides for a right of first refusal in favor of MSXI in the event that any Stockholder (the “Selling Stockholder”) desires to transfer its shares of Common Stock pursuant to a bona fide third party offer or an involuntary transfer (as defined in the Stockholders’ Agreement). To the extent that MSXI elects to purchase fewer than all of the shares proposed to be sold by such Selling Stockholder, the Stockholders’ Agreement provides for rights of first refusal on a pro rata basis in favor of the Institutional Stockholders. In the case of a bona fide third party offer, without the consent of the Selling Stockholders, neither MSXI nor the Institutional Stockholders may purchase any of the shares pursuant to the right of first refusal unless all such shares are purchased. If such Selling Stockholder is CVC, and such Selling Stockholder proposes to sell shares representing more than 25% of the outstanding shares of Common Stock on a fully diluted basis or if any Selling Stockholder proposes to transfer shares of Series A Preferred Stock, then such Selling Stockholder must also cause the buyer to give the other Stockholders an option to sell a pro rata number of their respective shares of the same class and on the same terms and conditions as the Selling Stockholder. In the event that a Management Stockholder’s shares of capital stock are subject to an involuntary transfer (such as a seizure pursuant to a judgement item or in connection with any voluntary or involuntary bankruptcy proceeding), the Stockholders’ Agreement grants similar rights to purchase such shares first to MSXI and then to the Institutional Stockholders, pro rata.

      If the Institutional Stockholders propose to sell or otherwise transfer for value to an unaffiliated third party 51% or more of their MSXI Common Stock or Series A Preferred Stock, the Institutional Stockholders have the right to require the other stockholders to sell or transfer a similar percentage of their Class A Common Stock, equity equivalents or Series A Preferred Stock, as applicable, to such party on the same terms. If the Institutional Stockholders propose the sale or other transfer for value of all or substantially all of the assets or business of MSX International to a third party, the Institutional Stockholders have the right to require the other stockholders to approve such transaction in their capacity as stockholders of MSXI. If the Institutional Stockholders propose to transfer Class A Common Stock representing 25% or more of the Class A Common Stock (on a fully-diluted basis), other than in a registered public offering or other permitted transactions, the other stockholders have the option to sell to the same offeree pursuant to tag-along rights a similar percentage of their Class A Common Stock or equity equivalents on the same terms. If any stockholder proposes to transfer any shares of Series A Preferred Stock, the other stockholders have the option to sell to the same offeree pursuant to tag along rights a similar percentage of their Series A Preferred Stock on the same terms.

      The Stockholders’ Agreement provides that the Board of Directors of MSXI shall consist of seven members consisting of four nominees of CVC, one nominee of the Management Stockholders and two disinterested directors.

      In January 2003, the Stockholders’ Agreement was amended to permit stockholders who are trusts, corporations, limited liability companies or partnerships and who are terminating or liquidating to distribute shares of MSXI Common Stock and Series A Preferred Stock to their respective beneficiaries, stockholders, members or partners.

      In August 2003, the Stockholders’ Agreement was amended to join Citicorp Mezzanine III, L.P. as a party and provide customary observers’ and other rights to Citicorp Mezzanine III, L.P.

Amended and Restated Registration Rights Agreement

      Pursuant to the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), the Institutional Stockholders are entitled to require MSXI to effect a public offering of Common Stock underwritten on a firmly committed basis which (taken together with all other similar previous offerings) raises at least $50 million of aggregate net proceeds to MSXI or results in at least 25% of the Common Stock on a fully-diluted basis being sold. The Institutional Stockholders (as a group) are entitled to three long-form registrations and unlimited short-form registrations on demand, in each case at the expense of MSXI (other than underwriting commissions and discounts). The other stockholders are entitled to include shares of Common Stock in these registrations, subject to a right of first priority in favor of the Institutional Stockholders and customary underwriters’ cutback rights. The Institutional Stockholders and all other stockholders are entitled to include, at the expense of MSXI, their shares of Common Stock in any primary registrations initiated by MSXI or any secondary registration on behalf of other stockholders requested by such stockholders on a pro-rata basis, subject to customary underwriters cutback rights.

      In August 2003, the Registration Rights Agreement was amended to join Citicorp Mezzanine III, L.P. as a party and to provide the same registration rights as the other Institutional Stockholders.

Fourth Lien Term Notes

      In conjunction with the second amendment to our credit facility on July 10, 2002, we entered into a secured term note with an affiliate of CVC, our majority owners. Terms of the note are described more fully in Note 9 of our consolidated financial statements. Concurrently with the consummation of the offering of the old units, the note was amended and restated into a $14.7 million note issued by MSX International, Inc. and a $2.4 million note issued by MSX International Limited. The amended and restated notes are referred to in this prospectus as the “fourth lien term notes.”

      The fourth lien term note issued by MSX International, Inc. ranks equal in right of payment with all other senior indebtedness of MSX International, Inc., including indebtedness under our new senior credit facility and the new notes issued by MSX International, Inc. hereby. This fourth lien term note is guaranteed on a senior secured basis by all of the existing and future domestic restricted subsidiaries of MSX International, Inc, and, together with the related guarantees, is secured by a fourth priority lien on substantially all of the assets of MSX International, Inc. and the assets of its domestic restricted subsidiaries. The fourth lien term note issued by MSX International Limited ranks equal in right of payment with all other senior indebtedness of MSX International Limited, including indebtedness under our new senior credit facility and the new notes issued by MSX International Limited hereby. The fourth lien term note issued by MSX International Limited is guaranteed on a senior secured basis by MSX International, Inc. and all of the existing and future domestic restricted subsidiaries of MSX International, Inc, and is secured by a fourth priority lien on the accounts receivable, and the related guarantees are secured by a fourth priority lien on substantially all of the assets of MSX International, Inc. and the assets of its domestic restricted subsidiaries.

      Pursuant to the terms of an intercreditor agreement, the security interests securing the fourth lien term notes are subject to liens securing our new senior credit facility, the new notes, and the mezzanine term notes.

      The amendments to the note also included extending the maturity from June 7, 2007 to January 15, 2008, and resetting the covenants in the notes so that they are equivalent to the covenants in the Indenture for the new notes. Interest on the notes will continue to accrue at a rate of 10% per annum and is not payable until January 15, 2008. In addition, the $10.8 million supplemental funding agreement and related guarantee that was added when the note was amended in February 2003 terminated by its terms when our prior credit facility was repaid in full upon consummation of the offering of the old units.

Note Receivable From Officer

      At December 29, 2002, MSXI held a $3.2 million note from Mr. Stallkamp, our Vice Chairman and Chief Executive Officer. For additional information, see “Management— Executive Compensation.”

Note Purchases

      An affiliate of CVC has, from time to time, made open-market purchases of MSXI’s senior subordinated notes, and as of September 16, 2003, held about $37 million of MSXI’s senior subordinated notes. In the future, this affiliate of CVC may, from time to time, purchase MSXI’s senior subordinated notes, the old units or the new units in open-market purchases.

Mezzanine Term Notes

      In connection with the offering of the old units, MSX International, Inc. issued to Citicorp Mezzanine III, L.P., an affiliate of CVC, a senior secured note in the aggregate principal amount of $21.5 million, with an interest rate of 11.5%, which ranks equal in right of payment with all other senior indebtedness of MSX International, Inc., including indebtedness under our new senior credit facility and the new notes issued by MSX International, Inc hereby. The mezzanine term note issued by MSX International, Inc. is guaranteed on a senior secured basis by all of the existing and future domestic restricted subsidiaries of MSX International, Inc, and is, together with the related guarantees, secured by a third priority lien on substantially all of the assets of MSX International, Inc. and the assets of its domestic restricted subsidiaries.

      In addition, MSX International Limited issued to Citicorp Mezzanine III, L.P. a senior secured note in the aggregate principal amount of $3.5 million, with an interest rate of 11.5%, which ranks equal in right of payment with all other senior indebtedness of MSX International Limited, including indebtedness under our senior credit facility and the new notes issued by MSX International Limited hereby. This mezzanine term note issued by MSX International Limited is guaranteed on a senior secured basis by MSX International, Inc. and all of the existing and future domestic restricted subsidiaries of MSX International, Inc. The mezzanine term note of MSX International Limited is secured by a third priority lien on the accounts receivable, and the related guarantees are secured by a third priority lien on substantially all of the assets of MSX International, Inc. and the assets of its domestic restricted subsidiaries.

      Each mezzanine term note bears interest at a rate of 11.5% per year and will mature on October 15, 2007. In connection with the issuance, Citicorp Mezzanine III, L.P. received a placement fee equal to $750,000.

      Pursuant to the terms of an intercreditor agreement, the security interests securing the mezzanine term notes issued to Citicorp Mezzanine III, L.P. are subject to liens securing our new senior credit facility and the new notes.

      In connection with the issuances of the mezzanine term notes, MSX International, Inc. granted to Citicorp Mezzanine III, L.P. the right to purchase 666,649 shares of our Class A common stock. The purchase warrants are exercisable at a price of $0.01 per share, subject to certain anti-dilution adjustments, through July 31, 2013.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Credit Facility

      Concurrently with the consummation of the offering of the old units, we entered into a new three-year, senior secured revolving credit facility with Bank One, N.A., as agent. Of the $40 million revolving facility, up to $7 million of the revolver is available under a swingline facility and up to $5 million of the revolver is available for the issuance of commercial and standby letters of credit. We also have an additional $5 million available exclusively for the issuance of letters of credit. The senior secured revolving credit facility is referred to in this prospectus, as the “new senior credit facility.”

      The new senior credit facility is secured by a first priority lien on substantially all of the current and future assets of MSXI and each subsidiary guarantor, as well as a pledge of 100% of the shares of capital stock of our domestic subsidiaries and a pledge of 65% of the shares of capital stock of our foreign subsidiaries and 100% of the non-voting shares of capital stock of our foreign subsidiaries. Additionally, as further collateral for all borrowings by each of our foreign subsidiary borrowers, such foreign subsidiary borrowers and their parent companies and subsidiaries may grant a lien on all or certain of their assets. In addition, each domestic subsidiary of MSXI is required to guarantee the obligations of MSXI and all foreign subsidiary borrowers and certain of their parent companies and subsidiaries and MSXI and each domestic subsidiary is required to guarantee the obligations of each foreign subsidiary borrower.

      The new senior credit facility bears interest based on a pricing schedule. Prior to the fiscal quarter ending June 27, 2004, the facility bears interest at either a variable rate based on a fluctuating rate of interest equal to the higher of (i) the prime rate announced by Bank One or its parent and (ii) the sum of the federal funds effective rate most recently determined by Bank One plus 1/2% per annum, or a eurocurrency rate based on the applicable British Bankers’ Association London interbank offered rate for deposits in the particular agreed currency as reported by any generally recognized financial information reporting service, plus 3% per annum.

      In addition to the usual and customary affirmative and negative covenants, the new senior credit facility limits our, the subsidiary borrowers’ and the guarantors’ ability to: (1) incur additional debt, leasehold obligations and contingent liabilities; (2) pay dividends and other distributions on capital stock; and (3) be party to mergers, consolidations or similar transactions. The new senior credit facility also requires satisfaction of certain financial tests, including a fixed charge coverage ratio, and provides for usual and customary events of default.

Mezzanine Term Notes

      For information regarding the mezzanine term notes that were issued concurrently with the old unit offering, please see “Related Party Transactions.”

Fourth Lien Term Notes

      For information regarding the fourth lien term notes that were issued concurrently with the old unit offering, please see “Related Party Transactions.”

Senior Subordinated Notes

      At September 28, 2003, we had $130 million of 11 3/8% unsecured senior subordinated notes outstanding and registered under the Securities Act. The notes are unsecured senior subordinated obligations of the company and mature on January 15, 2008. Interest on the subordinated notes is payable semi-annually at 11 3/8% per annum and commenced July 15, 1998. The notes may be redeemed subsequent to January 15, 2003 at premiums that begin at 105.6875% and decline each year to face value for redemptions taking place after January 15, 2006. Upon the occurrence of a Change of Control, as defined in the indenture for the senior subordinated notes, the notes may be redeemed at the option of the noteholders at a premium of one percent, plus accrued and unpaid interest, if any. The notes contain covenants which, among others, limit the incurrence of additional indebtedness and restrict capital transactions, distributions and asset dispositions of certain subsidiaries.

      The senior subordinated notes are guaranteed on a senior subordinated basis by each of our significant domestic restricted subsidiaries, as defined in the indenture for the senior subordinated notes.

Other Debt

      Satiz Srl, a subsidiary of our company which was acquired on December 31, 1999, maintains a financing arrangement with Fidis S.p.A. that provides for borrowings up to 100% of its eligible accounts receivable, as defined in the agreement. As of December 29, 2002, borrowings under the arrangement bear interest at the Euribor rate plus 1.25% and are collateralized by the underlying accounts receivable. The agreement is renewed annually unless terminated by either party. Fidis S.p.A. is a subsidiary of Fiat S.p.A., who owned a minority investment in Satiz until December 2002.

      Certain of our foreign subsidiaries maintain lines of credit with local banks to provide backup liquidity or to finance operational cash flows as needed. In general, interest accrues on the lines of credit at floating rates, as determined by the applicable bank, with amounts outstanding payable on demand. Agreements are subject to termination at any time with proper notice provided by the bank. Included in other debt at December 29, 2002 is $3.3 million outstanding under the BHF Bank Credit Facility maintained by our subsidiary Cadform-MSX Engineering GmbH. This facility was paid down in full in May 2003 and was terminated as a result of the payment in full of all outstanding amounts under the facility.

Intercreditor Agreement

      An Intercreditor Agreement sets forth the relative rights to our collateral of (i) the collateral agent that acts on behalf of the lenders under the new senior credit facility, (ii) the collateral agent that acts on behalf of the holders of the new notes and the old notes, (iii) the collateral agent that acts on behalf of the affiliate of CVC, who is the holder of the fourth lien term notes, and (iv) the collateral agent that acts on behalf of Citicorp Mezzanine III, L.P., who is the holder of the mezzanine term notes. Proceeds from the sale of collateral will be used first to satisfy obligations under the new senior credit facility and, thereafter, the new notes and the old notes, then the mezzanine term notes, and finally, the fourth lien term notes. See “Description of New Notes— Security.”

THE EXCHANGE OFFER

      Simultaneously with the sale of the old units, MSXI, MSXI Limited and the guarantors entered into a registration rights agreement with Jefferies & Company, Inc., the initial purchaser of the old units. We are conducting the exchange offer to satisfy our obligations under the registration rights agreement.

      The form and terms of the new units are identical in all material respects to the form and terms of the old units, except that the new units will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not be entitled to the registration rights that apply to the old units; and will not contain provisions relating to increased interest rates in connection with the old units under circumstances related to the timing of the exchange offer.

      The new units will evidence the same debt as the old units. The new units will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old units. Consequently, both the old units and the new units will be treated as a single series of debt securities under the indenture. For a description of the indenture, see “Description of the New Notes.”

      The exchange offer is not extended to, nor will we accept tenders for exchange from, old unit holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer

      We are offering to exchange an aggregate number of up to 75,500 units, each unit consisting of:

$860 principal amount of 11% Senior Secured Notes due 2007 of MSXI; and

$140 principal amount of 11% Senior Secured Notes due 2007 of MSXI Limited.

Holders may only exchange old units for new units. The old units must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. The exchange offer is not conditioned upon holders tendering a minimum number of old units. As of the date of this prospectus, all of the old units are outstanding.

      Only whole units will be accepted in the exchange offer; no fractions of old units will be accepted.

      Holders of the old units do not have any appraisal or dissenters’ rights in connection with the exchange offer. If you do not tender your old units or if you tender old units that we do not accept, your old units will remain outstanding and continue to accrue interest and you will be entitled to the rights and benefits holders have under the indenture relating to the old units and the new units. Existing transfer restrictions would continue to apply to such old units. See “Risk Factors—If you fail to exchange your old units for new units, your old units will continue to be subject to restrictions on transfer” for more information regarding old units outstanding after the exchange offer.

      None of MSXI, MSXI Limited or the guarantors, or our respective boards of directors or management, recommends that you tender or not tender old units in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate number of old units to tender.

      The expiration date is 5:00 p.m., New York City time, on December 19, 2003, or such later date and time to which the exchange offer is extended.

      We have the right, in accordance with applicable law, at any time:

to delay the acceptance of the old units;

to terminate the exchange offer and not accept any old units for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

to extend the expiration date of the exchange offer and retain all old units tendered in the exchange offer other than those units properly withdrawn; and

to waive any condition or amend the terms of the exchange offer in any manner.

      If we materially amend the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the old units disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

      If we exercise any of the rights listed above, we will as promptly as practicable give oral notice, promptly confirmed in writing, to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

      During an extension, all old units previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old units not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

      We will accept all old units validly tendered and not withdrawn. Promptly after the expiration date, we will issue new units registered under the Securities Act and deliver them to the exchange agent.

      The exchange agent might not deliver the new units to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and, after the expiration date, processes the required documents.

      We will be deemed to have exchanged old units validly tendered and not withdrawn when we give oral notice, promptly confirmed in writing, to the exchange agent of our acceptance of the tendered old units. The exchange agent is our agent for receiving tenders of old units, letters of transmittal and related documents.

      In tendering old units, you must warrant in the letter of transmittal or in an agent’s message (described below) that:

you have full power and authority to tender, exchange, sell, assign and transfer old units;

we will acquire good, marketable and unencumbered title to the tendered old units, free and clear of all liens, restrictions, charges and other encumbrances; and

the old units tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old units.

Procedures for Tendering Old Units

        Valid Tender

      We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. The letter of transmittal is to be completed by a holder of old units either if (1) a tender of old units is to be made by delivering physical certificates for such old units to the exchange agent, (2) a tender of old units is to be made by book-entry transfer to the account of the exchange agent for the exchange offer at DTC, or by confirmation of blocking instructions in accordance with the standard operating procedures of Clearstream, Luxembourg, as the case may be, pursuant to the procedures set forth below or (3) a tender of old units is to be made according to the guaranteed delivery procedures set forth below.

      Only a holder of record of old units may tender old units in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC or Clearstream, Luxembourg, as applicable, and either:

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

in lieu of delivering a letter of transmittal, instruct DTC or Clearstream, Luxembourg, as the case may be, to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old units acknowledges and agrees to be bound by the terms of, and to make all of the representations contained in, the letter of transmittal, which agent’s message (as defined below) shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

      In addition, either:

the exchange agent must receive old units along with the letter of transmittal; or

the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of such old units into the exchange agent’s account at DTC, according to the procedure for book-entry transfer described below; or

the exchange agent must receive, before the expiration date, timely confirmation from Clearstream, Luxembourg that the securities account to which the old units are credited has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to such old units at any time after such date.

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption “—Exchange Agent” before expiration of the exchange offer. To receive confirmation of valid tender of old units, a holder should contact the exchange agent at the telephone number listed under the caption “—Exchange Agent.”

      The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute a binding agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old units may tender the old units in the exchange offer. If you tender fewer than all of your old units, you should fill in the amount of units tendered in the appropriate box on the letter of transmittal. The amount of old units delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

      The method of delivery of the certificates for the old units, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old units should be sent directly to MSXI or MSXI Limited. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC or Clearstream, Luxembourg, as the case may be, in accordance with their respective procedures does not constitute delivery to the exchange agent.

      If you beneficially own old units and those units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old units in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old units on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

      If the applicable letter of transmittal is signed by the record holder(s) of the old units tendered, the signature must correspond with the name(s) written on the face of the old unit without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC or Clearstream, Luxembourg, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the old units.

      If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

      Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the old units from the exchange agent at its offices listed under the caption “—Exchange Agent.”

Signature Guarantees

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the old units surrendered for exchange are tendered:

by a registered holder of old units who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

for the account of an eligible institution.

      An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

a bank;

a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

a credit union;

a national securities exchange, registered securities association or clearing agency; or

a savings association.

      If old units are registered in the name of a person other than the signer of the letter of transmittal, the old units surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

DTC Book-Entry Transfers

      For tenders by book-entry transfer of old units cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old units by causing DTC to transfer the old units into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old units. Accordingly, any participant in DTC may make book-entry delivery of old units by causing DTC to transfer those old units into the exchange agent’s account in accordance with its ATOP procedures for transfer.

      Notwithstanding the ability of holders of old units to effect delivery of old units through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “—Exchange Agent.” In this context, the term “agent’s message” means a message, transmitted by

DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old units that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Clearstream, Luxembourg Procedures for Blocking Instructions

      The registered holder of the old units on the records of Clearstream, Luxembourg must instruct Clearstream, Luxembourg to block the securities in the account in Clearstream, Luxembourg to which such old units are credited. In order for the exchange offer to be accepted, the exchange agent must have received, prior to the expiration date, a confirmation from Clearstream, Luxembourg that the securities account of old units tendered has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to the old units at any time after such date. Old units should be blocked in accordance with the procedures of Clearstream, Luxembourg, as the case may be. The exchange of the old units so tendered will only be made after a timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. In this context, the term “agent’s message” means a message, transmitted by Clearstream, Luxembourg and received by the exchange agent which states that Clearstream, Luxembourg has received an express acknowledgment from a participant tendering old units that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed Delivery Procedures

      If a registered holder of the old units desires to tender the old units and the old units are not immediately available, or time will not permit the holder’s old units or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer or a confirmation of blocking instructions cannot be completed on a timely basis, a tender may nonetheless be effected if:

the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

prior to the expiration date of the exchange offer, the exchange agent received from the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) and Notice of Guaranteed Delivery, substantially in the form provided by us (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of old units and the amount of old units tendered, stating that the tender is being made and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old units, in proper form for transfer, or a confirmation of a book-entry transfer or a confirmation of blocking instructions, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States with the exchange agent; and

the certificates for all physically tendered old units, in proper form for transfer, or a confirmation of a book-entry transfer or a confirmation of blocking instructions, as the case may be, and all other documents required by the Letter of Transmittal are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Determination of Validity

      We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange and withdrawal of any tendered old units. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old units is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old units for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will we or they be liable for failing to give any such notice.

      We reserve the absolute right, in our sole and absolute discretion:

to reject any tenders determined to be in improper form or unlawful;

to waive any of the conditions of the exchange offer; and

to waive any condition or irregularity in the tender of old units by any holder.

Any waiver to the exchange offer will apply to all old units tendered.

Withdrawal Rights

      You can withdraw tenders of old units at any time prior to 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

specify the name of the person tendering the old units to be withdrawn;

identify the old units to be withdrawn, including the total principal amount of old units to be withdrawn; and

where certificates for old units are transmitted, the name of the registered holder of the old units if different from the person withdrawing the old units.

      If you delivered or otherwise identified old units to the exchange agent, you must submit the serial numbers of the old units to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old units tendered for the account of an eligible institution. If you tendered old units as a book-entry transfer or through the blocking procedures described above, the notice of withdrawal must specify the name and number of the account at DTC or Clearstream, Luxembourg, as applicable, to be credited with the withdrawn old units and you must deliver the notice of withdrawal to the exchange agent and otherwise comply with the procedures of the facility. You may not rescind withdrawals of tender; however, properly withdrawn old units may again be tendered by following one of the procedures described under “—Procedures for Tendering Old Units” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

      We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we be liable for failing to give any such notice.

      Withdrawn old units will be returned to the holder after withdrawal. In the case of old units tendered by book-entry transfer through DTC, the old units withdrawn or not exchanged will be credited to an account maintained with DTC. The old units will be returned or credited to the account maintained with DTC promptly after withdrawal, rejection of tender or termination of the exchange offer. In the case of old units tendered in accordance with the blocking procedures of Clearstream, Luxembourg, the old units will be returned to their holder by cancellation of the blocking instruction in accordance with the standard operating procedures of Clearstream, Luxembourg. Any old units which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Conditions to the Exchange Offer

      Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new units in exchange for, any old units, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that:

the new units to be received will not be tradable by the holder, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

we have not received all applicable governmental approvals;

the exchange offer, or the making of any exchange by a holder of old units, would violate applicable law or any applicable interpretation or policy of the staff of the SEC; or

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

      The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such waiver, other than a waiver involving governmental approval, must be satisfied or waived before the expiration of the offer. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under “—Terms of the Exchange Offer.”

      In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old units tendered, and no new units will be issued in exchange for any such old units.

      If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreement requires that we, as soon as practicable after such determination, use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the old units to be filed and declared effective by the SEC. See “—Registration Rights and Additional Interest on the Old Units.”

Exchange Agent

      We appointed BNY Midwest Trust Company as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the Letter of

Transmittal or the Notice of Guaranteed Delivery to the exchange agent at the address and phone number as follows:

By Registered or Certified Mail:	By Hand Delivery:	By Overnight Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street— 7 East New York, NY 10286 Attention: Carolle Montreuil	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street— 7 East New York, NY 10286 Attention: Carolle Montreuil	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street— 7 East New York, NY 10286 Attention: Carolle Montreuil

By facsimile (for eligible institutions only): (212) 815-5920

Confirm facsimile by telephone ONLY: (212) 298-1915

      If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

      The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the new units and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old units and for handling or tendering for such clients.

      We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old units pursuant to the exchange offer.

Transfer Taxes

      Holders who tender their old units for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new units issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old units tendered, or if a transfer tax is imposed for any reason other than the exchange of old units in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

      The new units will be recorded at the same carrying value as the old units. Accordingly, MSXI will not recognize any gain or loss for accounting purposes. MSXI intends to amortize the expenses of the exchange offer and issuance of the old units over the term of the new units.

Registration Rights and Additional Interest on the Old Units

      If:

because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Issuers are not permitted to effect an exchange offer;

the exchange offer is not consummated within 30 days from the date the Exchange Offer Registration Statement was declared effective;

in certain circumstances, certain holders of unregistered old units so request; or

in the case of any holder that participates in the exchange offer, such holder does not receive new units on the date of the exchange that may be sold without restriction under state and Federal securities laws (other than due solely to the status of such holder as an affiliate of ours or within the meaning of the Securities Act), then in each case, the Company will (x) promptly deliver to the holders and the Trustee written notice thereof and (y) at the Company’s sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the units (the “Shelf Registration Statement”), and (b) use its reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable units have been sold thereafter.

      The Company will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the units has become effective and take certain other actions as are required to permit unrestricted sales of the units. A holder that sells units pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

      If the Company fails to meet the targets listed above, then additional interest shall become payable in respect of the notes if:

(1) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the SEC on or prior to 90 days after the Issue Date;

(2) notwithstanding that the Company has have consummated or will consummate an exchange offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement;

(3) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to 180 days after the Issue Date;

(4) notwithstanding that the Company has consummated or will consummate an exchange offer, the Company is require to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 90th day following the date such Shelf Registration Statement was filed;

(5) the Company has not exchanged new units for all old units validly tendered in accordance with the terms of the exchange offer on or prior to the date that is 30 days from the date the Exchange Offer Registration Statement was required to be effective; or

(6) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all units have been disposed of thereunder);

then, in each case, Additional Interest will accrue on the principal amount of the notes at the rate of 0.25% per annum for the first 90 days following such event and at the rate of 0.50% per annum thereafter, and shall accrue to and including the date on which such default is cured; provided however, that (a) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of clauses (1) or (2) above), (b) upon the effectiveness of the Exchange Registration Statement or Initial Shelf Registration (in the case of clauses (3) or (4) above), or (c) upon the exchange of new units for all old units tendered (in the case of clause (5) above), or upon the effectiveness of the Exchange Registration Statement that had ceased to remain effective (in the case of clause (6) above), Additional Interest on the notes as a result of such clause shall cease to accrue.

      Any amounts of Additional Interest will be payable in cash on the same original interest payment dates as ordinary interest on the notes.

Resales of New Units

      Based on existing SEC interpretations issued to third parties in unrelated transactions, we believe that the new units will be freely transferable by holders other than affiliates of us after the registered exchange offer without further registration under the Securities Act if the holder of the new units is acquiring the new units in the ordinary course of its business, has no arrangement or understanding with any person to participate in the distribution of the new units and is not an affiliate of us, as such terms are interpreted by the SEC; provided that broker-dealers receiving new units in the exchange offer will have a prospectus delivery requirement with respect to resales of such new units. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like the exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new units (other than a resale of an unsold allotment of the units) with the prospectus contained in the exchange offer registration statement. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

      By tendering old units, the holder, other than participating broker-dealers, as defined below, of those old units will represent to us that, among other things:

the new units acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new units, whether or not that person is the holder;

neither the holder nor any other person receiving the new units is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the new units; and

neither the holder nor any other person receiving the new units is an “affiliate” (as defined under the Securities Act) of us.

      If any holder or any such other person is an “affiliate” of us or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the new units, such holder or other person:

may not rely on the applicable interpretations of the staff of the SEC referred to above; and

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each broker-dealer that receives new units for its own account in exchange for old units must represent that the old units to be exchanged for the new units were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new units. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired old units as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new units received in exchange for the old units pursuant to the exchange offer. We have agreed that, starting on the expiration date of the exchange offer and ending at the latest on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

DESCRIPTION OF THE NEW UNITS

      We are offering 75,500 New Units. Each New Unit consists of $860 principal amount of 11% senior secured notes due 2007 of MSX International, Inc. and $140 principal amount of 11% senior secured notes due 2007 of MSX International Limited. The New Notes of each issuer that comprise the New Units will not trade separately unless an event of default has occurred, a tax redemption of the New Notes issued by MSX International Limited related to certain changes affecting withholding taxes has occurred or there has been a change of control of MSX International Limited. See “Description of the New Notes” for further information concerning the New Notes.

DESCRIPTION OF THE NEW NOTES

      The Company and MSX International Limited (the “Issuers”) issued the old notes and will issue the new notes under an indenture (the “Indenture”), among themselves, the Subsidiary Guarantors and BNY Midwest Trust Company, as Trustee (the “Trustee”). For purposes of the “Description of The New Notes”:

the new notes are collectively referred to as the “New Notes”;

the new units are collectively referred to the “New Units”;

the new U.S. notes are referred to as the “U.S. Notes”;

the new U.K. notes are referred to as the “U.K. Notes”;

the new note guarantees are referred to as the “Note Guarantees”;

the new units and the old units are collectively referred to as the “Units”; and

the new notes and the old notes are collectively referred to as the “Notes.”

      You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.”

      The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the Indenture may be obtained from the Company. For purposes of this section, references to the “Company” include only MSX International, Inc. and not its Subsidiaries.

      The terms of the new notes are the same as the terms of the old notes, except that:

the new notes will be registered under the Securities Act of 1933, as amended;

the new notes will not bear restrictive legends restricting their transfer under the Securities Act;

the holder of the new notes are not entitled to certain rights under the registration rights agreement; and

the new notes will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

General

      The New Notes issued by the Company (the “U.S. Notes”) will be senior secured obligations of the Company and will rank equally in right of payment with all other senior obligations of the Company and senior in right of payment with all Indebtedness which by its terms is subordinated to the U.S. Notes. The U.S. Notes will be secured by security interests in substantially all of the assets of the Company and its Domestic Restricted Subsidiaries, subject to Permitted Liens. The U.S. Notes will be guaranteed, jointly and severally on a senior secured basis by the Subsidiary Guarantors, as set forth under “—Note Guarantees” below.

      The New Notes issued by MSX International Limited (the “U.K. Notes”) will be senior secured obligations of MSX International Limited and will rank equally in right of payment with all other senior obligations of MSX International Limited and senior in right of payment with all Indebtedness which by its terms is subordinated to the U.K. Notes. The U.K. Notes will be secured by the accounts receivable of MSX International Limited and substantially all of the assets of the Company and its Domestic Restricted Subsidiaries, subject to Permitted Liens. The U.K. Notes will be guaranteed, jointly and severally on a senior secured basis by the Company and the Subsidiary Guarantors.

      The Issuers will issue the New Units in fully registered form in denominations of $1,000 and integral multiples thereof, each New Unit consisting of $860 principal amount of U.S. Notes and $140 principal amount of U.K. Notes. The Trustee will initially act as paying agent and registrar for the New Units and New Notes. The New Units and New Notes may be presented for registration or transfer and exchange at the offices of the registrar. No service charge will be made for any registration of transfer or exchange or redemption of New Units or New Notes, but the Issuers may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Issuers may change any paying agent and registrar without notice to holders of the New Notes (the “Holders”). The Issuers will pay principal (and premium, if any) on the New Notes at the Trustee’s corporate trust office in New York, New York. At the Issuers’ option, interest and Additional Interest (as defined below), if any, may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

      The Notes of each Issuer will not trade separately unless (i) an Event of Default on the Notes has occurred, (ii) a redemption of the U.K. Notes as described under “—Taxation; Redemption For Taxation Reasons” has occurred or (iii) a Change of Control of MSX International Limited has occurred (each, a “Separation Event”).

      Application has been made for the Units to be listed on the Luxembourg Stock Exchange.

Principal, Maturity and Interest

      The U.S. Notes are unlimited in aggregate principal amount, of which $64.9 million in aggregate principal amount will be issued in this offering. The U.K. Notes are unlimited in aggregate principal amount, of which $10.6 million in aggregate principal amount will be issued in this offering. The Issuers may issue, from time to time, additional notes (“Additional Notes”) in additional Units subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” The Notes and any Additional Notes will be substantially identical other than the issuance dates and the dates from which interest will accrue. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of The New Notes,” references to the Notes include any Additional Notes actually issued. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with this offering and any other Exchange Offer, will be treated as a single class of securities under the Indenture. Because, however, any Additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers, be represented by a different Global Note or Notes, and otherwise be treated as a separate class or classes of Notes for other purposes.

      The Notes will mature on October 15, 2007.

      Interest on the Notes will accrue at the rate of 11.0% per annum and will be payable semiannually in cash on each February 1 and August 1 commencing on February 1, 2004, to the Persons who are registered Holders at the close of business on each January 15 and July 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuers will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Security

      Pursuant to the terms of the Collateral Agreements, the Company and its Domestic Restricted Subsidiaries will grant to the Collateral Agent or one or more sub-Collateral Agents appointed under the Intercreditor Agreement, security interests in, and pledge in favor of the Collateral Agent or one or more such sub-Collateral Agents, substantially all of our domestic assets, including all of the capital stock of each of our respective Subsidiaries, subject to Permitted Liens; provided, however, that:

(i) no more than 65% of the Voting Stock of Foreign Subsidiaries directly owned by the Company or any of its Domestic Restricted Subsidiaries and 100% of the non-Voting Stock of Foreign Subsidiaries directly owned by us or any Domestic Restricted Subsidiary shall be pledged in connection therewith;

(ii) notwithstanding clause (i) above, neither the Company nor any of its Domestic Restricted Subsidiaries shall be required to pledge the Voting Stock of MSX International Netherlands (Holdings) C.V.; provided, further, however that the Company and its Domestic Restricted Subsidiaries will pledge 65% of their respective rights to receive any payments under the partnership agreement governing MSX International Netherlands (Holdings) C.V. (but such pledge shall not create, or be deemed to create, a pledge of or direct claim on the assets of MSX International Netherlands (Holdings) C.V.);

(iii) the Collateral shall not include any Capital Stock, securities or other payment rights of Subsidiaries of the Company (excluding MSX International (Holdings) Inc.) to the extent the Applicable Value of such Capital Stock, securities and other payment rights (on a Subsidiary-by-Subsidiary basis) is greater than or equal to 20% of the aggregate principal amount of the New Notes then outstanding; and

(iv) and the Collateral shall not include (A) motor vehicles, instruments and chattel paper with an aggregate fair market value for all of the foregoing less than $1,000,000, (B) real property leases and (C) rights arising under any contracts or licenses (other than, in each of the foregoing cases, any right to receive payment) as to which a grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained.

      Pursuant to the terms of the Collateral Agreements and subject to the exceptions set forth above, the Notes of MSX International Limited and related guarantees will be secured by the Collateral described above and a charge by way of security over the accounts receivable granted by MSX International Limited, in favor of the Collateral Agent, subject to Permitted Liens.

      In addition, in the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock, securities or other payment rights secure the New Notes, then the Capital Stock, securities or other payment rights of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Collateral Agreements may be amended or modified, without the consent of any Holder of New Notes, to the extent necessary to release the Liens on the shares of Capital Stock, securities or other payment rights that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 and Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock, securities and other payment rights to secure the New Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock, securities and other payment rights of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement.

      Upon the occurrence of an Event of Default, the proceeds from the sale of Collateral securing the Notes will likely be insufficient to satisfy the Company’s obligations under the Notes. No appraisals of any of the Collateral have been prepared in connection with the Exchange Offer. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the Collateral at the time of such sale, as well as the timing and manner of such sale. By its nature, all or some of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral, if saleable, can be sold in a short period of time.

      To the extent third parties hold Permitted Liens (as defined herein), such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. Given the intangible nature of certain of the Collateral, any such sale of such Collateral separately from the Company as a whole may not be feasible. Additionally, the inclusion of the Company’s fixtures in the Collateral securing the New Notes will be limited by the extent to which (a) such fixtures are deemed not to be personal property, and (b) any applicable state laws would, for purposes of perfecting security interests with respect thereto, require that the Collateral Agent effectuate certain filings in applicable real estate land records. The ability of the Company to grant a first priority security interest (subject to Liens securing the Senior Credit Facility) in certain Collateral may be limited by legal or other logistical considerations. The ability of the Holders of New Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “—Certain Bankruptcy Limitations.”

      The Company is permitted to form new Domestic Restricted Subsidiaries and to transfer all or a portion of the Collateral to one or more of its Domestic Restricted Subsidiaries; provided, that each such new Domestic Restricted Subsidiary will be required to execute a guarantee in respect of the Company’s obligations under the New Notes and the Indenture and a security agreement granting to the Collateral Agent a security interest in all of the assets of such Domestic Restricted Subsidiary on the same basis and subject to the same limitations as our currently existing Domestic Restricted Subsidiaries as described in the first paragraph under “—Security.”

      MSX International Limited is not permitted to transfer its accounts receivable to any Subsidiaries of the Company that are not Subsidiary Guarantors.

      Subject to the restrictions on incurring Indebtedness set forth herein, the Company and its Restricted Subsidiaries will have the right to grant (and suffer to exist) Liens securing, among other Permitted Indebtedness and other Obligations, (x) Capitalized Lease Obligations and Purchase Money Indebtedness and respecting fixed assets of the Company or such Restricted Subsidiaries and to acquire any such assets subject to such Liens and (y) obligations outstanding under the Senior Credit Facility. The Collateral Agent’s Liens in the Collateral are intended to be, and shall be, at all times automatically subject to the priority of all such Liens. Loans under the Fourth Lien Term Loan and the New Third Lien Notes are secured by a Lien on all of the assets which secure the Notes. The Liens on such assets are intended to be, and shall be, at all times automatically subject to the priority of the Liens securing the Senior Credit Facility and the Notes. The Term Loan Lender’s Liens in the Collateral are intended to be, and shall be, at all times automatically subject to the priority of the Liens securing the New Third Lien Notes. In furtherance of the foregoing, the Company, MSX International Limited, the Term Loan Lender, the New Third Lien Lender, the Subsidiary Guarantors, the Trustee and the Collateral Agent, on behalf of the Holders of the Notes, and the Administrative Agent, on behalf of the Lenders, entered into the Intercreditor Agreement. The Intercreditor Agreement provides, among other things, that (1) the security interest of the Administrative Agent for the benefit of itself and the Lenders in the assets of the Company and its Domestic Restricted Subsidiaries and MSX International Limited and other assets securing the obligations under the Senior Credit Facility are senior in priority to the Collateral Agent’s security interest for the benefit of itself, the Trustee and the Holders in such assets securing the Obligations, and consequently, the Administrative Agent and the Lenders are entitled to receive proceeds resulting from the foreclosure of any Collateral prior to the Collateral Agent, the Trustee and the Holders, (2) the security interest of (a) the Administrative Agent for the benefit of itself and the Lenders and (b) the Collateral Agent’s security interest for the benefit of itself, the Trustee and the Holders, in the assets of the Company and its Domestic Restricted Subsidiaries securing the obligations under the Senior Credit Facility and the Obligations are senior in priority to the Term Loan Lender’s and New Third Lien Lender’s security interests in such assets securing the New Third Lien Notes Obligations and Fourth Lien Term Loan Obligations and consequently, the Administrative Agent, the Lenders, the Collateral Agent, the Trustee and the Holders will be entitled to receive proceeds resulting from the foreclosure of any Collateral prior to the Term Loan Lender and New Third Lien Lender, (3) the security interest of the New Third Lien Lender in the assets of the Company and its Domestic Restricted Subsidiaries and MSX International Limited and other assets securing the obligations under the New Third Lien Notes shall be senior in priority to the Term Loan Lender’s security interest in such assets securing the Obligations under the Fourth Lien Term Loan, and consequently, the New Third Lien Lender will be entitled to receive proceeds resulting from the foreclosure of any Collateral prior to the Term Loan Lender, (4) during any insolvency proceedings, the Administrative Agent and the Collateral Agent and the Term Loan Lender and New Third Lien Lender will coordinate their efforts to give effect to the relative priority of their security interests in such assets and (5) following an Event of Default or an event of default under the Senior Credit Facility or the New Third Lien Notes or the Fourth Lien Term Loan, all decisions with respect to such collateral, including the time and method of any disposition thereof, will be made in accordance with the terms of the Intercreditor Agreement.

      Neither the Company nor any of its Restricted Subsidiaries will encumber any asset or property of the Company or such Restricted Subsidiaries or suffer to exist any Lien thereon, other than Permitted Liens or as otherwise expressly permitted by the Indenture.

      So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Agreements (including, without limitation, the Intercreditor Agreement), the Company will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the capital stock of any of its Subsidiaries and to exercise any voting, consensual rights and other rights pertaining to such Collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, upon notice from the Collateral Agent, (a) all rights of the Company to exercise such voting, consensual rights, or other rights with respect to any capital stock included in the Collateral shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights, (b) all rights of the Company to receive all cash dividends, interest and other payments made upon or with respect to any capital stock included in the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements. All funds distributed under the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the Holders of the New Notes shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

      The collateral release provisions of the Indenture permit the release of Collateral without substitution of collateral having at least equal value under certain circumstances, including asset sales made in compliance with the Indenture.

Certain Bankruptcy Limitations

      The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any of its Subsidiary Guarantors prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the realization of the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral securing the obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

      In addition, because a portion of the Collateral consists of pledges of a portion of the Capital Stock of certain of our Foreign Subsidiaries, the validity of those pledges under local law, if applicable, and the ability of the Holders to realize upon that Collateral under local law, to the extent applicable, may be limited by such local law, which limitations may or may not affect such Liens.

      Under insolvency legislation which is currently in force in England and Wales as at the date hereof, a secured creditor with a fixed charge over the assets of MSX International Limited, which has priority over the security created by the UK Deed, will have the ability to enforce their security and will be able to appoint an administrative receiver (in accordance with terms of the security agreement which authorizes the receivers appointment). The purpose of the appointment of the receiver is to allow the sale of the assets secured by the fixed charge and the payment of the proceeds of its sale to the secured creditor, with any surplus being distributed pursuant to the terms of statutory order.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

      The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase the Notes as described under the captions “—Change of Control” and “—Certain Covenants —Limitation on Sales of Assets and Subsidiary Stock.” The Issuers may at any time and from time to time purchase Units or Notes (in the event that a Separation Event has occurred) in the open market or otherwise.

Optional Redemption

      Optional Redemption Prior to August 1, 2005. At any time prior to August 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of 105.5% of the principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including August 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the date of redemption. The foregoing optional redemption of the Notes prior to August 1, 2005 shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSX International Limited has occurred.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business date preceding such redemption date.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”) selected by the Company.

      Optional Redemption on or After August 1, 2005. On or after August 1, 2005, the Notes will be redeemable, at the Issuers’ option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date receive interest due on the relevant interest payment date), if redeemed during the period commencing on the date set forth below:

Date	Redemption Price

August 1, 2005	105.500%
February 1, 2006	102.750%
August 1, 2006 and thereafter	100.000%

      In addition, at any time and from time to time prior to August 1, 2005, the Issuers may redeem at their option in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.0% plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

      The foregoing optional redemption of the Notes on or after August 1, 2005 shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSX International Limited has occurred.

Taxation; Redemption For Taxation Reasons

      All payments by MSX International Limited and any guarantor in respect of the U.K. Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature, including penalties, interest and any other liabilities related thereto (“Taxes”), imposed or levied by or on behalf of the United Kingdom or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax, unless MSX International Limited or such guarantor is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges. In such event, MSX International Limited or such guarantor shall pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts received by the holders of the U.K. Notes after such withholding or deduction shall equal the amounts of such payments that would have been receivable in respect of the U.K. Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any U.K. Note (i) presented for payment of principal more than 60 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in New York City by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders by the Trustee, except to the extent that the holders would have been entitled to such Additional Amounts on presenting such U.K. Note for payment on the last day of the applicable 60 day period, (ii) if any tax, assessment or other governmental charge is imposed or withheld by reason of the failure to comply by the holder or, if different, the beneficial owner of the interest payable on the U.K. Note with a timely request of MSX International Limited addressed to such holder or beneficial owner to complete and return an official document concerning the nationality, residence, identity or connection with the United Kingdom or any relevant jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the United Kingdom or any relevant jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge and provided that the request to so comply is made in writing and delivered to such holder or beneficial owner, as applicable, not later than 60 days prior to the date by which the delivery of such official document is required, (iii) held by or on behalf of a holder who is liable for Taxes giving rise to such Additional Amounts in respect of such U.K. Note by reason of having some connection with the United Kingdom or any relevant jurisdiction (or any political subdivision or authority thereof) other than the mere purchase, holding or disposition of any U.K. Note, or the receipt of principal or interest in respect thereof, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, (iv) where such withholding or deduction is imposed on a payment to an individual who is resident for tax purposes in a jurisdiction which is a member state of the European Union (whether such payment is made through a paying agent or otherwise) and is required to be made pursuant to European Union Directive 2003/48/EC of 3 June 2003 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to such Directive and any combination of (i), (ii), (iii), or (iv) nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any U.K. Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the holder. MSX International Limited or such guarantor will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. MSX International Limited or such guarantor will furnish copies of such receipts evidencing the payment of any Taxes so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to MSX International Limited or such guarantor to the Trustee within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to the holders of U.K. Notes upon request.

      All references herein and in the Indenture or the U.K. Notes to the principal of or interest on a U.K. Note shall be deemed to include, without duplication, any Additional Amounts payable in connection therewith.

      MSX International Limited will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the U.K. Notes or any other document or instrument referred to in the Indenture or U.K. Notes.

      U.K. Notes may be redeemed, at the option of MSX International Limited, as a whole, but not in part (limited to U.K. Notes with respect to which an Additional Amount (as described below) is or may be required), at any time, upon giving notice to holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if MSX International Limited determines and certifies to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such U.K. Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United Kingdom or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change or amendment becomes effective on or after the date of issuance of such U.K. Notes and (ii) such obligation cannot be avoided by MSX International Limited taking reasonable measures available to it, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which MSX International Limited would be obligated to pay such Additional Amounts if a payment in respect of such U.K. Notes was then due. Prior to the giving of any notice of redemption described in this paragraph, MSX International Limited shall deliver to the Trustee (a) a certificate signed by two directors of MSX International Limited stating that the obligation to pay Additional Amounts cannot be avoided by MSX International Limited taking reasonable measures available to them and (b) a written opinion of independent legal counsel to MSX International Limited to the effect that MSX International Limited has become obligated to pay Additional Amounts as a result of such a change or amendment described above and that MSX International Limited cannot avoid payment of such Additional Amounts by taking reasonable measures available to them.

Selection

      In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Note Guarantees

      Each of the Company’s Domestic Restricted Subsidiaries will irrevocably and unconditionally Guarantee on a joint and several basis, as primary obligors and not merely as sureties, on a senior secured basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise and the Company will irrevocably and unconditionally Guarantee, as primary obligor and not merely as a surety, on a senior secured basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of MSX International Limited under the Indenture and the U.K. Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations Guaranteed by the Subsidiary Guarantors and the Company being herein called the “Guaranteed Obligations”). The Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Guarantor without rendering such Note Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

      Each Note Guarantee is a continuing Guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and the Company, as applicable, and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns. A Subsidiary Guarantee will be released upon the sale of all the Capital Stock, or all or substantially all of the assets, of the applicable Subsidiary Guarantor if such sale is made in compliance with the Indenture.

Change of Control

      Upon the occurrence of a Change of Control of the Company, each Holder shall have the right to require that the Issuers repurchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions below. Any such repurchase of the Notes shall include both U.S. Notes and U.K. Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of MSX International Limited has occurred.

      Upon the occurrence of the Change of Control of MSX International Limited, MSX International Limited may, at its option at any time, redeem its Notes in whole, and not in part, at the optional redemption prices specified in (i) “—Optional Redemption — Optional Redemption Prior to August 1, 2005” for redemptions prior to August 1, 2005 and (ii) the first paragraph of “—Optional Redemption — Optional Redemption on or After August 1, 2005” for redemptions on or after August 1, 2005. If MSX International Limited has not delivered a notice of redemption within 30 days following a Change of Control of MSX International Limited, each Holder of a U.K. Note shall have the right to require that MSX International Limited repurchase all or a portion of such Holder’s U.K. Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the next paragraph; provided that at any time prior to the consummation of the offer to purchase required by MSX International Limited in accordance with the next paragraph, MSX International Limited may deliver an optional redemption notice to redeem all of the U.K. Notes in lieu of completing such offer to purchase.

      Within 30 days following any Change of Control of the Company, the Company shall, and within 30 days following any Change of Control of MSX International Limited, MSX International Limited shall, mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers or MSX International Limited, as applicable, to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes repurchased.

      The Issuers’ shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuers’ shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Credit Facility. In addition, the Issuers’ ability to pay cash to the Holders upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Issuers’ failure to purchase the Notes in connection with a Change in Control would result in a default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility.

Excess Cash Flow Offer

      Within 90 days after the end of each fiscal year (beginning with the fiscal year ending January 2, 2005), the Issuers will make an offer to all Holders to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year (the “Excess Cash Flow Offer Amount”), at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of such purchase; provided, however, the Excess Cash Flow Offer Amount shall be reduced by the aggregate principal amount of Notes purchased by the Issuers in the open market completed prior to the date of such Excess Cash Flow offer. The Indenture will provide for each Excess Cash Flow offer to remain open for a period of 20 business days, unless a longer period is required by law. If the aggregate amount of Notes tendered pursuant to any Excess Cash Flow offer is less than the Excess Cash Flow Offer Amount, the Issuers may, subject to the other provisions of the Indenture, use any such Excess Cash Flow for general corporate purposes. Upon receiving notice of the Excess Cash Flow offer, Holders may elect to tender their Notes, in whole or in part, in integral multiples of $1,000 principal amount in exchange for cash. Any such repurchase of the Notes shall include both U.S. Notes and U.K. Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a change of control of MSX International Limited has occurred.

      Within 20 Business Days prior to the required purchase date, the Issuers shall mail an offer to each Holder, with a copy to the Trustee, which offer will govern the terms of the Excess Cash Flow offer. Such offer will state, among other things the purchase date and price.

      The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      Notwithstanding anything in this section, the repurchase of the Notes by the Issuers under this section shall not be required if it would breach any covenant under the Credit Agreement and shall be limited to amounts as provided under the Credit Agreement.

Certain Covenants

      The Indenture contains covenants including, among others, the following:

      Limitation on Incurrence of Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.25 to 1.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred pursuant to the Senior Credit Facility and Guarantees of Indebtedness Incurred pursuant to the Senior Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the sum of (i) the greater of (x) $40.0 million less the amount of Net Available Cash from Asset Dispositions used to permanently reduce indebtedness under the Senior Credit Facility and (y) 20% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, determined in accordance with GAAP and 20% of the net book value of the inventory of the Company and its Restricted Subsidiaries, determined in accordance with GAAP, (ii) Cash Management Obligations owing to the Administrative Agent, the Lenders or their respective Affiliates, and (iii) the amount by which the U.S. dollar equivalent of the principal amount of the loans and letters of credit under the Senior Credit Facility exceeds the amount allowed under the foregoing clauses (i) and (ii) as a result of currency fluctuations;

(2) Indebtedness represented by (i) the Notes issued in the Exchange Offer (and the Old Notes), and (ii) Indebtedness represented by the Note Guarantees;

(3) Indebtedness pursuant to agreements as in effect on the Issue Date (other than Indebtedness described in clause (1) of this paragraph), including without limitation the New Third Lien Notes and the Fourth Lien Term Loan;

(4) Indebtedness of the Company owed to and held by a Wholly-Owned Subsidiary or Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or a Wholly-Owned Subsidiary; provided, however, that (i) any such Indebtedness of the Company or any Subsidiary Guarantor shall be unsecured and subordinated to the Notes and (ii) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2), (3) or this clause (5);

(6) Indebtedness in respect of performance bonds, bankers’ acceptances, letters of credit and surety or appeal bonds entered into by the Company or a Restricted Subsidiary in the ordinary course of business (in each case other than an obligation for borrowed money);

(7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $3.0 million in the aggregate at any time outstanding;

(9) Indebtedness Incurred in respect of letters of credit in an aggregate principal amount not to exceed $5 million, plus the amount by which the U.S. dollar equivalent of the principal amount of such letters of credit exceeds $5 million as a result of currency fluctuations;

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence;

(11) Indebtedness Incurred after the Issue Date representing interest paid-in-kind;

(12) Indebtedness of Foreign Restricted Subsidiaries of the Company, in an aggregate principal amount not to exceed $5.0 million at any time outstanding; or

(13) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)), does not exceed $10.0 million.

(c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

      Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Incurrence of Indebtedness”; or

(3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of:

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements of the Company are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

(B) the aggregate Net Cash Proceeds received subsequent to the Issue Date by the Company from the issuance or sale of (i) its Capital Stock (other than Disqualified Stock or the issuance or sale of Capital Stock to a Subsidiary of the Company) or (ii) the Capital Stock of a Restricted Subsidiary pursuant to a Qualified TIPS Transaction (other than any issuance or sale to a Subsidiary of the Company);

(C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

(D) an amount equal to the sum of the net reduction in Investments resulting from repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

      (b) The provisions of the foregoing paragraph (a) shall not prohibit:

(i) any purchase or redemption of Capital Stock, Subordinated Obligations, the Third Term Lien Note or the New Third Lien Note of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that

(A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments; and

(B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(ii) any purchase or redemption of (A) Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under “—Limitation on Incurrence of Indebtedness” or (B) Subordinated Obligations of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under “—Limitation on Incurrence of Indebtedness”; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

(iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the New Third Lien Note or Fourth Lien Term Loan made in exchange for, or out of the proceeds of the substantially concurrent sale of Indebtedness constituting Refinancing Indebtedness which is permitted to be Incurred pursuant to paragraph (b)(5) of the covenant described under “—Limitation on Incurrence of Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

(iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(v) any purchase or redemption or other retirement for value of Capital Stock of the Company required pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of any such arrangement in an amount not to exceed $1.5 million in the aggregate; provided, however, that at the time of such purchase or redemption, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such purchase or redemption shall be included in the amount of Restricted Payments;

(vi) Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by the Company or a Restricted Subsidiary, provided, however, that at the time such Guarantee is Incurred it would be permitted under the covenant described under “—Limitation on Incurrence of Indebtedness” provided, further, however, that such Guarantee shall be excluded from the amount of Restricted Payments;

(vii) any purchase or redemption of the Company’s 11 3/8% Senior Subordinated Notes due 2008; provided, however, that the aggregate purchase price of all such purchases and redemptions shall not exceed $10.0 million; or

(viii) if no Default or Event of Default will have occurred and be continuing, Restricted Payments (in addition to those permitted by clauses (i) through (vii) above) in an aggregate amount not to exceed $5.0 million subsequent to the Issue Date.

      Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary: (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

(iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(vi) any restriction with respect to (x) a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or (y) an asset of a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of such asset, in each case pending the closing of such sale or disposition;

(vii) any restriction imposed by applicable law; and

(viii) any encumbrance or restriction with respect to a Foreign Restricted Subsidiary which is contained in agreements evidencing Indebtedness permitted under the covenant described under “—Limitation on Incurrence of Indebtedness” and which encumbrance or restriction is customary in agreements of such type.

      Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless:

(i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and

(ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, provided, however, that this clause (ii) shall not apply if the Company or a Restricted Subsidiary is disposing of assets in exchange for Additional Assets.

For the purposes of this covenant, the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition is deemed to be cash.

      With respect to any Asset Disposition occurring on or after the Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall:

(i) within 365 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects to

(A) apply an amount equal to such Net Available Cash to prepay, repay, purchase or legally defease Applicable Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or

(B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary Guarantor with Net Available Cash received by the Company or another Subsidiary Guarantor); and

(ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of the covenant described hereunder; provided, however, that in connection with any prepayment, repayment or purchase of Applicable Indebtedness pursuant to clause (A) above (other than the repayment of Applicable Indebtedness Incurred under the Senior Credit Facility to fund the purchase of an asset which is sold by the Company within 180 days of its purchase pursuant to a Sale/Leaseback Transaction), the Company or such Restricted Subsidiary shall retire such Applicable Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute “Excess Proceeds.” Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments. Notwithstanding the foregoing, the Company may use Excess Proceeds to acquire New Notes through open market or privately negotiated purchases, and Excess Proceeds at any time will be reduced by the principal amount of New Notes acquired (and surrendered to the Trustee for cancellation) by the Company and its Restricted Subsidiaries through open market or privately negotiated purchases on or after the date of the applicable Asset Disposition.

      If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $3 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if the Company so elects, at any time within such period), make an offer (an “Excess Proceeds Offer”) to purchase from the Holders of Notes and Applicable Pari Passu Indebtedness (determined on a pro rata basis according to the accreted value or aggregate principal amount, as the case may be, of the Notes and the Applicable Pari Passu Indebtedness) in an amount equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (the “Excess Proceeds Payment”). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

      Any repurchase of Notes pursuant to an Excess Proceeds Offer shall include both U.S. Notes and U.K. Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of MSX International Limited has occurred.

      The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under the covenant described hereunder and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof.

(1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2) If such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $1.0 million (i) are set forth in writing and (ii) comply with clause (1);

(3) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $2.5 million in any one year, (i) are set forth in writing, (ii) comply with clause (2) and (iii) have been approved by a majority of the disinterested members of the Board of Directors; and

(4) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $10.0 million in any one year, (i) comply with clause (3) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

      (b) The provisions of the foregoing paragraph (a) shall not prohibit:

(i) any Restricted Payment permitted to be paid pursuant to the covenant described under “—Limitation on Restricted Payments,”

(ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors;

(iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors;

(iv) loans or advances to employees of the Company or its Subsidiaries, provided, however, the aggregate amount of such loans or advances made after the Issue Date and outstanding at any one time shall not exceed $1.5 million;

(v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business;

(vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company); or

(vii) Existing Affiliate Agreements, including amendments thereto or replacements thereof entered into after the Issue Date, provided, however, that the terms of any such amendment or replacement are at least as favorable to the Company as those that could be obtained at the time of such amendment or replacement in arm’s-length dealings with a Person which is not an Affiliate.

If the Company or any Restricted Subsidiary has complied with all of the provisions of the foregoing paragraph (a) other than clause (4)(ii) thereof, such paragraph shall not prohibit the Company or any Restricted Subsidiary from entering into Affiliate Transactions pursuant to which the Company or any Restricted Subsidiary renders services in the ordinary course of business to CVC or to Affiliates of CVC.

      Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing the Senior Credit Facility, the New Third Lien Notes or the Fourth Lien Term Loan) or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Restricted Subsidiary, (B) directors’ qualifying shares and shares owned by foreign shareholders, to the extent required by applicable local laws in foreign countries, (C) pursuant to a Qualified TIPS Transaction, (D) the disposition of shares of a Foreign Restricted Subsidiary that is the subject of a Permitted Foreign Transaction or (E) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby (other than any Capital Stock received by the Company and its Restricted Subsidiaries in connection with a Permitted Foreign Transaction) will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock.”

      Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired.

      Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated (the “Designee”) does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary (other than a direct or indirect Subsidiary of the Designee, provided, however, that any such direct or indirect Subsidiary of the Designee shall otherwise comply with clauses (a) through (f) of this covenant);

(b) the Subsidiary to be so designated is not obligated under any Indebtedness, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or of any Subsidiary (other than the Designee or a Subsidiary of the Designee that is an Unrestricted Subsidiary);

(c) the Company certifies that such designation complies with the covenant described under “Certain Covenants— Limitation on Restricted Payments;”

(d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly all or substantially all of the business of the Company and its Subsidiaries;

(e) such Subsidiary does not directly or indirectly, own any Indebtedness of or Capital Stock in, and has no Investments in, the Company or any Restricted Subsidiary; and

(f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. For purposes of making any such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (3) of the covenant described under “Certain Covenants— Limitation on Restricted Payments.” Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year). Unless designated as an Unrestricted Subsidiary as herein provided, each Subsidiary of the Company shall be a Restricted Subsidiary. Except as provided herein, no Restricted Subsidiary shall be redesignated as an Unrestricted Subsidiary.

      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, if immediately after giving pro forma effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “Certain Covenants— Limitation on Incurrence of Indebtedness” and (b) no Default shall have occurred and be continuing or would result therefrom.

      Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, (a) by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the New Notes and the Indenture and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the surviving entity, together with such financing statements as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) except in the case of a merger the sole purpose of which is to change the Company’s jurisdiction of incorporation, immediately after giving effect to such transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Incurrence of Indebtedness”;

(iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

(v) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

      Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

      The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

      The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than the Company or a Wholly-Owned Subsidiary), unless:

(i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Subsidiary Guarantor under the Guarantee and the Intercreditor Agreement and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Subsidiary Guarantor under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created thereunder on the Collateral owned by or transferred to the surviving entity;

(ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee agreement comply with the Indenture.

      The provisions of clauses (i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” above.

      The Company shall not permit MSX International Limited to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than the Company or a Wholly-Owned Subsidiary), unless:

(i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a company incorporated under the laws of England and Wales and the Successor Company (if not such

Subsidiary) shall expressly assume (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of MSX International Limited under the U.K. Notes and the Indenture and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of MSX International Limited under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created thereunder on the Collateral owned by or transferred to the surviving entity;

(ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplementary indenture (if any) comply with the Indenture.

      The provisions of clauses (i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” above.

      SEC Reports. Until such time as the Company shall become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee, the Initial Purchaser, the Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections. Thereafter, notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

      Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Subsidiary that is not a Subsidiary Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Subsidiary that is not a Subsidiary Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, then such transferee or acquired or other Subsidiary shall:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2) (a) execute and deliver to the Collateral Agent such amendments to the Collateral Agreements as the Collateral Agent reasonably determines to be necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected first priority security interest (subject to Liens securing the Senior Credit Facility) in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to

Permitted Liens, which are owned by the Company or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Security Agreement, and (b) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

(3) cause such new Domestic Restricted Subsidiary to take such other actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected first priority security interest in the personal property of such new Domestic Restricted Subsidiary to the extent required pursuant to the terms of the Collateral Agreements and the Intercreditor Agreement, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

(4) take such further action and execute and deliver such other documents specified in the Indenture to effectuate the foregoing; and

(5) deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the Collateral of or consisting of the Capital Stock of such Domestic Restricted Subsidiary as provided for in the Indenture.

Thereafter, such Domestic Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

      Limitation on Capital Expenditures. The aggregate amount of Capital Expenditures made by the Company and its Restricted Subsidiaries in any fiscal year shall not exceed (x) $15.0 million and (y) up to $5 million of amounts available for Capital Expenditures not used by the Company and its Restricted Subsidiaries in the immediately preceding fiscal year.

      Impairment of Security Interest. Subject to the Intercreditor Agreement, neither the Company nor any of its Subsidiary Guarantors will take or omit to take any action which would adversely affect or impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders of the Notes, with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent or a sub-Collateral Agent), any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes, the Intercreditor Agreement and the Collateral Agreements (including, without limitation, the Intercreditor Agreement). The Company shall, and shall cause each Subsidiary Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Restricted Subsidiary to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

      Real Estate Mortgages and Filings. With respect to any real property other than a leasehold (individually and collectively, the “Premises”) acquired by the Company or any Domestic Restricted

Subsidiary after the Issue Date with a Fair Market Value of greater than $1.0 million on the date of acquisition:

(1) the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the date of acquisition of such property, duly executed by the Company or the applicable Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in amounts and in form and substance and issued by insurers reasonably acceptable to the Collateral Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, filings, surveys, local counsel opinions and fixture filings, along with such other documents, instruments, certificates and agreements as the Collateral Agent and its counsel shall reasonably request.

Possession, Use and Release of Collateral

      Unless an Event of Default shall have occurred and be continuing, the Issuers and the Restricted Subsidiaries shall have the right to remain in possession and retain exclusive control of the Collateral (other than as set forth in the Collateral Agreements and the Intercreditor Agreement), to freely operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income therefrom.

      Release of Collateral. Upon compliance by the Company and its Restricted Domestic Subsidiaries with the conditions set forth below in respect of any release of items of Collateral, and upon delivery by the Company to the Collateral Agent of an opinion of counsel to the effect that such conditions have been met, the Collateral Agent will terminate and release its Lien on the applicable Released Interests (as hereinafter defined) and reconvey the Released Interests to the Company, and the Collateral Agent shall, at the sole cost and expense of the Company or such Domestic Restricted Subsidiary, execute and deliver to the Company or such Domestic Restricted Subsidiary such documents, as the Company or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

      Asset Disposition Release. The Company and the Restricted Subsidiaries have the right to obtain a release of items of Collateral (the “Released Interests”) subject to an Asset Disposition or other asset sale permitted under the Indenture upon compliance with the condition that the Company deliver to the Collateral Agent the following:

(1) A notice from the Company requesting the release of Released Interests: (i) describing the proposed Released Interests; (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the “Valuation Date”); (iii) stating that the purchase price received is at least equal to the Fair Market Value of the Released Interests (other than with respect to an Asset Disposition for which the consideration is Additional Assets, in which case such notice shall include a statement that the Fair Market Value of such Additional Assets is at least equal to the Fair Market Value of such Released Interests); (iv) stating that the release of such Released Interests would not be expected to interfere in any material respect with the Collateral Agent’s ability to realize the value of the remaining Collateral and will not impair in any material respect the maintenance and operation of the remaining Collateral; and (v) certifying that such Asset Disposition or other asset sale complies with the terms and conditions of the Indenture with respect thereto; and

(2) An Officers’ Certificate of the Company stating that: (i) such Asset Disposition covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to Asset Dispositions; (ii) there is no Default or Event of Default in effect or continuing on the date thereof or the date of such Asset Disposition or other asset sale; (iii) the release of such Released Interests will not result in a Default or Event of Default under the Indenture; and (iv) all conditions precedent in the Indenture relating to the release in question have been or will be complied with.

If the Company or any Domestic Restricted Subsidiary engages in any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value of any Collateral of the type described in clause (y) or (z) of the proviso to the definition of the term “Asset Disposition”, the Liens of the Collateral Agent on such Collateral shall automatically terminate and be released without any action by the Collateral Agent, and the Collateral Agent shall, at the sole cost and expense of the Company or such Domestic Restricted Subsidiary, execute and deliver to the Company or such Domestic Restricted Subsidiary such documents, as the Company or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

      Release of Inventory and Accounts Receivable Collateral. Notwithstanding any provision to the contrary in the Indenture, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this “Release of Inventory and Accounts Receivable Collateral” provision has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

      Release upon Satisfaction or Defeasance of all Outstanding Obligations. The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations under the Indenture, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of the Indenture as described below under the caption “—Satisfaction and Discharge” and (iii) the occurrence of a legal defeasance or covenant defeasance as described below under “—Legal Defeasance and Covenant Defeasance.”

Defaults

      An Event of Default is defined in the Indenture as any of the following events:

(i) a default in the payment of interest on the Notes when due, continued for 30 days;

(ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(iii) the failure by the Issuers, to comply for 60 days after notice with any of their obligations under the covenants described under “—Limitation on Incurrence of Indebtedness,” “—Limitation on Restricted Payments,” “—Limitation on Sales of Assets and Subsidiary Stock” and “—Merger and Consolidation;”

(iv) the failure by the Issuers to comply for 60 days after notice with their other agreements contained in the Indenture or in the Collateral Agreements;

(v) any Collateral Agreement at any time for any reason ceases to be in full force and effect (except as provided by the terms of the Collateral Agreements and Indenture), or shall cease to be effective in all material respects to give the Collateral Agent the Liens with the priority purported to be created thereby subject to no other Liens except as expressly permitted by the applicable Collateral Agreement;

(vi) the Company or any of its Subsidiaries, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement;

(vii) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the “cross-acceleration provision”);

(viii) certain events of bankruptcy, insolvency or reorganization of the Company, MSX International Limited or a Significant Subsidiary (the “bankruptcy provisions”);

(ix) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company or a Restricted Subsidiary, remains outstanding following such judgment and is not discharged, waived or stayed within 60 days after entry of such judgment or decree (the “judgment default provision”); or

(x) a Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or a Guarantor denies or disaffirms its obligations under its Note Guarantee and such default continues for 10 days.

      However, a default under clause (iii) or (iv) above will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iii) and (iv) hereof after receipt of such notice.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(i) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity reasonably satisfactory to the Trustee; and

(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

      The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signer thereof knows of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

      Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the New Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the New Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things,

(i) reduce the amount of Notes whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the time for payment of interest on any Note;

(iii) reduce the principal of or change the Stated Maturity of any Note;

(iv) reduce the premium payable upon the redemption of any New Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above;

(v) make any New Note payable in money other than that stated in the Note;

(vi) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Subsidiary Guarantee;

(vii) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(viii) after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control offer or make and consummate an offer with respect to any Asset Disposition that has been consummated or, after such Change of Control has occurred or such Asset Disposition has been consummated, modify any of the provisions or definitions with respect thereto;

(ix) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Subsidiary Guarantee in a manner which adversely affects the Noteholders; or

(x) except as permitted by the Indenture, release all or substantially all of the Collateral.

      Without the consent of any Holder, the Issuers and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuers under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the New Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

      The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the Indenture becomes effective, the Issuers are required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

      The Issuers at any time may terminate all their obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may terminate their obligations under “—Change of Control” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in clauses (iii) and (iv) under “Certain Covenants— Merger and Consolidation” above (“covenant defeasance”).

      The Issuers may exercise its legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii), (iv), (v), (vi) (vii), (viii) or (ix) under “—Defaults” above or because of the failure of the Company to comply with clause (iii) or (iv) under “Certain Covenants— Merger and Consolidation” above. If the Issuers exercise their legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

      In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

      BNY Midwest Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

      The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Governing Law

      The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Enforceability of Judgments

      Since the operating assets of the MSX International Limited are outside the United States, any judgment obtained in the United States against MSX International Limited, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, Additional Interest, if any, redemption price and any purchase price with respect to the New Notes, may not be collectible within the United States. You may not be able to enforce a U.S. judgment against MSX International Limited or its officers and directors in England. MSX International Limited is an English company and several of its officers and directors are resident outside the United States. A substantial portion of MSX International Limited’s and such persons’ assets are located outside the United States. MSX International Limited will arrange that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving MSX International, Inc., 22355 West Eleven Mile Road, Southfield, MI 48034, United States, as United States agent appointed for that purpose. We have been advised by our English counsel, Dechert, that there is doubt as to whether English courts would enforce judgments of United States courts obtained in actions against such persons or us that are predicated upon the civil liability provisions of the Securities Act. There is no treaty in effect between the United States and England providing for such enforcement, and there are grounds upon which English courts may not enforce judgments of United States courts. MSX International Limited has been advised by its English legal counsel, Dechert, that there is also doubt as to the direct enforceability in England against any of these persons in an original action of civil liabilities predicated solely upon the federal securities laws of the United States.

Certain Definitions

      “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from a Person on the date the acquired Person becomes a Restricted Subsidiary.

      “Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, including improvements to existing assets, used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business; (iii) Capital Stock constituting an additional equity interest in any Person that at such time is a Restricted Subsidiary that is not a Wholly-Owned Subsidiary; or (iv) the costs of improving or developing any property owned by the Company or a Restricted Subsidiary that is used in a Related Business.

      “Administrative Agent” has the meaning set forth in the definition of the term Senior Credit Facility.

      “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under “Certain Covenants— Limitation on Restricted Payments,” “Certain Covenants— Limitation on Affiliate Transactions” and “Certain Covenants— Limitations on Sales of Assets and Subsidiary Stock” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

      “Applicable Indebtedness” means:

(1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Pari Passu Indebtedness or Indebtedness of a Subsidiary of the Company that, in each case, is secured at such time by Collateral under a Lien that is senior or prior to the Lien securing the Notes pursuant to the Collateral Agreements; or

(2) in respect of any other asset, any Pari Passu Indebtedness or any unsubordinated Indebtedness of any Subsidiary Guarantor, and in the case of an Asset Disposition by a Subsidiary that is not a Subsidiary Guarantor, Indebtedness of such Subsidiary, or any other Obligations under the Senior Credit Facility.

      “Applicable Pari Passu Indebtedness” means:

(1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Pari Passu Indebtedness that is secured at such time by all or any part of the Collateral; or

(2) in respect of any other asset, any Pari Passu Indebtedness.

      “Applicable Value” shall mean the greatest of the aggregate principal amount, par value, book value as carried by the Company or the market value, as applicable, of Capital Stock, securities or other payment rights of a Subsidiary.

      “Asset Disposition” means any sale, lease, transfer, Sale/ Leaseback Transaction or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(i) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in foreign countries);

(ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or

(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

      Notwithstanding the foregoing, the term “Asset Disposition” shall not include: (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Subsidiary Guarantor, (y) for purposes of the covenant described under “Certain Covenants— Limitation on Sales of Assets and Subsidiary Stock”, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under “Certain Covenants—Limitation on Restricted

Payments”, and (z) any single disposition or series of related dispositions of assets having a fair market value of less than $1,000,000.

      “Attributable Debt” in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

      “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

      “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

      “Business Day” means each day which is not a Legal Holiday.

      “Capital Expenditures” means for any period all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP.

      “Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      “Cash Management Obligations” means, with respect to any Person, all obligations, whether absolute or contingent, of such Person in respect of overdrafts, returned items and other liabilities owed to any other Person that arises from treasury, depository, foreign exchange (including without limitation foreign currency hedging obligations) or cash management services, including without limitation in connection with any automated clearing house transfers of funds, wire transfer services, controlled disbursement accounts or similar transactions, and all obligations in connection with any commercial credit cards or stored value cards.

      “Change of Control” means the occurrence of one or more of the following events:

(1) prior to the first public offering of common stock of the Company or MSX International Limited, as applicable, the Permitted Holders cease to be entitled (by “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors having a majority in the aggregate of the total voting power of the Board of Directors, whether as a result of issuance of securities of the Company or MSX International Limited, as applicable, any merger, consolidation, liquidation or dissolution of the Company or MSX International Limited, as applicable, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of any entity (the “specified entity”) held by any other entity (the “parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent entity);

(2) after the first public offering of common stock of the Company or MSX International Limited, as applicable, after the Issue Date, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (2) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or MSX International Limited, as applicable, and one or more Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or MSX International Limited, as applicable, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or MSX International Limited, as applicable;

(3) during any two year period, individuals who on the Issue Date constituted the Board of Directors of the Company or MSX International Limited, as applicable, (together with any new directors whose election by such shareholders of the Company or MSX International Limited, as applicable, or whose nomination for election by the Board of Directors of the Company or MSX International Limited, as applicable, was approved by a vote of a majority of the directors of the Company or MSX International Limited, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or MSX International Limited, as applicable, then in office;

(4) the approval by the holders of Capital Stock of the Company or MSX International Limited, as applicable, of a plan for the liquidation or dissolution of the Company or MSX International Limited, as applicable; or

(5) the merger or consolidation of the Company or MSX International Limited, as applicable, with or into another Person or the merger of another Person with or into the Company or MSX International Limited, as applicable, or the sale of all or substantially all the assets of the Company or MSX International Limited, as applicable, (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company or MSX International Limited, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or MSX International Limited, as applicable, and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

      A Change of Control of MSX International Limited does not constitute a Change of Control of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Collateral” shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages acquired after the Issue Date and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

      “Collateral Agent” means the collateral agent under the Security Agreement and each Mortgage, which shall initially be the Trustee.

      “Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement, the U.K. Deed and each Mortgage, in each case, as the same may be in force from time to time.

      “Company Guarantee” means the Guarantee of the Company of MSX International Limited’s obligations with respect to the U.K. Notes.

      “Consolidated Coverage Ratio” as of any date of determination means the ratio of: (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

(2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period;

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company in accordance with Article 11 of Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

      “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), and (vii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary.

      “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

(ii) for purposes of subclause (a)(3)(A) of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(v) extraordinary gains or losses; and

(vi) the cumulative effect of a change in accounting principles.

      Notwithstanding the foregoing, for the purposes of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

      “Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      “Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

      “CVC” means Citicorp Venture Capital, Ltd., a New York corporation.

      “CVC Investor” means (i) CVC or any direct or indirect Subsidiary of CVC, (ii) Citigroup Inc. or any direct or indirect Subsidiary of Citigroup Inc. or any other Person controlled by Citigroup Inc. and (iii) any officer, employee or director of CVC so long as such person shall be an employee, officer or director of CVC or any direct or indirect Wholly-Owned Subsidiary of CVC.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable, at the option of the Holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the eleven month anniversary of the Stated Maturity of the Notes. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the Holders have the right to require the issuer to repurchase such stock (or such stock is mandatorily redeemable) upon a Change of Control (or upon an event substantially similar to a Change of Control).

      “Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

      “EBITDA” for any period means the sum of Consolidated Net Income plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income tax expense (including Michigan Single Business Tax expense and the Imposta Reginole Sulle Attivista Producttive expense in Italy), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, other than accruals for post-retirement benefits other than pensions), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

      “Excess Cash Flow” means, for any fiscal year, the Company’s Consolidated EBITDA for such year, adjusted as follows: (i) minus the cash portion of the Company’s consolidated interest expense (net of interest income) and the cash portion any related financing fees for such year; (ii) minus the cash portion of all federal, state and foreign income taxes (including Michigan Single Business Tax expense and the Imposta Reginole Sulle Attivista Producttive expense in Italy) and franchise taxes paid (without duplication) by the Company and its Restricted Subsidiaries during such year; (iii) minus all Capital Expenditures made during such year by the Company and its Restricted Subsidiaries; and (iv) minus or plus, respectively, any net increase or decrease in Working Capital for such year.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Existing Affiliate Agreements” means the Stockholders’ Agreement, the MSXI Registration Rights Agreement and any other existing agreement with CVC or any Affiliates of CVC or the Company listed on Schedule I to the Indenture.

      “Foreign Subsidiary” means a Subsidiary not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      “Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      “Fourth Lien Term Loan” means the fourth secured term loan, from the Term Loan Lender to the Company and MSX International Limited under the amended and restated fourth term loan agreement, dated the Issue Date, and including all related or ancillary documents executed at any time, including, without limitation, any instruments, guarantee agreements and security documents.

      “GAAP” means generally accepted accounting principles in the United States of America as then in effect on the date of the Indenture, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) guarantees among Restricted Subsidiaries or guarantees by the Company of Restricted Subsidiaries; provided that the Indebtedness being guaranteed is permitted to be Incurred. The term “Guarantee” used as a verb has a corresponding meaning.

      “Guarantors” shall mean the Subsidiary Guarantors and, in connection with the Guarantee of the U.K. Notes, the Company.

      “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      “Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

      “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term “Incurrence” when used as a noun shall have a correlative meaning.

      “Indebtedness” means, with respect to any Person on any date of determination (without duplication),

(i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person, all obligations of such Person under any title retention agreement, and any obligation to pay rent or other payment amounts of such Person with respect to any Sale/ Leaseback Transaction (but excluding trade accounts payable arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

      “Intercreditor Agreement” means the Intercreditor Agreement among the Administrative Agent, the Trustee, the Collateral Agent, the New Third Lien Lender, the Term Loan Lender, the Company and the Subsidiary Guarantors, (as applicable) dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

      “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

      “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of“Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “Certain Covenants—Limitation on Restricted Payments,” (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

      “Issue Date” means August 1, 2003, the date on which the old notes were originally issued under the Indenture.

      “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Illinois.

      “Lien” means any mortgage, pledge, security interest, encumbrance, lien, hypothecation, standard security, assignment by way of security or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      “Management Investors” means each of the officers, employees and directors of the Company who own Voting Stock of the Company on the Issue Date, in each case so long as such person shall remain an officer, employee or director of the Company.

      “Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents creating Liens in favor of the Collateral Agent upon the owned real property constituting Collateral of the Company or any of its Domestic Restricted Subsidiaries from time to time.

      “MSXI Registration Rights Agreement” means the amended and restated registration rights agreement dated November 28, 2000 by and among the Company, CVC and certain CVC Investors and executive officers and directors of the Company, as amended from time to time.

      “Net Available Cash” from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of

Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of

(i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

      “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “New Third Lien Lender” means Citicorp Mezzanine III, L.P. and its assigns.

      “New Third Lien Notes” means the notes issued by the Company and MSX International Limited to the New Third Lien Lender on the Issue Date.

      “Note Guarantees” means the Subsidiary Guarantees and the Company Guarantee.

      “Obligations” means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any indebtedness.

      “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

      “Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

      “Pari Passu Indebtedness” means any unsubordinated Indebtedness of the Company (other than any Indebtedness owed to any Subsidiary of the Company).

      “Permitted Foreign Transaction” means a transaction in which one or more Foreign Subsidiaries acquire Capital Stock or Indebtedness of a Person in connection with any sale, lease, transfer, contribution or other disposition, including any disposition by merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(i) any shares of Capital Stock of a Foreign Subsidiary or a group of Foreign Subsidiaries; or

(ii) all or substantially all of the assets of any division, business segment or comparable line of business of any Foreign Subsidiary or group of Foreign Subsidiaries,

provided that EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of the disposition (treated as a single accounting period), after giving pro forma effect thereto as if such disposition occurred on the first day of such period, is greater than EBITDA for the same period without giving pro forma effect to such disposition.

      “Permitted Holders” means the CVC Investors, the Management Investors and their respective Permitted Transferees and in addition, in the case of MSX International Limited, the Company or any of its Subsidiaries; provided, however, that any Management Investor and any CVC Investor and any Permitted Transferee of a Management Investor or CVC Investor (other than CVC or Citigroup, Inc. or any direct or indirect Subsidiary of CVC or Citigroup, Inc. or any other Person controlled by CVC or Citigroup, Inc.) shall not be a “Permitted Holder” if such Person is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock that represents at least 30% of the aggregate voting power of all classes of the Voting Stock of the Company, voting together as a single class (without giving effect to the attribution of beneficial ownership as a result of any stockholders’ agreement as in effect on the Issue Date, and any amendment to such agreement that does not materially change the allocation of voting power provided in such agreement).

      “Permitted Investment” means an Investment in:

(i) the Company or, to the extent used to make any redemption, repurchase or other retirement for value or payment on the U.K. Notes, in MSX International Limited;

(ii) any Person that is or will become immediately after such Investment a Subsidiary Guarantor or that will merge or consolidate with or into the Company or a Subsidiary Guarantor, or transfers or conveys all or substantially all of its assets to the Company or a Subsidiary Guarantor; provided, however, that the primary business of such Person is a Related Business;

(iii) any Foreign Restricted Subsidiary of the Company by any other Foreign Restricted Subsidiary of the Company;

(iv) any Foreign Restricted Subsidiary of the Company by the Company or any Domestic Restricted Subsidiary of the Company in an aggregate amount not to exceed (x) $2.0 million in any fiscal year and (y) the aggregate amount of Investments permitted by this clause (iv) and not used by the Company in the immediately preceding fiscal year (after giving effect to any amounts permitted pursuant to this clause (y) in the immediately preceding year);

(v) Temporary Cash Investments;

(vi) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(vii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(viii) loans or advances to employees of the Company or a Restricted Subsidiary in an aggregate amount not to exceed $1.5 million;

(ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(x) Persons received in connection with a Permitted Foreign Transaction;

(xi) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under “Certain Covenants— Limitation on Sales of Assets and Subsidiary Stock;” and

(xii) additional Investments not to exceed $5.0 million at any time outstanding.

      “Permitted Lien” means:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (b)(8) of the “Limitation on Incurrence of Indebtedness” covenant; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (b)(8) of the “Limitation on Incurrence of Indebtedness” covenant; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of the real property acquired, together with the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing indebtedness permitted under clause (b)(9) of the “Limitation on Incurrence of Indebtedness” covenant;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Hedging Obligations permitted pursuant to clause (b)(7) of the “Limitation on Incurrence of Indebtedness” covenant;

(12) Liens securing Acquired Indebtedness incurred in accordance with the “—Limitation on Incurrence of Additional Indebtedness” covenant; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(13) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (b)(3) of the “Limitation on Incurrence of Indebtedness” covenant to the extent and in the manner such Liens are in effect on the Issue Date;

(14) Liens securing the Notes, all monetary obligations under the Indenture and the Guarantees;

(15) Liens securing Indebtedness under the Senior Credit Facility to the extent such Indebtedness is permitted under clause (b)(1) of the “Limitation on Incurrence of Indebtedness” covenant;

(16) Liens of the Company or a Wholly-Owned Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

(17) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with the “—Limitation on Incurrence of Additional Indebtedness” provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(18) Liens in favor of custom and revenue authorities;

(19) Liens securing Cash Management Obligations;

(20) Liens securing Indebtedness permitted under clause (b)(13) of the “Limitation on Incurrence of Indebtedness” covenant; and

(21) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (b)(12) of the “Limitation on Incurrence of Indebtedness” covenant (provided, however, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such Lien).

      “Permitted Transferee” means, (a) with respect to any CVC Investor who is an employee, officer or director of CVC or any Wholly Owned Subsidiary of CVC, any spouse or lineal descendant (including by adoption) of such CVC Investor so long as such CVC Investor shall be an employee, officer or director of CVC; and (b) with respect to any Management Investor, any spouse or lineal descendant (including by adoption) of such Management Investor so long as such Management Investor shall be an employee, officer or director of the Company.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      “Principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

      “Public Equity Offering” means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

      “Public Market” means any time after (i) a Public Equity Offering has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

      “Purchase Money Indebtedness” mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such asset by the Company or Restricted Subsidiary.

      “Qualified Finance Subsidiary” means a Subsidiary of the Company constituting a “finance subsidiary” within the meaning of Rule 3a-5 under the Investment Company Act of 1940, as amended (the “1940 Act”), or an issuer of asset-backed securities within the meaning of Rule 3a-7 of the 1940 Act or any other vehicle under a similar exemption, formed for the purpose of engaging in a Qualified TIPS Transaction and having no assets other than those necessary to consummate the Qualified TIPS Transaction.

      “Qualified TIPS Transaction” means an issuance by a Qualified Finance Subsidiary of preferred trust securities or similar securities in respect of which any dividends, liquidation preference or other obligations under such securities are Guaranteed by the Company to the extent required by the 1940 Act, as amended, or customary for transactions of such type.

      “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

      “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

      “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Subsidiary Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

      “Related Business” means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

      “Restricted Payment” means, with respect to any Person,

(i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

(iv) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to the original due date, scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Obligations under the Fourth Lien Term Loan or New Third Lien Note; or

(v) the making of any Investment in any Person (other than a Permitted Investment).

      “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

      “Sale/ Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person and such lease is reflected on such Person’s balance sheet as a Capital Lease Obligation.

      “SEC” means the Securities and Exchange Commission.

      “Security Agreement” means the security agreement, dated as of the Issue Date, made by the Company and the Subsidiary Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

      “Senior Credit Facility” means the Credit Agreement dated as of August 1, 2003, in effect on the Issue Date, by and among the Company, as borrower and guarantor, and certain subsidiaries, as borrowing subsidiaries, the Lenders referred to therein and Bank One, N.A., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness Incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term “Senior Credit Facility” shall include all related or ancillary documents executed at any time, including, without limitation, any instruments, guarantee agreements and security documents. All Cash Management Obligations owing by the Company or any of its Subsidiaries to the Administrative Agent, any Lender or their respective Affiliates shall also be deemed Obligations under the Senior Credit Facility.

      “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      “Stockholders’ Agreement” means the amended and restated stockholders’ agreement dated November 28, 2000 by and between the Company, CVC, and certain CVC Investors and executive officers and directors of the Company, as amended by Amendment No. 1 dated January 31, 2003 and as amended from time to time.

      “Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. “Subordinated Obligation” of any Subsidiary Guarantor has a correlative meaning.

      “Subsidiary” means, in respect of any Person, any corporation, association, partnership, business trust or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests or trust interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

      “Subsidiary Guarantee” means the Guarantee by a Subsidiary Guarantor of the Issuers’ obligations with respect to the Notes.

      “Subsidiary Guarantor” means each Subsidiary designated as such on the signature pages of the Indenture and any other Subsidiary that has issued a Subsidiary Guarantee.

      “Temporary Cash Investments” means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.

      “Term Loan Lender” means Court Square Capital Limited and its assigns.

      “Unit” means a unit consisting of $860 principal amount of U.S. Notes and $140 principal amount of U.K. Notes.

      “Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided above under “Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and (ii) any Subsidiary of an Unrestricted Subsidiary.

      “U.K. Deed” means the debenture, dated as of the Issue Date, made by MSX International Limited in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

      “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

      “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

      “Working Capital” means as of any date the difference between (x) current assets, other than cash and Cash Equivalents of the Company and its Restricted Subsidiaries for such date and (y) current liabilities of the Company and its Restricted Subsidiaries for such date; provided, however, that the amount of accounts receivable at any date should be the average of accounts receivable on the last day of each of the three fiscal months immediately preceding such date.

Registration Rights Agreement

      We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under the Registration Rights Agreement dated August 1, 2003, by and among the Issuers and the Initial Purchaser.

Book-Entry; Delivery and Form

      The certificates representing each New Unit, will be issued in fully registered, global form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000. New Units will be issued at the closing of the exchange offer only against surrender of corresponding old units.

      Units originally sold in reliance on Rule 144A will be represented by global units (each a “Domestic Global Unit”) consisting of U.S. Notes and U.K. Notes in fully registered form with interest coupons (each a “Domestic Global Note”) and will be deposited with the Trustee as a custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of such depositary.

      Units originally sold in offshore transactions in reliance on Regulation S under the Securities Act will be represented by global units (each a “Offshore Global Unit”) consisting of U.S. Notes and U.K. Notes in fully registered form without interest coupons (each a “Offshore Global Note”) and will be deposited with the Trustee as custodian for DTC, as depository, and registered in the name of a nominee of such depository for the account of the operator of the Clearstream Banking, Société Anonyme, Luxembourg.

      Book-entry interests for Domestic Global Units and Offshore Global Units (together the “Global Units”) will be shown on, and transfers thereof will be effected only through, records maintained by Clearstream and their participants. The laws of some jurisdictions, including some states of the United States, may require that certain purchasers of securities take physical delivery of those securities in definitive form.

The Global Units

      We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Units, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by the underlying Global Notes to the respective accounts of Persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Units will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchaser and ownership of beneficial interests in the Global Units will be limited to Persons who have accounts with DTC (“participants”) or Persons who hold interests through participants. Holders may hold their interests in the Global Units directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

      So long as DTC, Clearstream or their nominees, is the registered owner or holder of the Units, DTC, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Units for all purposes under the indenture. No beneficial owner of an interest in the Global Units will be able to transfer that interest except in accordance with DTC’s or Clearstream’s, as applicable, procedures, in addition to those provided for under the indenture with respect to the Units.

      Payments of the principal of, premium (if any), interest (including Additional Interest) on, the Global Notes will be made to DTC, Clearstream or their nominees, as the case may be, as the registered owner thereof. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Units or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

      We expect that DTC, Clearstream or their nominees, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC, Clearstream or their nominees. We also expect that payments by participants to owners of beneficial interests in the Global Units held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. If a Holder requires physical delivery of a Certificated Security for any reason, including to sell New Units to Persons in states which require physical delivery of the New Units, or to pledge such securities, such Holder must transfer its interest in a Global Unit, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

      Participants in Clearstream must rely upon the procedures of Clearstream in order to transfer their interests in the Global Units, and indirect participants must rely on the procedures of the participants through which they own book-entry interests to transfer their interests or to exercise any rights of holders under the indenture.

      DTC and Clearstream have advised us that they will take any action permitted to be taken by a Holder of New Units and New Notes (including the presentation of New Units and New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC or Clearstream interests in the Global Units are credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Indenture, DTC and Clearstream will exchange the Global Units and Global Notes for Certificated Securities, which they will distribute to their participants.

      DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Units among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      We understand as follows with respect to Clearstream: Clearstream holds securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets. Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with Clearstream participants, either directly or indirectly.

Certificated Securities

      Certificated Securities shall be issued in exchange for beneficial interests in the Global Units and underlying Global Notes (i) for Global Units or Global Notes held by DTC, if requested by a Holder of such interests or (ii) if DTC or Clearstream is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

CERTAIN TAX CONSIDERATIONS

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

      This section summarizes the material U.S. federal income tax consequences of the exchange to holders of old notes. However, the discussion is limited in the following ways:

•	The discussion only covers you if you bought your old notes in the initial offering.

•	The discussion only covers you if you hold your old notes as capital assets (that is, for investment purposes), and you are not a person in a special tax situation, such as a financial institution, an insurance company, a regulated investment company, a dealer in securities or currencies, a person holding the old notes as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, or a person whose functional currency is not the United States dollar.

•	The discussion does not cover tax consequences that depend upon your particular tax situation.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the exchange of the old notes.

•	The discussion does not cover state, local or foreign law.

•	We have not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of any matter discussed herein. As a result, the IRS could disagree with portions of this discussion.

      A “U.S. holder” is (i) a citizen or resident of the U.S., (ii) a corporation or a partnership (including an entity treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Certain trusts not described in clause (iv) above in existence on August 20, 1996 that elect to be treated as a U.S. person will also be a U.S. holder for purposes of the following discussion. All references to “holders” (including U.S. holders) are to beneficial owners of the old notes.

      The term “Non-U.S. holder” refers to any beneficial owner of an old note who or which is not a U.S. holder.

      If you are considering exchanging notes, we urge you to consult your tax advisor about the particular U.S. federal, state, local and foreign tax consequences of the exchange, ownership and disposition of the old notes and the application of the U.S. federal income tax laws to your particular situation.

Exchange of Old Notes for New Notes

      The exchange of old notes for new notes, which are identical debt securities, registered under the Securities Act, in the exchange offer will not constitute a taxable exchange. As a result, (i) you will not recognize a taxable gain or loss as a result of exchanging your old notes for new notes; (ii) the holding period of the new notes you receive will include the holding period of the old notes you exchange; and (iii) the adjusted tax basis of the new notes you receive will be the same as the adjusted tax basis of the old notes you exchange determined immediately before the exchange.

U.S. Holders

      Taxation of Interest. If you are a U.S. holder, you will be required to recognize as ordinary income any interest paid or accrued on the new notes, in accordance with your regular method of accounting for

U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle you to receive payments other than fixed periodic interest that exceed the issue price of the instrument, you might be required to recognize additional interest as “original issue discount” over the term of the instrument. We believe that the notes were not issued with original issue discount.

      Sale, Exchange or Redemption of New Notes. On the sale, retirement or redemption of your new note:

•	You will have taxable gain or loss equal to the difference between the amount received by you (to the extent such amount does not represent accrued but unpaid interest, which will be treated as such) and your adjusted tax basis in the new note. Your adjusted tax basis in a new note generally will equal the portion of your purchase price for a Unit that was allocated to the old note. Under Treasury regulations, we are required to allocate your purchase price for a Unit among each note comprising a part of the Unit based on the respective fair market values of the notes. We intend to take the position that a ratable portion (based on principal amounts) of your purchase price of a Unit will be allocated to each of the Unit’s notes. Our allocation is binding on you for federal income tax purposes unless you disclose on a statement attached to your federal income tax return for the taxable year that includes the year of your acquisition of the related Unit that you are using an allocation that is different from our allocation.

•	Your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you held the note (including the holding period for the old note) for more than one year. For an individual, the maximum tax rate on long-term capital gains is currently 15%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

      Withholding Tax on Payments of Principal and Interest on New Notes. Generally, payments of principal and interest on a new note to a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that in the case of an interest payment:

•	you do not actually or constructively own 10% or more of the total combined voting power of all our voting stock;

•	you are not a controlled foreign corporation that is related to us within the meaning of U.S. federal income tax laws; and

•	you are either (A) the beneficial owner of the new note and you certify to the applicable payor or its agent, under penalties of perjury, that you are not a United States person and provide your name and address on a signed IRS Form W-8BEN (or a suitable substitute form), or (B) a securities clearing organization, bank or other financial institution, that holds customers’ securities in the ordinary course of your trade or business (a “financial institution”) and that certifies under penalties of perjury that such an IRS Form W-8BEN (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

      Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder with respect to interest payments on a new note if such interest is effectively connected with your conduct of a trade or business in the United States.

      Gain on Disposition of the New Notes. You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a new note (except with respect to accrued and unpaid interest, which would be taxable as described above), unless:

•	you are an individual present in the U.S. for 183 days or more in the year of such sale, exchange or redemption and either (A) you have a “tax home” in the U.S. and certain other requirements are met, or (B) the gain from the disposition is attributable to your office or other fixed place of business in the U.S.;

•	the gain is effectively connected with your conduct of a trade or business in the U.S.; or

•	you are subject to provisions in the Internal Revenue Code applicable to certain U.S. expatriates.

Backup Withholding and Information Reporting

      U.S. Holders. Information reporting will apply to payments of interest made by us on, or the proceeds of the sale or other disposition of, the new notes with respect to certain non-corporate U.S. holders, and backup withholding may apply unless the recipient of such payment has supplied a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

      Non-U.S. Holders. Backup withholding and information reporting on Form 1099 will not apply to payments of principal and interest on the new notes by us or our agent to a Non-U.S. holder provided the Non-U.S. holder has provided the certification described above under “—Non-U.S. Holders— Withholding Tax on Payments of Principal and Interest on New Notes” or otherwise has established an exemption (provided that neither we nor our agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). Interest payments made to a Non-U.S. holder may, however, be reported to the IRS and to such Non-U.S. holder on Form 1042-S.

      Information reporting and backup withholding generally will not apply to a payment of the proceeds of a sale of notes effected outside the U.S. by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of new notes effected outside the U.S. by a foreign office of a broker if the broker (i) is a U.S. person, (ii) derives 50 percent or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) is a “controlled foreign corporation” for U.S. federal income tax purposes, or (iv) is a foreign partnership that, at any time during its taxable year is 50 percent or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of new notes by a U.S. office of a broker will be subject to both backup withholding and information reporting unless the holder certifies its Non-U.S. status under penalties of perjury or otherwise establishes an exemption.

      Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

CERTAIN UNITED KINGDOM TAX CONSEQUENCES

      The comments below are of a general nature and relate solely to holders of the old notes issued by MSX International, Ltd. They reflect the issuer’s understanding of current United Kingdom taxation law and United Kingdom Inland Revenue practice and they are subject to changes therein. They do not purport to constitute legal or tax advice. In addition, the comments relate only to the position of persons who are the absolute beneficial owners of the old notes and the coupons and may not apply to certain classes of person (such as dealers in securities and persons connected with the Issuer) to whom special rules may apply. These comments are not exhaustive.

      Holders of old notes and prospective investors who are in any doubt as to their tax position or who may be subject to tax in any other jurisdiction should consult their professional advisers concerning the consequences of ownership and transfer of new notes issued by MSX International Limited (the “new UK notes”) on their own situation.

Interest on the New UK Notes

      Payments on the new UK notes may be made without withholding or deduction on account of United Kingdom income tax so long as they are listed on a “recognized stock exchange” and are thus treated as “quoted Eurobonds” within the meaning of Section 349(4) of the Income and Corporation Taxes Act of 1988 (the “Act”). The new unit that includes the new UK notes will be listed on the Luxembourg or London Stock Exchange, each of which is currently a recognized stock exchange. Accordingly, so long as the UK notes are on the Luxembourg Stock Exchange, payments of interest should be exempt from withholding under the Act.

      In all cases falling outside the exemption described above, interest on the new UK notes will be paid under deduction of United Kingdom income tax at the lower rate (currently 20 percent) subject to such relief as may be available either under the provisions of any applicable double taxation treaty or, in certain circumstances, where an exemption for payments between certain companies and partnerships applies. The latter exemption can apply where (inter alia) the person beneficially entitled to the interest is (i) a company resident in the United Kingdom, (ii) a company not resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring the interest into account in computing its profits chargeable to United Kingdom corporation tax or (iii) a partnership each member of which is a company falling within (i) or (ii) above.

      Interest on the new UK notes has a United Kingdom source and accordingly may be chargeable to United Kingdom tax by direct assessment. Where interest is paid without withholding or deduction, the interest will not be assessed to United Kingdom tax in the hands of holders of the new UK notes (other than certain trustees) who are not resident for tax purposes in the United Kingdom, except where such persons carry on a trade through a permanent establishment in the United Kingdom in connection with which the interest is received or to which the new UK notes are attributable, in which case tax may be levied on the United Kingdom permanent establishment. There are exemptions for interest received by certain categories of agents (such as some brokers and investment managers). Exemption from, or reduction of, such United Kingdom tax liability might be available under an applicable double taxation treaty.

United Kingdom Corporation Tax Payers

      In general, holders of new UK notes who are within the charge to United Kingdom corporation tax in respect of new UK notes will be charged to tax and obtain relief as income on all returns on and fluctuations in value of the new UK notes broadly in accordance with the statutory accounting treatment of the new UK notes in their hands.

      The exchange of old notes for new UK notes is not expected to give rise to any additional charge UK corporation tax than would have arisen if the exchange had not taken place.

Other United Kingdom Tax Payers

     Taxation of chargeable gains

      It is expected that the new UK notes will not be regarded by the Inland Revenue as constituting “qualifying corporate bonds” within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of the new UK notes may give rise to a chargeable gain or an allowable loss for the purposes of the United Kingdom taxation of chargeable gains. There are provisions to prevent any particular gain (or loss) from being charged (or relieved) at the same time under these provisions and also under the provisions of the “accrued income scheme” described below.

      The exchange of old notes for new UK notes, which are identical debt securities, is not expected to give rise to a charge to UK taxation.

     Accrued income scheme

      On disposal of new UK notes by a holder, any interest which has accrued since the last interest payment date may be chargeable to tax as income under the rules of the “accrued income scheme” if that holder of new UK notes is resident or ordinarily resident in the United Kingdom or carries on a trade through a permanent establishment in the United Kingdom to which the new UK notes are attributable.

Provision of Information

      Persons in the United Kingdom (1) paying interest to or receiving interest on behalf of another person, or (2) paying amounts due on the redemption of the new UK notes to or receiving such amounts on behalf of another person, may be required to provide certain information to the United Kingdom Inland Revenue regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

EU Savings Directive

      On 3 June 2003 the EU Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income. The directive is scheduled to be applied by Member States from 1 January 2005, provided that certain non-EU countries adopt similar measures from the same date. Under the directive each Member State will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State; however, Austria, Belgium and Luxembourg may instead apply a withholding system for a transitional period in relation to such payments, deducting tax at rates rising from 15% initially to 20% in 2008 and 35% in 2011. However, no withholding tax will be levied if a certificate is produced by the individual evidencing that he has declared his ownership of the bond to his local tax authority. The transitional period is to commence on the date from which the directive is to be applied by Member States and to terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Stamp duty and stamp duty reserve tax

      No United Kingdom stamp duty or stamp duty reserve tax is payable on the issue of a note.

      THE ABOVE SUMMARIES REFLECT CERTAIN ASPECTS OF CURRENT LAW AND PRACTICE IN THE UNITED STATES AND THE UNITED KINGDOM. HOLDERS OF OLD NOTES AND PROSPECTIVE NOTEHOLDERS WHO ARE IN DOUBT AS TO THEIR TAX POSITION OR WHO MAY BE SUBJECT TO TAX IN ANY OTHER JURISDICTION SHOULD CONSULT THEIR PROFESSIONAL ADVISERS CONCERNING THE OVERALL CONSEQUENCES OF OWNERSHIP AND TRANSFER OF THE NEW NOTES ON THEIR OWN SITUATION.

PLAN OF DISTRIBUTION

      The exchange offer is not being made to, nor will we accept surrenders of old units for exchange from, holders of old units in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      This communication is directed solely at persons who (1) are outside the United Kingdom, or (2) are persons falling within Article 43(2)(a) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together are referred to as “relevant persons”). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

      The distribution of this prospectus and the offer and sale of the new units may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new units must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new units or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new units, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

      Under existing SEC interpretations, the new units will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new units represents that it is acquiring the new units in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new units and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided that broker-dealers receiving new units in the exchange offer will have a prospectus delivery requirement with respect to resales of such new units. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like this exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new units (other than a resale of an unsold allotment of the new units) with the prospectus contained in the exchange offer registration statement.

      Each broker-dealer that receives new units for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new units. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new units received in exchange for old units where such old units were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 19, 2004, all dealers effecting transactions in the new units may be required to deliver a prospectus.

      A broker-dealer intending to use this prospectus in the resale of new units must so notify us on or prior to the expiration date. This notice may be given in the space provided in the letter of transmittal or may be delivered to the exchange agent.

      We may, in certain cases, issue a notice suspending use of this exchange offer registration statement. If we do so, the period during which the registration statement must remain effective will be extended for a number of days equal to the number of days the registration statement was in suspense.

      We will not receive any proceeds from any sale of new units by brokers-dealers. New units received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new units or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new units. Any broker-dealer that resells the new units that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new units may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new units and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old units) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old units (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      Certain legal matters with respect to the new units and the guarantees offered hereby will be passed upon for the company by Dechert LLP, Philadelphia, Pennsylvania and Dechert, London, England.

EXPERTS

      The financial statements of MSXI as of December 29, 2002 and December 30, 2001 and for each of the three fiscal years in the period ended December 29, 2002 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the company’s accounting for preferred stock dividends) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

      MSXI voluntarily complies with the informational requirements of the Securities Exchange Act of 1934 and files reports and other information with the SEC. You may read and copy the information that MSXI files with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, MSXI files electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports and other information that registrants such as MSXI file electronically with the SEC.

      MSXI has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, covering the new units to be issued in the exchange offer (Registration No. 333-109308). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding MSXI and the new units to be issued in the exchange offer, please reference the registration statement, including its exhibits. If MSXI has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

      Copies of the registration statement, including all related exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC. In addition, you may request a copy of any of these filings, at no cost, by writing us at MSX International, Inc., 22355 West Eleven Mile Road, Southfield, MI 48034, Attention: David Crittenden.

INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by MSXI with the SEC under the Exchange Act are incorporated by reference in this prospectus:

MSXI’s Annual Report on Form 10-K for the year ended December 29, 2002;

MSXI’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2003;

MSXI’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003;

MSXI’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2003; and

MSXI’s Current Reports on Form 8-K filed with the SEC on July 7, 2003 and July 28, 2003.

      Any future filings MSXI makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering is terminated are also incorporated by reference into this prospectus. The information incorporated by reference is considered a part of this prospectus, and subsequent information that MSXI files with the SEC will automatically update and supersede this information. Any information which is subsequently modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

      Upon written or oral request, you will be provided with a copy of the incorporated document without charge (not including exhibits to the document unless the exhibits are specifically incorporated by reference into the document). You may submit such a request for this material at the following address and telephone number:

MSX International, Inc.

Attn: David Crittenden
22355 West Eleven Mile Road
Southfield, MI 48034
(248) 299-1000

      In addition, documents incorporated by reference will be made available free of charge at the office of the paying agent in Luxembourg.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

      MSXI Limited is a private limited company incorporated under the laws of England and Wales. Certain of its directors and executive officers are resident outside of the United States and many of its assets are located outside of the United States. Although MSXI Limited has agreed, in accordance with the terms of the indenture, to accept service of process in the United States by agents designated for such purpose, it may not be possible for holders of new notes (a) to effect service of process upon certain of its directors or officers or (b) to enforce judgements of courts of the United States predicated upon the civil liability of such persons under the United States securities law against any such persons in the courts of a foreign jurisdiction. MSXI Limited has been advised by our English legal counsel, Dechert, that there is also doubt as to the direct enforceability in England against any of these persons, in an original action or in an action for the enforcement of judgements of United States courts, of civil liabilities predicated solely upon the federal securities law of the United States.

LISTING AND GENERAL INFORMATION

MSX Limited

           General

      MSXI Limited is a company incorporated under the laws of England and Wales on September 24, 1985. Its registered office is located at Endeavour Drive, Festival Business Park, Basildon, Essex SS14 3WF, England. Its correspondence address is at its registered office.

      The corporate object of MSXI Limited is to provide outsourced technical business services. MSXI Limited is entitled to enter into all business transactions and take any measures which are deemed to be necessary or useful to accomplish its corporate objects. MSXI Limited has an issued share capital of 17,500 preference shares and 8,880,000 ordinary shares of £1 each, all of which have been issued on a fully paid basis.

        Management

      The principal executive officers and directors of MSXI Limited are:

Name	Age	Position

Erwin H. Billig	76	Director
John Stewart Garnett	57	Director
Frederick K. Minturn	46	Director
John Bignall	60	Secretary

        Biographies

      Erwin H. Billig is a Director of MSX International Limited, served as Chief Executive Officer of MSX International, Inc. from April 28, 1998 until January 2000 and has been Chairman of the Board of Directors of MSX International, Inc. since January 3, 1997. He served as Vice Chairman of MascoTech from 1994 to 1997 and was President and Chief Operating Officer of MascoTech from 1986 to 1994. He is also the Chairman of the Board of Directors of Titan Wheel International, Inc., and a director and Vice Chairman of Delco Remy International, Inc.

      John Stewart Garnett has been Chief Financial Officer for European operations since July 1, 1997. Prior to joining MSX International Limited, Mr. Garnett served as Financial Director of a U.K. subsidiary of Lear Corporation Inc.

      Frederick K. Minturn is a Director of MSX International Limited and has been Executive Vice President and Chief Financial Officer of MSX International, Inc. since January 3, 1997. Prior to joining MSX International, Inc., Mr. Minturn was a Vice President of MascoTech’s Automotive Operations group from 1994 through December 1996 and was a Group Controller of such operations since 1991.

      John Bignall qualified as a lawyer in 1968 and has been associated with MSX International Limited, including its predecessors, for almost twenty years, during which he has acted both as a lawyer and as a director. At present, he is Secretary of MSX International Limited and of its immediate holding company.

Listing

      Application has been made to list the old units on the Luxembourg Stock Exchange in accordance with the rules of that exchange, and the new units are expected to be listed on the Luxembourg Stock Exchange upon the expiration of the exchange offer. As soon as practicable after listing, a legal notice relating to the issue of the new units and the certified organizational documents of the issuers will be deposited with the Luxembourg Trade and Companies Registrar (Registre de Commerce et des Socíetes), where such documents may be examined and copies obtained. Notice of any optional redemption, change of control or any change in the rate of interest payable on the new units will be published in a Luxembourg newspaper of general circulation.

      Pursuant to Chapter VI, Article 3, clause A/11/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the new units are freely transferable on the Luxembourg Stock Exchange and therefore, no transaction involving the new units made on the Luxembourg Stock Exchange may be cancelled.

Documents

      For so long as the new units are listed on the Luxembourg Stock Exchange and the rules of that exchange require, copies of the following documents may be inspected and obtained at the specified office of the listing agent in Luxembourg during normal business hours on any weekday:

•	the organizational documents of MSXI and MSXI Limited;

•	the most recent audited consolidated financial statements of MSXI and MSXI Limited, and any interim financial statements published by MSXI and MSXI Limited;

•	the purchase agreement relating to the new units; and

•	the indenture relating to the new units (which includes the form of the new notes).

      We will maintain a listing agent in Luxembourg for as long as any of the new units are listed on the Luxembourg Stock Exchange. We reserve the right to vary such appointment and will publish notice of such change of appointment in a newspaper having a general circulation in Luxembourg. So long as the new units are listed on the Luxembourg Stock Exchange and so long as the rules of such stock exchange require, we will maintain a paying and transfer agent in Luxembourg.

Clearing Information

      The new units will be accepted for clearance through the facilities of Clearstream and notice will be given to the Luxembourg Stock Exchange and to a newspaper having a general circulation in Luxembourg announcing the relevant common codes and international securities identification numbers.

Authorizations

      The creation and issuance of the new units has been authorized by a resolution of the board of directors of each of MSXI and MSXI Limited.

Prescription

      Under New York’s statute of limitations, any legal action upon the new units in respect of principal or interest must be commenced within six years after the payment thereof is due. Thereafter, such principal or interest will become generally unenforceable.

Prospectus

      Except as disclosed in this prospectus:

•	there has been no material adverse change in our financial position since December 29, 2002; and

•	we have not been involved in any litigation, administrative proceeding or arbitration relating to claims or amounts which are material in the context of the issue of the new units, and, so far as we are aware, no such litigation, administrative proceeding or arbitration is pending or threatened.

MSX INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS
as of December 29, 2002 and September 28, 2003

	December 29,	September 28,
	2002	2003

		(Unaudited)

	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$10,935	$8,647
Accounts receivable, net (Note 5)	211,957	226,307
Inventory	4,824	6,468
Prepaid expenses and other assets	7,277	8,217
Deferred income taxes, net (Note 10)	6,557	4,899

Total current assets	241,550	254,538
Property and equipment, net	39,186	28,838
Goodwill, net (Note 3)	127,254	130,000
Other assets	11,732	13,639
Deferred income taxes, net (Note 10)	12,820	2,279

Total assets	$432,542	$429,294

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Notes payable and current portion of long-term debt (Note 6)	$14,671	$4,764
Accounts payable and drafts	132,358	138,386
Accrued payroll and benefits	28,252	28,222
Other accrued liabilities	61,786	55,760

Total current liabilities	237,067	227,132
Long-term debt (Note 6)	220,003	249,052
Long-term deferred compensation and other liabilities	11,494	11,448

Total liabilities	468,564	487,632
Minority interests	166	25
Mandatorily Redeemable Series A Preferred Stock (Note 7)	72,629	79,413
Shareholders’ deficit:
Common Stock, $.01 par value, 200,000,000 aggregate shares of Class A and Class B Common Stock authorized; 20,054,000 shares of Class A Common Stock issued and outstanding	201	201
Additional paid-in-capital	(21,879)	(21,879)
Common stock purchase warrants (Note 8)	—	750
Note receivable from officer	(3,198)	(3,198)
Accumulated other comprehensive loss	(9,303)	(3,916)
Retained deficit	(74,638)	(109,734)

Total shareholders’ deficit	(108,817)	(137,776)

Total liabilities and shareholders’ deficit	$432,542	$429,294

The accompanying notes are an integral part of the consolidated financial statements.

MSX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
for the fiscal quarters and fiscal nine months ended September 29, 2002 and September 28, 2003

	Fiscal Quarter Ended		Fiscal Nine Months Ended

	September 29,		September 29,
	2002	September 28,	2002	September 28,
	(as restated)	2003	(as restated)	2003

	(In thousands)
Net sales	$200,556	$167,860	$618,170	$536,946
Cost of sales	173,119	149,870	537,479	475,679

Gross profit	27,437	17,990	80,691	61,267
Selling, general and administrative expenses	19,432	14,842	59,981	46,267
Restructuring and severance costs (Note 4)	1,314	2,002	1,739	3,902
Loss on asset impairment and sale (Note 2)	—	1,797	—	1,893

Operating income (loss)	6,691	(651)	18,971	9,205
Interest expense, net	6,892	9,406	19,459	22,713

Loss before income taxes, minority interests, and equity in affiliates	(201)	(10,057)	(488)	(13,508)
Income tax provision (Note 10)	229	14,764	1,896	14,998
Less minority interests and equity in affiliates, net of taxes	(94)	40	522	(195)

Loss before cumulative effect of accounting change for goodwill impairment	(336)	(24,861)	(2,906)	(28,311)
Cumulative effect of accounting change for goodwill impairment, net of taxes of $9,745 (Note 3)	—	—	(38,102)	—

Net loss	(336)	(24,861)	(41,008)	(28,311)
Preferred stock dividends (Note 7)	(2,067)	(2,329)	(6,023)	(6,784)

Net loss available to common shareholders	$(2,403)	$(27,190)	$(47,031)	$(35,095)

The accompanying notes are an integral part of the consolidated financial statements.

MSX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
for the fiscal nine months ended September 29, 2002 and September 28, 2003

	Fiscal Nine Months Ended

	September 29,	September 28,
	2002	2003

	(In thousands)
Cash flows from operating activities:
Net loss	$(41,008)	$(28,311)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Cumulative effect of accounting change for goodwill impairment	38,102	—
Minority interests and equity in affiliates	522	(195)
Loss on asset impairment and sale	—	1,893
Depreciation	13,921	13,653
Amortization of debt issuance costs	1,332	5,260
Deferred taxes	(2,116)	12,188
Loss on sale/disposal of property and equipment	264	627
(Increase) decrease in receivables, net	13,254	(14,919)
(Increase) decrease in inventory	2,010	(1,642)
(Increase) decrease in prepaid expenses and other assets	(937)	(991)
Increase (decrease) in current liabilities	(11,403)	15,229
Other, net	86	(334)

Net cash provided by operating activities	14,027	2,458

Cash flows from investing activities:
Capital expenditures	(7,861)	(4,465)
Acquisition of businesses, net of cash acquired	(3,132)	—
Proceeds from sale/disposal of property and equipment	170	2,150
Other, net	1,857	(342)

Net cash used for investing activities	(8,966)	(2,657)

Cash flows from financing activities:
Proceeds from issuance of debt	15,450	99,854
Repayment of debt	(28,746)	(65,798)
Debt issuance costs	(1,445)	(6,014)
Changes in revolving debt, net	19,657	(15,510)
Changes in book overdrafts, net	(8,421)	(15,241)
Repurchase of common and preferred stock	(209)	—

Net cash used for financing activities	(3,714)	(2,709)

Effect of foreign exchange rate changes on cash and cash equivalents	244	620

Cash and cash equivalents:
(Decrease) increase for the period	1,591	(2,288)
Balance, beginning of period	4,924	10,935

Balance, end of period	$6,515	$8,647

The accompanying notes are an integral part of the consolidated financial statements.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars in thousands unless otherwise stated)

1.   Organization and Basis of Presentation:

      The accompanying financial statements present the consolidated assets and liabilities and results of operations of MSX International, Inc. and its majority owned subsidiaries (“MSXI”). MSXI is a holding company owned by Citicorp and affiliates and certain members of management. We are principally engaged in providing technical business services to automobile manufacturers and suppliers and other industries primarily in North America and Europe. We utilize a 52-53 week fiscal year, which ends on the Sunday nearest December 31.

      All intercompany transactions and balances have been eliminated. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal recurring items, which are necessary for a fair presentation. The operating results for the fiscal quarters and fiscal nine months ended September 28, 2003 and September 29, 2002 are not necessarily indicative of the results of operations for the entire year. Reference should be made to the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2002. Certain prior year amounts have been reclassified to conform to the presentation adopted during the current period.

2.   Acquisition and Loss on Asset Impairment and Sale:

      Effective in December 2002 we acquired the remaining 25% of the outstanding common stock of Satiz Srl from Fiat SpA. The transaction had been contemplated as part of the original acquisition of 75% of the outstanding common stock of Satiz in December of 1999. The total purchase price was about $3.5 million based on formulas established at the time of the original 75% acquisition. The transaction was accounted for under the purchase method of accounting resulting in additional goodwill of $2.4 million. Satiz specializes in commercial and technical publishing in Europe and derives a significant portion of its sales from Fiat and related subsidiaries.

      Effective September 1, 2003, we completed the sale of selected assets of our translation management business in Europe for approximately $0.5 million. This transaction resulted in a loss on the sale of $1.1 million and was consummated as part of our restructuring efforts in response to forecasted operating losses generated by this business. As a result of the sale we also recorded a charge against goodwill associated with these assets totaling $0.7 million. The proforma effects of this transaction would not be materially different from the reported results for the periods presented.

3.   Goodwill and Intangible Assets:

      Effective January 1, 2002, we adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142. Under the new standard, goodwill is no longer amortized but is tested periodically for impairment. Additionally, SFAS No. 142 changes the methodology of assessing goodwill impairment. Under the new standard, goodwill is considered impaired if the book value of an operating unit exceeds its estimated fair value. Upon adoption of SFAS No. 142 we recorded a one-time, non-cash charge of about $47.8 million ($38.1 million net of taxes), to reduce the carrying value of goodwill. The charge is reflected as a cumulative effect of an accounting change in our consolidated results of operations, net of taxes. In calculating the impairment charge, the fair value of the operating units underlying our business was estimated using a discounted cash flow methodology.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

3.   Goodwill and Intangible Assets— (continued):

      The following summarizes the changes in our goodwill balances during the nine months ended September 28, 2003:

	Collaborative	Human Capital	Technical and
	Engineering	Management	Marketing
	Management	Services	Services	Total

Balance at December 29, 2002	$—	$97,603	$29,651	$127,254
Goodwill impairment from asset sale	—	—	(700)	(700)
Translation changes and other	—	132	3,314	3,446

Balance at September 28, 2003	$—	$97,735	$32,265	$130,000

4.   Restructuring and Severance:

      As of December 29, 2002, accrued restructuring and severance costs totaled $4.5 million. Additional charges of $2.0 million and $3.9 million were recorded during the third quarter and first nine months of 2003, respectively primarily for additional severance and termination benefits approved and communicated by management prior to September 28, 2003. Approximately $1.3 million and $6.1 million were charged to the restructuring and severance accrual during the third quarter and the first nine months of 2003, respectively. These charges were comprised of actual severance and termination benefits paid associated with the headcount reductions and other actions previously approved by management. Remaining accrued severance costs totaled $2.3 million as of September 28, 2003 and are expected to be paid during the remainder of 2003. The $2.3 million balance is substantially comprised of 2003 restructuring and severance costs.

5.   Accounts Receivable:

      Accounts receivable includes both billed and unbilled receivables. Unbilled receivables amounted to $76.7 million and $66.8 million at September 28, 2003 and December 29, 2002, respectively. All such billings are expected to be collected within the ensuing year. Accounts receivable also include the portion of our billings for certain vendor management and supply chain management services attributable to services provided by our vendors which are passed on to our customers. These amounts totaled $62.4 million as of September 28, 2003 and $37.1 million as of December 29, 2002. A corresponding liability to our vendors for these amounts is recorded in accounts payable at the time the receivable is recognized.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

6.   Debt:

      Debt is comprised of the following:

	Interest Rates at		Outstanding at

	December 29,	September 28,	December 29,	September 28,
	2002	2003	2002	2003

Outstanding Debt:
New credit facility	—	8.05%	$—	$297
Senior secured notes, net of unamortized discount	—	11.00%	—	74,878
Mezzanine term notes, net of unamortized discount	—	11.50%	—	24,281
Senior subordinated notes	11.375%	11.375%	130,000	130,000
Fourth lien term notes	10.00%	10.00%	16,109	17,363
Satiz facility	4.12%	5.03%	4,954	4,764
Other	7.00-9.00%	7.00%	5,273	2,233
Refinanced Debt:
Credit facility, as amended and restated:
Revolving line of credit notes	4.42%	—	4,000	—
Swingline notes	4.46-11.15%	—	8,559	—
Term notes	5.64-6.26%	—	65,779	—

			234,674	253,816
Less current portion			14,671	4,764

Total long-term debt			$220,003	$249,052

      On August 1, 2003 we completed a private offering of senior secured notes totaling $100.5 million that mature October 15, 2007. The transaction included the issuance of $75.5 million aggregate principal amount of 11% senior secured notes, priced to yield 11.25%, and $25.0 million aggregate principal amount of 11.5% mezzanine term notes. The notes were issued by both MSX International, Inc. and MSX International Limited (MSXI Limited), a wholly-owned subsidiary in the United Kingdom. The $25.0 million of mezzanine term notes were issued to Citicorp Mezzanine III, L.P. Proceeds from the combined offering totaled $95.5 million, net of related expenses and discount and were used to repay all debt outstanding under our existing credit facility.

      Upon consummation of the offering, our second secured term note was amended and restated into a $14.7 million note issued by MSX International, Inc. and a $2.4 million note issued by MSXI Limited. The amendments to the note also include extending the maturity from June 7, 2007 to January 15, 2008, and resetting the covenants in the notes so that they are equivalent to the senior notes sold on August 1, 2003. The amended and restated notes are referred to as the “fourth lien term notes.” As of September 28, 2003 we have $41.6 million of outstanding debt with related parties comprised of mezzanine term notes and fourth lien term notes.

      Concurrent with the offering, we entered into an amended and restated credit facility with Bank One, N.A. Terms of the amendment allow for revolving advances up to $40.0 million on a secured basis through July 2006 plus an additional $5.0 million available exclusively for the issuance of letters of credit. Available borrowings are subject to accounts receivable balance requirements and certain customary

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

6.   Debt— (continued):

covenants. As of September 28, 2003, $0.3 million was outstanding under the new credit facility and has been classified as long-term debt due to its maturity in 2006.

7.   Mandatorily Redeemable Series A Preferred Stock:

      As of September 28, 2003 and December 29, 2002 there are 359,448 shares of 12% Series A Cumulative Mandatorily Redeemable Preferred Stock (the “Preferred Stock”) outstanding with a stated value of $100 per share or about $36 million in total. We are authorized to issue up to 1,500,000 shares of Preferred Stock, divided into two classes: 500,000 shares of Redeemable Series A Preferred Stock, par value $0.01, and 1,000,000 shares of New Preferred Stock, par value $0.01. As of September 28, 2003, we have not declared or paid any dividends. However, due to the mandatory redemption features of the preferred stock, dividends accrued totaled $43.5 million as of September 28, 2003. We may not declare or pay any dividends or other distribution with respect to any common stock or other class or series of stock ranking junior to the Preferred Stock without first complying with restrictions specified in the Amended and Restated Stockholders’ Agreement. Our ability to pay cash dividends, and to acquire or redeem the preferred stock, is subject to restrictions contained in our debt agreements.

      Prior results of operations reflect a change in the treatment of accumulated dividends on the Preferred Stock. Accumulated dividends on Preferred Stock, which had been disclosed in previous filings, have been deducted from shareholders’ deficit and included with the related Preferred Stock on the consolidated balance sheets. The change in treatment was adopted during the fourth quarter of 2002 and had no impact on cash flows for any of the periods presented.

8.   Common Stock Purchase Warrants

      In connection with the issuance of the mezzanine term notes, discussed in Note 6, we granted to Citicorp Mezzanine III, L.P. the right to purchase 666,649 shares of our Class A common stock. The purchase warrants are exercisable at a price of $0.01 per share, subject to certain anti-dilution adjustments, through July 31, 2013. The stock purchase warrants were recorded at their estimated fair value upon issuance. Fair value of $750,000 was estimated using a discounted cash flow methodology.

9.   Comprehensive Loss:

      Our comprehensive loss was:

	Fiscal Quarter Ended		Fiscal Nine Months Ended

	September 29,	September 28,	September 29,	September 28,
	2002	2003	2002	2003

Net loss	$(336)	$(24,861)	$(41,008)	$(28,311)
Other comprehensive income— foreign currency translation adjustments	119	188	2,954	5,387

Comprehensive loss	$(217)	$(24,673)	$(38,054)	$(22,924)

10. Income Taxes:

      For the third quarter and nine months ended September 28, 2003 the effective tax rate reflects the establishment of valuation allowances against a substantial portion of our deferred tax assets. During the

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

10. Income Taxes— (continued):

third quarter and nine months ended September 28, 2003 allowances totaling $17.0 million and $19.4 million were recorded against deferred tax assets, respectively.

11. Segment Information:

      MSXI is a global provider of technical business services to the automotive and other industries. Our business includes: collaborative engineering services, human capital management services, and technical and marketing services. Collaborative engineering offers a full range of total product, custom, or single point engineering solutions. Human capital management services include a full range of staffing solutions, including direct support of our engineering and other collaborative services. Our technical and marketing services include solutions to quality, supply chain, and communication related customer needs. Certain operations within each of our segments have been aggregated following the provisions of SFAS No. 131 due to the similar characteristics of their operations, including the nature of their service offerings, processes supporting the delivery of the services, customers, and marketing and sales processes.

      The accounting policies of our segments are the same as those for MSXI except that the financial results for each segment are presented using a management approach. We evaluate performance based on earnings before interest, taxes, amortization and non-cash charges (EBITA), including the Michigan Single Business Tax and other similar taxes. The results of each segment include certain allocations for general, administrative, and other shared costs. However, certain shared costs and termination and restructuring costs are not allocated to the segments.

      The following is a summary of selected data for each of our segments:

		Human
	Collaborative	Capital	Technical and
	Engineering	Management	Marketing
	Management	Services	Services	Other	Total

Quarter Ended September 29, 2002
Net sales— external	$55,312	$79,662	$65,582	$—	$200,556
Net intercompany sales	634	218	2,109	(2,961)	—
Segment EBITA	1,514	3,763	2,980	—	8,257
Quarter Ended September 28, 2003
Net sales— external	$43,272	$57,421	$67,167	$—	$167,860
Net intercompany sales	86	(53)	1,920	(1,953)	—
Segment EBITA	(1,054)	2,369	3,789	—	5,104
Nine Months Ended September 29, 2002
Net sales— external	$172,564	$249,789	$195,817	$—	$618,170
Net intercompany sales	1,810	960	6,550	(9,320)	—
Segment EBITA	2,055	11,587	13,306	—	26,948
Nine Months Ended September 28, 2003
Net sales— external	$144,595	$184,432	$207,919	$—	$536,946
Net intercompany sales	377	262	5,859	(6,498)	—
Segment EBITA	(3,095)	10,520	13,529	—	20,954

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

11. Segment Information— (continued):

      A reconciliation of total segment EBITA to consolidated loss before income taxes, minority interests and equity in affiliates is as follows:

	Fiscal Quarter Ended		Fiscal Nine Months Ended

	September 29,	September 28,	September 29,	September 28,
	2002	2003	2002	2003

Total segment EBITA	$8,257	$5,104	$26,948	$20,954
Net costs not allocated to segments	(849)	(3,233)	(5,467)	(7,357)
Loss on asset impairment and sale	—	(1,797)	—	(1,893)
Interest expense, net	(6,892)	(9,406)	(19,459)	(22,713)
Michigan single business tax and other similar taxes	(717)	(725)	(2,510)	(2,499)

Consolidated loss before taxes, minority interests and equity in affiliates	$(201)	$(10,057)	$(488)	$(13,508)

12. Stock-Based Compensation:

      We account for stock options under the recognition and measurement principles of Accounting Principles Board Opinion No. 25 (APB 25”), “Accounting for Stock Issued to Employees,” and related interpretations. In June, 2003 we repriced selected outstanding stock options. In accordance with APB 25 we are now required to account for the options under variable plan accounting. Under APB 25, we have not recognized any expense related to employee stock options as the estimated fair value of the stock is below the exercise price of the options as of September 28, 2003. The following table illustrates the effect on net loss for the fiscal quarters and fiscal nine months ended September 28, 2003 and September 29, 2002 if we had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation.

	Fiscal Quarter Ended		Fiscal Nine Months Ended

	September 29,	September 28,	September 29,	September 28,
	2002	2003	2002	2003

Net loss as reported	$(336)	$(24,861)	$(41,008)	$(28,311)
Deduct: Total employee stock-based compensation determined under the fair value method, net of taxes	(18)	(12)	(52)	(49)

Pro forma net loss	$(354)	$(24,873)	$(41,060)	$(28,360)

13. New Accounting Pronouncement:

      In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how companies classify and measure in their financial statements certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify certain financial instruments as liabilities because they embody an obligation of the company. The company will adopt FAS 150 beginning in the first fiscal quarter of 2004. Once adopted we are likely to be required to classify preferred stock as a liability and the corresponding accrued dividends as a component of interest expense.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

14. Guarantor and Non-Guarantor Subsidiaries of MSX International, Inc.:

      The senior secured notes and senior subordinated notes issued by MSX International, Inc. are secured by security interests in substantially all of the assets of the company and its domestic subsidiaries, subject to permitted liens. Payment obligations under the senior secured notes and senior subordinated notes issued by MSX International, Inc. are guaranteed by all domestic subsidiaries of MSX International, Inc.

      The following presents condensed consolidating financial information for:

•	MSXI—the parent company and issuer

•	The guarantor subsidiaries

•	The non-guarantor subsidiaries

•	MSXI on a consolidated basis

      Investments in subsidiaries, if any, are accounted for under the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions. Separate financial statements for the guarantor and non-guarantor subsidiaries are not presented because management has determined those would not be material to the holders of the senior subordinated or senior secured notes.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

14. Guarantor and Non-Guarantor Subsidiaries of MSX International, Inc.— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET
as of December 29, 2002

			Non-
	MSXI	Guarantor	Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$—	$154	$10,781	$—	$10,935
Accounts receivable, net	181	110,799	100,977	—	211,957
Inventory	—	3,405	1,419	—	4,824
Prepaid expenses and other assets	7	3,499	3,771	—	7,277
Deferred income taxes, net	—	2,195	4,362	—	6,557

Total current assets	188	120,052	121,310	—	241,550
Property and equipment, net	—	21,117	18,069	—	39,186
Goodwill, net	—	112,502	14,752	—	127,254
Investment in subsidiaries	108,502	44,836	614	(151,580)	2,372
Other assets	5,972	3,179	209	—	9,360
Deferred income taxes, net	4,661	6,006	2,153	—	12,820

Total assets	$119,323	$307,692	$157,107	$(151,580)	$432,542

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$6,461	$—	$8,210	$—	$14,671
Accounts payable and drafts	—	79,271	53,087	—	132,358
Accrued liabilities	3,287	51,126	35,625	—	90,038

Total current liabilities	9,748	130,397	96,922	—	237,067
Long-term debt	217,445	—	2,558	—	220,003
Intercompany accounts	(71,682)	65,110	6,572	—	—
Long-term deferred compensation and other liabilities	—	3,688	7,806	—	11,494

Total liabilities	155,511	199,195	113,858	—	468,564
Minority interests	—	—	166	—	166
Redeemable Series A Preferred Stock	72,629	—	—	—	72,629
Shareholders’ equity (deficit)	(108,817)	108,497	43,083	(151,580)	(108,817)

Total liabilities and shareholders’ equity (deficit)	$119,323	$307,692	$157,107	$(151,580)	$432,542

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

14. Guarantor and Non-Guarantor Subsidiaries of MSX International, Inc.— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET
as of September 28, 2003

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$2,400	$759	$5,488	$—	$8,647
Accounts receivable, net	46	114,578	111,683	—	226,307
Inventory	—	4,052	2,416	—	6,468
Prepaid expenses and other assets	—	5,247	2,970	—	8,217
Deferred income taxes, net	—	1,510	5,118	(1,729)	4,899

Total current assets	2,446	126,146	127,675	(1,729)	254,538
Property and equipment, net	—	16,026	12,812	—	28,838
Goodwill, net	—	112,576	17,424	—	130,000
Investment in subsidiaries	112,559	31,629	—	(142,390)	1,798
Other assets	7,542	3,537	762	—	11,841
Deferred income taxes, net	—	4,059	2,053	(3,833)	2,279

Total assets	$122,547	$293,973	$160,726	$(147,952)	$429,294

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$—	$—	$4,764	$—	$4,764
Accounts payable and drafts	—	82,593	55,793	—	138,386
Accrued liabilities	486	43,303	40,193	—	83,982
Deferred income taxes, net	1,729	—	—	(1,729)	—

Total current liabilities	2,215	125,896	100,750	(1,729)	227,132
Long-term debt	230,111	—	18,941	—	249,052
Intercompany accounts	(55,249)	52,478	2,771	—	—
Long-term deferred compensation and other liabilities	—	3,039	8,409	—	11,448
Deferred income taxes, net	3,833	—	—	(3,833)	—

Total liabilities	180,910	181,413	130,871	(5,562)	487,632
Minority interests	—	—	25	—	25
Mandatorily Redeemable Series A Preferred Stock	79,413	—	—	—	79,413
Shareholders’ equity (deficit)	(137,776)	112,560	29,830	(142,390)	(137,776)

Total liabilities and shareholders’ equity (deficit)	$122,547	$293,973	$160,726	$(147,952)	$429,294

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

14. Guarantor and Non-Guarantor Subsidiaries of MSX International, Inc.— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the fiscal quarters ended September 29, 2002 and September 28, 2003

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Fiscal Quarter Ended September 29, 2002:
Net sales	$—	$113,212	$90,305	$(2,961)	$200,556
Cost of sales	—	98,747	77,333	(2,961)	173,119

Gross profit	—	14,465	12,972	—	27,437
Selling, general and administrative expenses	—	10,308	9,124	—	19,432
Restructuring and severance costs	—	825	489	—	1,314

Operating income	—	3,332	3,359	—	6,691
Interest expense, net	4,012	2,516	364	—	6,892

Income (loss) before income taxes, minority interests, and equity in affiliates	(4,012)	816	2,995	—	(201)
Income tax provision (benefit)	(1,389)	1,157	461	—	229
Minority interests and equity in affiliates	2,287	2,628	43	(4,864)	94

Income (loss) before cumulative effect of accounting change for goodwill impairment	(336)	2,287	2,577	(4,864)	(336)
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—		—	—

Net income (loss)	$(336)	$2,287	$2,577	$(4,864)	$(336)

Fiscal Quarter Ended September 28, 2003:
Net sales	$—	$98,671	$71,142	$(1,953)	$167,860
Cost of sales	—	86,467	65,356	(1,953)	149,870

Gross profit	—	12,204	5,786	—	17,990
Selling, general and administrative expenses	—	8,691	6,151	—	14,842
Restructuring and severance costs	—	1,450	552	—	2,002
Loss on asset impairment and sale	—	—	1,797	—	1,797

Operating income (loss)	—	2,063	(2,714)	—	(651)
Interest expense, net	7,697	1,581	128	—	9,406

Income (loss) before income taxes, minority interests, and equity in affiliates	(7,697)	482	(2,842)	—	(10,057)
Income tax provision	12,034	1,561	1,169	—	14,764
Minority interests and equity in affiliates	(4,819)	(3,741)	35	8,485	(40)

Income (loss) before cumulative effect of accounting change for goodwill impairment	(24,550)	(4,820)	(3,976)	8,485	(24,861)
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—

Net income (loss)	$(24,550)	$(4,820)	$(3,976)	$8,485	$(24,861)

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

14. Guarantor and Non-Guarantor Subsidiaries of MSX International, Inc.— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the fiscal nine months ended September 29, 2002 and September 28, 2003

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Fiscal Nine Months Ended September 29, 2002
Net sales	$—	$362,153	$265,337	$(9,320)	$618,170
Cost of sales	—	316,222	230,577	(9,320)	537,479

Gross profit	—	45,931	34,760	—	80,691
Selling, general and administrative expenses	—	35,941	24,040	—	59,981
Restructuring and severance costs	—	1,207	532	—	1,739

Operating income	—	8,783	10,188	—	18,971
Interest expense, net	10,216	8,026	1,217	—	19,459

Income (loss) before income taxes, minority interests, and equity in affiliates	(10,216)	757	8,971	—	(488)
Income tax provision (benefit)	(3,558)	2,366	3,088	—	1,896
Minority interests and equity in affiliates	3,752	5,361	(334)	(9,301)	(522)

Income (loss) before cumulative effect of accounting change for goodwill impairment	(2,906)	3,752	5,549	(9,301)	(2,906)
Cumulative effect of accounting change for goodwill impairment, net of taxes	(38,102)	(38,102)	(20,004)	58,106	(38,102)

Net income (loss)	$(41,008)	$(34,350)	$(14,455)	$48,805	$(41,008)

Fiscal Nine Months Ended September 28, 2003
Net sales	$—	$316,556	$226,888	$(6,498)	$536,946
Cost of sales	—	275,922	205,944	(6,187)	475,679

Gross profit	—	40,634	20,944	(311)	61,267
Selling, general and administrative expenses	—	26,028	20,239	—	46,267
Restructuring and severance costs	—	2,407	1,495	—	3,902
Loss on asset impairment and sale	—	—	1,893	—	1,893

Operating income (loss)	—	12,199	(2,683)	(311)	9,205
Interest expense, net	16,391	5,708	614	—	22,713

Income (loss) before income taxes, minority interests, and equity in affiliates	(16,391)	6,491	(3,297)	(311)	(13,508)
Income tax provision	10,591	2,428	1,979	—	14,998
Minority interests and equity in affiliates	(1,018)	(5,082)	155	6,140	195

Income (loss) before cumulative effect of accounting change for goodwill impairment	(28,000)	(1,019)	(5,121)	5,829	(28,311)
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—

Net income (loss)	$(28,000)	$(1,019)	$(5,121)	$5,829	$(28,311)

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

14. Guarantor and Non-Guarantor Subsidiaries of MSX International, Inc.— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the nine months ended September 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:
Net income (loss)	$(41,008)	$(34,350)	$(14,455)	$48,805	$(41,008)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Cumulative effect of accounting change for goodwill impairment	38,102	38,102	20,004	(58,106)	38,102
Equity in affiliates	(3,752)	(5,361)	334	9,301	522
Depreciation	—	6,801	7,120	—	13,921
Amortization of debt issuance costs	1,332	—	—	—	1,332
Deferred taxes	(4,078)	2,391	(429)	—	(2,116)
Loss on sale/disposal of property and equipment	—	26	238	—	264
(Increase) decrease in receivables, net	(154)	13,024	384	—	13,254
(Increase) decrease in inventory	—	2,289	(279)	—	2,010
(Increase) decrease in prepaid expenses and other assets	95	1,538	(2,570)	—	(937)
Increase (decrease) in current liabilities	(3,527)	(23,938)	16,062	—	(11,403)
Other, net	(75)	(356)	517	—	86

Net cash provided by (used for) operating activities	(13,065)	166	26,926	—	14,027

Cash flows from investing activities:
Capital expenditures	—	(5,694)	(2,167)	—	(7,861)
Acquisition of businesses, net of cash acquired	—	(199)	(2,933)	—	(3,132)
Proceeds from sale/disposal of property and equipment	—	36	134	—	170
Other, net	—	1,857	—	—	1,857

Net cash used for investing activities	—	(4,000)	(4,966)	—	(8,966)

Cash flows from financing activities:
Transactions with subsidiaries	(8,702)	8,953	(6,135)	5,884	—
Proceeds from issuance of debt	15,450	—	—	—	15,450
Repayment of debt	(28,746)	—	—	—	(28,746)
Debt issuance costs	(1,445)	—	—	—	(1,445)
Changes in revolving debt, net	33,762	—	(14,105)	—	19,657
Changes in book overdrafts, net	—	(8,469)	48	—	(8,421)
Repurchase of common and preferred stock	(209)	—	—	—	(209)

Net cash provided by (used for) financing activities	10,110	484	(20,192)	5,884	(3,714)

Effect of foreign exchange rate changes on cash and cash equivalents	2,955	2,953	220	(5,884)	244

Cash and cash equivalents:
Increase (decrease) for the period	—	(397)	1,988	—	1,591
Balance, beginning of period	—	647	4,277	—	4,924

Balance, end of period	$—	$250	$6,265	$—	$6,515

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

14. Guarantor and Non-Guarantor Subsidiaries of MSX International, Inc.— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the nine months ended September 28, 2003

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:
Net income (loss)	$(28,000)	$(1,018)	$(5,122)	$5,829	$(28,311)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Equity in affiliates	1,018	5,082	(155)	(6,140)	(195)
Loss on asset impairment and sale	—	—	1,893	—	1,893
Depreciation	—	6,974	6,679	—	13,653
Amortization of debt issuance costs	5,217	—	43	—	5,260
Deferred taxes	10,223	2,631	(666)	—	12,188
Loss on sale/disposal of property and equipment	—	98	529	—	627
(Increase) decrease in receivables, net	135	(3,778)	(11,276)	—	(14,919)
(Increase) decrease in inventory	—	(646)	(996)	—	(1,642)
(Increase) decrease in prepaid expenses and other assets	7	(1,748)	750	—	(991)
Increase (decrease) in current liabilities	(2,800)	10,690	7,339	—	15,229
Other, net	(55)	(829)	550	—	(334)

Net cash provided by (used for) operating activities	(14,255)	17,456	(432)	(311)	2,458

Cash flows from investing activities:
Capital expenditures	—	(2,438)	(2,027)	—	(4,465)
Proceeds from sale/disposal of property and equipment	—	545	1,605	—	2,150
Other, net	—	(341)	(1)	—	(342)

Net cash used for investing activities	—	(2,234)	(423)	—	(2,657)

Cash flows from financing activities:
Transactions with subsidiaries	11,051	(4,810)	(17,339)	11,098	—
Proceeds from issuance of debt	83,482	—	16,372	—	99,854
Repayment of debt	(65,798)	—	—	—	(65,798)
Debt issuance costs	(5,518)	—	(496)	—	(6,014)
Changes in revolving debt, net	(11,946)	—	(3,564)	—	(15,510)
Changes in book overdrafts, net	—	(15,189)	(52)	—	(15,241)

Net cash provided by (used for) financing activities	11,271	(19,999)	(5,079)	11,098	(2,709)

Effect of foreign exchange rate changes on cash and cash equivalents	5,384	5,381	642	(10,787)	620

Cash and cash equivalents:
Increase (decrease) for the period	2,400	604	(5,292)	—	(2,288)
Balance, beginning of period	—	154	10,781	—	10,935

Balance, end of period	$2,400	$758	$5,489	$—	$8,647

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

15. Guarantor and Non-Guarantor Subsidiaries of MSXI Limited:

      The senior secured notes issued by MSXI Limited are secured by the accounts receivable of MSXI Limited and substantially all of the assets of MSXI and its domestic subsidiaries, subject to permitted liens. Payment obligations under the senior secured notes issued by MSXI Limited are guaranteed jointly and severally by MSX International, Inc. and all of its domestic subsidiaries. Because of the parent and subsidiary guarantee structure we are required to present the following condensed consolidating financial information for:

•	MSXI—the parent company

•	MSXI Limited—the issuer

•	The guarantor subsidiaries

•	The non-guarantor subsidiaries

•	MSXI on a consolidated basis

      Investments in subsidiaries, if any, are accounted for under the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions. Separate financial statements for the guarantor and non-guarantor subsidiaries are not presented because management has determined those would not be material to the holders of the senior secured notes.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

15. Guarantor and Non-Guarantor Subsidiaries of MSXI Limited— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET
as of December 29, 2002

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$—	$116	$154	$10,665	$—	$10,935
Accounts receivable, net	181	29,883	110,799	71,094	—	211,957
Inventory	—	19	3,405	1,400	—	4,824
Prepaid expenses and other assets	7	1,427	3,499	2,344	—	7,277
Deferred income taxes, net	—	36	2,195	4,326	—	6,557

Total current assets	188	31,481	120,052	89,829	—	241,550
Property and equipment, net	—	7,045	21,117	11,024	—	39,186
Goodwill, net	—	373	112,502	14,379	—	127,254
Investment in subsidiaries	108,502	—	44,836	9,166	(160,132)	2,372
Other assets	5,972	—	3,179	209	—	9,360
Deferred income taxes, net	4,661	(1,069)	6,006	3,222	—	12,820

Total assets	$119,323	$37,830	$307,692	$127,829	$(160,132)	$432,542

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$6,461	$—	$—	$8,210	$—	$14,671
Accounts payable and drafts	—	11,644	79,271	41,443	—	132,358
Accrued liabilities	3,287	6,791	51,126	28,834	—	90,038

Total current liabilities	9,748	18,435	130,397	78,487	—	237,067
Long-term debt	217,445	339	—	2,219	—	220,003
Intercompany accounts	(71,682)	10,504	65,110	(3,932)	—	—
Long-term deferred compensation and other liabilities	—	—	3,688	7,806	—	11,494

Total liabilities	155,511	29,278	199,195	84,580	—	468,564
Minority interests	—	—	—	166	—	166
Mandatorily Redeemable Series A Preferred Stock	72,629	—	—	—	—	72,629
Shareholders’ equity (deficit)	(108,817)	8,552	108,497	43,083	(160,132)	(108,817)

Total liabilities and shareholders’ equity (deficit)	$119,323	$37,830	$307,692	$127,829	$(160,132)	$432,542

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

15. Guarantor and Non-Guarantor Subsidiaries of MSXI Limited— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET
as of September 28, 2003

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$2,400	$158	$759	$5,330	$—	$8,647
Accounts receivable, net	46	25,109	114,578	86,574	—	226,307
Inventory	—	25	4,052	2,391	—	6,468
Prepaid expenses and other assets	—	1,139	5,247	1,831	—	8,217
Deferred income taxes, net	—	(113)	1,510	5,231	(1,729)	4,899

Total current assets	2,446	26,318	126,146	101,357	(1,729)	254,538
Property and equipment, net	—	3,897	16,026	8,915	—	28,838
Goodwill, net	—	505	112,576	16,919	—	130,000
Investment in subsidiaries	112,559	10	31,629	3,804	(146,204)	1,798
Other assets	7,542	555	3,537	207	—	11,841
Deferred income taxes, net	—	161	4,059	1,892	(3,833)	2,279

Total assets	$122,547	$31,446	$293,973	$133,094	$(151,766)	$429,294

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$—	$—	$—	$4,764	$—	$4,764
Accounts payable and drafts	—	9,464	82,593	46,329	—	138,386
Accrued liabilities	486	10,157	43,303	30,036	—	83,982
Deferred income taxes, net	1,729	—	—	—	(1,729)	—

Total current liabilities	2,215	19,621	125,896	81,129	(1,729)	227,132
Long-term debt	230,111	16,411	—	2,530	—	249,052
Intercompany accounts	(55,249)	(8,401)	52,478	11,172	—	—
Long-term deferred compensation and other liabilities	—	—	3,039	8,409	—	11,448
Deferred income taxes, net	3,833	—	—	—	(3,833)	—

Total liabilities	180,910	27,631	181,413	103,240	(5,562)	487,632
Minority interests	—	—	—	25	—	25
Mandatorily Redeemable Series A Preferred Stock	79,413	—	—	—	—	79,413
Shareholders’ equity (deficit)	(137,776)	3,815	112,560	29,829	(146,204)	(137,776)

Total liabilities and shareholders’ equity (deficit)	$122,547	$31,446	$293,973	$133,094	$(151,766)	$429,294

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

15. Guarantor and Non-Guarantor Subsidiaries of MSXI Limited— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the fiscal quarters ended September 29, 2002 and September 28, 2003

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Fiscal Quarter Ended September 29, 2002
Net sales	$—	$30,068	$113,212	$60,237	$(2,961)	$200,556
Cost of sales	—	21,602	98,747	55,731	(2,961)	173,119

Gross profit	—	8,466	14,465	4,506	—	27,437
Selling, general and administrative expenses	—	5,232	10,308	3,892	—	19,432
Restructuring and severance costs	—	301	825	188	—	1,314

Operating income	—	2,933	3,332	426	—	6,691
Interest expense (income), net	4,012	304	2,516	60	—	6,892

Income (loss) before income taxes, minority interests and equity in affiliates	(4,012)	2,629	816	366	—	(201)
Income tax provision (benefit)	(1,389)	571	1,157	(110)	—	229
Minority interests and equity in affiliates	2,287	—	2,628	2,101	(6,922)	94

Income (loss) before cumulative effect of accounting change for goodwill impairment	(336)	2,058	2,287	2,577	(6,922)	(336)
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—	—

Net income (loss)	$(336)	$2,058	$2,287	$2,577	$(6,922)	$(336)

Fiscal Quarter Ended September 28, 2003
Net sales	$—	$19,777	$98,671	$51,365	$(1,953)	$167,860
Cost of sales	—	18,285	86,467	47,071	(1,953)	149,870

Gross profit	—	1,492	12,204	4,294	—	17,990
Selling, general and administrative expenses	—	1,604	8,691	4,547	—	14,842
Restructuring and severance costs	—	58	1,450	494	—	2,002
Loss on asset impairment and sale	—	787	—	1,010	—	1,797

Operating income (loss)	—	(957)	2,063	(1,757)	—	(651)
Interest expense, net	7,697	53	1,581	75	—	9,406

Income (loss) before income taxes, minority interests and equity in affiliates	(7,697)	(1,010)	482	(1,832)	—	(10,057)
Income tax provision	12,034	296	1,561	873	—	14,764
Minority interests and equity in affiliates	(4,819)	—	(3,741)	(1,271)	9,791	(40)

Income (loss) before cumulative effect of accounting change for goodwill impairment	(24,550)	(1,306)	(4,820)	(3,976)	9,791	(24,861)
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—	—

Net income (loss)	$(24,550)	$(1,306)	$(4,820)	$(3,976)	$9,791	$(24,861)

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

15. Guarantor and Non-Guarantor Subsidiaries of MSXI Limited— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the fiscal nine months ended September 29, 2002 and September 28, 2003

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Fiscal Nine Months Ended September 29, 2002
Net sales	$—	$86,455	$362,153	$178,882	$(9,320)	$618,170
Cost of sales	—	73,030	316,222	157,547	(9,320)	537,479

Gross profit	—	13,425	45,931	21,335	—	80,691
Selling, general and administrative expenses	—	7,660	35,941	16,380	—	59,981
Restructuring and severance costs	—	301	1,207	231	—	1,739
Operating income	—	5,464	8,783	4,724	—	18,971
Interest expense, net	10,216	992	8,026	225	—	19,459

Income (loss) before income taxes, minority interests, and equity in affiliates	(10,216)	4,472	757	4,499	—	(488)
Income tax provision (benefit)	(3,558)	630	2,366	2,458	—	1,896
Minority interests and equity in affiliates	3,752	—	5,361	3,508	(13,143)	(522)

Income (loss) before cumulative effect of accounting change for goodwill impairment	(2,906)	3,842	3,752	5,549	(13,143)	(2,906)
Cumulative effect of accounting change for goodwill impairment, net of taxes	(38,102)	(2,869)	(38,102)	(20,004)	60,975	(38,102)

Net income (loss)	$(41,008)	$973	$(34,350)	$(14,455)	$47,832	$(41,008)

Fiscal Nine Months Ended September 28, 2003
Net sales	$—	$64,209	$316,556	$162,679	$(6,498)	$536,946
Cost of sales	—	61,579	275,922	144,365	(6,187)	475,679

Gross profit	—	2,630	40,634	18,314	(311)	61,267
Selling, general and administrative expenses	—	5,452	26,028	14,787	—	46,267
Restructuring and severance costs	—	792	2,407	703	—	3,902
Loss on asset impairment and sale	—	787	—	1,106	—	1,893

Operating income	—	(4,401)	12,199	1,718	(311)	9,205
Interest expense, net	16,391	598	5,708	16	—	22,713

Income (loss) before income taxes, minority interests, and equity in affiliates	(16,391)	(4,999)	6,491	1,702	(311)	(13,508)
Income tax provision (benefit)	10,591	(871)	2,428	2,850	—	14,998
Minority interests and equity in affiliates	(1,018)	—	(5,082)	(3,974)	10,269	195

Income (loss) before cumulative effect of accounting change for goodwill impairment	(28,000)	(4,128)	(1,019)	(5,122)	9,958	(28,311)
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—	—

Net income (loss)	$(28,000)	$(4,128)	$(1,019)	$(5,122)	$9,958	$(28,311)

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

15. Guarantor and Non-Guarantor Subsidiaries of MSXI Limited— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the nine months ended September 29, 2002

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:
Net income (loss)	$(41,008)	$973	$(34,350)	$(14,455)	$47,832	$(41,008)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Cumulative effect of accounting change for goodwill impairment	38,102	2,869	38,102	20,004	(60,975)	38,102
Equity in affiliates	(3,752)	—	(5,361)	(3,508)	13,143	522
Depreciation	—	2,449	6,801	4,671	—	13,921
Amortization of debt issuance costs	1,332	—	—	—	—	1,332
Deferred taxes	(4,078)	(34)	2,391	(395)	—	(2,116)
Loss on sale/disposal of property and equipment	—	81	26	157	—	264
(Increase) decrease in receivables, net	(154)	(4,959)	13,024	5,343	—	13,254
(Increase) decrease in inventory	—	2	2,289	(281)	—	2,010
(Increase) decrease in prepaid expenses and other assets	96	(949)	1,537	(1,621)	—	(937)
Increase (decrease) in current liabilities	(3,528)	8,391	(23,937)	7,671	—	(11,403)
Other, net	(75)	(256)	(356)	773	—	86

Net cash provided by (used for) operating activities	(13,065)	8,567	166	18,359	—	14,027

Cash flows from investing activities:
Capital expenditures	—	(320)	(5,694)	(1,847)	—	(7,861)
Acquisition of business, net of cash received	—	(1,670)	(199)	(1,263)	—	(3,132)
Proceeds from sale/disposal of property and equipment	—	—	36	134	—	170
Other, net	—	—	1,857	—	—	1,857

Net cash used for investing activities	—	(1,990)	(4,000)	(2,976)	—	(8,966)

Cash flows from financing activities:
Transactions with subsidiaries	(8,702)	(1,925)	8,953	(4,210)	5,884	—
Proceeds from issuance of debt	15,450	—	—	—	—	15,450
Repayment of debt	(28,746)	—	—	—	—	(28,746)
Debt issuance costs	(1,445)	—	—	—	—	(1,445)
Changes in revolving debt, net	33,762	(4,847)	—	(9,258)	—	19,657
Changes in book overdrafts, net	—	—	(8,469)	48	—	(8,421)
Repurchase of common and preferred stock	(209)	—	—	—	—	(209)

Net cash provided by (used for) financing activities	10,110	(6,772)	484	(13,420)	5,884	(3,714)

Effect of foreign exchange rate changes on cash and cash equivalents	2,955	259	2,953	(39)	(5,884)	244

Cash and cash equivalents:
Increase (decrease) for the period	—	64	(397)	1,924	—	1,591
Balance, beginning of period	—	46	647	4,231	—	4,924

Balance, end of period	$—	$110	$250	$6,155	—	$6,515

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(dollars in thousands unless otherwise stated)

15. Guarantor and Non-Guarantor Subsidiaries of MSXI Limited— (continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the nine months ended September 28, 2003

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:
Net income (loss)	$(28,000)	$(4,129)	$(1,018)	$(5,122)	$9,958	$(28,311)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Cumulative effect of accounting change for goodwill impairment		—	—	—	—	—
Equity in affiliates	1,018	—	5,082	3,974	(10,269)	(195)
Loss on asset impairment and sale	—	787	—	1,106	—	1,893
Depreciation	—	2,599	6,974	4,080	—	13,653
Amortization of debt issuance costs	5,217	43	—	—	—	5,260
Deferred taxes	10,223	(1,081)	2,631	415	—	12,188
(Gain) loss on sale/disposal of property and equipment	—	358	98	171	—	627
(Increase) decrease in receivables, net	135	4,774	(3,778)	(16,050)	—	(14,919)
(Increase) decrease in inventory	—	(5)	(646)	(991)	—	(1,642)
(Increase) decrease in prepaid expenses and other assets	7	288	(1,748)	462	—	(991)
Increase (decrease) in current liabilities	(2,800)	1,185	10,690	6,154	—	15,229
Other, net	(55)	(74)	(829)	624	—	(334)

Net cash provided by (used for) operating activities	(14,255)	4,745	17,456	(5,177)	(311)	2,458

Cash flows from investing activities:
Capital expenditures	—	(617)	(2,438)	(1,410)	—	(4,465)
Proceeds from sale/disposal of property and equipment	—	564	545	1,041	—	2,150
Other, net	—	—	(341)	(1)	—	(342)

Net cash used for investing activities	—	(53)	(2,234)	(370)	—	(2,657)

Cash flows from financing activities:
Transactions with subsidiaries	11,051	(19,212)	(4,810)	1,873	11,098	—
Proceeds from issuance of debt	83,482	16,372	—	—	—	99,854
Repayment of debt	(65,798)	—	—	—	—	(65,798)
Debt issuance costs	(5,518)	(496)	—	—	—	(6,014)
Changes in revolving debt, net	(11,946)	(429)	—	(3,135)	—	(15,510)
Changes in book overdrafts, net	—	—	(15,189)	(52)	—	(15,241)

Net cash provided by (used for) financing activities	11,271	(3,765)	(19,999)	(1,314)	11,098	(2,709)

Effect of foreign exchange rate changes on cash and cash equivalents	5,384	(884)	5,381	1,526	(10,787)	620

Cash and cash equivalents:
Increase (decrease) for the period	2,400	43	604	(5,335)	—	(2,288)
Balance, beginning of period	—	116	154	10,665	—	10,935

Balance, end of period	$2,400	$159	$758	$5,330	$—	$8,647

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders

of MSX International, Inc.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of MSX International, Inc. and its subsidiaries at December 29, 2002 and December 30, 2001, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 29, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 7 to the consolidated financial statements, the Company changed its method of accounting for goodwill effective December 31, 2001.

As explained in Note 12 to the consolidated financial statements, the Company revised the accounting for preferred stock dividends.

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan

February 28, 2003, except for Note 19 as to which
the date is September 12, 2003

MSX INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS
as of December 30, 2001 and December 29, 2002

	December 30,
	2001	December 29,
	(as restated)	2002

	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$4,924	$10,935
Accounts receivable, net (Note 5)	252,868	209,521
Inventory	6,916	7,260
Prepaid expenses and other assets	7,151	7,277
Deferred income taxes, net (Note 15)	3,477	6,557

Total current assets	275,336	241,550

Property and equipment, net (Note 6)	42,977	39,186
Goodwill, net (Note 7)	170,491	127,254
Other assets	22,608	11,732
Deferred income taxes, net (Note 15)	2,970	12,820

Total assets	$514,382	$432,542

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Notes payable and current portion of long-term debt (Note 9)	$15,785	$14,671
Accounts payable and drafts (Note 10)	153,645	132,358
Accrued payroll and benefits	23,946	28,252
Other accrued liabilities (Note 8)	55,450	61,786

Total current liabilities	248,826	237,067

Long-term debt (Note 9)	230,869	220,003
Long-term deferred compensation liabilities and other (Note 14)	12,977	11,494

Total liabilities	492,672	468,564

Commitments and contingencies (Note 11)	—	—
Minority interests	1,197	166
Mandatorily Redeemable Series A Preferred Stock (Note 12)	64,574	72,629
Shareholders’ deficit (Note 13):
Common Stock, $.01 par value, 200,000,000 aggregate shares of each of Class A and Class B Common Stock authorized; 20,080,800 and 20,054,000 shares of Class A Common Stock issued and outstanding, respectively	201	201
Additional paid-in-capital	(21,769)	(21,879)
Note receivable from officer	(3,000)	(3,198)
Accumulated other comprehensive loss	(15,603)	(9,303)
Retained earnings (deficit)	(3,890)	(74,638)

Total shareholders’ deficit	(44,061)	(108,817)

Total liabilities and shareholders’ deficit	$514,382	$432,542

The accompanying notes are an integral part of the consolidated financial statements.

MSX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
for the three fiscal years ended December 29, 2002

	Fiscal Year	Fiscal Year
	Ended	Ended	Fiscal Year
	December 31,	December 30,	Ended
	2000	2001	December 29,
	(as restated)	(as restated)	2002

	(In thousands)
Net sales (Note 16)	$1,035,223	$929,257	$807,433
Cost of sales	889,286	808,788	707,326

Gross profit	145,937	120,469	100,107
Selling, general and administrative expenses	83,238	80,936	78,390
Amortization of goodwill and intangibles (Note 7)	5,583	6,222	—
Goodwill impairment charges (Note 7)	—	—	8,726
Restructuring and severance costs (Note 4)	—	1,272	8,046
Loss on asset impairment and sale (Note 3)	—	—	4,356

Operating income	57,116	32,039	589
Interest expense, net (Note 9)	30,119	27,881	25,931

Income (loss) before income taxes, minority interests and equity in affiliates	26,997	4,158	(25,342)
Income tax provision (benefit) (Note 15)	11,340	1,712	(3,488)
Less minority interests and equity in affiliates, net of taxes (Note 3)	766	1,943	2,638

Income (loss) before cumulative effect of accounting change for goodwill impairment	14,891	503	(24,492)
Cumulative effect of accounting change for goodwill impairment, net of taxes of $9,745 (Note 7)	—	—	(38,102)

Net income (loss)	14,891	503	(62,594)
Preferred stock dividends (Note 12)	(6,306)	(7,249)	(8,110)

Net income (loss) available to common shareholders	$8,585	$(6,746)	$(70,704)

The accompanying notes are an integral part of the consolidated financial statements.

MSX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the three fiscal years ended December 29, 2002

	Fiscal Year	Fiscal Year	Fiscal Year
	Ended	Ended	Ended
	December 31,	December 30,	December 29,
	2000	2001	2002

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$14,891	$503	$(62,594)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of accounting change for goodwill impairment	—	—	38,102
Loss on asset impairment and sale	—	—	4,356
Minority interests and equity in affiliates	766	1,943	2,638
Depreciation	16,925	16,988	18,355
Amortization of goodwill and intangibles	5,583	6,222	—
Goodwill impairment charges	—	—	8,726
Amortization of debt issuance costs	1,079	1,216	1,737
Deferred taxes	2,542	573	(3,251)
(Gain) loss on sale/disposal of property and equipment	(54)	154	571
(Increase) decrease in receivables, net	(403)	65,451	42,821
(Increase) decrease in inventory	902	819	(344)
(Increase) decrease in prepaid expenses and other assets	108	567	(152)
Increase (decrease) in current liabilities	17,034	(37,217)	(24,293)
Other, net	(291)	1,218	(82)

Net cash provided by operating activities	59,082	58,437	26,590

Cash flows from investing activities:
Capital expenditures	(18,168)	(19,243)	(9,003)
Acquisition of businesses, net of cash acquired	(60,106)	(16,536)	(6,765)
Proceeds from sale/disposal of equipment and investments	2,308	263	1,219
Other, net	583	422	1,735

Net cash used for investing activities	(75,383)	(35,094)	(12,814)

Cash flows from financing activities:
Proceeds from issuance of debt	25,000	—	15,450
Repayment of debt	(3,814)	(3,938)	(30,134)
Debt issuance costs	(251)	(653)	(1,629)
Changes in revolving debt, net	(2,259)	(16,254)	(1,932)
Changes in book overdrafts, net	3,148	(2,385)	9,335
Repurchase of Common and Preferred Stock	—	(4,178)	(209)
Sale of Common and Preferred Stock	—	3,612	—

Net cash provided by (used for) financing activities	21,824	(23,796)	(9,119)

Effect of foreign exchange rate changes on cash and cash equivalents	(7,716)	691	1,354

Cash and cash equivalents:
Increase (decrease) for the period	(2,193)	238	6,011
Balance, beginning of period	6,879	4,686	4,924

Balance, end of period	$4,686	$4,924	$10,935

Supplemental disclosure of cash flow information:
Cash paid for interest	$30,519	$26,223	$23,106
Cash paid (refunds received) for income taxes	9,908	2,677	(1,135)

The accompanying notes are an integral part of the consolidated financial statements.

MSX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT
for the three fiscal years ended December 29, 2002
(as restated)

				Accumulated	Retained
		Additional	Note	Other	Earnings	Total
	Common	Paid-In-	Receivable	Comprehensive	(Accumulated	Shareholders’
	Stock	Capital	From Officer	Loss	Deficit)	Deficit

	(In thousands)
Balance at January 2, 2000 as reported	$1	$(24,705)	$—	$(5,867)	$9,992	$(20,579)
Dividends accrued on mandatorily redeemable preferred stock	—	—	—	—	(15,019)	(15,019)

Balance at January 2, 2000 as revised	1	(24,705)	—	(5,867)	(5,027)	(35,598)
Comprehensive income:
Net income					14,891	14,891
Foreign currency translation				(9,774)		(9,774)

Total comprehensive income						5,117
Dividends accrued on mandatorily redeemable preferred stock					(6,306)	(6,306)
Sale of common stock	—	3,000	(3,000)	—	—	—
200 for one stock split	203	—	—	—	(203)	—

Balance at December 31, 2000	204	(21,705)	(3,000)	(15,641)	3,355	(36,787)
Comprehensive income:				—
Net income					503	503
Foreign currency translation				38		38

Total comprehensive income						541
Dividends accrued on mandatorily redeemable preferred stock					(7,249)	(7,249)
Repurchase of common stock	(8)	(2,042)	—	—	(499)	(2,549)
Sale of common stock	5	1,978	—	—	—	1,983

Balance at December 30, 2001	201	(21,769)	(3,000)	(15,603)	(3,890)	(44,061)
Comprehensive income:
Net loss					(62,594)	(62,594)
Foreign currency translation				6,300	—	6,300

Total comprehensive loss						(56,294)
Dividends accrued on mandatorily redeemable preferred stock					(8,110)	(8,110)
Increase in note receivable			(198)			(198)
Repurchase of common and preferred stock	—	(110)	—	—	(44)	(154)

Balance at December 29, 2002	$201	$(21,879)	$(3,198)	$(9,303)	$(74,638)	$(108,817)

The accompanying notes are an integral part of the consolidated financial statements.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands unless otherwise stated)

1.   Organization and Basis of Presentation:

      The accompanying financial statements present the assets, liabilities and results of operations of MSX International, Inc. and its consolidated subsidiaries (“MSXI”). MSXI is a holding company owned by Citicorp and affiliates and certain members of management. Since our formation we have completed numerous acquisitions, the most recent of which are disclosed in Note 3. The results of operations of acquired companies have been included in the results of operations of MSXI from the effective date of each transaction.

      We are principally engaged in providing technical business services to automobile manufacturers and suppliers and other industries primarily in North America and Europe.

2.   Summary of Significant Accounting Policies:

      a. Principles of Consolidation: The accompanying financial statements include the accounts of MSX International, Inc. and all majority owned subsidiaries. Significant intercompany transactions have been eliminated. Companies that are 20 to 50 percent owned by MSX International, Inc. or its wholly owned subsidiaries are accounted for by the equity method of accounting. We use a 52-53 week fiscal year that ends on the Sunday nearest December 31.

      b. Cash and Cash Equivalents: All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

      c. Receivables: Receivables are presented net of aggregate allowances for doubtful accounts of $2.7 million and $4.3 million at December 30, 2001 and December 29, 2002, respectively.

      d. Inventory: Inventory is comprised of raw materials, parts and supplies which are stated at the lower of cost or net realizable value, with cost determined using the first-in, first-out method.

      e. Property and Equipment: Property and equipment, including significant betterments to leased facilities, are recorded at cost. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred.

      Under the provisions of Statement of Position 98-1, costs associated with software developed or obtained for internal use are capitalized when both the preliminary project stage is complete and management has authorized funding of the development program. Such costs are included in computers, peripherals and software. Capitalized costs include both external costs of software and consulting as well as payroll and payroll related costs of MSXI personnel working directly on the development project. Internal costs capitalized are not material to the consolidated balance sheet at December 30, 2001 and December 29, 2002.

      f. Goodwill and Other Intangibles: The excess of purchase price, including direct cost of acquisition, over the estimated fair value of acquired assets and assumed liabilities is allocated to goodwill. Management evaluates the carrying value of goodwill when events or circumstances warrant such a review, and in any case, annually during the fourth quarter of each year.

      g. Fair Value of Financial Instruments: The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term debt approximate their carrying amounts. The estimated fair value and carrying amounts of long-term debt borrowings are reported in Note 9.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

      h. Stock Options: We account for stock options in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”. Under APB 25, we recognize no compensation expense related to stock options issued as no options have been granted at a price below the estimated market price on the day of grant. Had compensation cost for stock options issued during the last three fiscal years been determined consistent with SFAS No. 123, “Accounting for Stock-Based Compensation”, our net income (loss) would have been $14.9 million, $(0.5) million, and $(62.7) million during fiscal 2000, 2001 and 2002, respectively. The weighted average fair value of options granted was $0.65, $0.0, and $0.42 during 2000, 2001, and 2002, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2000	2001	2002

Risk free interest rate	5.54%	5.00%	4.90%
Expected option lives	7 years	7 years	7 years
Expected volatility	0.0%	0.0%	0.0%

      i. Foreign Currency Translation and Transactions: Net assets of operations outside of the United States are translated into U.S. dollars using current exchange rates with the effects of translation adjustments included in shareholders’ deficit as a separate component of comprehensive income. Revenues and expenses of operations outside of the United States are translated at the average rates of exchange during the period. Gains and losses arising from transactions denominated in currencies other than the functional currency of a particular entity are included in income. Net transaction gains and losses were not material to our results of operations during the periods presented.

      j. Revenue Recognition: Our revenue is primarily comprised of revenue from fixed price contracts and time and material contracts. Revenues from fixed price contracts are recognized using the percentage of completion method, measured by comparing the percentage of labor costs incurred to date to the estimated total labor costs for each contract. Revenues from time and material contracts are valued at selling price based on contractual billing rates. Revenues from certain master vendor and supply chain management programs are recorded, net of billings from sub-suppliers, at the completion of each individual service.

      Contract costs include all direct material and labor costs and indirect costs such as indirect labor, supplies, tools and repairs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in fixed price contracts may result in revisions to estimates of costs and revenues and are recognized in the period in which the revisions are determined.

      k. Depreciation: Depreciation is computed using the straight-line method over the estimated useful lives of assets as follows:

Useful Lives
In Years

Leasehold improvements	5-39
Machinery and equipment	3-12
Computers, peripherals and software	2-5
Automobiles and trucks	3-5

      Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the term of the lease, whichever is shorter.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

      l. Income Taxes: Deferred income taxes are recorded to reflect the differences between the tax basis and financial reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

      m. Foreign Currency Contracts: MSXI has significant operations outside of the United States that are subject to foreign currency exchange risk. We may periodically hedge transactions or obligations in non-functional currencies in order to mitigate this risk. During the fiscal year ended December 31, 2000, we entered into forward foreign currency contracts to hedge certain foreign currency financing transactions. Unrealized gains/losses on the forward contracts are recognized as an adjustment to the gains/losses recognized on the underlying hedged transaction to the extent they are correlated. The uncorrelated net losses on such contracts were not material to our results of operations during fiscal 2000. No such contracts were entered into during fiscal 2001 or 2002.

      n. Reclassifications: Certain prior year amounts have been reclassified to conform to the presentation adopted during fiscal 2002.

      o. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

      p. Recently Issued Accounting Pronouncements: In July 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities”. This statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of the commitment to an exit or disposal plan. This statement will be effective for any exit or disposal activities initiated after December 31, 2002. The adoption of this statement will principally impact the ultimate timing of when costs associated with any future exit or disposal activities are recorded as expense.

      In December 2002, the FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation Transition and Disclosure”. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amended the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The disclosure provisions will be adopted in the first quarter of fiscal 2003.

      In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN No. 45 requires a guarantor to recognize, at the inception of a qualified guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. MSXI is currently reviewing these recognition and measurement provisions, which are effective on a prospective basis for qualified guarantees issued or modified after December 31, 2002, to determine whether they will have a material impact on its consolidated financial statements. The disclosure requirements of FIN No. 45, which are effective for fiscal 2002, are presented in Note 11 to these consolidated financial statements.

3.   Acquisitions and Disposition of Businesses and Investments:

        Acquisition of Businesses and Investments

      On February 23, 2000 we acquired the professional staffing operations of Corporate Staffing Resources, Inc. (the “CSR Acquisition”). Specifically, we acquired 100% of the outstanding common stock of Intranational Computer Consultants, Inc. and Programming Management and Systems, Inc. and selected assets and liabilities of CMS Management Services and Ascend. The total purchase price, upon

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

settlement of certain contractual matters, was about $31.8 million. These companies provide information technology and technical professional staffing services throughout the United States with combined historical annual sales in excess of $57 million. The CSR Acquisition was accounted for under the purchase method of accounting, resulting in goodwill of $26.9 million.

      Effective January 1, 2002, we completed the acquisition of selected assets and liabilities of Draupner Associates AB in Gottenberg, Sweden for a total purchase price at closing of about $2.4 million, before acquisition related costs, with an additional amount payable contingent on the achievement of an annual earnings target. Draupner’s principal business is digital documentation and translation services for the automotive and related industries. Upon completion, the Draupner business was integrated with our custom communication service offerings. Also effective January 1, 2002, we acquired the remaining 51% of the outstanding common stock of Cadform-MSX Engineering GmbH through a series of transactions that were contemplated at the time of our previous investment in Cadform. Specifically, we exercised our option to acquire an additional 16% of the common stock of Cadform for about $0.3 million. The remaining 35% of their common stock was acquired in exchange for a 7.8% interest in our existing engineering business in Germany. Prior to these transactions, we owned 49% of the outstanding common stock of Cadform. The transactions were accounted for under the purchase method of accounting resulting in goodwill of $8.3 million.

      Effective in December 2002 we acquired the remaining 25% of the outstanding common stock of Satiz Srl from Fiat SpA. The transaction had been contemplated as part of the original acquisition of 75% of the outstanding common stock of Satiz in December of 1999. The total purchase price was about $3.5 million based on formulas established at the time of the original 75% acquisition. The transaction was accounted for under the purchase method of accounting resulting in additional goodwill of $2.4 million. Satiz specializes in commercial and technical publishing in Europe and derives a significant portion of its sales from Fiat and related subsidiaries.

      In addition to the above, in September 2001 we completed a strategic investment of about $1.6 million in itiliti, Inc., in the form of a bridge loan convertible to preferred stock. The investment is accounted for under the cost method. itiliti is a strategic partner in our human capital management practice.

      All of the above transactions were funded through a combination of cash from operations and borrowings under our credit facility. The operating results of acquired companies have been included in our consolidated operating results from the effective date of the acquisition. The proforma effects of the above transactions would not be materially different from reported results for the periods presented.

      The terms of certain of our acquisition agreements provide for additional contingent consideration to be paid over a period of up to two years if the acquired entity’s future operating results exceed targeted levels. Contingent consideration is earned when the acquired entity’s financial performance grows in excess of the targeted levels established at the time of acquisition. Such additional consideration is recorded, when earned, as additional purchase price. In this regard, we recorded additional liabilities for consideration during 2000 and 2001 related to prior year acquisitions, which resulted in additional goodwill capitalization of about $15.4 million and $2.1 million, respectively. No such consideration was recorded or paid during 2002.

        Asset impairments and sale

      During the fourth quarter of 2002, we completed the sale of our human capital management businesses in Italy and recognized losses on the valuation of certain long-term investments. Quandoccorre Interinale and QR Quandoccorre were sold for net proceeds of about $1.0 million, resulting in a loss on sale of $2.7 million. The sale was completed as part of our restructuring efforts in response to current and forecasted operating losses generated by these businesses. These companies had been acquired through a series of transactions during fiscal 1999 and 2000.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

      Also during the fourth quarter of 2002, we recognized losses on our investments in Prototipo Holding BV and MTE Groups LLC totaling $1.6 million and $2.4 million, respectively, reflecting reductions in the market value of our investments. The investment in Prototipo Holding BV, representing a 2% interest, was acquired in November of 2000 and was accounted for under the cost method. A remaining investment of $0.6 million is included in our consolidated balance sheet after the write-down. The investment in MTE Groups, representing a 49% interest, was acquired in 2001 and had been accounted for under the equity method. The write-down of MTE comprised the balance of our investment and $0.7 million of receivables for certain services provided to MTE. The charges were determined based upon an evaluation of the financial stability of these businesses and the best available market information.

4.   Restructuring and Severance:

      During fiscal 2001 and 2002, we recorded restructuring and severance costs totaling $1.3 million and $8.0 million, respectively. Charges recorded during 2002 included $0.3 million related to unfavorable sub-leasing arrangements and related closure costs with the balance of 2001 and 2002 charges comprised of severance and termination benefit costs associated with headcount reductions primarily in North America and Europe. Restructuring actions were taken in accordance with approved management plans. Remaining accrued severance costs totaled $4.0 million as of December 29, 2002 and are expected to be paid during fiscal 2003.

5.   Accounts Receivable, Net:

      A significant portion of our sales is made to manufacturers in the automotive and transportation related industries. Sales to significant automotive customers, including their automotive subsidiaries, as a percent of total net sales were:

	Percent of Total Sales

Sales to:	2000	2001	2002

Ford	33.9%	35.6%	38.4%
DaimlerChrysler	11.0%	9.3%	8.7%
General Motors	9.5%	8.5%	8.4%
Fiat	10.6%	5.5%	8.0%

Total	65.0%	58.9%	63.5%

      At December 30, 2001 and December 29, 2002 the foregoing four customers and their subsidiaries accounted for approximately 52% and 58%, respectively, of the billed accounts receivable balance.

      Accounts receivable includes both billed and unbilled receivables. Unbilled receivables amounted to $99.1 million and $66.8 million at December 30, 2001 and December 29, 2002, respectively. All such billings are expected to be collected within the ensuing year. Accounts receivable also include the portion of our billings for certain master vendor and supply chain management services attributable to services provided by our vendors, which are passed on to our customers. These amounts totaled $49.7 million as of December 30, 2001 and $37.1 million as of December 29, 2002. A corresponding liability to our vendors for these amounts is recorded in accounts payable at the time the related receivables are recorded.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

6.   Property and Equipment, Net:

      Property and equipment, net includes the following:

	At December 30,	At December 29,
	2001	2002

Cost:
Leasehold improvements	$12,183	$14,298
Machinery and equipment	46,392	58,816
Computers, peripherals and software	50,407	57,473
Automobiles and trucks	1,881	1,813

	110,863	132,400
Less accumulated depreciation	(67,886)	(93,214)

Property and equipment, net	$42,977	$39,186

7.   Goodwill and Intangible Assets:

      Effective January 1, 2002, we adopted the provisions of SFAS No. 142. Under the standard, goodwill is no longer amortized but is tested periodically for impairment. Additionally, SFAS No. 142 changes the methodology of assessing goodwill impairment. Under the standard, goodwill is considered impaired if the book value of an operating unit exceeds its estimated fair value. Upon adoption of SFAS No. 142 we recorded a one-time, non-cash charge of $47.8 million, before related taxes, to reduce the carrying value of goodwill. The initial charge is reflected as a cumulative effect of an accounting change in our consolidated results of operations. During the fourth quarter of 2002 we updated our annual goodwill valuation analysis resulting in an additional pre-tax charge of $8.7 million. In calculating both of the impairment charges, the fair value of the operating units underlying our business was estimated using a discounted cash flow methodology.

      Actual results for the year ended December 29, 2002 and pro forma results for the years ended December 31, 2000 and December 30, 2001 had we applied the non-amortization provisions of SFAS No. 142 are as follows:

	Fiscal Year Ended

	December 31,	December 30,	December 29,
	2000	2001	2002

Reported net income (loss)	$14,891	$503	$(62,594)
Amortization of goodwill and intangibles	5,583	6,222	—
Amortization of equity method investee goodwill	299	254	—

Pro forma net income (loss)	$20,773	$6,979	$(62,594)

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

      The following summarizes the changes in our goodwill balances by service line during the fiscal year ended December 29, 2002:

			Human
	Collaborative	Technical and	Capital
	Engineering	Marketing	Management
	Management	Services	Services	Total

Balance at December 30, 2001	$5,593	$25,685	$139,213	$170,491
Cumulative effect of accounting change	(10,278)	—	(37,569)	(47,847)
Impairment losses recognized	(4,462)	—	(4,264)	(8,726)
Goodwill recorded during the period	7,810	2,961	—	10,771
Other, primarily translation changes	1,337	1,005	223	2,565

Balance at December 29, 2002	$—	$29,651	$97,603	$127,254

      Goodwill recorded during the period was generated from the consolidation of Cadform-MSX Engineering and the purchase of the Draupner business and the remaining shares of Satiz Srl, as disclosed in Note 3. Goodwill generated from these transactions is generally not deductible. A substantial portion of goodwill generated from the consolidation of Cadform was previously included in the carrying amount of our investment in Cadform-MSX Engineering as of December 30, 2001.

8.   Other Accrued Liabilities:

      Other accrued liabilities include the following:

	At December 30,	At December 29,
	2001	2002

Income and other taxes (including VAT taxes)	$3,730	$4,589
Deferred income/advance payments	24,088	28,158
Contingent consideration liability	10,470	10,470
Interest	7,644	8,073
Other	9,518	10,496

	$55,450	$61,786

      Deferred income/advance payments represent both payments from customers received in advance of revenues recognized under the percentage of completion method and payments received in advance of billings from sub-contract vendors.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

9.   Debt:

      Debt is comprised of the following:

		Outstanding at
	Interest Rates at
	December 29,	December 30,	December 29,
	2002	2001	2002

Senior subordinated notes	11.375%	$130,000	$130,000
Second secured term loan	10.00%	—	16,109
Credit facility, as amended and restated:
Revolving line of credit notes	4.42%	—	4,000
Swingline notes	4.46-11.15%	9,931	8,559
Term notes	5.64-6.26%	97,313	65,779
Satiz facility	4.12%	8,750	4,954
Other	7.00-9.00%	660	5,273

		246,654	234,674
Less current portion		15,785	14,671

Total long-term debt		$230,869	$220,003

      The aggregate maturities of borrowings outstanding at December 29, 2002 are as follows:

Fiscal Year	Amount

2003	$14,671
2004	19,080
2005	2,632
2006	52,182
2007 and thereafter	146,109

     Senior Subordinated Notes

      At December 29, 2002, we have $130 million of 11 3/8% unsecured senior subordinated notes outstanding and registered under the Securities Act of 1933. The notes are unsecured senior subordinated obligations of the company and mature on January 15, 2008. Interest on the notes is payable semi-annually at 11 3/8% per annum and commenced July 15, 1998. The notes may be redeemed subsequent to January 15, 2003 at premiums that begin at 105.6875% and decline each year to face value for redemptions taking place after January 15, 2006. Upon the occurrence of a Change of Control, as defined in the bond indenture, the notes may be redeemed at the option of the noteholders at a premium of one percent, plus accrued and unpaid interest, if any. The notes contain covenants which, among others, limit the incurrence of additional indebtedness and restrict capital transactions, distributions and asset dispositions of certain subsidiaries.

      In connection with the $130 million of senior subordinated notes, each of our significant domestic restricted subsidiaries, as defined in the bond indenture (the “Guarantor Subsidiaries”), irrevocably and unconditionally guarantees MSXI’s performance under the notes as primary obligors. See Note 18 for additional information.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

        Credit Facility

      In December 1999, we completed an amended and restated credit facility with commercial banks and institutional lenders led by Bank One N.A., as agent. The facility provided revolving credit up to $100 million and five and seven-year term loans totaling $105 million, all on a senior secured basis. During 2001 and 2002, we completed the first and second amendments to the amended and restated credit facility. As a result of the second amendment, available funds under the revolving credit portion of the credit facility were reduced from $100 million to $85 million. Also in conjunction with the second amendment, we entered into a second secured term loan on July 31, 2002 as discussed below. Effective February 14, 2003, we completed the third amendment to our amended and restated credit facility. As part of the third amendment, our equity sponsors, Citicorp and affiliates, committed to provide up to $10.8 million of alternative senior funding pursuant to an amendment to our second secured term loan. Such funding would be triggered to resolve potential future defaults in our senior leverage and our fixed charge coverage ratios through June 30, 2004. Proceeds, if utilized, would be used to make partial principal repayments of the existing bank term loans.

      Both the revolving credit and term loan borrowings are subject to satisfaction of borrowing base requirements, based on accounts receivable balances, and financial reporting and operating covenants. The revolving credit portion of the facility provides for borrowings as revolving credit loans, letters of credit and swingline loans. Revolving credit loans, swingline loans and letters of credit (collectively “Revolving Debt”) are payable on demand. Interest on loans under the credit facility is payable monthly or, if earlier, at the end of each interest period, and accrues at an annual rate equal to a floating rate, as defined, except for swingline loans which accrue at an annual rate equal to a fixed or floating rate as negotiated at the time of borrowing.

      The five-year $30 million term loan, as amended and restated, matures on December 7, 2004 with principal payments due quarterly, on a graduated basis, until maturity. The seven-year $75 million senior secured institutional term loan matures on December 7, 2006. Principal payments of 0.25% of the $75 million institutional term loan are payable quarterly in years one through six with the balance payable in year seven. The term loans are also subject to mandatory prepayments if MSXI generates excess cash flows, as defined, during any fiscal year. As a result of excess cash flows generated during 2001, a prepayment of $9.1 million was made on outstanding term loans during fiscal 2002.

      Each of our significant domestic subsidiaries and selected other subsidiaries guarantee all obligations of MSXI under the credit facility. In addition, MSXI has pledged the stock of such domestic subsidiaries and 65% of the stock of significant foreign subsidiaries. Additionally, a first lien exists on substantially all assets of such domestic subsidiaries. Pursuant to the agreement, we also provide a lien, pledge or comparable security interest on material assets in the United Kingdom, the Netherlands and Australia. The obligations of MSXI under the credit facility and the second secured term loan rank senior to all other indebtedness, including the senior subordinated notes.

      The credit facility contains certain reporting covenants, customary affirmative covenants and various negative covenants including, but not limited to, certain limitations on mergers, sales of assets, acquisitions, liens, investments, capital expenditures, indebtedness, contingent obligations, dividends, subsidiaries’ ability to agree to dividend restrictions, affiliate transactions and changes of business. The credit facility also contains certain covenants with respect to employee benefit arrangements and environmental matters and certain financial covenants. Financial covenants include minimum levels of EBITDA, net worth, and required total leverage, senior leverage, fixed charge and interest coverage ratios, all as defined in the agreement. As of December 29, 2002, $12.6 million was outstanding under the revolving credit portion of our credit facility and has been classified as long-term debt as we have both the ability and intent to refinance such amounts under the credit facility.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

        Second Secured Term Loan

      In conjunction with the second amendment to our credit facility on July 10, 2002 we entered into a second secured term loan with an affiliate of Citicorp, our majority owners, totaling about $15.5 million. The second secured term loan is secured by a second priority security interest on all assets securing our amended and restated credit agreement. The loan matures on June 7, 2007, with quarterly interest accruing at 10% per annum. Interest is not payable until the later of June 7, 2007, or the date on which payment in full of all obligations under the amended and restated credit agreement are made. In connection with the third amendment to our credit facility, as discussed above, the second secured term loan was amended to provide up to $10.8 million of additional funding if required under the terms of the amendment.

        Satiz Credit Facility

      Satiz S.r.l., which was acquired on December 31, 1999, maintains a financing arrangement with Fidis S.p.A. that provides for borrowings up to 100% of its eligible accounts receivable, as defined in the agreement. As of December 29, 2002, borrowings under the arrangement bear interest at the Euribor rate plus 1.25% and are collateralized by the underlying accounts receivable. The agreement is renewed annually unless terminated by either party. Fidis S.p.A. is a subsidiary of Fiat S.p.A., who owned a minority investment in Satiz until December 2002.

        Other Debt

      Certain of our foreign subsidiaries maintain lines of credit with local banks to provide backup liquidity or to finance operational cash flows as needed. In general, interest accrues on the lines of credit at floating rates, as determined by the applicable bank, with amounts outstanding payable on demand. Agreements are subject to termination at any time with proper notice provided by the bank. Included in other debt at December 29, 2002 is $3.3 million outstanding under the BHF Bank Credit Facility maintained by Cadform-MSX Engineering GmbH. This facility provides for borrowings up to 4.7 million euro at both fixed and floating interest rates. Amounts outstanding are currently payable on demand and are partially secured by a guarantee and letter of credit provided by MSX International.

        Fair Value of Debt

      The estimated fair values and carrying amounts of debt outstanding are as follows:

	At December 30, 2001		At December 29, 2002

	Fair Value	Book Value	Fair Value	Book Value

Senior subordinated notes	$102,213	$130,000	$58,013	$130,000
Second secured term loan	—	—	16,109	16,109
Credit facilities	116,654	116,654	88,565	88,565

Total	$218,867	$246,654	$162,687	$234,674

      The fair value of senior subordinated notes was determined based on quoted market prices. The fair value of the second secured term loan approximates its carrying value based on best available market information. The fair values of amounts outstanding under the credit facilities approximate their carrying amounts as the variable rates inherent in the related financial instruments reflect changes in the overall market interest rates.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

10. Book Overdrafts:

      Book overdrafts represent checks drawn on zero balance accounts that have not yet been presented to our banks for funding. Such overdrafts are funded when the related checks are presented and are not subject to finance charges. There were aggregate book overdrafts of $17.6 million and $26.9 million at December 30, 2001 and December 29, 2002, respectively. Such balances are included in accounts payable and drafts in the consolidated balance sheets.

11. Commitments and Contingencies:

      MSXI is from time to time subject to various legal actions and claims incidental to our business. Litigation is subject to many uncertainties and the outcome of individual litigated matters is not predictable with assurance. It is the opinion of management that the outcome of such matters will not have a material adverse impact on the consolidated financial position, results of operations or cash flows of MSXI.

      In conjunction with certain transactions and in the ordinary course of business, MSXI occasionally provides routine indemnifications relating to the enforceability of trademarks, coverage for legal and environmental issues, as well as provisions for other items. Currently, MSXI has several such agreements in place with various expiration dates. Based on historical experience and evaluation of the specific indemnities, we do not believe that any material loss related to such indemnifications is likely and therefore no related liability has been recorded. In addition, MSXI has several standby letter of credit agreements, none of which are considered material as of December 29, 2002.

      MSXI and its subsidiaries have leases for real estate and equipment utilized in its business. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases. Future minimum rental payments required under leases that have an initial or remaining non-cancelable lease term in excess of one year are as follows:

Total

Fiscal year ended:
2003	$27,981
2004	19,255
2005	13,162
2006	8,609
2007	4,552
Thereafter	19,780

$93,339

      Rental expense approximated $22.6 million, $24.4 million and $26.3 million, net of rental reimbursements, in each of fiscal 2000, 2001 and 2002, respectively.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

12. Mandatorily Redeemable Series A Preferred Stock:

      As of December 30, 2001 and December 29, 2002 there are 360,000 shares and 359,448 shares, respectively of 12% Series A Cumulative Mandatorily Redeemable Preferred Stock (the “Preferred Stock”) outstanding with a stated value of $100 per share or about $36 million in total. We are authorized to issue up to 1,500,000 shares of Preferred Stock, divided into two classes: 500,000 shares of Redeemable Series A Preferred Stock, par value $0.01, and 1,000,000 shares of New Preferred Stock, par value $0.01.

      Dividends on the Preferred Stock are payable in cash at the rate per annum equal to 12% of the stated value plus an amount equal to any accumulated and unpaid dividends. The Preferred Stock, which has no voting rights, is mandatorily redeemable at the earlier of December 31, 2008 or the date on which a sale transaction, as defined, occurs. We may redeem any or all of the Preferred Stock at our election prior to December 31, 2008. In both instances, the redemption price shall be the sum of $100 plus an amount equal to all accrued and unpaid dividends. We may also elect to acquire shares of the Preferred Stock from time to time without redeeming or otherwise acquiring all or any other issued shares of the Preferred Stock pursuant to the terms of the Amended and Restated Stockholders’ Agreement. Upon liquidation, dissolution or winding up, holders of preferred stock are entitled to receive out of MSXI’s legally available assets, before any amount is paid to holders of common stock, an amount equal to $100 per share of preferred stock, plus all accrued and unpaid dividends to the date of final distribution. If available assets are insufficient to pay the holders of the outstanding shares of preferred stock in full, the assets, or proceeds from the sale of the assets, will be distributed ratably among the holders of the preferred stock.

      As of December 29, 2002, we have not declared or paid any dividends. However, due to the mandatory redemption features of the preferred stock, dividends accrued totaled $36.7 million as of December 29, 2002. We may not declare or pay any dividends or other distribution with respect to any common stock or other class or series of stock ranking junior to the Preferred Stock without first complying with restrictions specified in the Amended and Restated Stockholders’ Agreement. Our ability to pay cash dividends, and to acquire or redeem the preferred stock, is subject to restrictions contained in credit agreements as discussed in Note 9.

      Prior financial statements reflect a change in the treatment of the accumulated dividends on the Preferred Stock. As reflected in the consolidated balance sheets and statements of shareholders’ deficit, accumulated dividends on the Preferred Stock, which had been disclosed in previous filings, have been deducted from shareholders’ deficit and included with the related Preferred Stock. The change in treatment has no impact on net income (loss) or cash flows for any of the periods presented.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

13. Stockholders’ Deficit:

      Effective December 28, 2000, the Board of Directors approved an increase in the number of authorized shares of Common Stock from 2,000,000 shares to 400,000,000 shares (consisting of 200,000,000 shares of each of Class A and Class B Common Stock, respectively). Effective on the same day, the Board of Directors approved a 200-for-one stock split on all issued and outstanding Common Stock in the form of a stock dividend. Accordingly, all share amounts have been restated to reflect the stock split.

      During the first quarter of fiscal 2001, a subsidiary of MSX International, Inc. completed a sale of unregistered securities to certain directors and members of management. The securities were sold in units with each unit comprised of MSX International Inc.’s Series A Preferred Stock, par value $0.01 per share, and Class A Common Stock, par value $0.01 per share. In total, 9,936 shares of Series A Preferred Stock and 482,400 shares of Class A Common Stock were sold. The shares of Series A Preferred Stock and Class A Common Stock, which comprised the units sold, were acquired from Citicorp, our majority stockholder, at a price equal to the price at which the units were sold to management. The entire proceeds of $3.6 million were used to pay the purchase price of the shares acquired from Citicorp.

      Included in additional paid-in-capital at December 30, 2001 and December 29, 2002 is $(28.7) million related to the acquisition of selected assets and operations from MascoTech Automotive Systems Group, Inc. and MascoTech, Inc. on January 3, 1997. As this acquisition did not involve a change in control, it was recorded at carry-over basis with amounts paid to MascoTech, Inc. in excess of book value reducing additional paid-in-capital.

      As of December 29, 2002, MSXI held a $3.2 million note receivable from an officer of the company. The loan bears interest at 2.48% per year and matures on February 28, 2011. Interest accrues and is payable annually with the principal amount due upon maturity or the occurrence of certain events. The loan is collateralized by a pledge to MSXI of shares of our Class A Common Stock. Interest income related to this note approximated $0.2 million and $0.1 million during fiscal 2001 and 2002, respectively.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

14. Employee Benefit Plans:

      We maintain a qualified cash or deferred compensation plan under Section 401(k) of the Internal Revenue Code. Participation in this plan is available to substantially all salaried employees and to certain groups of hourly employees. Under the plan, employees may elect to defer up to 20 percent of their annual wages, subject to the limitations of the Internal Revenue Code. For the periods presented, MSXI contributed matching contributions, at varying rates, for all participating employees. Effective December 1, 2001, substantially all matching contributions were suspended until a future date to be determined by MSXI. The annual cost to administer the plan and fund matching contributions was $2.1 million in fiscal 2000, $1.7 million in fiscal 2001 and $0.1 million in fiscal 2002.

      Contributions to union-sponsored, multi-employer pension plans were about $0.3 million in each of fiscal 2000, 2001, and 2002. These plans are not administered by MSXI and contributions are determined in accordance with provisions of negotiated labor contracts. Effective in August 2001, we withdrew our participation in these multi-employer pension plans. The pension liability assigned to MSXI upon withdrawal of $0.8 million is being funded on a quarterly basis over a period of 5 years.

      We also have an unfunded deferred compensation plan for certain salaried employees. Individual participants make pre-tax contributions to the plan and MSXI matches up to 5 percent of the individual’s annual salary. MSXI contributions vest over a period of time. Individuals may elect to receive a lump sum or defined payments of vested balances upon retirement or termination. The deferred compensation plan liability was $3.9 million and $3.2 million December 30, 2001 and December 29, 2002, respectively. This deferred compensation plan liability is an unfunded and unsecured obligation of MSXI.

      Included in deferred compensation liabilities at December 30, 2001 and December 29, 2002 is $8.0 million and $8.2 million, respectively, of deferred employee termination indemnities. The accrued indemnities are obligations of Satiz, which was acquired effective December 31, 1999. Under Italian labor laws and regulations all employees are entitled to an indemnity upon termination of their employment relationship. The benefit accrues to the employees on a pro-rata basis during their employment period and is based upon individual salaries. The vested benefit payable accrues interest, and employees can receive advances thereof, in certain specified situations, all defined in the applicable labor contract regulations. The liability at December 30, 2001 and December 29, 2002 reflects the total amount of the indemnities on an undiscounted basis, net of any advances taken, that applicable employees would be entitled to receive if termination were to occur as of that date.

      With the acquisition of APX International during 1997, we acquired certain obligations with respect to a frozen defined benefit pension plan. The plan was frozen in 1988 and covers certain union and non-union employees who were formerly employed by Autodynamics Corporation of America, Inc., a company acquired previously by one of the companies that comprised APX International. This plan is not administered by MSXI. Contributions are determined in accordance with provisions of the plan. This plan, which is fully funded, is not material to our financial position, results of operations or cash flows.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

15. Income Taxes:

	Fiscal Year	Fiscal Year	Fiscal Year
	Ended	Ended	Ended
	December 31,	December 30,	December 29,
	2000	2001	2002

Income (loss) before income taxes, minority interests and equity in affiliates for U.S. and foreign operations was:
Domestic	$11,487	$1,562	$(13,918)
Foreign	15,510	2,596	(11,424)

	$26,997	$4,158	$(25,342)

The provision (benefit) for income taxes was:
Currently payable:
Federal	$2,105	$155	$(3,981)
Foreign	5,309	1,006	1,633
State	1,384	33	216
Deferred:
Federal	1,796	1,297	382
Foreign	746	(779)	(1,738)

	$11,340	$1,712	$(3,488)

Deferred tax assets (liabilities) included:
Deductible goodwill	$50	$(1,867)	$5,603
Accrued interest expense	—	—	106
Accrued liabilities and deferred compensation	2,975	2,936	2,363
Net operating losses	3,244	6,044	18,375
Depreciation	3,282	(299)	(702)
Accounts receivable	(587)	(716)	(458)
Valuation allowance	—	—	(6,078)
Unrealized foreign exchange gain/(loss)	(1,749)	235	30
Other, net	(196)	114	138

Net deferred tax asset	$7,019	$6,447	$19,377

      At December 29, 2002 we have net U.S. federal tax loss carryforwards totaling $4.7 million, which expire in 2022. In addition, we have tax loss carryforwards related to certain foreign operations totaling $13.7 million. Of the $13.7 million of foreign tax losses, $5.4 million will expire in 2007 and $7.1 million can be carried forward indefinitely, with the balance expiring in varying amounts between 2004 and 2012. Realization of deferred tax assets is dependent on various limitations as provided within current tax laws, including generation of sufficient taxable income within specific tax jurisdictions. At December 29, 2002, a $6.1 million valuation allowance has been provided for specific items where management has determined that the likelihood of realization was not sufficient to allow for recognition of the asset, primarily related to net operating loss carryovers. Although realization is not assured, management believes that it is more likely than not, that the remaining net deferred tax assets will be realized as of December 30, 2001 and December 29, 2002. Additionally, we intend to utilize tax planning strategies, where possible, to ensure utilization of tax assets that are available.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

      The following is a reconciliation of taxes at the U.S. federal statutory rate to the provision for income taxes:

	Fiscal Year Ended

	December 31,	December 30,	December 29,
	2000	2001	2002

U.S. statutory rate	35%	35%	35%

Tax at U.S. statutory rate	$9,449	$1,455	$(8,870)
Valuation allowance	(920)	—	6,078
Effect of foreign tax rates	1,548	(682)	612
State and local taxes	899	22	141
Loss on sale of business	—	—	(4,500)
Goodwill	437	530	3,196
Other, net	(73)	387	(145)

	$11,340	$1,712	$(3,488)

      For the three fiscal years ended December 29, 2002, a provision has not been made for United States or additional foreign taxes on accumulated undistributed tax earnings of foreign subsidiaries, as those earnings were intended to be permanently reinvested. There are no net undistributed earnings on a cumulative basis as of December 29, 2002. Generally, such earnings become taxable upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

16. Segment Information:

      MSXI is global provider of technical business services to the automotive and other industries. Our business includes: collaborative engineering services, technical and marketing services and human capital management services. Collaborative engineering offers a full range of total product, custom, or single point engineering solutions. Our technical and marketing services include solutions to quality, supply chain, and communication related customer needs. Human capital management services include a full range of staffing solutions, including direct support of our engineering and technical and marketing services. Certain operations within each of our segments have been aggregated following the provisions of SFAS No. 131 due to the similar characteristics of their operations, including the nature of their service offerings, processes supporting the delivery of the services, customers, and marketing and sales processes.

      The accounting policies of our segments are the same as those described in the summary of significant accounting polices except that the financial results for each segment are presented using a management approach. We evaluate performance based on earnings before interest, taxes, amortization and non-cash charges (EBITA), including the Michigan Single Business Tax and other similar taxes. The results of each segment include certain allocations for general, administrative, and other shared costs. However, certain shared costs and termination and restructuring costs, are not allocated to the segments.

      The following is a summary of selected data for each of our service lines:

			Human
	Collaborative	Technical and	Capital
	Engineering	Marketing	Management
	Management	Services	Services	Other	Total

Fiscal 2000:
Net sales— external	$287,285	$263,683	$484,255	$—	$1,035,223
Net intercompany sales	15,767	259	—	(16,026)	—
EBITA	20,492	15,462	39,548	—	75,502
Depreciation	7,918	4,944	1,455	2,608	16,925
Goodwill amortization & charges	278	1,077	4,228	—	5,583
Capital expenditures	7,820	6,478	1,652	2,218	18,168
Accounts receivable	81,926	114,971	117,366	3,195	317,458
Fiscal 2001:
Net sales— external	$253,192	$263,117	$412,948	$—	$929,257
Net intercompany sales	11,418	1,966	2,545	(15,929)	—
EBITA	8,803	10,023	20,024	—	38,850
Depreciation	6,180	5,997	1,415	3,396	16,988
Goodwill amortization & charges	313	1,141	4,768	—	6,222
Capital expenditures	9,935	5,592	1,147	2,569	19,243
Accounts receivable	62,352	117,862	67,952	4,702	252,868
Fiscal 2002:
Net sales— external	$222,312	$262,821	$322,300	$—	$807,433
Net intercompany sales	2,050	8,133	1,998	(12,181)	—
EBITA	(2,219)	17,268	15,054	—	30,103
Depreciation	7,105	5,978	1,033	4,239	18,355
Goodwill impairment charges	4,462	—	4,264	—	8,726
Capital expenditures	1,429	4,772	1,879	923	9,003
Accounts receivable	60,404	104,284	39,922	4,911	209,521

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

      A reconciliation of total segment EBITA to consolidated income (loss) before income taxes, minority interests and equity in affiliates is as follows:

	Fiscal Year Ended

	December 31,	December 30,	December 29,
	2000	2001	2002

Total segment EBITA	$75,502	$38,850	$30,103
Net profit (costs) not allocated to segments	(7,134)	4,106	(12,688)
Goodwill impairment charges	—	—	(8,726)
Amortization of goodwill and intangibles	(5,583)	(6,222)	—
Loss on asset impairments and sale	—	—	(4,356)
Interest expense	(30,119)	(27,881)	(25,931)
Michigan single business tax and other similar taxes	(5,669)	(4,695)	(3,744)

Consolidated income (loss) before taxes, minority interests and equity in affiliates	$26,997	$4,158	$(25,342)

      Net sales are attributed to geographic areas based upon billings to third party customers. Geographic sales are presented net of sales between divisions of MSXI. Sales and long-lived asset information by geographic area are as follows:

	Sales			Long-Lived Assets

	Fiscal Year	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	As of	As of	As of
	December 31,	December 30,	December 29,	December 31,	December 30,	December 29,
	2000	2001	2002	2000	2001	2002

United States	$697,879	$606,721	$460,645	$181,588	$186,127	$129,314
Europe	311,349	291,162	317,181	48,717	48,482	47,836
All other	25,995	31,374	29,607	1,519	1,467	1,022

Total	$1,035,223	$929,257	$807,433	$231,824	$236,076	$178,172

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

17. Stock Option Plan:

      During the fourth quarter of fiscal 2000, we approved the MSXI 2000 Stock Option Plan (the “Stock Option Plan”). Under the terms of the Stock Option Plan, officers, directors and certain employees may be granted both incentive and non-qualified options to purchase our common stock. Incentive stock options may not be issued at less than 100% of the estimated market price on the date the option is granted. Options generally vest over a five-year period and have a maximum term of ten years. We may grant up to one million shares of stock under the Stock Option Plan. Also during fiscal 2000, we approved a one-time grant of 400,000 non-qualified stock options to an officer of MSXI. The 400,000 non-qualified stock options were not issued under the MSXI 2000 Stock Option Plan.

      The following summarizes stock option activity during the two most recent fiscal years:

			Weighted average
	Number of	Weighted	remaining
	Stock	average	contractual life in
	Options	exercise price	years

Outstanding at December 31, 2000	805,000	$5.70	9.7
Granted	190,000	7.50	—
Forfeited	150,000	5.83	—

Outstanding at December 30, 2001	845,000	6.08	9.0
Granted	386,000	5.78	—
Forfeited	30,000	7.50	—

Outstanding at December 29, 2002	1,201,000	$5.95	8.4

      Stock options exercisable as of the last three fiscal years are as follows:

			Weighted
		Number of	average exercise
Fiscal Year Ended	Exercise Price	Stock Options	price per share

2000	4.50 - 7.50 per share	—	n/a
2001	4.50 - 7.50 per share	133,000	$5.70
2002	4.50 - 7.50 per share	362,000	$5.72

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

18. Guarantor and Non-Guarantor Subsidiaries:

      In connection with our $130 million of senior subordinated notes outstanding, each of our significant domestic restricted subsidiaries, as defined in the related bond indenture (the “Guarantor Subsidiaries”), irrevocably and unconditionally guarantee MSXI’s performance as primary obligor. The following condensed consolidating financial data provides information regarding the financial position, results of operations and cash flows of the Guarantor Subsidiaries as set forth below. Separate financial statements of the Guarantor Subsidiaries are not presented because management has determined those would not be material to the holders of the senior subordinated notes.

      The Guarantor Subsidiaries account for their investments in the non-guarantor subsidiaries, if any, on the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions. The following presentation does not reflect changes in the makeup of guarantors and non-guarantors which will result from the refinancing transactions discussed in Note 19.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

18. Guarantor and Non-Guarantor Subsidiaries:—(continued)

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

as of December 30, 2001
(as restated)

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$638	$4,286	$—	$4,924
Accounts receivable, net	171	137,694	115,003	—	252,868
Inventory	—	5,885	1,031	—	6,916
Prepaid expenses and other assets	134	5,118	1,899	—	7,151
Deferred income taxes, net	—	2,836	641	—	3,477

Total current assets	305	152,171	122,860	—	275,336

Property and equipment, net	—	23,447	19,530	—	42,977
Goodwill, net	—	131,909	38,582	—	170,491
Investment in subsidiaries	155,563	83,439	6,342	(232,783)	12,561
Other assets	6,006	3,824	217	—	10,047
Deferred income taxes, net	1,373	(748)	2,345	—	2,970

Total assets	$163,247	$394,042	$189,876	$(232,783)	$514,382

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$6,375	$—	$9,410	$—	$15,785
Accounts payable and drafts	—	102,910	50,735	—	153,645
Accrued liabilities	7,604	50,844	20,948	—	79,396

Total current liabilities	13,979	153,754	81,093	—	248,826

Long-term debt	225,187	—	5,682	—	230,869
Intercompany accounts	(96,432)	79,771	16,661	—	—
Long-term deferred compensation liabilities and other	—	4,959	8,018	—	12,977

Total liabilities	142,734	238,484	111,454	—	492,672

Minority interests	—	—	1,197	—	1,197
Mandatorily Redeemable Series A Preferred Stock	64,574	—	—	—	64,574
Shareholders’ equity (deficit)	(44,061)	155,558	77,225	(232,783)	(44,061)

Total liabilities and shareholders’ equity (deficit)	$163,247	$394,042	$189,876	$(232,783)	$514,382

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

18. Guarantor and Non-Guarantor Subsidiaries:—(continued)

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

as of December 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$154	$10,781	$—	$10,935
Accounts receivable, net	181	108,616	100,724	—	209,521
Inventory	—	3,405	3,855	—	7,260
Prepaid expenses and other assets	7	3,469	3,801	—	7,277
Deferred income taxes, net	—	2,152	4,405	—	6,557

Total current assets	188	117,796	123,566	—	241,550

Property and equipment, net	—	21,097	18,089	—	39,186
Goodwill, net	—	99,473	27,781	—	127,254
Investment in subsidiaries	108,502	57,167	2,222	(165,519)	2,372
Other assets	5,972	3,159	229	—	9,360
Deferred income taxes, net	4,661	6,001	2,158	—	12,820

Total assets	$119,323	$304,693	$174,045	$(165,519)	$432,542

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$6,461	$—	$8,210	$—	$14,671
Accounts payable and drafts	—	78,965	53,393	—	132,358
Accrued liabilities	3,287	51,074	35,677	—	90,038

Total current liabilities	9,748	130,039	97,280	—	237,067

Long-term debt	217,445	—	2,558	—	220,003
Intercompany accounts	(71,682)	61,729	9,953	—	—
Long-term deferred compensation liabilities and other	—	3,266	8,228	—	11,494

Total liabilities	155,511	195,034	118,019	—	468,564

Minority interests	—	—	166	—	166
Mandatorily Redeemable Series A Preferred Stock	72,629	—	—	—	72,629
Shareholders’ equity (deficit)	(108,817)	109,659	55,860	(165,519)	(108,817)

Total liabilities and shareholders’ equity (deficit)	$119,323	$304,693	$174,045	$(165,519)	$432,542

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

18. Guarantor and Non-Guarantor Subsidiaries:—(continued)

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

for the three fiscal years ended December 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Fiscal Year Ended December 31, 2000
Net sales	$—	$651,036	$400,213	$(16,026)	$1,035,223
Cost of sales	—	549,981	355,331	(16,026)	889,286

Gross profit	—	101,055	44,882	—	145,937
Selling, general and administrative expenses	—	59,475	23,763	—	83,238
Amortization of goodwill and intangibles	—	4,238	1,345	—	5,583

Operating income	—	37,342	19,774	—	57,116
Interest expense, net	1,117	23,470	5,532	—	30,119

Income (loss) before income taxes, minority interests, and equity in affiliates	(1,117)	13,872	14,242	—	26,997
Income tax provision (benefit)	(357)	5,848	5,849	—	11,340
Minority interests and equity in affiliates, net of taxes	15,651	7,627	(766)	(23,278)	(766)

Income (loss) before cumulative effect of accounting change for goodwill impairment	14,891	15,651	7,627	(23,278)	14,891
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—

Net income	$14,891	$15,651	$7,627	$(23,278)	$14,891

Fiscal Year Ended December 30, 2001
Net sales	$—	$560,391	$384,795	$(15,929)	$929,257
Cost of sales	—	467,844	356,873	(15,929)	808,788

Gross profit	—	92,547	27,922	—	120,469
Selling, general and administrative expenses	—	58,452	22,484	—	80,936
Amortization of goodwill and intangibles	—	4,794	1,428	—	6,222
Restructuring and severance costs	—	1,272	—	—	1,272

Operating income	—	28,029	4,010	—	32,039
Interest expense, net	14,113	11,649	2,119	—	27,881

Income (loss) before income taxes, minority interests and equity in affiliates	(14,113)	16,380	1,891	—	4,158
Income tax provision (benefit)	(5,056)	6,625	143	—	1,712
Minority interests and equity in affiliates, net of taxes	9,560	(195)	(1,144)	(10,164)	(1,943)

Income (loss) before cumulative effect of accounting change for goodwill impairment	503	9,560	604	(10,164)	503
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—

Net income	$503	$9,560	$604	$(10,164)	$503

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

18. Guarantor and Non-Guarantor Subsidiaries:—(continued)

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
for the three fiscal years ended December 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Fiscal Year Ended December 29, 2002
Net sales	$—	$440,331	$379,284	$(12,182)	$807,433
Cost of sales	—	378,586	340,922	(12,182)	707,326

Gross profit	—	61,745	38,362	—	100,107
Selling, general and administrative expenses	—	44,331	34,059	—	78,390
Goodwill impairment charges	—	4,265	4,461	—	8,726
Restructuring and severance costs	—	2,751	5,295	—	8,046
Loss on asset impairment and sale	—	532	3,824	—	4,356

Operating income (loss)	—	9,866	(9,277)	—	589
Interest expense, net	13,991	10,168	1,772	—	25,931

Income (loss) before income taxes, minority interests, and equity in affiliates	(13,991)	(302)	(11,049)	—	(25,342)
Income tax provision (benefit)	(4,758)	1,549	(279)	—	(3,488)
Minority interests and equity in affiliates, net of taxes	(15,259)	(13,408)	(47)	26,076	(2,638)

Income (loss) before cumulative effect of accounting change for goodwill impairment	(24,492)	(15,259)	(10,817)	26,076	(24,492)
Cumulative effect of accounting change for goodwill impairment, net of taxes	(38,102)	(38,102)	(20,004)	58,106	(38,102)

Net loss	$(62,594)	$(53,361)	$(30,821)	$84,182	$(62,594)

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

18. Guarantor and Non-Guarantor Subsidiaries:—(continued)

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
for the fiscal year ended December 31, 2000

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Cash flows from operating activities:
Net income	$14,891	$15,651	$7,627	$(23,278)	$14,891
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of affiliates	(15,651)	(7,627)	766	23,278	766
Depreciation	—	9,414	7,511	—	16,925
Amortization of goodwill and intangibles	—	4,239	1,344	—	5,583
Amortization of debt issuance costs	1,079	—	—	—	1,079
Deferred taxes	—	1,117	1,425	—	2,542
(Gain) loss on sale/disposal of property and equipment	—	(72)	18	—	(54)
(Increase) decrease in receivables, net	(171)	(13,423)	13,191	—	(403)
(Increase) decrease in inventory	—	328	574	—	902
(Increase) decrease in prepaid expenses and other assets	126	(160)	142	—	108
Increase (decrease) in current liabilities	11,147	18,183	(12,329)	33	17,034
Other, net	—	474	(765)	—	(291)

Net cash provided by operating activities	11,421	28,124	19,504	33	59,082

Cash flows from investing activities:
Capital expenditures	—	(7,632)	(10,536)	—	(18,168)
Acquisition of businesses, net of cash acquired	(1,161)	(40,654)	(18,291)	—	(60,106)
Proceeds from sale/disposal of equipment and investments	—	2,195	113	—	2,308
Other, net	—	583	—	—	583

Net cash used for investing activities	(1,161)	(45,508)	(28,714)	—	(75,383)

Cash flows from financing activities:
Transactions with subsidiaries	(14,789)	10,565	9,785	(5,561)	—
Proceeds from issuance of debt	25,000	—	—	—	25,000
Repayment of debt	(3,750)	(64)	—	—	(3,814)
Debt issuance costs	(251)	—	—	—	(251)
Changes in revolving debt, net	(6,696)	10,196	(5,759)	—	(2,259)
Changes in book overdrafts, net	—	6,157	(3,009)	—	3,148

Net cash provided by (used for) financing activities	(486)	26,854	1,017	(5,561)	21,824

Effect of foreign exchange rate changes on cash and cash equivalents	(9,774)	(9,773)	6,303	5,528	(7,716)

Cash and cash equivalents:
Decrease for the period	—	(303)	(1,890)	—	(2,193)
Balance, beginning of period	—	873	6,006	—	6,879

Balance, end of period	$—	$570	$4,116	$—	$4,686

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

18. Guarantor and Non-Guarantor Subsidiaries:—(continued)

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the fiscal year ended December 30, 2001

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(in thousands)
Cash flows from operating activities:
Net income	$503	$9,560	$604	$(10,164)	$503
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Equity in earnings of affiliates	(9,560)	195	1,144	10,164	1,943
Depreciation	—	8,324	8,664	—	16,988
Amortization of goodwill and intangibles	—	4,794	1,428	—	6,222
Amortization of debt issuance costs	1,216	—	—	—	1,216
Deferred taxes	(1,373)	2,270	(324)	—	573
(Gain) loss on sale/disposal of property and equipment	—	148	6	—	154
(Increase) decrease in receivables, net	—	57,080	8,371	—	65,451
(Increase) decrease in inventory	—	257	562	—	819
(Increase) decrease in prepaid expenses and other assets	127	(273)	713	—	567
Increase (decrease) in current liabilities	1,173	(29,686)	(8,704)	—	(37,217)
Other, net	—	725	493	—	1,218

Net cash provided by (used for) operating activities	(7,914)	53,394	12,957	—	58,437

Cash flows from investing activities:
Capital expenditures	—	(11,906)	(7,337)	—	(19,243)
Acquisition of businesses, net of cash acquired	—	(11,450)	(5,086)	—	(16,536)
Proceeds from sale/disposal of equipment and investments	—	189	74	—	263
Other, net	—	422	—	—	422

Net cash used for investing activities	—	(22,745)	(12,349)	—	(35,094)

Cash flows from financing activities:
Transactions with subsidiaries	13,337	(18,217)	4,841	39	—
Repayment of debt	(3,938)	—	—	—	(3,938)
Debt issuance costs	(653)	—	—	—	(653)
Changes in revolving debt, net	(304)	(10,196)	(5,754)	—	(16,254)
Changes in book overdrafts	—	(2,200)	(185)	—	(2,385)
Repurchase of common stock	(566)	(3,612)	—	—	(4,178)
Sale of common stock, net	—	3,612	—	—	3,612

Net cash provided by (used for) financing activities	7,876	(30,613)	(1,098)	39	(23,796)

Effect of foreign exchange rate changes on cash and cash equivalents	38	33	659	(39)	691

Cash and cash equivalents:
Increase for the period	—	69	169	—	238
Balance, beginning of period	—	569	4,117	—	4,686

Balance, end of period	$—	$638	$4,286	$—	$4,924

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

18. Guarantor and Non-Guarantor Subsidiaries:—(continued)

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the fiscal year ended December 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Cash flows from operating activities:
Net income	$(62,594)	$(53,361)	$(30,821)	$84,182	$(62,594)
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Cumulative effect of accounting change for goodwill impairment	38,102	38,102	20,004	(58,106)	38,102
Loss on asset impairment and sale	—	532	3,824	—	4,356
Equity in earnings of affiliates	15,259	13,408	47	(26,076)	2,638
Depreciation	—	9,014	9,341	—	18,355
Goodwill impairment charges	—	4,265	4,461	—	8,726
Amortization of debt issuance costs	1,737	—	—	—	1,737
Deferred taxes	(3,288)	3,679	(3,642)	—	(3,251)
(Gain) loss on sale/disposal of property and equipment	—	57	514	—	571
(Increase) decrease in receivables, net	(207)	28,330	14,698	—	42,821
(Increase) decrease in inventory	—	2,480	(2,824)	—	(344)
(Increase) decrease in prepaid expenses and other assets	127	1,650	(1,929)	—	(152)
Increase (decrease) in current liabilities	(4,317)	(33,038)	13,062	—	(24,293)
Other, net	(76)	(961)	955	—	(82)

Net cash provided by (used for) operating activities	(15,257)	14,157	27,690	—	26,590

Cash flows from investing activities:
Capital expenditures	—	(6,341)	(2,662)	—	(9,003)
Acquisition of businesses, net of cash acquired	—	(199)	(6,566)	—	(6,765)
Proceeds from sale/disposal of equipment and investments	—	(483)	1,702	—	1,219
Other, net	—	1,735	—	—	1,735

Net cash used for investing activities	—	(5,288)	(7,526)	—	(12,814)

Cash flows from financing activities:
Transactions with subsidiaries	18,450	(24,959)	(6,202)	12,711	—
Proceeds from issuance of debts	15,450	—	—	—	15,450
Repayment of debt	(30,130)	(4)	—	—	(30,134)
Debt issuance costs	(1,629)	—	—	—	(1,629)
Changes in revolving debt, net	7,025	—	(8,957)	—	(1,932)
Changes in book overdrafts	—	9,308	27	—	9,335
Repurchase of common stock	(209)	—	—	—	(209)

Net cash provided by (used for) financing activities	8,957	(15,655)	(15,132)	12,711	(9,119)

Effect of foreign exchange rate changes on cash and cash equivalents	6,300	6,301	1,464	(12,711)	1,354

Cash and cash equivalents:
Increase (decrease) for the period	—	(485)	6,496	—	6,011
Balance, beginning of period	—	638	4,286	—	4,924

Balance, end of period	$—	$153	$10,782	$—	$10,935

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event:

      On August 1, 2003 we completed a private offering of senior notes totaling $100.5 million that mature October 15, 2007. The transaction included the issuance of $75.5 million aggregate principal amount of 11% notes, priced to yield 11.25%, and $25.0 million aggregate principal amount of 11.5% notes. The notes were issued by both MSX International, Inc. and MSX International Limited (MSXI Limited), a wholly-owned subsidiary in the United Kingdom. The $25.0 million of notes were issued to Citicorp Mezzanine III, L.P. In connection with the $25.0 million issuance, we also granted to Citicorp Mezzanine III, L.P. the right to purchase a total of 666,649 shares of common stock at a price of $0.01 per share through August 1, 2013. Proceeds from the combined offering totaled $95.5 million, net of related expenses and discount and were used to repay substantially all debt outstanding under our credit facility. The $75.5 million of notes issued are guaranteed, jointly and severally on a senior secured basis, by MSX International, Inc. and all of its domestic subsidiaries.

      Upon consummation of this offering, our second secured term note was amended and restated into a $14.7 million note issued by MSX International, Inc. and a $2.4 million note issued by MSXI Limited. The amendments to the note also include extending the maturity from June 7, 2007 to January 15, 2008, and resetting the covenants in the notes so that they are equivalent to the covenants in the senior notes sold on August 1, 2003.

      Concurrent with the offering, we entered into an amended and restated credit facility with Bank One, N.A. Terms of the amendment allow for revolving debt up to $40.0 million on a secured basis through July 2006 plus an additional $5 million available exclusively for the issuance of letters of credit. Available borrowings are subject to adequate accounts receivable balance requirements.

      The senior secured notes issued by MSX International, Inc. are secured by security interests in substantially all of the assets of the company and its domestic subsidiaries, subject to permitted liens. Payment obligations under the senior secured notes issued by MSX International, Inc. are guaranteed by all domestic subsidiaries of MSX International, Inc. Upon completion of the senior secured note offering, the guarantor subsidiaries under the senior subordinated notes were expanded to include all domestic subsidiaries consistent with the senior secured notes.

      The following presents condensed consolidating financial information for:

      • MSXI— the parent company and issuer

      • The guarantor subsidiaries

      • The non-guarantor subsidiaries

      • MSXI on a consolidated basis

      Investments in subsidiaries, if any, are accounted for under the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions. Separate financial statements for the guarantor and non-guarantor subsidiaries are not presented because management has determined those would not be material to the holders of the senior subordinated or senior secured notes.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

as of December 30, 2001
(as restated)

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$646	$4,278	$—	$4,924
Accounts receivable, net	171	142,508	110,189	—	252,868
Inventory	—	5,885	1,031	—	6,916
Prepaid expenses and other assets	134	5,153	1,864	—	7,151
Deferred income taxes, net	—	2,937	540	—	3,477

Total current assets	305	157,129	117,902	—	275,336

Property and equipment, net	—	23,480	19,497	—	42,977
Goodwill, net	—	144,968	25,523	—	170,491
Investment in subsidiaries	155,563	71,641	4,734	(219,377)	12,561
Other assets	6,006	3,846	195	—	10,047
Deferred income taxes, net	1,373	(736)	2,333	—	2,970

Total assets	$163,247	$400,328	$170,184	$(219,377)	$514,382

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$6,375	$—	$9,410	$—	$15,785
Accounts payable and drafts	—	103,450	50,195	—	153,645
Accrued liabilities	7,604	51,750	20,042	—	79,396

Total current liabilities	13,979	155,200	79,647	—	248,826

Long-term debt	225,187	—	5,682	—	230,869
Intercompany accounts	(96,432)	84,689	11,743	—	—
Long-term deferred compensation liabilities and other	—	4,881	8,096	—	12,977

Total liabilities	142,734	244,770	105,168	—	492,672

Minority interests	—	—	1,197	—	1,197
Mandatorily Redeemable Series A Preferred Stock	64,574	—	—	—	64,574
Shareholders’ equity (deficit)	(44,061)	155,558	63,819	(219,377)	(44,061)

Total liabilities and shareholders’ equity (deficit)	$163,247	$400,328	$170,184	$(219,377)	$514,382

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

as of December 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$—	$154	$10,781	$—	$10,935
Accounts receivable, net	181	110,799	100,977	—	211,957
Inventory	—	3,405	1,419	—	4,824
Prepaid expenses and other assets	7	3,499	3,771	—	7,277
Deferred income taxes, net	—	2,195	4,362	—	6,557

Total current assets	188	120,052	121,310	—	241,550
Property and equipment, net	—	21,117	18,069	—	39,186
Goodwill, net	—	112,502	14,752	—	127,254
Investment in subsidiaries	108,502	44,836	614	(151,580)	2,372
Other assets	5,972	3,179	209	—	9,360
Deferred income taxes, net	4,661	6,006	2,153	—	12,820

Total assets	$119,323	$307,692	$157,107	$(151,580)	$432,542

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$6,461	$—	$8,210	$—	$14,671
Accounts payable and drafts	—	79,271	53,087	—	132,358
Accrued liabilities	3,287	51,126	35,625	—	90,038

Total current liabilities	9,748	130,397	96,922	—	237,067
Long-term debt	217,445	—	2,558	—	220,003
Intercompany accounts	(71,682)	65,110	6,572	—	—
Long-term deferred compensation and other liabilities	—	3,688	7,806	—	11,494

Total liabilities	155,511	199,195	113,858	—	468,564
Minority interests	—	—	166	—	166
Redeemable Series A Preferred Stock	72,629	—	—	—	72,629
Shareholders’ equity (deficit)	(108,817)	108,497	43,083	(151,580)	(108,817)

Total liabilities and shareholders’ equity (deficit)	$119,323	$307,692	$157,107	$(151,580)	$432,542

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

for the three fiscal years ended December 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Fiscal Year Ended December 31, 2000
Net sales	$—	$713,905	$337,344	$(16,026)	$1,035,223
Cost of sales	—	606,942	298,370	(16,026)	889,286

Gross profit	—	106,963	38,974	—	145,937
Selling, general and administrative expenses	—	62,685	20,553	—	83,238
Amortization of goodwill and intangibles	—	4,734	849	—	5,583

Operating income	—	39,544	17,572	—	57,116
Interest expense, net	1,117	26,057	2,945	—	30,119

Income (loss) before income taxes, minority interests, and equity in affiliates	(1,117)	13,487	14,627	—	26,997
Income tax provision (benefit)	(357)	5,642	6,055	—	11,340
Minority interests and equity in affiliates, net of taxes	15,651	7,806	(766)	(23,457)	(766)

Income (loss) before cumulative effect of accounting change for goodwill impairment	14,891	15,651	7,806	(23,457)	14,891
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—

Net income	$14,891	$15,651	$7,806	$(23,457)	$14,891

Fiscal Year Ended December 30, 2001
Net sales	$—	$610,162	$335,024	$(15,929)	$929,257
Cost of sales	—	512,682	312,035	(15,929)	808,788

Gross profit	—	97,480	22,989	—	120,469
Selling, general and administrative expenses	—	63,085	17,851	—	80,936
Amortization of goodwill and intangibles	—	5,240	982	—	6,222
Restructuring and severance costs	—	1,272	—	—	1,272

Operating income	—	27,883	4,156	—	32,039
Interest expense, net	14,113	12,199	1,569	—	27,881

Income (loss) before income taxes, minority interests and equity in affiliates	(14,113)	15,684	2,587	—	4,158
Income tax provision (benefit)	(5,056)	6,848	(80)	—	1,712
Minority interests and equity in affiliates, net of taxes	9,560	724	(1,144)	(11,083)	(1,943)

Income (loss) before cumulative effect of accounting change for goodwill impairment	503	9,560	1,523	(11,083)	503
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—

Net income	$503	$9,560	$1,523	$(11,083)	$503

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
for the three fiscal years ended December 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Fiscal Year Ended December 29, 2002
Net sales	$—	$472,827	$346,788	$(12,182)	$807,433
Cost of sales	—	408,084	311,424	(12,182)	707,326

Gross profit	—	64,743	35,364	—	100,107
Selling, general and administrative expenses	—	46,738	31,652	—	78,390
Goodwill impairment charges	—	4,265	4,461	—	8,726
Restructuring and severance costs	—	2,751	5,295	—	8,046
Loss on asset impairment and sale	—	532	3,824	—	4,356

Operating income (loss)	—	10,457	(9,868)	—	589
Interest expense, net	13,991	10,399	1,541	—	25,931

Income (loss) before income taxes, minority interests, and equity in affiliates	(13,991)	58	(11,409)	—	(25,342)
Income tax provision (benefit)	(4,758)	1,375	(105)	—	(3,488)
Minority interests and equity in affiliates, net of taxes	(15,259)	(13,942)	(47)	26,610	(2,638)

Income (loss) before cumulative effect of accounting change for goodwill impairment	(24,492)	(15,259)	(11,351)	26,610	(24,492)
Cumulative effect of accounting change for goodwill impairment, net of taxes	(38,102)	(38,102)	(20,004)	58,106	(38,102)

Net loss	$(62,594)	$(53,361)	$(31,355)	$84,716	$(62,594)

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
for the fiscal year ended December 31, 2000

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Cash flows from operating activities:
Net income	$14,891	$15,651	$7,806	$(23,457)	$14,891
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of affiliates	(15,651)	(7,806)	766	23,457	766
Depreciation	—	9,513	7,412	—	16,925
Amortization of goodwill and intangibles	—	5,207	376	—	5,583
Amortization of debt issuance costs	1,079	—	—	—	1,079
Deferred taxes	—	2,238	304	—	2,542
(Gain) loss on sale/disposal of property and equipment	—	(63)	9	—	(54)
(Increase) decrease in receivables, net	(171)	(12,284)	12,052	—	(403)
(Increase) decrease in inventory	—	(3,927)	4,829	—	902
(Increase) decrease in prepaid expenses and other assets	127	(149)	130	—	108
Increase (decrease) in current liabilities	11,147	18,893	(13,006)	—	17,034
Other, net	—	(761)	470	—	(291)

Net cash provided by operating activities	11,422	26,512	21,148	—	59,082

Cash flows from investing activities:
Capital expenditures	—	(7,647)	(10,521)	—	(18,168)
Acquisition of businesses, net of cash acquired	(1,161)	(52,244)	(6,701)	—	(60,106)
Proceeds from sale/disposal of equipment and investments	—	2,197	111	—	2,308
Other, net	—	583	—	—	583

Net cash used for investing activities	(1,161)	(57,111)	(17,111)	—	(75,383)

Cash flows from financing activities:
Transactions with subsidiaries	(14,790)	23,825	(3,509)	(5,526)	—
Proceeds from issuance of debt	25,000	—	—	—	25,000
Repayment of debt	(3,750)	(64)	—	—	(3,814)
Debt issuance costs	(251)	—	—	—	(251)
Changes in revolving debt, net	(6,696)	10,196	(5,759)	—	(2,259)
Changes in book overdrafts, net	—	6,318	(3,170)	—	3,148

Net cash provided by (used for) financing activities	(487)	40,275	(12,438)	(5,526)	21,824

Effect of foreign exchange rate changes on cash and cash equivalents	(9,774)	(9,774)	6,306	5,526	(7,716)

Cash and cash equivalents:
Decrease for the period	—	(98)	(2,095)	—	(2,193)
Balance, beginning of period	—	907	5,972	—	6,879

Balance, end of period	$—	$809	$3,877	$—	$4,686

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the fiscal year ended December 30, 2001

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(in thousands)
Cash flows from operating activities:
Net income	$503	$9,560	$1,523	$(11,083)	$503
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Equity in earnings of affiliates	(9,560)	(724)	1,144	11,083	1,943
Depreciation	—	8,343	8,645	—	16,988
Amortization of goodwill and intangibles	—	5,240	982	—	6,222
Amortization of debt issuance costs	1,216	—	—	—	1,216
Deferred taxes	(1,373)	2,343	(397)	—	573
(Gain) loss on sale/disposal of property and equipment	—	148	6	—	154
(Increase) decrease in receivables, net	—	62,260	3,191	—	65,451
(Increase) decrease in inventory	—	237	582	—	819
(Increase) decrease in prepaid expenses and other assets	127	(274)	714	—	567
Increase (decrease) in current liabilities	1,172	(31,141)	(7,248)	—	(37,217)
Other, net	—	473	745	—	1,218

Net cash provided by (used for) operating activities	(7,915)	56,465	9,887	—	58,437

Cash flows from investing activities:
Capital expenditures	—	(11,906)	(7,337)	—	(19,243)
Acquisition of businesses, net of cash acquired	—	(12,353)	(4,183)	—	(16,536)
Proceeds from sale/disposal of equipment and investments	—	189	74	—	263
Other, net	—	422	—	—	422

Net cash used for investing activities	—	(23,648)	(11,446)	—	(35,094)

Cash flows from financing activities:
Transactions with subsidiaries	13,336	(20,480)	7,109	35	—
Repayment of debt	(3,938)	—	—	—	(3,938)
Debt issuance costs	(653)	—	—	—	(653)
Changes in revolving debt, net	(303)	(10,196)	(5,755)	—	(16,254)
Changes in book overdrafts	—	(2,337)	(48)	—	(2,385)
Repurchase of common stock	(566)	(3,612)	—	—	(4,178)
Sale of common stock, net	—	3,612	—	—	3,612

Net cash provided by (used for) financing activities	7,876	(33,013)	1,306	35	(23,796)

Effect of foreign exchange rate changes on cash and cash equivalents	39	34	653	(35)	691

Cash and cash equivalents:
Increase for the period	—	(162)	400	—	238
Balance, beginning of period	—	808	3,878	—	4,686

Balance, end of period	$—	$646	$4,278	$—	$4,924

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the fiscal year ended December 29, 2002

	MSXI	Guarantor	Non-Guarantor		MSXI
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Cash flows from operating activities:
Net income	$(62,594)	$(53,361)	$(31,355)	$84,716	$(62,594)
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Cumulative effect of accounting change for goodwill impairment	38,102	38,102	20,004	(58,106)	38,102
Loss on asset impairment and sale	—	532	3,824	—	4,356
Equity in earnings of affiliates	15,259	13,942	47	(26,610)	2,638
Depreciation	—	9,014	9,341	—	18,355
Goodwill impairment charges	—	4,265	4,461	—	8,726
Amortization of debt issuance costs	1,737	—	—	—	1,737
Deferred taxes	(3,288)	3,679	(3,642)	—	(3,251)
(Gain) loss on sale/disposal of property and equipment	—	56	515	—	571
(Increase) decrease in receivables, net	(207)	30,961	12,067	—	42,821
(Increase) decrease in inventory	—	2,481	(2,825)	—	(344)
(Increase) decrease in prepaid expenses and other assets	127	1,654	(1,933)	—	(152)
Increase (decrease) in current liabilities	(4,317)	(34,127)	14,151	—	(24,293)
Other, net	(76)	(378)	372	—	(82)

Net cash provided by (used for) operating activities	(15,257)	16,820	25,027	—	26,590

Cash flows from investing activities:
Capital expenditures	—	(6,342)	(2,661)	—	(9,003)
Acquisition of businesses, net of cash acquired	—	(199)	(6,566)	—	(6,765)
Proceeds from sale/disposal of equipment and investments	—	(480)	1,699	—	1,219
Other, net	—	1,735	—	—	1,735

Net cash used for investing activities	—	(5,286)	(7,528)	—	(12,814)

Cash flows from financing activities:
Transactions with subsidiaries	18,450	(27,662)	(3,499)	12,711	—
Proceeds from issuance of debts	15,450	—	—	—	15,450
Repayment of debt	(30,130)	(4)	—	—	(30,134)
Debt issuance costs	(1,629)	—	—	—	(1,629)
Changes in revolving debt, net	7,025	—	(8,957)	—	(1,932)
Changes in book overdrafts	—	9,308	27	—	9,335
Repurchase of common stock	(209)	—	—	—	(209)

Net cash provided by (used for) financing activities	8,957	(18,358)	(12,429)	12,711	(9,119)

Effect of foreign exchange rate changes on cash and cash equivalents	6,300	6,331	1,434	(12,711)	1,354

Cash and cash equivalents:
Increase (decrease) for the period	—	(493)	6,504	—	6,011
Balance, beginning of period	—	647	4,277	—	4,924

Balance, end of period	$—	$154	$10,781	$—	$10,935

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

      The senior secured notes issued by MSXI Limited are secured by the accounts receivable of MSXI Limited and substantially all of the assets of MSXI and its domestic subsidiaries, subject to permitted liens. Payment obligations under the senior secured notes issued by MSXI Limited are guaranteed jointly and severally by MSX International, Inc. and all of its domestic subsidiaries. Because of the parent and subsidiary guarantee structure we are required to present the following condensed consolidating financial information for:

      • MSXI — the parent company

      • MSXI Limited — the issuer

      • The guarantor subsidiaries

      • The non-guarantor subsidiaries

      • MSXI on a consolidated basis

      Investments in subsidiaries, if any, are accounted for under the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions. Separate financial statements for the guarantor and non-guarantor subsidiaries are not presented because management has determined those would not be material to the holders of the senior secured notes.

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

as of December 30, 2001
(as restated)

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$46	$646	$4,232	$—	$4,924
Accounts receivable, net	171	31,172	142,508	79,017	—	252,868
Inventory	—	22	5,885	1,009	—	6,916
Prepaid expenses and other assets	134	1,175	5,153	689	—	7,151
Deferred income taxes, net	—	132	2,937	408	—	3,477

Total current assets	305	32,547	157,129	85,355	—	275,336

Property and equipment, net	—	7,553	23,480	11,944	—	42,977
Goodwill, net	—	2,951	144,968	22,572	—	170,491
Investment in subsidiaries	155,563	—	71,641	16,085	(230,728)	12,561
Other assets	6,006	—	3,846	195	—	10,047
Deferred income taxes, net	1,373	(1,075)	(736)	3,408	—	2,970

Total assets	$163,247	$41,976	$400,328	$139,559	$(230,728)	$514,382

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$6,375	$—	$—	$9,410	$—	$15,785
Accounts payable and drafts	—	9,927	103,450	40,268	—	153,645
Accrued liabilities	7,604	3,349	51,750	16,693	—	79,396

Total current liabilities	13,979	13,276	155,200	66,371	—	248,826

Long-term debt	225,187	5,497	—	185	—	230,869
Intercompany accounts	(96,432)	11,852	84,689	(109)	—	—
Long-term deferred compensation liabilities and other	—	—	4,881	8,096	—	12,977

Total liabilities	142,734	30,625	244,770	74,543	—	492,672

Minority interests	—	—	—	1,197	—	1,197
Mandatorily Redeemable Series A Preferred Stock	64,574	—	—	—	—	64,574
Shareholders’ equity (deficit)	(44,061)	11,351	155,558	63,819	(230,728)	(44,061)

Total liabilities and shareholders’ equity (deficit)	$163,247	$41,976	$400,328	$139,559	$(230,728)	$514,382

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

as of December 29, 2002

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$—	$116	$154	$10,665	$—	$10,935
Accounts receivable, net	181	29,883	110,799	71,094	—	211,957
Inventory	—	19	3,405	1,400	—	4,824
Prepaid expenses and other assets	7	1,427	3,499	2,344	—	7,277
Deferred income taxes, net	—	36	2,195	4,326	—	6,557

Total current assets	188	31,481	120,052	89,829	—	241,550
Property and equipment, net	—	7,045	21,117	11,024	—	39,186
Goodwill, net	—	373	112,502	14,379	—	127,254
Investment in subsidiaries	108,502	—	44,836	9,166	(160,132)	2,372
Other assets	5,972	—	3,179	209	—	9,360
Deferred income taxes, net	4,661	(1,069)	6,006	3,222	—	12,820

Total assets	$119,323	$37,830	$307,692	$127,829	$(160,132)	$432,542

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt	$6,461	$—	$—	$8,210	$—	$14,671
Accounts payable and drafts	—	11,644	79,271	41,443	—	132,358
Accrued liabilities	3,287	6,791	51,126	28,834	—	90,038

Total current liabilities	9,748	18,435	130,397	78,487	—	237,067
Long-term debt	217,445	339	—	2,219	—	220,003
Intercompany accounts	(71,682)	10,504	65,110	(3,932)	—	—
Long-term deferred compensation and other liabilities	—	—	3,688	7,806	—	11,494

Total liabilities	155,511	29,278	199,195	84,580	—	468,564
Minority interests	—	—	—	166	—	166
Redeemable Series A Preferred Stock	72,629	—	—	—	—	72,629
Shareholders’ equity (deficit)	(108,817)	8,552	108,497	43,083	(160,132)	(108,817)

Total liabilities and shareholders’ equity (deficit)	$119,323	$37,830	$307,692	$127,829	$(160,132)	$432,542

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

for the three fiscal years ended December 29, 2002

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Fiscal Year Ended December 31, 2000
Net sales	$—	$135,733	$713,905	$201,611	$(16,026)	$1,035,223
Cost of sales	—	119,622	606,942	178,748	(16,026)	889,286

Gross profit	—	16,111	106,963	22,863	—	145,937
Selling, general and administrative expenses	—	8,002	62,685	12,551	—	83,238
Amortization of goodwill and intangibles	—	171	4,734	678	—	5,583

Operating income	—	7,938	39,544	9,634	—	57,116
Interest expense, net	1,117	2,226	26,057	719	—	30,119

Income (loss) before income taxes, minority interests, and equity in affiliates	(1,117)	5,712	13,487	8,915	—	26,997
Income tax provision (benefit)	(357)	1,740	5,642	4,315	—	11,340
Minority interests and equity in affiliates, net of taxes	15,651	—	7,806	3,206	(27,429)	(766)

Income (loss) before cumulative effect of accounting change for goodwill impairment	14,891	3,972	15,651	7,806	(27,429)	14,891
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—	—

Net income	$14,891	$3,972	$15,651	$7,806	$(27,429)	$14,891

Fiscal Year Ended December 30, 2001
Net sales	$—	$120,294	$610,162	$214,730	$(15,929)	$929,257
Cost of sales	—	114,624	512,682	197,411	(15,929)	808,788

Gross profit	—	5,670	97,480	17,319	—	120,469
Selling, general and administrative expenses	—	4,229	63,085	13,622	—	80,936
Amortization of goodwill and intangibles	—	162	5,240	820	—	6,222
Restructuring and severance costs	—	—	1,272	—	—	1,272

Operating income	—	1,279	27,883	2,877	—	32,039
Interest expense (income), net	14,113	1,975	12,199	(406)	—	27,881

Income (loss) before income taxes, minority interests and equity in affiliates	(14,113)	(696)	15,684	3,283	—	4,158
Income tax provision (benefit)	(5,056)	(155)	6,848	75	—	1,712
Minority interests and equity in affiliates, net of taxes	9,560	—	724	(1,685)	(10,542)	(1,943)

Income (loss) before cumulative effect of accounting change for goodwill impairment	503	(541)	9,560	1,523	(10,542)	503
Cumulative effect of accounting change for goodwill impairment, net of taxes	—	—	—	—	—	—

Net income	$503	$(541)	$9,560	$1,523	$(10,542)	$503

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
for the three fiscal years ended December 29, 2002

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Fiscal Year Ended December 29, 2002
Net sales	$—	$110,518	$472,827	$236,270	$(12,182)	$807,433
Cost of sales	—	105,671	408,084	205,753	(12,182)	707,326

Gross profit	—	4,847	64,743	30,517	—	100,107
Selling, general and administrative expenses	—	3,636	46,738	28,016	—	78,390
Goodwill impairment	—	—	4,265	4,461	—	8,726
Restructuring and severance costs	—	1,239	2,751	4,056	—	8,046
Loss on asset impairment and sale	—	—	532	3,824	—	4,356

Operating income (loss)	—	(28)	10,457	(9,840)	—	589
Interest expense, net	13,991	1,256	10,399	285	—	25,931

Income (loss) before income taxes, minority interests, and equity in affiliates	(13,991)	(1,284)	58	(10,125)	—	(25,342)
Income tax provision (benefit)	(4,758)	(334)	1,375	229	—	(3,488)
Minority interests and equity in affiliates, net of taxes	(15,259)	—	(13,942)	(997)	27,560	(2,638)

Income (loss) before cumulative effect of accounting change for goodwill impairment	(24,492)	(950)	(15,259)	(11,351)	27,560	(24,492)
Cumulative effect of accounting change for goodwill impairment, net of taxes	(38,102)	(2,869)	(38,102)	(20,004)	60,975	(38,102)

Net loss	$(62,594)	$(3,819)	$(53,361)	$(31,355)	$88,535	$(62,594)

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
for the fiscal year ended December 31, 2000

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Cash flows from operating activities:
Net income	$14,891	$3,972	$15,651	$7,806	$(27,429)	$14,891
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of affiliates	(15,651)	—	(7,806)	(3,206)	27,429	766
Depreciation	—	3,140	9,513	4,272	—	16,925
Amortization of goodwill and intangibles	—	147	5,207	229	—	5,583
Amortization of debt issuance costs	1,079	—	—	—	—	1,079
Deferred taxes	—	1,426	2,238	(1,122)	—	2,542
(Gain) loss on sale/disposal of property and equipment	—	—	(63)	9	—	(54)
(Increase) decrease in receivables, net	(171)	732	(12,284)	11,320	—	(403)
(Increase) decrease in inventory	—	(12)	(3,927)	4,841	—	902
(Increase) decrease in prepaid expenses and other assets	127	(1,416)	(149)	1,546	—	108
Increase (decrease) in current liabilities	11,147	(992)	18,893	(12,014)	—	17,034
Other, net	—	253	(761)	217	—	(291)

Net cash provided by operating activities	11,422	7,250	26,512	13,898	—	59,082

Cash flows from investing activities:
Capital expenditures	—	(4,823)	(7,647)	(5,698)	—	(18,168)
Acquisition of businesses, net of cash acquired	(1,161)	65	(52,244)	(6,766)	—	(60,106)
Proceeds from sale/disposal of equipment and investments	—	33	2,197	78	—	2,308
Other, net	—	—	583	—	—	583

Net cash used for investing activities	(1,161)	(4,725)	(57,111)	(12,386)	—	(75,383)

Cash flows from financing activities:
Transactions with subsidiaries	(14,790)	10,809	23,825	(14,318)	(5,526)	—
Proceeds from issuance of debt	25,000	—	—	—	—	25,000
Repayment of debt	(3,750)	—	(64)	—	—	(3,814)
Debt issuance costs	(251)	—	—	—	—	(251)
Changes in revolving debt, net	(6,696)	(2,931)	10,196	(2,828)	—	(2,259)
Changes in book overdrafts, net	—	(3,218)	6,318	48	—	3,148

Net cash provided by (used for) financing activities	(487)	4,660	40,275	(17,098)	(5,526)	21,824

Effect of foreign exchange rate changes on cash and cash equivalents	(9,774)	(10,320)	(9,774)	16,626	5,526	(7,716)

Cash and cash equivalents:
Decrease for the period	—	(3,135)	(98)	1,040	—	(2,193)
Balance, beginning of period	—	3,202	907	2,770	—	6,879

Balance, end of period	$—	$67	$809	$3,810	$—	$4,686

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the fiscal year ended December 30, 2001

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(in thousands)
Cash flows from operating activities:
Net income	$503	$(541)	$9,560	$1,523	$(10,542)	$503
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Equity in earnings of affiliates	(9,560)	—	(724)	1,685	10,542	1,943
Depreciation	—	2,924	8,343	5,721	—	16,988
Amortization of goodwill and intangibles	—	154	5,240	828	—	6,222
Amortization of debt issuance costs	1,216	—	—	—	—	1,216
Deferred taxes	(1,373)	683	2,343	(1,080)	—	573
(Gain) loss on sale/disposal of property and equipment	—	3	148	3	—	154
(Increase) decrease in receivables, net	—	8,989	62,260	(5,798)	—	65,451
(Increase) decrease in inventory	—	12	237	570	—	819
(Increase) decrease in prepaid expenses and other assets	127	373	(274)	341	—	567
Increase (decrease) in current liabilities	1,172	(6,954)	(31,141)	(294)	—	(37,217)
Other, net	—	1	473	744	—	1,218

Net cash provided by (used for) operating activities	(7,915)	5,644	56,465	4,243	—	58,437

Cash flows from investing activities:
Capital expenditures	—	(2,026)	(11,906)	(5,311)	—	(19,243)
Acquisition of businesses, net of cash acquired	—	88	(12,353)	(4,271)	—	(16,536)
Proceeds from sale/disposal of equipment and investments	—	32	189	42	—	263
Other, net	—	—	422	—	—	422

Net cash used for investing activities	—	(1,906)	(23,648)	(9,540)	—	(35,094)

Cash flows from financing activities:
Transactions with subsidiaries	13,336	3,401	(20,480)	3,708	35	—
Repayment of debt	(3,938)	—	—	—	—	(3,938)
Debt issuance costs	(653)	—	—	—	—	(653)
Changes in revolving debt, net	(303)	(7,240)	(10,196)	1,485	—	(16,254)
Changes in book overdrafts	—	—	(2,337)	(48)	—	(2,385)
Repurchase of common stock	(566)	—	(3,612)	—	—	(4,178)
Sale of common stock, net	—	—	3,612	—	—	3,612

Net cash provided by (used for) financing activities	7,876	(3,839)	(33,013)	5,145	35	(23,796)

Effect of foreign exchange rate changes on cash and cash equivalents	39	80	34	573	(35)	691

Cash and cash equivalents:
Increase for the period	—	(21)	(162)	421	—	238
Balance, beginning of period	—	67	808	3,811	—	4,686

Balance, end of period	$—	$46	$646	$4,232	$—	$4,924

MSX INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands unless otherwise stated)

19. Subsequent event—(continued):

MSX INTERNATIONAL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the fiscal year ended December 29, 2002

		MSXI
	MSXI	Limited	Guarantor	Non-Guarantor		MSXI
	(Parent)	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Cash flows from operating activities:
Net income	$(62,594)	$(3,819)	$(53,361)	$(31,355)	$88,535	$(62,594)
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Cumulative effect of accounting change for goodwill impairment	38,102	2,869	38,102	20,004	(60,975)	38,102
Loss on asset impairment and sale	—	—	532	3,824	—	4,356
Equity in earnings of affiliates	15,259	—	13,942	997	(27,560)	2,638
Depreciation	—	3,218	9,014	6,123	—	18,355
Goodwill impairment charges	—	—	4,265	4,461	—	8,726
Amortization of debt issuance costs	1,737	—	—	—	—	1,737
Deferred taxes	(3,288)	90	3,679	(3,732)	—	(3,251)
(Gain) loss on sale/disposal of property and equipment	—	113	56	402	—	571
(Increase) decrease in receivables, net	(207)	427	30,961	11,640	—	42,821
(Increase) decrease in inventory	—	2	2,481	(2,827)	—	(344)
(Increase) decrease in prepaid expenses and other assets	127	608	1,654	(2,541)	—	(152)
Increase (decrease) in current liabilities	(4,317)	5,160	(34,127)	8,991	—	(24,293)
Other, net	(76)	5	(378)	367	—	(82)

Net cash provided by (used for) operating activities	(15,257)	8,673	16,820	16,354	—	26,590

Cash flows from investing activities:
Capital expenditures	—	(397)	(6,342)	(2,264)	—	(9,003)
Acquisition of businesses, net of cash acquired	—	(1,753)	(199)	(4,813)	—	(6,765)
Proceeds from sale/disposal of equipment and investments	—	—	(480)	1,699	—	1,219
Other, net	—	—	1,735	—	—	1,735

Net cash used for investing activities	—	(2,150)	(5,286)	(5,378)	—	(12,814)

Cash flows from financing activities:
Transactions with subsidiaries	18,450	(1,348)	(27,662)	(2,151)	12,711	—
Proceeds from issuance of debts	15,450	—	—	—	—	15,450
Repayment of debt	(30,130)	—	(4)	—	—	(30,134)
Debt issuance costs	(1,629)	—	—	—	—	(1,629)
Changes in revolving debt, net	7,025	(5,158)	—	(3,799)	—	(1,932)
Changes in book overdrafts	—	—	9,308	27	—	9,335
Repurchase of common stock	(209)	—	—	—	—	(209)

Net cash provided by (used for) financing activities	8,957	(6,506)	(18,358)	(5,923)	12,711	(9,119)

Effect of foreign exchange rate changes on cash and cash equivalents	6,300	54	6,331	1,380	(12,711)	1,354

Cash and cash equivalents:
Increase (decrease) for the period	—	71	(493)	6,433	—	6,011
Balance, beginning of period	—	45	647	4,232	—	4,924

Balance, end of period	$—	$116	$154	$10,665	$—	$10,935

MSX International, Inc.
MSX International Limited

OFFER TO EXCHANGE

75,500 Units

consisting of

$860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. and
$140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited
for all outstanding Units
consisting of
$860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. and
$140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited

PROSPECTUS

November 21, 2003

Each broker-dealer that receives new units for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new units. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new units received in exchange for old units where the old units were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Commission declares the registration statement effective, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

      Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction form which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provision becomes effective.

      Article Four, Section 1 of the Company’s By-laws provides as follows:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director of officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to be believed that his conduct was unlawful.”

Item 21.	Exhibits And Financial Statement Schedules.

      (a) Exhibits

      The following exhibits are filed herewith unless otherwise indicated:

3.1	Amended and Restated Certificate of Incorporation of MSX International, Inc. (8)
3.2	Amended and Restated By-laws of MSX International, Inc., incorporated by reference to Exhibit 3.2 to MSX International, Inc.’s Annual Report on Form 10-K filed March 8, 2002.
3.3†	Amended Memorandum of Association of MSX International Limited.
3.4†	Amended Articles of Association of MSX International Limited.
4.1	Indenture dated as of January 15, 1998 by and between MSXI, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as trustee, in respect of the 11 3/8% Senior Subordinated Notes due 2008. (1)
4.2	Form of Exchange Notes. (1)
4.3	Registration Agreement dated as of January 16, 1998 by and among MSXI, the Subsidiary Guarantors and Salomon Brothers Inc, Lehman Brothers Inc. and First Chicago Capital Markets, Inc. (1)
4.4†	Indenture dated as of August 1, 2003, between MSX International, Inc., MSX International Limited, the Subsidiary Guarantors and BNY Midwest Trust Company, as trustee, in respect of the Units consisting of $860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited.
4.5†	Form of New Units consisting of $860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited.
4.6†	Form of New Notes consisting of $860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. (included in Exhibit 4.5).
4.7†	Form of New Notes consisting of $140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited (included in Exhibit 4.5).
4.8†	Registration Agreement dated as of August 1, 2003 by and among MSX International, Inc., MSX International Limited, the Guarantors and Jefferies & Company, Inc.
5.1†	Opinion of Dechert LLP, Philadelphia, Pennsylvania, as to the validity of the new unit, new note and the related guarantees.
5.2†	Opinion of Dechert, London, England, as to the validity of the new unit, new note and the related guarantees.
10.1	Amended and Restated Stockholders’ Agreement. (8)
10.2	Amended and Restated Registration Rights Agreement. (8)
10.3	CVC Subscription Agreement dated as of January 3, 1997 between MSXI and CVC. (1)
10.4	Management Subscription Agreement dated as of January 3, 1997 between MSXI and certain executive officers of MSXI. (1)
10.5	Deferred Compensation Plan. (1)
10.6	MSX International, Inc. 2000 Stock Option Plan. (8)

10.7		Employment Agreement dated as of January 3, 1997 between MSXI and Frederick K. Minturn. (1)
10.8		Stock Purchase Agreement dated as of July 25, 1997 between MSX International (Holdings), Inc. and Ford. (1)
10.9		Acquisition Agreement dated as of November 12, 1996 among MSXI, MascoTech and ASG Holdings Inc. (1)
10.10		Asset Purchase Agreement dated as of October 23, 1998, between MSX International Engineering Services, Inc. and Lexstra International, Inc. and Lexus Temporaries, Inc. (2)
10.11		Stock Purchase Agreement dated as of December 22, 1998 between MSX Engineering Services, Inc. and MegaTech Engineering, Inc. (3)
10.12		Stock Purchase Agreement dated as of September 17, 1999 between MSX Engineering Services, Inc. and Chelsea Computer Consultants, Inc. (4)
10.13	†	Amended and Restated Credit Agreement dated as of August 1, 2003, between MSX International, Inc., the Borrowing Subsidiaries, and Bank One, NA.
10.14		Stock Purchase Agreement dated as of August 6, 1999 between MSX International Holding Ltd. and Satiz S.p.A. (6)
10.15	†	Amended and Restated Fourth Secured Term Loan Agreement dated as of August 1, 2003, by and among MSX International, Inc., MSX International Limited and Court Square Capital Limited.
10.16		Exchange Agreement by and between MSX International, Inc. and Thomas T. Stallkamp. (10)
10.17		Amended and Restated Promissory Note by and between MSX International, Inc. and Thomas T. Stallkamp. (10)
10.18	†	Third Secured Term Loan Agreement dated as of August 1, 2003, by and among MSX International, Inc., MSX International Limited and Citicorp Mezzanine III, L.P.
10.19	†	Warrant Purchase Agreement dated as of August 1, 2003, by and between MSX International, Inc. and Citicorp Mezzanine III, L.P.
10.20	†	Purchase Agreement dated as of July 25, 2003, by and among MSX International, Inc., MSX International Limited and Jefferies & Company, Inc.
10.21	†	Amendment No. 1 to Purchase Agreement dated as of August 1, 2003, by and among MSX International, Inc., MSX International Limited and Jefferies & Company, Inc.
10.22	†	Amendment No. 1 to Amended and Restated Stockholders’ Agreement dated as of January 31, 2003.
10.23	†	Amendment No. 2 to Amended and Restated Stockholders’ Agreement dated as of August 1, 2003.
10.24	†	Amendment No. 1 to Amended and Restated Registration Rights Agreement dated as of August 1, 2003.
12.1		Computation of Ratio of Earnings to Fixed Charges.
21.1†		Subsidiaries of MSX International, Inc.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2†		Consent of Dechert LLP, Philadelphia, Pennsylvania (included in Exhibit 5.1).
23.3†		Consent of Dechert, London, England (included in Exhibit 5.2).
24.1†		Powers of Attorney (included on signature pages hereof).
25.1†		Statement of Eligibility of BNY Midwest Trust Company on Form T-1.
99.1†		Form of Letter of Transmittal.
99.2†		Form of Notice of Guaranteed Delivery.
99.3†		Letter to Holders of Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited in exchange for Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited Which Have Been Registered Under the Securities Act of 1933, as amended.

99.4†	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees Concerning Offer For All Outstanding Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited in exchange for Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited Which Have Been Registered Under the Securities Act of 1933, as amended.
99.5†	Letter to Clients Concerning Offer For All Outstanding Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited in exchange for Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited Which Have Been Registered Under the Securities Act of 1933, as amended.
99.6†	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

†	Previously filed.

(1)	Incorporated by reference to the Exhibits filed with MSX International’s Registration Statement on Form S-4 filed July 21, 1998 (Amendment No. 3).

(2)	Incorporated by reference to the Exhibits filed with MSX International’s Quarterly Report on Form 10-Q filed November 11, 1998.

(3)	Incorporated by reference to the Exhibits filed with MSX International’s Current Report on Form 8-K filed June 30, 1999.

(4)	Incorporated by reference to the Exhibits filed with MSX International’s Current Report on Form 8-K filed October 26, 1999.

(5)	Incorporated by reference to the Exhibits filed with MSX International’s Annual Report on Form 10-K filed March 24, 2000.

(6)	Incorporated by reference to the Exhibits filed with MSX International’s Current Report on Form 8-K filed March 14, 2000.

(7)	Incorporated by reference to the Exhibits filed with MSX International’s Quarterly Report on Form 10-Q filed November 14, 2001.

(8)	Incorporated by reference to the Exhibits filed with MSX International’s Annual Report on Form 10-K filed March 9, 2001.

(9)	Incorporated by reference to the Exhibits filed with MSX International’s Quarterly Report on Form 10-Q filed August 14, 2002.

(10)	Incorporated by reference to the Exhibits filed with MSX International’s Annual Report on Form 10-K filed March 27, 2003.

REPORT OF INDEPENDENT ACCOUNTANTS ON
FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Shareholders of MSX International, Inc.:

      Our audits of the consolidated financial statements referred to in our report dated February 28, 2003, except for Note 19 as to which the date is September 12, 2003, appearing in this Registration Statement on Form S-4 also included an audit of the financial statement schedule listed in Item 21(b) of this Registration Statement on Form S-4. In our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
February 28, 2003

(b) Financial Statement Schedule

MSX INTERNATIONAL, INC.

SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS

		Additions

		Charged	Charged
	Balance at	(Credited) to	(Credited) to
	Beginning of	costs and	Other Accounts	Deductions	Balance at End
Description	Period	Expenses	(A)	(B)	of Period

2002
Allowance for doubtful accounts	$2,660,318	$2,671,195	$—	$970,052	$4,361,461
Valuation allowance for deferred taxes	—	6,077,645	—	—	6,077,645
2001
Allowance for doubtful accounts	2,032,420	2,267,224	—	1,639,326	2,660,318
Valuation allowance for deferred taxes	—	—	—	—	—
2000
Allowance for doubtful accounts	2,031,157	1,005,876	80,000	1,084,613	2,032,420
Valuation allowance for deferred taxes	—	—	—	—	—

(A)	Allowances of companies acquired in fiscal 2000.

(B)	Doubtful accounts charged off, net of recoveries.

      Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 22.     Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on November 19, 2003.

MSX INTERNATIONAL, INC.

By:	/s/ FREDERICK K. MINTURN

Name: Frederick K. Minturn

Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Erwin H. Billig	Chairman of the Board of Directors	November 19, 2003

/s/ THOMAS T. STALLKAMP Thomas T. Stallkamp	Vice Chairman, Chief Executive Officer and Director (principal executive officer)	November 19, 2003

/s/ FREDERICK K. MINTURN Frederick K. Minturn	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)	November 19, 2003

* Charles Corpening	Director	November 19, 2003

* Michael A. Delaney	Director	November 19, 2003

* David Cole	Director	November 19, 2003

* Richard A. Manoogian	Director	November 19, 2003

* Attorney-in-Fact

/s/ FREDERICK K. MINTURN Frederick K. Minturn

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on November 19, 2003.

MSX INTERNATIONAL LIMITED

By:	/s/ FREDERICK K. MINTURN

Name: Frederick K. Minturn
Title: Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERWIN H. BILLIG Erwin H. Billig	Director (principal executive officer)	November 19, 2003

/s/ FREDERICK K. MINTURN Frederick K. Minturn	Director (principal financial and accounting officer)	November 19, 2003

* John Stewart Garnett	Director	November 19, 2003

* John Bignall	Secretary	November 19, 2003

* Attorney-in-Fact

/s/ FREDERICK K. MINTURN Frederick K. Minturn

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on November 19, 2003.

MSX INTERNATIONAL (HOLDINGS), INC.
MSX INTERNATIONAL SERVICES (HOLDINGS), INC.
MSX INTERNATIONAL BUSINESS SERVICES, INC.
MSX INTERNATIONAL ENGINEERING SERVICES, INC.
PILOT COMPUTER SERVICES, INCORPORATED
MEGATECH ENGINEERING, INC.
CHELSEA COMPUTER CONSULTANTS, INC.
MILLENNIUM COMPUTER SYSTEMS, INC.
MANAGEMENT RESOURCES INTERNATIONAL, INC.
INTRANATIONAL COMPUTER CONSULTANTS
PROGRAMMING MANAGEMENT & SYSTEMS, INC.
MSX INTERNATIONAL STRATEGIC TECHNOLOGY, INC.
MSX INTERNATIONAL TECHNOLOGY SERVICES, INC.
MSX INTERNATIONAL DEALERNET SERVICES, INC.

By:	/s/ FREDERICK K. MINTURN

Name: Frederick K. Minturn
Title: Vice President, Secretary and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS T. STALLKAMP Thomas T. Stallkamp	President and Director (principal executive officer)	November 19, 2003

/s/ FREDERICK K. MINTURN Frederick K. Minturn	Vice President, Secretary, Treasurer and Director (principal financial and accounting officer)	November 19, 2003

* Erwin H. Billig	Director	November 19, 2003

* Attorney-in-Fact

/s/ FREDERICK K. MINTURN Frederick K. Minturn

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on November 19, 2003.

MSX INTERNATIONAL EUROPEAN (HOLDINGS), L.L.C.

By:	/s/ FREDERICK K. MINTURN

Name: Frederick K. Minturn
Title: Vice President, Secretary and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS T. STALLKAMP Thomas T. Stallkamp	President and Manager (principal executive officer)	November 19, 2003

/s/ FREDERICK K. MINTURN Frederick K. Minturn	Vice President, Secretary, Treasurer and Manger (principal financial and accounting officer)	November 19, 2003

* Dennis C. Pike	Assistant Secretary, Assistant Treasurer and Manager	November 19, 2003

* David A. Crittenden	Assistant Treasurer and Manager	November 19, 2003

* Attorney-in-Fact

/s/ FREDERICK K. MINTURN Frederick K. Minturn

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on November 19, 2003.

CREATIVE TECHNOLOGY SERVICES, L.L.C.

By:	/s/ FREDERICK K. MINTURN

Name: Frederick K. Minturn
Title: Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FREDERICK K. MINTURN Frederick K. Minturn	Vice President, Treasurer and Manager (principal executive officer and principal financial and accounting officer)	November 19, 2003

* Dennis C. Pike	Secretary, Assistant Treasurer and Manager	November 19, 2003

* David A. Crittenden	Assistant Treasurer and Manager	November 19, 2003

* Erwin H. Billig	Manager	November 19, 2003

* Attorney-in-Fact

/s/ FREDERICK K. MINTURN Frederick K. Minturn

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on November 19, 2003.

MSX INTERNATIONAL PLATFORM SERVICES, LLC

By:	/s/ FREDERICK K. MINTURN

Name: Frederick K. Minturn
Title: Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FREDERICK K. MINTURN Frederick K. Minturn	Treasurer and Operational Manager (principal executive officer and principal financial and accounting officer)	November 19, 2003

* Dennis C. Pike	Secretary, Assistant Treasurer and Manager	November 19, 2003

* David A. Crittenden	Assistant Treasurer and Manager	November 19, 2003

* Attorney-in-fact

/s/ FREDERICK K. MINTURN Frederick K. Minturn

EXHIBIT INDEX

      The following exhibits are filed herewith unless otherwise indicated:

3.1		Amended and Restated Certificate of Incorporation of MSX International, Inc.(8)
3.2		Amended and Restated By-laws of MSX International, Inc., incorporated by reference to Exhibit 3.2 to MSX International, Inc.’s Annual Report on Form 10-K filed March 8, 2002.
3.3	†	Amended Memorandum of Association of MSX International Limited.
3.4	†	Amended Articles of Association of MSX International Limited.
4.1		Indenture dated as of January 15, 1998 by and between MSXI, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as trustee, in respect of the 11 3/8% Senior Subordinated Notes due 2008.(1)
4.2		Form of Exchange Notes.(1)
4.3		Registration Agreement dated as of January 16, 1998 by and among MSXI, the Subsidiary Guarantors and Salomon Brothers Inc, Lehman Brothers Inc. and First Chicago Capital Markets, Inc.(1)
4.4	†	Indenture dated as of August 1, 2003, between MSX International, Inc., MSX International Limited, the Subsidiary Guarantors and BNY Midwest Trust Company, as trustee, in respect of the Units consisting of $860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited.
4.5	†	Form of New Units consisting of $860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited.
4.6	†	Form of New Notes consisting of $860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International, Inc. (included in Exhibit 4.5).
4.7	†	Form of New Notes consisting of $140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX International Limited (included in Exhibit 4.5).
4.8	†	Registration Agreement dated as of August 1, 2003 by and among MSX International, Inc., MSX International Limited, the Guarantors and Jefferies & Company, Inc.
5.1	†	Opinion of Dechert LLP, Philadelphia, Pennsylvania, as to the validity of the new unit, new note and the related guarantees.
5.2	†	Opinion of Dechert, London, England, as to the validity of the new unit, new note and the related guarantees.
10.1		Amended and Restated Stockholders’ Agreement.(8)
10.2		Amended and Restated Registration Rights Agreement.(8)
10.3		CVC Subscription Agreement dated as of January 3, 1997 between MSXI and CVC.(1)
10.4		Management Subscription Agreement dated as of January 3, 1997 between MSXI and certain executive officers of MSXI.(1)
10.5		Deferred Compensation Plan.(1)
10.6		MSX International, Inc. 2000 Stock Option Plan.(8)
10.7		Employment Agreement dated as of January 3, 1997 between MSXI and Frederick K. Minturn.(1)
10.8		Stock Purchase Agreement dated as of July 25, 1997 between MSX International (Holdings), Inc. and Ford.(1)
10.9		Acquisition Agreement dated as of November 12, 1996 among MSXI, MascoTech and ASG Holdings Inc.(1)
10.1	0	Asset Purchase Agreement dated as of October 23, 1998, between MSX International Engineering Services, Inc. and Lexstra International, Inc. and Lexus Temporaries, Inc.(2)
10.1	1	Stock Purchase Agreement dated as of December 22, 1998 between MSX Engineering Services, Inc. and MegaTech Engineering, Inc.(3)

10.1	2	Stock Purchase Agreement dated as of September 17, 1999 between MSX Engineering Services, Inc. and Chelsea Computer Consultants, Inc.(4)
10.1	3†	Amended and Restated Credit Agreement dated as of August 1, 2003, between MSX International, Inc., the Borrowing Subsidiaries, and Bank One, NA.
10.1	4	Stock Purchase Agreement dated as of August 6, 1999 between MSX International Holding Ltd. and Satiz S.p.A.(6)
10.1	5†	Amended and Restated Fourth Secured Term Loan Agreement dated as of August 1, 2003, by and among MSX International, Inc., MSX International Limited and Court Square Capital Limited.
10.1	6	Exchange Agreement by and between MSX International, Inc. and Thomas T. Stallkamp.(10)
10.1	7	Amended and Restated Promissory Note by and between MSX International, Inc. and Thomas T. Stallkamp.(10)
10.1	8†	Third Secured Term Loan Agreement dated as of August 1, 2003, by and among MSX International, Inc., MSX International Limited and Citicorp Mezzanine III, L.P.
10.1	9†	Warrant Purchase Agreement dated as of August 1, 2003, by and between MSX International, Inc. and Citicorp Mezzanine III, L.P.
10.2	0†	Purchase Agreement dated as of July 25, 2003, by and among MSX International, Inc., MSX International Limited and Jefferies & Company, Inc.
10.2	1†	Amendment No. 1 to Purchase Agreement dated as of August 1, 2003, by and among MSX International, Inc., MSX International Limited and Jefferies & Company, Inc.
10.2	2†	Amendment No. 1 to Amended and Restated Stockholders’ Agreement dated as of January 31, 2003.
10.2	3†	Amendment No. 2 to Amended and Restated Stockholders’ Agreement dated as of August 1, 2003.
10.2	4†	Amendment No. 1 to Amended and Restated Registration Rights Agreement dated as of August 1, 2003.
12.1		Computation of Ratio of Earnings to Fixed Charges.
21.1	†	Subsidiaries of MSX International, Inc.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2	†	Consent of Dechert LLP, Philadelphia, Pennsylvania (included in Exhibit 5.1).
23.3	†	Consent of Dechert, London, England (included in Exhibit 5.2).
24.1	†	Powers of Attorney.
25.1	†	Statement of Eligibility of BNY Midwest Trust Company on Form T-1.
99.1	†	Form of Letter of Transmittal.
99.2	†	Form of Notice of Guaranteed Delivery.
99.3	†	Letter to Holders of Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited in exchange for Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited Which Have Been Registered Under the Securities Act of 1933, as amended.
99.4	†	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees Concerning Offer For All Outstanding Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited in exchange for Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited Which Have Been Registered Under the Securities Act of 1933, as amended.

99.5	†	Letter to Clients Concerning Offer For All Outstanding Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited in exchange for Units consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International, Inc. and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX International Limited Which Have Been Registered Under the Securities Act of 1933, as amended.
99.6	†	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

†	Previously filed.

(1)	Incorporated by reference to the Exhibits filed with MSX International’s Registration Statement on Form S-4 filed July 21, 1998 (Amendment No. 3).

(2)	Incorporated by reference to the Exhibits filed with MSX International’s Quarterly Report on Form 10-Q filed November 11, 1998.

(3)	Incorporated by reference to the Exhibits filed with MSX International’s Current Report on Form 8-K filed June 30, 1999.

(4)	Incorporated by reference to the Exhibits filed with MSX International’s Current Report on Form 8-K filed October 26, 1999.

(5)	Incorporated by reference to the Exhibits filed with MSX International’s Annual Report on Form 10-K filed March 24, 2000.

(6)	Incorporated by reference to the Exhibits filed with MSX International’s Current Report on Form 8-K filed March 14, 2000.

(7)	Incorporated by reference to the Exhibits filed with MSX International’s Quarterly Report on Form 10-Q filed November 14, 2001.

(8)	Incorporated by reference to the Exhibits filed with MSX International’s Annual Report on Form 10-K filed March 9, 2001.

(9)	Incorporated by reference to the Exhibits filed with MSX International’s Quarterly Report on Form 10-Q filed August 14, 2002.

(10)	Incorporated by reference to the Exhibits filed with MSX International’s Annual Report on Form 10-K filed March 27, 2003.